1414958.12A-NYCSR03A - MSW TRANSACTION AGREEMENT BY AND BETWEEN E. I. du Pont de Nemours and Company AND FMC Corporation _______________________ Dated as of March 31, 2017

-i- 1414958.12A-NYCSR03A - MSW TABLE OF CONTENTS ARTICLE I DEFINITIONS ............................................................................................................1 Section 1.1 Definitions....................................................................................................1 Section 1.2 Defined Terms ...........................................................................................26 ARTICLE II CLOSING .................................................................................................................36 Section 2.1 Closing .......................................................................................................36 Section 2.2 Closing Date...............................................................................................36 Section 2.3 Acquired Ag Assets ...................................................................................39 Section 2.4 Excluded Ag Assets ...................................................................................40 Section 2.5 Assumed Ag Liabilities..............................................................................42 Section 2.6 Retained Ag Liabilities ..............................................................................44 Section 2.7 Ag Acquisition Inventory Adjustment .......................................................45 Section 2.8 Certain Ag Business Prorations .................................................................46 Section 2.9 Ag Allocation .............................................................................................47 Section 2.10 Acquired H&N Assets ...............................................................................48 Section 2.11 Excluded H&N Assets ...............................................................................49 Section 2.12 Assumed H&N Liabilities..........................................................................51 Section 2.13 Retained H&N Liabilities ..........................................................................52 Section 2.14 H&N Acquisition Working Capital Adjustment........................................53 Section 2.15 Certain H&N Business Prorations .............................................................54 Section 2.16 H&N Allocation .........................................................................................55 Section 2.17 Transferred Ag Subsidiaries ......................................................................56 Section 2.18 Transferred H&N Subsidiaries ..................................................................56 Section 2.19 Works Council Matters ..............................................................................56 ARTICLE III REPRESENTATIONS AND WARRANTIES OF DESCARTES .........................59 Section 3.1 Organization, Standing and Power ............................................................59 Section 3.2 Authority; Execution and Delivery; Enforceability ...................................59 Section 3.3 Transferred Ag Subsidiaries ......................................................................60 Section 3.4 No Conflicts; Consents ..............................................................................61 Section 3.5 Proceedings ................................................................................................61 Section 3.6 Financial Statements ..................................................................................62 Section 3.7 Absence of Undisclosed Liabilities ...........................................................62 Section 3.8 Absence of Changes or Events ..................................................................62 Section 3.9 Sufficiency of Assets; Title ........................................................................63 Section 3.10 Intellectual Property ...................................................................................64 Section 3.11 Registrations ..............................................................................................64 Section 3.12 Real Property .............................................................................................65 Section 3.13 Contracts ....................................................................................................66 Section 3.14 Compliance with Applicable Laws; Permits..............................................68 Section 3.15 Environmental Matters...............................................................................69 Section 3.16 Taxes ..........................................................................................................70 Section 3.17 Labor Relations; Employees and Employee Benefit Plans........................72 Section 3.18 Intercompany Arrangements ......................................................................74 Section 3.19 Import/Export Compliance ........................................................................74 Section 3.20 Product Liability and Product Warranty ....................................................74

-ii- 1414958.12A-NYCSR03A - MSW Section 3.21 Customers and Suppliers............................................................................75 Section 3.22 Brokers .......................................................................................................76 Section 3.23 No Other Representations or Warranties ...................................................76 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF FERMAT ...............................77 Section 4.1 Organization, Standing and Power ............................................................77 Section 4.2 Authority; Execution and Delivery; Enforceability ...................................78 Section 4.3 Transferred H&N Subsidiaries ..................................................................78 Section 4.4 No Conflicts; Consents ..............................................................................79 Section 4.5 Proceedings ................................................................................................80 Section 4.6 Financial Statements ..................................................................................80 Section 4.7 Absence of Undisclosed Liabilities ...........................................................81 Section 4.8 Absence of Changes or Events ..................................................................81 Section 4.9 Sufficiency of Assets; Title ........................................................................81 Section 4.10 Intellectual Property ...................................................................................82 Section 4.11 Registrations ..............................................................................................83 Section 4.12 Real Property .............................................................................................83 Section 4.13 Contracts ....................................................................................................84 Section 4.14 Compliance with Applicable Laws; Permits..............................................86 Section 4.15 Environmental Matters...............................................................................87 Section 4.16 Taxes ..........................................................................................................88 Section 4.17 Labor Relations; Employees and Employee Benefit Plans........................89 Section 4.18 Intercompany Arrangements ......................................................................91 Section 4.19 Import/Export Compliance ........................................................................92 Section 4.20 Product Liability and Product Warranty ....................................................92 Section 4.21 Customers, Suppliers and Distributors ......................................................92 Section 4.22 Brokers .......................................................................................................93 Section 4.23 Healthcare Regulatory Matters ..................................................................94 Section 4.24 Financial Capability ...................................................................................94 Section 4.25 No Other Representations or Warranties ...................................................95 ARTICLE V COVENANTS..........................................................................................................96 Section 5.1 Certain Governmental Approvals ..............................................................96 Section 5.2 Covenants Relating to Conduct of Ag Business ......................................100 Section 5.3 Covenants Relating to Conduct of H&N Business ..................................103 Section 5.4 Confidentiality .........................................................................................107 Section 5.5 Access to Information ..............................................................................109 Section 5.6 Production of Witnesses and Individuals .................................................112 Section 5.7 Publicity ...................................................................................................113 Section 5.8 Ag Employee Matters ..............................................................................114 Section 5.9 H&N Employee Matters ..........................................................................123 Section 5.10 Shared Contracts ......................................................................................132 Section 5.11 Obligations Regarding Non-Assignable Assets. ......................................135 Section 5.12 Names Following Closing........................................................................139 Section 5.13 Pre-Closing Restructuring ........................................................................141 Section 5.14 Mail and Other Communications; Payments ...........................................141 Section 5.15 Non-Competition; Non-Solicitation ........................................................142 Section 5.16 Restriction on Use of Concerto Data .......................................................145

-iii- 1414958.12A-NYCSR03A - MSW Section 5.17 Intercompany Agreements .......................................................................145 Section 5.18 Audited Financial Statements; Cooperation Regarding Pro Forma Financial Statements ................................................................................147 Section 5.19 Transfer of Permits. .................................................................................150 Section 5.20 Financial Assurance .................................................................................151 Section 5.21 Guarantees................................................................................................151 Section 5.22 Conflicts; Privileges .................................................................................156 Section 5.23 Site Access/Lease/Services Agreements..................................................157 Section 5.24 Wrong Pockets .........................................................................................158 Section 5.25 Financing Cooperation .............................................................................159 Section 5.26 Financing Obligation ...............................................................................160 Section 5.27 Recordation of Transfers of Certain Acquired Assets .............................161 Section 5.28 Other Covenants.......................................................................................162 Section 5.29 Essential Systems and Services ...............................................................165 Section 5.30 Further Assurances...................................................................................171 Section 5.31 Acquisition Documents ............................................................................171 ARTICLE VI CERTAIN TAX MATTERS ................................................................................172 Section 6.1 Tax Indemnification by Descartes ...........................................................172 Section 6.2 Tax Indemnification by Fermat ...............................................................172 Section 6.3 Straddle Periods .......................................................................................173 Section 6.4 Tax Returns ..............................................................................................174 Section 6.5 Tax Contests.............................................................................................178 Section 6.6 Cooperation and Exchange of Information ..............................................181 Section 6.7 Tax Sharing Agreements..........................................................................181 Section 6.8 Certain Tax Elections ...............................................................................181 Section 6.9 Additional Post-Closing Covenants .........................................................182 Section 6.10 Transfer Taxes .........................................................................................182 Section 6.11 Value Added Taxes ..................................................................................183 Section 6.12 Certain Tax Benefits, Refunds, Credits and Carrybacks .........................183 Section 6.13 Timing of Payments .................................................................................185 Section 6.14 Tax Matters Coordination ........................................................................185 ARTICLE VII CONDITIONS PRECEDENT TO THE CLOSING ...........................................185 Section 7.1 Conditions to Each Party’s Obligations to Close .....................................185 Section 7.2 Conditions to Obligations of Fermat to Close .........................................186 Section 7.3 Conditions to Obligations of Descartes to Close .....................................187 Section 7.4 Frustration of Closing Conditions ............................................................188 ARTICLE VIII TERMINATION; EFFECT OF TERMINATION .............................................188 Section 8.1 Termination ..............................................................................................188 Section 8.2 Effect of Termination ...............................................................................189 Section 8.3 Notice of Termination ..............................................................................189 ARTICLE IX INDEMNIFICATION ..........................................................................................190 Section 9.1 Survival ....................................................................................................190 Section 9.2 Indemnification by Descartes ..................................................................190 Section 9.3 Indemnification by Fermat .......................................................................191 Section 9.4 Procedures ................................................................................................192

-iv- 1414958.12A-NYCSR03A - MSW Section 9.5 Exclusive Remedy and Release ...............................................................193 Section 9.6 Environmental, Health and Safety Procedures ........................................194 Section 9.7 Additional Indemnification Provisions ....................................................199 Section 9.8 Limitation on Liability .............................................................................199 Section 9.9 Indemnity Payments.................................................................................199 ARTICLE X GENERAL PROVISIONS.....................................................................................200 Section 10.1 Entire Agreement .....................................................................................200 Section 10.2 Assignment ..............................................................................................200 Section 10.3 Amendments and Waivers .......................................................................201 Section 10.4 No Third Party Beneficiaries ...................................................................201 Section 10.5 Notices .....................................................................................................201 Section 10.6 Specific Performance ...............................................................................202 Section 10.7 Governing Law and Jurisdiction ..............................................................202 Section 10.8 Waiver of Jury Trial .................................................................................204 Section 10.9 Severability ..............................................................................................204 Section 10.10 Counterparts .............................................................................................204 Section 10.11 Expenses ..................................................................................................204 Section 10.12 Interpretation; Absence of Presumption ..................................................204 Section 10.13 No Recourse .............................................................................................206 EXHIBITS Exhibit A-1 Form of Ag General Assignment and Bill of Sale Exhibit A-2 Form of H&N General Assignment and Bill of Sale Exhibit A-3 Form of Aria Assignment and Assumption Agreement Exhibit A-4 Form of Concerto Assignment and Assumption Agreement Exhibit B-1 Form of Ag Cross Transition Services Agreement Exhibit B-2 Form of H&N Cross Transition Services Agreement Exhibit C-1 Form of Ag IP Cross License Agreement Exhibit C-2 Form of H&N IP Cross License Agreement Exhibit D-1 Form of Ag Regulatory License Agreement Exhibit D-2 Form of Ag Regulatory Transfer and Support Agreement Exhibit D-3 Form of Picoxystrobin Data Cost Sharing Agreement Exhibit E-1 Form of AI Reverse Supply and Manufacturing Agreement Exhibit E-2 Form of Ag Repackaging Agreement Exhibit E-3 Form of Ag Reverse Repackaging Agreement Exhibit E-4 Form of Manufacturing Agreement (Retained Ag Sites) Exhibit E-5 Form of Manufacturing Agreement (Descartes Retained Products) Exhibit E-6 Delayed Site Term Sheet Exhibit G-1 The Ag Step Plan Exhibit G-2 The H&N Step Plan Exhibit H French Offer Letter Exhibit I-1 Ag Accounting Principles Exhibit I-2 H&N Accounting Principles Exhibit J Form of Descartes Financial Statements Certificate

-1- 1414958.12A-NYCSR03A - MSW TRANSACTION AGREEMENT Transaction Agreement, dated as of March 31, 2017 (this “Agreement”), by and between E. I. du Pont de Nemours and Company, a Delaware corporation (“Descartes”) and FMC Corporation, a Delaware corporation (“Fermat”). WHEREAS, to comply with Descartes’s obligations under the EC Commitments, Descartes desires to sell to Fermat, and Fermat desires to purchase from Descartes, certain assets related to the Ag Business, and Fermat desires to acquire such assets and to assume certain liabilities related to the Ag Business, in each case upon the terms and conditions contained in this Agreement (the “Ag Acquisition”); WHEREAS, Fermat desires to sell to Descartes, and Descartes desires to purchase from Fermat, certain assets related to the H&N Business, and Descartes desires to acquire such assets and to assume certain liabilities related to the H&N Business, in each case upon the terms and conditions contained in this Agreement (the “H&N Acquisition”); and NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on the terms and subject to the conditions of this Agreement, the parties hereto hereby agree as follows: ARTICLE I DEFINITIONS Section 1.1 Definitions. As used herein, the following terms have the meanings set forth below: “Acquired Ag Data Package” means the Transferred Ag Registration Data and the Licensed Ag Registration Data. “Acquired Ag Leased Real Property” means all leasehold or subleasehold estates in any land, buildings, structures, improvements or fixtures held by Descartes or any of its Subsidiaries set forth in Section 1.1(a) of the Descartes Disclosure Schedule. “Acquired Ag Owned Real Property” means all of the real property owned by Descartes or any of its Subsidiaries set forth in Section 1.1(b) of the Descartes Disclosure Schedule. “Acquired H&N Leased Real Property” means all leasehold or subleasehold estates in any land, buildings, structures, improvements or fixtures held by Fermat or any of its Subsidiaries set forth in Section 1.1(a) of the Fermat Disclosure Schedule. “Acquired H&N Owned Real Property” means all of the real property owned by Fermat or any of its Subsidiaries set forth in Section 1.1(b) of the Fermat Disclosure Schedule. “Acquisition Documents” means the Ag Acquisition Documents and the H&N Acquisition Documents.

-2- 1414958.12A-NYCSR03A - MSW “Acquisitions” means the Ag Acquisition and the H&N Acquisition. “Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. For purposes of this Agreement, as of and after the Closing, (a) none of the Transferred Ag Subsidiaries shall be deemed an Affiliate of Descartes and (b) none of the Transferred H&N Subsidiaries shall be deemed an Affiliate of Fermat. “Ag Acquisition Documents” means this Agreement, the Ag IP Cross License Agreement, the Ag Cross Transition Services Agreement, the Ag General Assignment and Bill of Sale, the Aria Assignment and Assumption Agreement, the Concerto Assignment and Assumption Agreement, the French Offer Letter, the Ag Foreign Closing Documents, the Ag Regulatory Transfer and Support Agreement, the Ag Regulatory License Agreement, the Picoxystrobin Data Cost Sharing Agreement, the Ag IP Transfer Documents, the Ag Site Access Agreement/Lease/Services Agreements and the Ag Manufacturing Agreements. “Ag Active Registrations” means any and all Registrations for the Transferred Ag Active Ingredients and the Transferred Ag Formulated Products (excluding the Excluded Products) whether in the form of technical active ingredient, manufacturing use product, or end-use formulations or mixtures, filed or obtained by Descartes, any of its Subsidiaries or any third party distributor on behalf of Descartes or its Subsidiaries in any country where Descartes, any of its Subsidiaries or any third party distributor on behalf of Descartes or its Subsidiaries has, within the five (5) year period ending on the Closing Date, manufactured, sold, imported, exported or distributed such products, including all Registrations listed on Section 3.11(a)(i) of the Descartes Disclosure Schedule. “Ag Adjustment Amount” means an amount, which may be positive or negative, equal to (a) the Closing Ag Inventory Amount minus (b) the Target Ag Inventory Amount. “Ag Benefit Plan” means each employee benefit plan, arrangement or agreement, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA (whether or not such plan is subject to ERISA), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), and any bonus, incentive, deferred compensation, vacation, stock purchase, stock or stock-based, severance, retention, employment, change of control or fringe benefit plan, program or agreement that is or has been sponsored, maintained or contributed to or by Descartes or any of its Subsidiaries or ERISA Affiliates, for the benefit of any Ag Business Employees (and any employees of the Ag Business who, but for their termination of employment, would have been an Ag Business Employee), but excluding any of the foregoing maintained by any Governmental Entity to which contributions are required by applicable Law. “Ag Business” means (a) as conducted by Descartes and its Subsidiaries as of the date hereof and at the Closing, the entire business of developing, synthesizing, packaging and selling

-3- 1414958.12A-NYCSR03A - MSW the Transferred Ag Active Ingredients and the Transferred Ag Formulated Products, (b) the Ag R&D Platform and (c) the Picoxystrobin License. “Ag Business Employee” means any employee of Descartes or its Subsidiaries who is set forth on Section 1.1(c) of the Descartes Disclosure Schedule (by employee identification number and job title), which (a) shall be updated by Descartes prior to the Closing Date to reflect (i) terminations of employment, and employees hired or transferred to replace employees set forth on Section 1.1(c) of the Descartes Disclosure Schedule, in each case, as permitted by Section 5.2(b)(vi) and Section 5.2(b)(vii) and (ii) the addition of any employee as mutually agreed upon by the parties (it being understood that Descartes will consider in reasonable good faith any requests by Fermat, made in reasonable good faith at least forty-five (45) days prior to the Closing Date, to add (A) employees who provide functional support to the Ag Business, and (B) employees located in India who are set forth on Section 3.17(g) of the Descartes Disclosure Schedule and who dedicate fifty percent (50%) or more of their business time to the Ag Business), and (b) is inclusive of each employee who, immediately prior to the Closing, is Related to the Ag Business. “Ag Business Material Adverse Effect” means any fact, change, circumstance, event, occurrence, condition, development, effect or combination of the foregoing that, individually or in the aggregate, is or could reasonably be expected to (a) be materially adverse to the business, properties, financial condition or results of operations of the Ag Business taken as a whole or (b) prevent or materially delay the consummation of the Ag Acquisition and the other transactions contemplated hereby; provided that no such event, effect or change resulting or arising from or in connection with any of the following matters shall be deemed by itself or by themselves, either alone or in combination, to constitute or contribute to an Ag Business Material Adverse Effect: (i) the general local, regional, national or international conditions in the industries or markets in which the Ag Business operates, including competition in any of the geographic areas in which the Ag Business operates; (ii) general political, economic, financial or capital market conditions (including the prevailing interest rates or credit markets, exchange rates or the prices of commodities or raw materials used in the Ag Business); (iii) any act of civil unrest, war, sabotage, cyber-attack or terrorism, including an outbreak or escalation of hostilities involving the United States or any other country or the declaration by the United States or any other country of a national emergency or war; (iv) any failure to meet internal or external budgets, forecasts, projections or predictions or analysts’ expectations or projections for any future period (whether related to the Ag Business or otherwise), changes in credit ratings or changes in the trading price or volume of Descartes’s common stock (it being understood that the underlying causes of (A) any such failure to meet budgets, forecasts, projections, predictions or expectations, (B) any such change in credit ratings or (C) any such change in trading price or volume of Descartes’s common stock shall be taken into account in determining whether an Ag Business Material Adverse Effect has occurred, unless such causes are otherwise excepted under this proviso); (v) any actions taken to which Fermat has consented; (vi) any actions required to be taken by Descartes or any of its Affiliates pursuant to Section 5.1; (vii) the execution, announcement or pendency of this Agreement, the Ag Acquisition or the other transactions contemplated hereby (other than for purposes of Section 3.4 and Section 3.17(e) to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution of this Agreement or the consummation of the Ag Acquisition and the other transactions contemplated hereby); (viii) acts of God (including hurricanes, floods, tornados,

-4- 1414958.12A-NYCSR03A - MSW earthquakes and other natural disasters) or other calamities; (ix) any labor strike, slow down, lockage or stoppage, pending or threatened, affecting the Ag Business or any Ag Business Employee; or (x) changes in any Law or GAAP or other applicable accounting principles or standard or any interpretations thereof, unless, in the cases of clauses (i), (ii), (iii), (viii) or (x) above, such events, effects or changes would reasonably be expected to have a materially disproportionate impact on the business, properties, financial condition or results of operations of the Ag Business, taken as a whole, relative to other affected participants in the industries in which the Ag Business operates. “Ag Cross Transition Services Agreement” means an agreement in substantially the form set forth on Exhibit B-1. “Ag Dormant Registrations” means any and all Registrations for the Transferred Ag Active Ingredients and the Transferred Ag Formulated Products (excluding the Excluded Products) whether in the form of technical active ingredient, manufacturing use product, or end- use formulations or mixtures, filed or obtained by Descartes, any of its Subsidiaries or any third party distributor on behalf of Descartes or its Subsidiaries in any country where none of Descartes, any of its Subsidiaries or any third-party distributor on behalf of Descartes or its Subsidiaries has, within the five (5) year period ending on the Closing Date, manufactured, sold, imported, exported or distributed such products. “Ag General Assignment and Bill of Sale” means the General Assignments and Assumptions and Bills of Sale for the Acquired Ag Assets and Assumed Ag Liabilities, in the form attached as Exhibit A-1 hereto. “Ag Intercompany Agreements” means all Contracts between or among Descartes and/or any of its Subsidiaries (excluding any of the Transferred Ag Subsidiaries), on the one hand, and any Transferred Ag Subsidiary, on the other hand. “Ag IP Cross License Agreement” means an agreement in substantially the form set forth on Exhibit C-1. “Ag Leased Real Property” means all leasehold or subleasehold estates in any land, buildings, structures, improvements or fixtures held by Descartes or any of its Subsidiaries and Related to the Ag Business. “Ag Manufacturing Agreements” means, collectively, the Ag Repackaging Agreements, the Manufacturing Agreement (Retained Ag Sites), the Manufacturing Agreement (Descartes Retained Products), the AI Reverse Supply and Manufacturing Agreement and any applicable Delayed Site Agreements. “Ag Owned Real Property” means all of the real property owned by Descartes or any of its Subsidiaries and Related to the Ag Business. “Ag R&D Pipeline” means all compounds and their analogues currently being evaluated and developed by the R&D Organization, including the Compound Library and Specified Pipeline Products, but excluding the Retained Descartes Pipeline, in each case regardless of stage on the Closing Date.

-5- 1414958.12A-NYCSR03A - MSW “Ag R&D Platform” means the R&D Organization and the Ag R&D Pipeline. “Ag Regulatory Approvals” means all Approvals from antitrust and other Governmental Entities that are required under applicable Law to permit the consummation of the Ag Acquisition. “Ag Regulatory License Agreement” means an agreement in substantially the form set forth on Exhibit D-1. “Ag Regulatory Transfer and Support Agreement” means an agreement in substantially the form set forth on Exhibit D-2. “Ag Repackaging Agreements” means the Ag Repackaging Agreement, in substantially the form set forth on Exhibit E-2 and the Ag Reverse Repackaging Agreement, in substantially the form set forth on Exhibit E-3. “AI Reverse Supply and Manufacturing Agreement” means a AI Reverse Supply and Manufacturing Agreement in substantially the form set forth on Exhibit E-1. “Approvals” means the approval, authorization or consent of, filing with, notification to, or granting or issuance of any license, order, waiver or permit by, any third party or Governmental Entity. “Approved Employment Terms” means (a) a base salary or wage rate and target incentive compensation no less favorable than, respectively, the base salary or wage rate and target incentive compensation in effect with respect to such individual immediately before the Closing Date, provided that the value attributable to equity-based incentive compensation need not be provided in the form of equity and may be provided in the form of incentive compensation or additional base pay or wage rate or a combination thereof, (b) (i) in respect of any individual employed in a national jurisdiction where fewer than ten (10) individuals will by reason of the transactions contemplated by this Agreement transfer employment from one party hereto or its respective Affiliates to the other party hereto or its respective Affiliates, other benefits that are consistent with prevailing market practice from time to time in such jurisdiction and (ii) in the case of all other individuals, other benefits (determined, subject in all cases to Section 1.1(d) of the Descartes Disclosure Schedule and Section 1.1(c) of the Fermat Disclosure Schedule, without regard to nonqualified defined contribution plans, retiree medical plans and retiree life insurance plans and, with respect to International Ag Business Employees and International H&N Business Employees, without regard to qualified and nonqualified defined benefit pension plans and, with respect to U.S. Ag Business Employees and U.S. H&N Business Employees, without regard to nonqualified defined benefit pension plans) that are no less favorable in the aggregate than those in effect with respect to such individual immediately before the Closing Date and (c) severance benefits (after giving effect to the provisions of Section 5.8(g) or Section 5.9(g), as the case may be) equal in value to the greater of (i) those that such individual would have received upon a severance-qualifying termination of employment under the terms of the severance plan or program applicable to and as in effect in respect of such individual immediately prior to the Closing Date and (ii) (A) for Ag Business Employees, those that a similarly situated employee of Fermat or any of its Affiliates would have received upon a severance-qualifying termination of

-6- 1414958.12A-NYCSR03A - MSW employment under the terms of the severance plan or program applicable to and as in effect in respect of such employee on the Closing Date and (B) for H&N Business Employees, those that a similarly situated employee of Descartes or any of its Affiliates would have received upon a severance-qualifying termination of employment under the terms of the severance plan or program applicable to and as in effect in respect of such employee on the Closing Date; provided that, in each case, in respect of individuals whose principal work location is outside the United States, all terms and conditions shall be no less favorable than the terms and conditions otherwise required by Law; provided, further, that the terms and conditions for any Transferred Ag Business Employees subject to an Ag Labor Agreement shall be in accordance with the applicable Ag Labor Agreement and subsequent negotiations between Fermat and collective bargaining representatives, to the extent required by applicable Law or Contract, and the terms and conditions for any Transferred H&N Business Employees subject to a H&N Labor Agreement shall be in accordance with the applicable H&N Labor Agreement and subsequent negotiations between Descartes and collective bargaining representatives, to the extent required by applicable Law or Contract. “Aria” means Tessenderlo Kerley, Inc. “Aria Assignment and Assumption Agreement” means the Partial Assignment and Assumption Agreement (Aria) in the form attached hereto as Exhibit A-3 to be entered into by Descartes and/or its Subsidiaries, as applicable, and Fermat and/or its Subsidiaries, as applicable, at the Closing. “Aria Rights” means the licenses and rights granted to Aria pursuant to the agreements listed on Section 1.1(e) of the Descartes Disclosure Schedule. “Automatic Transfer Ag Business Employee” means any Ag Business Employee who, as of immediately prior to the Closing, is employed by Descartes or one of its Subsidiaries and will transfer to Fermat or its applicable Subsidiary as of the Closing automatically by operation of Law pursuant to the Transfer Regulations. “Automatic Transfer H&N Business Employee” means any H&N Business Employee who, as of immediately prior to the Closing, is employed by Fermat or one of its Subsidiaries and will transfer to Descartes or its applicable Subsidiary as of the Closing automatically by operation of Law pursuant to the Transfer Regulations. “Benefit Continuation Period” means the period commencing on the Closing Date and ending on the later of (a) the first anniversary of the Closing Date and (b) December 31, 2018. “Business Day” means any day, other than a Saturday, Sunday, or day on which commercial banks are required or authorized to be closed in New York, New York. “Cash Amounts” means all cash checks, money orders, marketable securities, short-term instruments and other cash equivalents, demand deposits or similar accounts, funds in time and any evidence of Indebtedness issued or guaranteed by any Governmental Entity. “Cash Balancing Amount” means $1,200,000,000.

-7- 1414958.12A-NYCSR03A - MSW “Cereal Field” means the application of a commercial herbicide product on any Cereal after emergence to control, deter, prevent the growth of and/or kill any broadleaf weeds; provided, that the Cereal Field shall not include the application of any commercial herbicide product prior to, or at the time of, planting of any commercial crop (including, but not limited, any Cereal) or to a fallow field. “Cereals” means, collectively, the following crops: wheat, rye, barley, oat, triticale, and spelt. “Citibank Receivables Agreements” means, collectively, as amended, (a) the Supplier Agreement, dated July 26, 2016, by and between Fermat International and each and any of Citibank, N.A., its branches and subsidiaries and affiliates and the particular Citibank entity acting as purchaser of “Receivables” and “Paying Agent” from time to time as set out in the current “Pricing Schedule” thereunder (as such terms are defined therein) and (b) the Supplier Agreement, dated May 27, 2016, by and between Fermat BioPolymer AS and each and any of Citibank, N.A., its branches and subsidiaries and affiliates and the particular Citibank entity acting as purchaser of “Receivables” and “Paying Agent” from time to time as set out in the current “Pricing Schedule” thereunder (as such terms are defined therein). “Closing Ag Inventory Amount” means the value of the Ag Inventory as of immediately prior to the Closing, calculated according to the Ag Accounting Principles. “Closing H&N Working Capital Amount” means the H&N Working Capital as of immediately prior to the Closing. “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Compound Library” means the discovery library comprised of physical samples of compounds that is stored in the Stine Haystack compound storage unit, including all Intellectual Property related thereto, but excluding (a) all Excluded Ag Assets, and any samples, manufacturing standards, impurity standards, regulatory samples and other materials related to such Excluded Ag Assets and (b) for clarity, all Intellectual Property with respect to any compounds for which the physical samples are contained in the Compound Library solely to the extent related to current or previously marketed products of Descartes or any of its Subsidiaries (other than Transferred Ag Active Ingredients and Transferred Ag Formulated Products) or the Retained Descartes Pipeline. “Concerto” means Bayer CropScience AG. “Concerto Assignment and Assumption Agreement” means the Partial Assignment and Assumption Agreement in the form attached hereto as Exhibit A-4 to be entered into by Descartes and/or its Subsidiaries, as applicable, and Fermat and/or its Subsidiaries, as applicable, at the Closing. “Concerto Data” means, collectively, Concerto Formulated Product Data and the Concerto Technical Data.

-8- 1414958.12A-NYCSR03A - MSW “Concerto Formulated Product Data” means the Registration Data listed on Section 1.1(f) of the Descartes Disclosure Schedule. “Concerto Rights” means the licenses and rights granted to Concerto pursuant to the agreements listed on Section 1.1(g) of the Descartes Disclosure Schedule. “Concerto Technical Data” means the Registration Data listed on Section 1.1(h) of the Descartes Disclosure Schedule. “Contamination” means the emission, discharge or release of any Hazardous Substance to, on, onto or into the environment. “Contract” means any written or oral contract, lease, license, commitment, customer order, customer marketing program, loan or credit agreement, indenture, agreement, instrument or other commitment that is binding on any Person or entity or any part of its property under applicable Law, other than a Permit. “Controlled Group Liability” means any and all liabilities (a) under Title IV of ERISA, (b) under Section 302 of ERISA, (c) under Sections 412, 430 and 4971 of the Code, (d) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or (e) under corresponding or similar provisions of foreign laws. “Delayed Transfer Ag Business Employee” means (a) to the extent that the France Closing occurs following the Closing, any French Ag Business Employees and (b) any Ag Business Employee who Descartes and Fermat have determined in good faith may not transfer employment as of the Closing Date because the applicable visa or immigration process that would permit such Ag Business Employee to transfer employment to Fermat and its Affiliates will not be completed as of the Closing Date. “Delayed Transfer H&N Business Employee” means any H&N Business Employee who Fermat and Descartes have determined in good faith may not transfer employment as of the Closing Date because the applicable visa or immigration process that would permit such H&N Business Employee to transfer employment to Fermat and its Affiliates will not be completed as of the Closing Date. “Descartes Certificates” means the Descartes Financial Statements Certificate and the certificates to be delivered by Descartes to Fermat pursuant to Section 5.29 and Section 7.2(c). “Descartes Disclosure Schedule” means the Descartes Disclosure Schedule dated as of the date of this Agreement, provided by Descartes to Fermat. “Descartes Group” means Descartes and its Subsidiaries (other than any Transferred Ag Subsidiary). “Descartes Non-U.S. Pension Assets” means the aggregate fair market value of the assets of Descartes Non-U.S. Pension Plans which are transferred to employee benefit plans maintained by Fermat or its Affiliates in accordance with Section 5.8(u).

-9- 1414958.12A-NYCSR03A - MSW “Descartes Non-U.S. Pension Funding Amount” means the amount, whether positive or negative, of the Descartes Non-U.S. Pension Assets minus the Descartes Non-U.S. Pension Liabilities. “Descartes Non-U.S. Pension Liabilities” means the projected benefit obligations under all Descartes Non-U.S. Pension Plans which are transferred to employee benefit plans maintained by Fermat or its Affiliates in accordance with Section 5.8(u). Such projected benefit obligations will be determined on the basis of the methodology and assumptions utilized in the balance sheet of the audited financial statements of Descartes for the year ending December 31, 2016, the actual demographics as of the Closing Date and with regard to creditable service performed on or before the Closing Date. “Descartes Non-U.S. Pension Plan” means each International Ag Benefit Plan that is a defined benefit pension plan. “Dirac” means The Dow Chemical Company, a Delaware corporation. “Dirac/Descartes Merger” means the transactions contemplated by the Dirac/Descartes Merger Agreement, including (a) the merger of Diamond Merger Sub, Inc. with and into Dirac and (b) the merger of Orion Merger Sub, Inc. with and into Descartes. “Dirac/Descartes Merger Agreement” means the Agreement and Plan of Merger, dated as of December 11, 2015, by and among Diamond-Orion HoldCo, Inc. (n/k/a DowDuPont Inc.), Dirac, Diamond Merger Sub, Inc., Orion Merger Sub, Inc. and Descartes. “Drug Master Files” means Type IV Drug Master Files (as that term is used in 21 CFR 314.420(a)(4)), including all cover letters and amendments. “EC Commitments” means the commitments submitted by Dirac and Descartes pursuant to Article 8(2) of Council Regulation (EC) 139/2004 on February 7, 2017 and adopted by the European Commission in its decision of March 27, 2017 in Case M.7932. “Environmental Laws” means, collectively, any and all Laws and Judgments relating to Contamination or protection of human health or safety or the environment, including Laws relating to the exposure to, or Release, threatened Release or the presence of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Substances and all Laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances. “Environmental Permit” means any permit, license, approval or other authorization under any applicable Law or of any Governmental Entity relating to Environmental Laws or Hazardous Substances. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section

-10- 1414958.12A-NYCSR03A - MSW 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. “Excluded Ag Formulations Assets” means (a) Registrations of those agrochemical end- use formulations listed on Section 1.1(i) of the Descartes Disclosure Schedule and (b) (i) the product chemistry, acute toxicology, ecotoxicological, residue, analytical methods, seed application, flowability and crop efficacy (related to non-cereals crops in the case of the herbicide Transferred Ag Active Ingredients and related to Seed Treatment in the case of the insecticide Transferred Ag Active Ingredients) Registration Data and (ii) Intellectual Property, in each case which are primarily or exclusively related to such formulations. “Excluded Ag R&D Assets” means the research and development operations and organization for the Excluded Descartes Businesses. The Excluded Ag R&D Assets shall include, for the avoidance of doubt, the research and development operations and organizations primarily or exclusively related to (a) nematicides, Seed Treatment products, the Retained Descartes Pipeline; (b) all other Excluded Ag Assets and Excluded Descartes Businesses including marketed products other than Acquired Ag Assets and (c) the Haskell Lab. “Excluded Ag Taxes” means any (a) Taxes imposed on or with respect to the Transferred Ag Subsidiaries, the Acquired Ag Assets, the Assumed Ag Liabilities or the Ag Business for any Pre-Closing Period; (b) Taxes of any other Person (other than a Transferred Ag Subsidiary) for which a Transferred Ag Subsidiary is liable under Treasury Regulation Section 1.1502-6 (or under any similar provision of state, local or foreign Law) as a result of such Transferred Ag Subsidiary having been a member of an affiliated, consolidated, unitary or combined group prior to the Closing; (c) Taxes of any other Person (other than a Transferred Ag Subsidiary) for which a Transferred Ag Subsidiary is liable (A) pursuant to any contract entered into prior to the Closing (other than Liabilities for such Taxes arising after the Closing pursuant to ordinary course commercial agreements no principal purpose of which relates to Taxes) or (B) as a transferee or successor as a result of a transaction or event that occurred prior to the Closing; (d) Taxes arising out of any breach of any representation or warranty contained in Section 3.16(h), (i) or (k) (disregarding for these purposes any qualification or exception for, or reference to, materiality set forth therein); (e) Taxes arising out of or relating to any breach of any covenant or agreement of Descartes contained in this Agreement; (f) Taxes (other than Transfer Taxes or VAT) required to be withheld from any payment or deemed payment made by Fermat or any of its Subsidiaries to Descartes or any of its Subsidiaries pursuant to this Agreement (to the extent such Taxes are not actually withheld from any amount otherwise payable to Descartes or any of its Subsidiaries); (g) Transfer Taxes for which Descartes is responsible under Section 6.10 of this Agreement or VAT for which Descartes is responsible under Section 6.11 of this Agreement; (h) Taxes imposed with respect to any transaction pursuant to Section 2.17, Section 5.24(a)(i) or Section 5.24(b)(i); (i) Taxes imposed with respect to any transaction undertaken pursuant to Section 5.13(a) or Section 5.17(a); and (j) Taxes imposed with respect to any amount required to be included under Section 951(a) of the Code (and any deemed dividend pursuant to Sections 78 and 960(a)(1) of the Code attributable to such amount) with respect to the portion of a Straddle Period of a Transferred Ag Subsidiary that is a Pre-Closing Period, which amount

-11- 1414958.12A-NYCSR03A - MSW (and any associated foreign Taxes allowed as a credit), shall be determined based on a “closing of the books” of such Transferred Ag Subsidiary as of the end of the Closing Date. “Excluded Descartes Businesses” means all businesses and other activities conducted by Descartes and its Subsidiaries as of the date hereof other than the Ag Business, including for the avoidance of doubt, (a) those related to the Retained Descartes Pipeline, the Excluded Products and the Excluded Ag Assets, (b) those related to Seed Treatment, nematicides and fungicides, and (c) those related to marketed products that do not contain any Transferred Ag Active Ingredients. “Excluded Fermat Businesses” means all businesses and other activities conducted by Fermat and its Subsidiaries as of the date hereof other than the H&N Business. “Excluded H&N Taxes” means any (a) Taxes imposed on or with respect to the Transferred H&N Subsidiaries, the Acquired H&N Assets, the Assumed H&N Liabilities or the H&N Business for any Pre-Closing Period; (b) Taxes of any other Person (other than a Transferred H&N Subsidiary) for which a Transferred H&N Subsidiary is liable under Treasury Regulation Section 1.1502-6 (or under any similar provision of state, local or foreign Law) as a result of such Transferred H&N Subsidiary having been a member of an affiliated, consolidated, unitary or combined group prior to the Closing; (c) Taxes of any other Person (other than a Transferred H&N Subsidiary) for which a Transferred H&N Subsidiary is liable (A) pursuant to any contract entered into prior to the Closing (other than Liabilities for such Taxes arising after the Closing pursuant to ordinary course commercial agreements no principal purpose of which relates to Taxes) or (B) as a transferee or successor as a result of a transaction or event that occurred prior to the Closing; (d) Taxes arising out of any breach of any representation or warranty contained in Section 4.16(h), (i) or (k) (disregarding for these purposes any qualification or exception for, or reference to, materiality set forth therein); (e) Taxes arising out of or relating to any breach of any covenant or agreement of Fermat contained in this Agreement; (f) Taxes (other than Transfer Taxes or VAT) required to be withheld from any payment or deemed payment made by Descartes or any of its Subsidiaries to Fermat or any of its Subsidiaries pursuant to this Agreement (to the extent such Taxes are not actually withheld from any amount otherwise payable to Fermat or any of its Subsidiaries); (g) Transfer Taxes for which Fermat is responsible under Section 6.10 of this Agreement or VAT for which Fermat is responsible under Section 6.11 of this Agreement; (h) Taxes imposed with respect to any transaction pursuant to Section 2.18, Section 5.24(a)(ii), or Section 5.24(b)(ii); (i) Taxes imposed with respect to any transaction undertaken pursuant to Section 5.13(b) or Section 5.17(b), and (j) Taxes imposed with respect to any amount required to be included under Section 951(a) of the Code (and any deemed dividend pursuant to Sections 78 and 960(a)(1) of the Code attributable to such amount) with respect to the portion of a Straddle Period of a Transferred H&N Subsidiary that is a Pre-Closing Period, which amount (and any associated foreign Taxes allowed as a credit), shall be determined based on a “closing of the books” of such Transferred H&N Subsidiary as of the end of the Closing Date. “Excluded Products” means (a) all Seed Treatment formulated products, (b) all formulated products that solely contain active ingredient(s) other than the Transferred Ag Active Ingredients (or clones thereof) and (c) the agrochemical end-use formulations listed on Section 1.1(j) of the Descartes Disclosure Schedule.

-12- 1414958.12A-NYCSR03A - MSW “Export Control Laws” means all applicable U.S. import, export and re-export Laws and controls and all other applicable import, export and re-export Laws and controls in other countries in which the Ag Business or the H&N Business, as applicable, operates, including the Export Administration Regulations and executive orders and laws implemented by OFAC. “Fermat Certificates” means the certificates to be delivered by Fermat to Descartes pursuant to Section 5.29 and Section 7.3(c). “Fermat Disclosure Schedule” means the Fermat Disclosure Schedule dated as of the date of this Agreement, provided by Fermat to Descartes. “Fermat Group” means Fermat and its Subsidiaries (other than any Transferred H&N Subsidiary). “Fermat Non-U.S. Pension Assets” means the aggregate fair market value of the assets of Fermat Non-U.S. Pension Plans which are transferred to employee benefit plans maintained by Descartes or its Affiliates in accordance with Section 5.9(u). “Fermat Non-U.S. Pension Funding Amount” means the amount, whether positive or negative, of the Fermat Non-U.S. Pension Assets minus the Fermat Non-U.S. Pension Liabilities. “Fermat Non-U.S. Pension Liabilities” means the projected benefit obligations under all Fermat Non-U.S. Pension Plans which are transferred to employee benefit plans maintained by Descartes or its Affiliates in accordance with Section 5.9(u). Such projected benefit obligations will be determined on the basis of the methodology and assumptions utilized in the balance sheet of the audited financial statements of Fermat for the year ending December 31, 2016, the actual demographics as of the Closing Date and with regard to creditable service performed on or before the Closing Date. “Fermat Non-U.S. Pension Plan” means each International H&N Benefit Plan that is a defined benefit pension plan. “FIFRA” means the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq. “Financing Source” means the Persons that have committed to provide any of the Financing or have otherwise entered into agreements in connection with the Financing, including any lenders, together with their Affiliates, and any of their or their Affiliates’ respective, direct or indirect, former, current or future stockholders, managers, members, directors, officers, employees, agents, advisors, other representatives or assignees. “Forestry Field” means any use of a commercial product to control, deter, and/or prevent the growth of or kill weeds, brush or grasses (including through the use of plant growth regulators) (a) in forestry sites, including forest site preparations and release land (including hardwood forest sites, conifer plantations and Christmas tree sites) and (b) to allow disposal of rinsate from containers or spray-tank cleanout after, or in connection with, any use described in clause (a) of this definition, including applications incidental to such disposal (e.g., along a fence row, on a gravel road, etc.); provided, that the Forestry Field shall not include the Range and

-13- 1414958.12A-NYCSR03A - MSW Pasture Field, the Vegetation Management Field, the Natural Recreation Areas Field or the Cereal Field. “Forestry Territory” means, collectively, the United States of America, Canada, Australia and New Zealand. “Fraud” means, with respect to a party, an intentional act of common law fraud by such party in the making of the representations and warranties contained in Article III, the Acquisition Documents and the Descartes Certificates, in the case of Descartes, or Article IV, the Acquisition Documents and the Fermat Certificates, in the case of Fermat, with the specific intent to deceive and mislead the other party with respect to such representations and warranties. “French Ag Business Employee” means each Ag Business Employee primarily employed in France. “GAAP” means United States generally accepted accounting principles, consistently applied. “General Enforceability Exceptions” means bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights generally, general equitable principles and court discretion in granting equitable remedies. “GLP Data” means available reports, analyses, raw data, including specimen, generated from toxicological, ecotoxicological, material accountability, and metabolism studies conducted on any of the Transferred Ag Active Ingredients or Transferred Ag Formulated Products in compliance with good laboratory practice rules. “Governmental Entity” means any national, state, local, supranational or foreign government or any court of competent jurisdiction, regulatory or administrative authority, agency or commission or other national, state, local, supranational or foreign governmental authority or instrumentality. “H&N Acquisition Documents” means this Agreement, the H&N IP Cross License Agreement, the H&N Cross Transition Services Agreement, the H&N General Assignment and Bill of Sale, the H&N Foreign Closing Documents, the H&N IP Transfer Documents and the H&N Site Access Agreement/Lease/Services Agreement. “H&N Adjustment Amount” means an amount, which may be positive or negative, equal to (a) the Closing H&N Working Capital Amount minus (b) the Target H&N Working Capital Amount. “H&N Benefit Plan” means each employee benefit plan, arrangement or agreement, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA (whether or not such plan is subject to ERISA), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), and any bonus, incentive, deferred compensation, vacation, stock purchase, stock or stock-based, severance, retention, employment, change of control or fringe benefit plan, program

-14- 1414958.12A-NYCSR03A - MSW or agreement that is or has been sponsored, maintained or contributed to or by Fermat or any of its Subsidiaries or ERISA Affiliates, for the benefit of any H&N Business Employees (and any employees of the H&N Business who, but for their termination of employment, would have been a H&N Business Employee), but excluding any of the foregoing maintained by any Governmental Entity to which contributions are required by applicable Law. “H&N Business” means the Fermat Health and Nutrition business segment of Fermat and its Subsidiaries as described in Fermat’s public securities filings (excluding the Omega-3 Business contained therein but including, for the avoidance of doubt, alginates and uses of alginates such as in capsules and coatings), as of the date hereof and as of the Closing, including research and development activities related thereto. “H&N Business Employee” means any employee of Fermat or its Subsidiaries who is set forth on Section 1.1(d) of the Fermat Disclosure Schedule (by employee identification number and job title), which (a) shall be updated by Fermat prior to the Closing Date to reflect (i) terminations of employment, and employees hired or transferred to replace employees set forth on Section 1.1(d) of the Fermat Disclosure Schedule, in each case, as permitted by Section 5.3(b)(vi) and Section 5.3(b)(vii) and (ii) the addition of any employee as mutually agreed upon by the parties (it being understood that Fermat will consider in reasonable good faith any requests by Descartes, made in reasonable good faith at least forty-five (45) days prior to the Closing Date, to add employees who provide functional support to the H&N Business), and (b) is inclusive of each employee who, immediately prior to the Closing, is Related to the H&N Business. “H&N Business Material Adverse Effect” means any fact, change, circumstance, event, occurrence, condition, development, effect or combination of the foregoing that, individually or in the aggregate, is or could reasonably be expected to (a) be materially adverse to the business, properties, financial condition or results of operations of the H&N Business taken as a whole or (b) prevent or materially delay the consummation of the H&N Acquisition and the other transactions contemplated hereby; provided that no such event, effect or change resulting or arising from or in connection with any of the following matters shall be deemed by itself or by themselves, either alone or in combination, to constitute or contribute to a H&N Business Material Adverse Effect: (i) the general local, regional, national or international conditions in the industries or markets in which the H&N Business operates, including competition in any of the geographic areas in which the H&N Business operates; (ii) general political, economic, financial or capital market conditions (including the prevailing interest rates or credit markets, exchange rates or the prices of commodities or raw materials used in the H&N Business); (iii) any act of civil unrest, war, sabotage, cyber-attack or terrorism, including an outbreak or escalation of hostilities involving the United States or any other country or the declaration by the United States or any other country of a national emergency or war; (iv) any failure to meet internal or external budgets, forecasts, projections or predictions or analysts’ expectations or projections for any future period (whether related to the H&N Business or otherwise), changes in credit ratings or changes in the trading price or volume of Fermat’s common stock (it being understood that the underlying causes of (A) any such failure to meet budgets, forecasts, projections, predictions or expectations, (B) any such change in credit ratings or (C) any such change in trading price or volume of Fermat’s common stock shall be taken into account in determining whether a H&N Business Material Adverse Effect has occurred, unless such causes

-15- 1414958.12A-NYCSR03A - MSW are otherwise excepted under this proviso); (v) any actions taken to which Descartes has consented; (vi) any actions required to be taken, by Fermat or any of its Affiliates pursuant to Section 5.1; (vii) the execution, announcement or pendency of this Agreement, the H&N Acquisition or the other transactions contemplated hereby (other than for purposes of Section 4.4 and Section 4.17(e) to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution of this Agreement or the consummation of the H&N Acquisition and the other transactions contemplated hereby); (viii) acts of God (including hurricanes, floods, tornados, earthquakes and other natural disasters) or other calamities; (ix) any labor strike, slow down, lockage or stoppage, pending or threatened, affecting the H&N Business or any H&N Business Employee; or (x) changes in any Law or GAAP or other applicable accounting principles or standard or any interpretations thereof, unless, in the cases of clauses (i), (ii), (iii), (viii) or (x) above, such events, effects or changes would reasonably be expected to have a materially disproportionate impact on the business, properties, financial condition or results of operations of the H&N Business, taken as a whole, relative to other affected participants in the industries in which the H&N Business operates. “H&N Cross Transition Services Agreement” means an agreement in substantially the form set forth on Exhibit B-2. “H&N General Assignment and Bill of Sale” means the General Assignments and Assumptions and Bills of Sale for the Acquired H&N Assets and Assumed H&N Liabilities, in the form attached as Exhibit A-2 hereto. “H&N Intercompany Agreements” means all Contracts between or among Fermat and/or any of its Subsidiaries (excluding any of the Transferred H&N Subsidiaries), on the one hand, and any Transferred H&N Subsidiary, on the other hand. “H&N IP Cross License Agreement” means an agreement in substantially the form set forth on Exhibit C-2. “H&N Leased Real Property” means all leasehold or subleasehold estates in any land, buildings, structures, improvements or fixtures held by Fermat or any of its Subsidiaries and Related to the H&N Business. “H&N Owned Real Property” means all of the real property owned by Fermat or any of its Subsidiaries and Related to the H&N Business. “H&N Regulatory Approvals” means all Approvals from antitrust and other Governmental Entities that are required under applicable Law to permit the consummation of the H&N Acquisition. “H&N Working Capital” means, for the applicable date, the net working capital of the H&N Business (with respect to the following elements, to the extent included in the Acquired H&N Assets or the Assumed H&N Liabilities), calculated by subtracting (a) the sum of the amounts as of the close of business on the applicable date for the current liability line items and the general ledger accounts shown on the H&N Sample Closing Statement for the H&N Business (for the avoidance of doubt, excluding any Cash Amount), from (b) the sum of the amounts as of the close of business on the applicable date for the current asset line items and general ledger

-16- 1414958.12A-NYCSR03A - MSW accounts shown on the H&N Sample Closing Statement for the H&N Business, in each case determined in accordance with the H&N Accounting Principles; provided that (i) all such amounts shall be adjusted, if necessary, to exclude all amounts to the extent related to any Excluded H&N Assets or Retained H&N Liabilities and (ii) no amounts shall be included in respect of deferred Tax assets or liabilities. “Haskell Lab” means the certain toxicology laboratory known as the Haskell toxicology laboratory located in Newark, Delaware, and all equipment and personal property therein. “Hazardous Substances” means (a) any substances defined, listed, classified or regulated as “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants,” “pollutants,” “wastes,” “radioactive materials,” “petroleum,” “oils” or designations of similar import under any Environmental Law, (b) the compounds listed in Section 1.1(k) of the Descartes Disclosure Schedule and (c) any other chemical, material or substance that is regulated or for which liability can be imposed under any Environmental Law “Healthcare Law” means, collectively, any and all Laws and Judgments relating to the testing, registration, listing, manufacture, distribution, storage, import and export of active pharmaceutical ingredients, pharmaceutical excipients and food ingredients, as applicable. For the avoidance of doubt, Healthcare Law includes the Federal Food, Drug and Cosmetic Act (and regulations promulgated thereunder) and similar Laws in any foreign jurisdiction. “Inactive Ag Employee” means any Non-Automatic Transfer Ag Business Employee who is on a leave of absence (including, but not limited to, disability, family, medical or military leave, but excluding ordinary course vacation or sick leave) from Descartes or its Affiliates. “Inactive H&N Employee” means any Non-Automatic Transfer H&N Business Employee who is on a leave of absence (including, but not limited to, disability, family, medical or military leave, but excluding ordinary course vacation or sick leave) from Fermat or its Affiliates. “Indebtedness” of any Person means, without duplication, (a) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for money borrowed, (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable and (iii) banker’s acceptances or letters of credit to the extent drawn upon and unpaid; (b) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement; (c) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit (including any letter of credit used to support comprehensive general liability insurance), banker’s acceptance or similar credit transaction; (e) all obligations of such Person under any and all derivative contracts, such as interest rate, currency or commodity swaps, options, forward contracts, purchase option agreements or any other similar agreement deriving value from fluctuations in interest rates, currency rates or commodity prices (valued at

-17- 1414958.12A-NYCSR03A - MSW the termination value thereof); (f) the liquidation value, accrued and unpaid dividends and prepayment or redemption premiums and penalties (if any), unpaid fees or expenses and other monetary obligations in respect of any and all redeemable preferred stock of such Person; (g) all obligations of the type referred to in clauses (a) through (f) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; (h) all obligations of the type referred to in clauses (a) through (g) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); (i) any severance, pension, bonus, deferred compensation, amounts due in respect of cancellation of options or other equity awards, or similar obligations that are payable (x) to any Ag Business Employee that are outstanding or have been accrued and have not, in each case, been paid prior to the Closing or (y) to any H&N Business Employee that are outstanding or have been accrued and have not, in each case, been paid prior to the Closing (in the case of each of clauses (x) and (y), solely to the extent not included in the calculation of Closing H&N Working Capital Amount or otherwise constituting Retained Ag Liabilities or Retained H&N Liabilities, as applicable); and (j) any accrued and unpaid interest on, and any prepayment premiums, penalties or similar contractual charges in respect of, any of the foregoing. “Intellectual Property” means (a) Patents, (b) Trademarks, (c) copyrightable works, copyrights (including in product label or packaging artwork or templates), moral rights, mask work rights, database rights and design rights, in each case, other than IT Assets, whether or not registered, and registrations and applications for registration thereof, (d) Know-How and all intellectual property rights arising from or in respect of the Know-How, and (e) all actions and rights to sue at law or in equity for any past, present or future infringement, misappropriation or other impairment of any of the foregoing. “Intentional Breach” means, with respect to any covenant or agreement set forth in this Agreement or any Acquisition Document, an action or omission (including a failure to cure circumstances) taken or omitted to be taken after the date hereof that the breaching Person intentionally takes (or fails to take) and knows (or should reasonably have known) would, or would reasonably be expected to, cause a material breach of such covenant or agreement set forth in this Agreement or any Acquisition Document. “International Ag Benefit Plan” means each Ag Benefit Plan sponsored, maintained or contributed to for the benefit of International Ag Business Employees. “International Ag Business Employee” means each Ag Business Employee primarily employed outside the United States. “International H&N Benefit Plan” means each H&N Benefit Plan sponsored, maintained or contributed to for the benefit of International H&N Business Employees. “International H&N Business Employee” means each H&N Business Employee primarily employed outside the United States.

-18- 1414958.12A-NYCSR03A - MSW “IT Assets” mean all software, computer systems, telecommunications equipment, databases, Internet Protocol addresses, data rights and documentation, reference, resource and training materials relating thereto, and all Contracts (including Contract rights) relating to any of the foregoing (including software license agreements, source code escrow agreements, support and maintenance agreements, electronic database access contracts, domain name registration agreements, website hosting agreements, software or website development agreements, outsourcing agreements, service provider agreements, interconnection agreements, governmental permits, radio licenses and telecommunications agreements), other than, in each case, Know- How contained therein that is not intrinsically related to the operation or maintenance of such IT Assets. “Judgment” means any judgment, injunction, ruling, award, order or decree of any Governmental Entity, arbitrator or arbitral tribunal. “Know-How” means all trade secrets and other confidential or proprietary information, know-how and technical data, including any that comprise financial, business, scientific, technical, economic, or engineering information, including raw materials, raw material specifications, manufacturing or production files or specifications, plans, drawings, blueprints, design tools, quality assurance and control procedures, simulation capability, research data, manuals, compilations, reports, analyses, formulas, formulations, designs, prototypes, methods, techniques, processes, rights in research and development, manufacturing, financial, marketing and business data, pricing and cost information, customer and supplier lists and information, inventions and procedures, in each case, other than Patents. “Knowledge” means, with respect to Descartes, the knowledge of any Person listed on Section 1.1(l) of the Descartes Disclosure Schedule after reasonable inquiry, and, with respect to Fermat, the knowledge of any Person listed on Section 1.1(e) of the Fermat Disclosure Schedule after reasonable inquiry. “Late Statements Fee” means (a) if the Late Statements Period is less than ten (10) days, $0, (b) if the Late Statements Period is greater than or equal to ten (10) days, $500,000 multiplied by the number of days in the Late Statements Period. “Law” means any national, state, local, supranational or foreign law, statute, code (including the Code), order, ordinance, rule, regulation, writ, Judgment, injunction, decree or treaty (including any Tax treaty), in each case promulgated by a Governmental Entity. “Liabilities” means any and all Indebtedness, liabilities, guarantees, assurances, commitments and obligations of any kind or nature, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, reflected on a balance sheet or otherwise, whenever or however arising, including, but not limited to, those arising under any Law or Judgment, Contract or tort based on negligence or strict liability. “Licensed Ag Registration Data” means Registration Data co-owned or licensed by Descartes or its Subsidiaries that relates to the Transferred Ag Active Ingredients or Transferred Ag Formulated Products.

-19- 1414958.12A-NYCSR03A - MSW “Lien” means any mortgage, lien, pledge, security interest, charge, easement, lease, sublease, covenant, right of way, claim, deed of trust, deed to secure debt, option, restriction on transfer of title or voting of any nature whatsoever or other encumbrance of any kind. “Losses” means all losses, Liabilities, claims, fines, deficiencies, damages, payments (including those arising out of any settlement or Judgment relating to any Proceeding), interest, obligations, penalties, fees and costs and expenses of any kind (including reasonable accountants’ and attorneys’ fees and disbursements incurred in the defense thereof). “Manufacturing Agreement (Descartes Retained Products)” means a Manufacturing Agreement (Descartes Retained Products) in substantially the form set forth on Exhibit E-4. “Manufacturing Agreement (Retained Ag Sites)” means a Manufacturing Agreement (Retained Ag Sites) in substantially the form set forth on Exhibit E-5. “Metabolite Agreement” means that certain Cooperation Agreement on Data Exchange regarding Generic Studies with regard to Aminotriazine, dated as of July 1, 2010, by and among Bayer CropScience AG, Syngenta Crop Protection AG and Descartes. “Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA. “Natural Recreation Areas Field” means any use of a commercial product to control, deter, and/or prevent the growth of or kill weeds, brush or grasses (including through the use of plant growth regulators) (a) in natural recreation areas, trailheads, trails and campgrounds and (b) to allow disposal of rinsate from containers or spray-tank cleanout after, or in connection with, any use described in clause (a) of this definition, including applications incidental to such disposal (e.g., along a fence row, on a gravel road, etc.); provided, that the Natural Recreation Areas Field shall not include Vegetation Management Field, the Range and Pasture Field, the Forestry Field or the Cereal Field. “Natural Recreation Areas Territory” means, collectively, the United States of America, Canada, Australia and New Zealand. “Non-Automatic Transfer Ag Business Employee” means any Ag Business Employee (other than an Automatic Transfer Ag Business Employee or a Transferred Ag Subsidiary Employee) who, as of immediately prior to the Closing Date, is employed by Descartes or any of its Affiliates. “Non-Automatic Transfer H&N Business Employee” means any H&N Business Employee (other than an Automatic Transfer H&N Business Employee or a Transferred H&N Subsidiary Employee) who, as of immediately prior to the Closing Date, is employed by Fermat or any of its Affiliates. “OFAC” means the U.S. Department of Treasury, Office of Foreign Assets Control. “Omega-3 Business” means business of developing, manufacturing, marketing and selling Omega-3 (whether in oil or any other form, including for the avoidance of doubt, EPA,

-20- 1414958.12A-NYCSR03A - MSW DHA and other marine omega 3 fatty acids), as conducted by Fermat prior to or as of the Closing. “Patents” means patents, patent applications (including patents issued thereon) and statutory invention registrations, including reissues, divisions, continuations, continuations in part, extensions and reexaminations thereof. “Pending Registrations” means any and all applications for Registrations for the Transferred Ag Active Ingredients and the Transferred Ag Formulated Products that are filed with or pending approval (but excluding the Excluded Products). “Pension Funding Adjustment Amount” means the amount, whether positive or negative, of the Descartes Non-U.S. Pension Funding Amount minus the Fermat Non-U.S. Pension Funding Amount. “Permits” means governmental permits, approvals, authorizations, consents, licenses, registrations or certificates issued by any Governmental Entity (other than Registrations, which are addressed separately). “Permitted Liens” means the following Liens: (a) Liens for Taxes, assessments and other governmental charges that are not yet due and payable or that are being contested in good faith by appropriate proceedings, and, in each case, for which adequate reserves have been established in accordance with GAAP, (b) Liens in favor of landlords, vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or other similar Liens (i) arising or incurred in the ordinary course of business, (ii) for amounts not yet due and payable or (iii) which are being contested in good faith by appropriate proceedings and for which adequate reserves (based on good faith estimates of management) have been set aside for the payment thereof, (c) easements, rights-of-way, servitudes, permits, licenses, surface leases and other rights; conditions, covenants or other restrictions; and easements for streets, alleys, highways, telephone lines, power lines and railways, and all matters of public record (other than mortgages or other Liens securing Indebtedness), over or in respect of any real property which do not materially and adversely affect the use of the properties subject thereto or affected thereby or otherwise materially and adversely impair business operations at such properties, (d) Liens arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (e) licenses of or other grants of rights to use Intellectual Property, IT Assets or Registration Data in the ordinary course of business, (f) Liens arising under any Acquisition Documents, (g) deed restrictions limiting the use of real property to commercial, industrial or non-residential uses in each case that are consistent with such property’s present use, (h) any restrictions imposed on the use of the real property imposed by Governmental Entities as part of environmental cleanup, (i) in the case of securities, the restrictions imposed by federal, state and foreign securities Laws, (j) with respect to the Acquired Ag Assets, all Liens (i) that will be released and, as appropriate, removed of record, at or prior to the Closing Date (ii) approved in writing by Fermat or (iii) identified on Section 1.1(m) of the Descartes Disclosure Schedule, (k) with respect to the Acquired H&N Assets, all Liens (i) that will be released and, as appropriate, removed of record, at or prior to the Closing Date, (ii) approved in writing by Descartes or (iii) identified on Section 1.1(f) of the Fermat Disclosure Schedule, (l) the Concerto Rights and obligations assumed by Fermat pursuant to the Concerto

-21- 1414958.12A-NYCSR03A - MSW Assignment and Assumption Agreement and the Aria Rights and obligations assumed by Fermat pursuant to the Aria Assignment and Assumption Agreement and (m) with respect to real property, Liens and other imperfections of title that would not, individually or in the aggregate, reasonably be expected to materially impair the present use and operation of such property. “Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity. “Personnel Records” means personnel records, files and information, other than “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended, or similar employee health records or information. “Picoxystrobin Data Cost Sharing Agreement” means a Data Cost Sharing Agreement in substantially the form set forth on Exhibit D-3. “Picoxystrobin License” means the license set forth in Section 2.3 of the Ag IP Cross License Agreement. “Post-Closing Period” means any taxable period beginning after the Closing Date and, in the case of any Straddle Period, the portion of such period beginning after the Closing Date. “Pre-Closing Period” means any taxable period ending on or prior to the Closing Date and, in the case of any Straddle Period, the portion of such period ending on and including the Closing Date. “Privilege” means all privileges that may be asserted under applicable Law including privileges arising under or relating to the attorney-client relationship (including the attorney- client and work product privileges). “Proceeding” means any judicial, administrative or arbitral actions, suits, hearings or proceedings by or before any Governmental Entity, arbitrator or arbitral tribunal. “Prohibited Person” means (a) an entity that has been determined by a competent authority to be the subject of a prohibition on such conduct of any Law, regulation, rule or executive order administered by OFAC; (b) the government, including any political subdivision, agency or instrumentality thereof, of any country against which the United States maintains comprehensive economic sanctions or embargoes; (c) any individual or entity that acts on behalf of or is owned or controlled by a government of a country against which the United States maintains comprehensive economic sanctions or embargoes; (d) any individual or entity that has been identified on the OFAC Specially Designated Nationals and Blocked Persons List (Appendix A to 31 C.F.R. Ch. V), as amended from time to time, or fifty percent (50%) or more of which is owned, directly or indirectly, by an such individual or entity; or (e) any individual or entity that has been designated on any similar list or order published by a Governmental Entity in the United States. “Property & Use Tax Return” means a Tax Return for Property Taxes, sales Taxes or use Taxes.

-22- 1414958.12A-NYCSR03A - MSW “Property Taxes” means real, personal and intangible ad valorem property Taxes. “R&D Organization” means the entire global research and development operations and organization for Descartes and its Subsidiaries’ crop protection business, including functions for (i) discovery biology, (ii) discovery chemistry, (iii) process development, (iv) formulation and analytical science, (v) development biology, (vi) stewardship and regulatory, (vii) crop protection commercialization, portfolio and resource management, and (viii) regional development, including without limitation, the Compound Library and the equipment specific thereto but excluding, in each case, the Excluded Ag R&D Assets and Excluded Ag Formulations Assets. “Range and Pasture Field” means any use of a commercial product to control, deter, and/or prevent the growth of or kill weeds, brush or grasses (including through the use of plant growth regulators) (a) on range and pasture land and in range and pasture land enrolled in the Conservation Reserve Program and (b) to allow disposal of rinsate from containers or spray-tank cleanout after, or in connection with, any use described in clause (a) of this definition, including applications incidental to such disposal (e.g., along a fence row, on a gravel road, etc.); provided, that the Range and Pasture Field shall not include the Forestry Field, the Vegetation Management Field, the Natural Recreation Areas Field or the Cereal Field. “Range and Pasture Territory” means, collectively, the United States of America, Canada, Australia and New Zealand. “Registration Data” means all studies, data, raw data, reports, reviews or information, in paper, electronic or other format, submitted to, or generated for submission but not submitted to, or received from, a Governmental Entity or a third party consultant, with the aim to apply for, obtain, extend or maintain a Registration or an MRL/tolerance, including, without limitation, any internal or external correspondence regarding a Registration or an MRL/tolerance, technical information on the product’s chemistry and manufacture, toxicology, metabolism and toxicokinetics, residues, biological efficacy, field studies, occupational health and safety and environmental effects, including any GLP Data, biological data and local data, regulatory defence strategy documents, modelling, risk assessments, public interest or other benefits documents, as well as any rights for data compensation under applicable Law. “Registrations” means all registrations, consents, approvals, licenses or other authorizations required by applicable Law and/or granted by or from any Governmental Entity which permit the manufacture for commercial sale, sale or distribution of a product containing one or more active ingredients/substances (for the avoidance of doubt, excluding any Drug Master Files). “Related to the Ag Business” means primarily or exclusively related to, owned, used, developed, in development or held for use in the conduct of the Ag Business, except for the Excluded Ag Assets. “Related to the H&N Business” means primarily or exclusively related to, owned, used, developed, in development or held for use in the conduct of the H&N Business, except for the Excluded H&N Assets.

-23- 1414958.12A-NYCSR03A - MSW “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing. “Representatives” of a Person means any officer, director or employee of such Person or any investment banker, attorney, accountant or other advisor, agent or representative of such Person. “Required Quarters” means, (a) if the Closing occurs prior to August 8, 2017, the fiscal quarter ending March 31, 2017, (b) if the Closing occurs on or after August 8, 2017, but prior to November 7, 2017, the fiscal quarters ending March 31, 2017 and June 30, 2017, and (c) if the Closing occurs on or after November 7, 2017, the fiscal quarters ending March 31, 2017, June 30, 2017 and September 30, 2017. “Retained Ag Registration Data” means (a) Registration Data wholly-owned by Descartes or its Affiliates which (i) is primarily or exclusively related to any Excluded Ag Formulations Assets (i.e., the product chemistry, acute toxicology, ecotoxicological, residue, analytical methods, seed application, flowability and crop efficacy (related to non-cereals crops in the case of the herbicide Transferred Ag Active Ingredients and related to Seed Treatment in the case of the insecticide Transferred Ag Active Ingredients) and (ii) was in Descartes or its Affiliates’ possession in its hard copy or electronic files, and/or on file with a Governmental Entity, as of the Closing Date, (b) Registration Data wholly-owned by Descartes or its Affiliates which (i) is primarily or exclusively related to Picoxystrobin and/or products containing Picoxystrobin (other than any products containing any of the Transferred Ag Active Ingredients) and (ii) was in Descartes or its Affiliates’ possession in its hard copy or electronic files, and/or on file with a Governmental Entity, as of the Closing Date, subject to the Picoxystrobin License; and (c) common metabolite data (i) developed under the Metabolite Agreement and (ii) which (A) was in Descartes or its Affiliates’ possession in its hard copy or electronic files as of the Closing Date, (B) was on file with a Governmental Entity as of the Closing Date and/or (C) Descartes had a right to use under and in accordance with the Metabolite Agreement as of the Closing Date. “Retained Descartes Pipeline” means the compounds and R&D projects with the designations set forth in Section 1.1(n) of the Descartes Disclosure Schedule and their analogues. “Retained Descartes Subsidiary” means any Subsidiary of Descartes other than the Transferred Ag Subsidiaries. “Retained Fermat Subsidiary” means any Subsidiary of Fermat other than the Transferred H&N Subsidiaries. “Seed Treatment” means the use of any product or active ingredient (with or without other active ingredients or components), including those set forth on Section 1.1(o) to the Descartes Disclosure Schedules, in a biologically effective amount in a formulation that is applied, before planting, to seeds used to grow any crops or plants. For the avoidance of doubt, “Seed Treatment” does not include application of a pesticide into the furrow while a seed is being planted or through drip, drench or chemigation application.

-24- 1414958.12A-NYCSR03A - MSW “Specified Pipeline Products” means the pipeline projects with the designations set forth in Section 1.1(p) of the Descartes Disclosure Schedule. “Straddle Period” means any taxable period that begins on or before the Closing Date and ends after the Closing Date. “Subsidiary” means with respect to any Person, any corporation, limited liability company or other entity whether incorporated or unincorporated, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (b) such first Person is a general partner or managing member. “Target Ag Inventory Amount” means the applicable amount set forth on Section 1.1- INV of the Descartes Disclosure Schedule. “Target H&N Working Capital Amount” means the applicable amount set forth on Section 1.1-NWC of the Fermat Disclosure Schedule. “Tax” means all taxes of any kind, and all duties, assessments, levies, impost or other like governmental charges, including any federal, state, local or foreign income, estimated, sales, use, ad valorem, receipts, value added, goods and services, profits, license, withholding, payroll, employment, unemployment, excise, premium, property, customs duty, net worth, capital gains, transfer, stamp, documentary, social security (or similar), environmental, alternative or add-on minimum, or occupation taxes, together with all interest, penalties and additions imposed with respect to such amounts. “Tax Claim” means any claim with respect to Taxes made by any Taxing Authority that, if pursued successfully, would reasonably be expected to serve as the basis for a claim for indemnification under Article VI. “Tax Proceeding” means any audit, examination, contest, litigation or other Proceeding with or against any Taxing Authority. “Tax Return” means any return, declaration, report, claim for refund or information return or statement filed or required to be filed with any Taxing Authority relating to Taxes, including any amendment thereof or schedule thereto. “Taxing Authority” means any Governmental Entity responsible for the administration or the imposition of any Tax. “Trademarks” means any trademarks, service marks, trade names, domain names, social media addresses, service names, trade dress and logos, including all goodwill associated therewith, in each case whether or not registered, and registrations and applications for registration thereof, and all reissues, extensions and renewals of any of the foregoing. “Transfer Regulations” means any Law implementing Council Directive 77/187/EEC as amended by Council Directive 90/50/EC and any legislation in any jurisdiction which provides for the automatic transfer of employment in the event of a transfer of a business or services.

-25- 1414958.12A-NYCSR03A - MSW “Transfer Taxes” means any sales, use, transfer, real property transfer, registration, documentary, stamp, or similar Taxes and related fees and costs (but not including any VAT). “Transferred Ag Active Ingredients” means collectively, (a) the herbicides Thifensulfuron Methyl, Tribenuron Methyl, Metsulfuron Methyl, Chlorsulfuron Methyl, Triflusulfuron Methyl, Lenacil, Flupyrsulfuron Methyl, Ethametsulfuron Methyl, and Azimsulfuron; and (b) the insecticides Cyantraniliprole, Chlorantraniliprole and Indoxacarb. “Transferred Ag Benefit Plan” means each International Ag Benefit Plan that will transfer to Fermat upon the Closing Date by operation of Law. “Transferred Ag Formulated Products” means all formulated products and mixtures containing one or more Transferred Ag Active Ingredients, other than the Excluded Products. “Transferred Ag Registration Data” means the Registration Data owned or licensed by Descartes primarily or exclusively related to the Transferred Ag Active Ingredients or Transferred Ag Formulated Products, but excluding, for the avoidance of doubt, the Registration Data primarily or exclusively related to the Excluded Products. “Transferred Ag Subsidiaries” means the entities listed on Section 1.1(q) of the Descartes Disclosure Schedule, as such section may be amended in accordance with Section 5.13(a). “Transferred Ag Subsidiary Employee” means any Ag Business Employee who, as of immediately prior to the Closing, is employed by a Transferred Ag Subsidiary. “Transferred H&N Benefit Plan” means each International H&N Benefit Plan that will transfer to Descartes upon the Closing Date by operation of Law. “Transferred H&N Subsidiaries” means the entities listed on Section 1.1(g) of the Fermat Disclosure Schedule, as such section may be amended in accordance with Section 5.13(b). “Transferred H&N Subsidiary Employee” means any H&N Business Employee who, as of immediately prior to the Closing, is employed by a Transferred H&N Subsidiary. “U.S. Ag Benefit Plan” means each Ag Benefit Plan sponsored, maintained or contributed to for the benefit of U.S. Ag Business Employees. “U.S. Ag Business Employee” means each Ag Business Employee primarily employed in the United States. “U.S. H&N Benefit Plan” means each H&N Benefit Plan sponsored, maintained or contributed to for the benefit of U.S. H&N Business Employees. “U.S. H&N Business Employee” means each H&N Business Employee primarily employed in the United States.

-26- 1414958.12A-NYCSR03A - MSW “VAT” means any value added Tax, goods and services Tax or similar Taxes, including any value added Tax within the meaning of European Council Directive 2006/112/EC as transposed into the applicable law of the relevant member state and any other similar turnover Tax in any other relevant non-EU jurisdiction. “Vegetation Management Field” means any use of a commercial product to control, deter, and/or prevent the growth of or kill weeds, brush or grasses (including through the use of plant growth regulators) (a) in (i) terrestrial uncultivated non-agricultural areas or non-crop sites (such as highway, railroad and utility rights-of-way, sewage disposal areas, airports, roadside turfgrasses and unimproved turfgrasses), (ii) terrestrial uncultivated non-crop producing agricultural areas (such as farmyards, fuel storage areas, fence rows, non-irrigation ditchbanks and barrier strips), (iii) terrestrial industrial outdoor sites (such as lumberyards, pipeline and tank farms and industrial turfgrasses) and (iv) terrestrial natural areas (such as wildlife management areas, wildlife openings and wildlife habitats) and (b) to allow disposal of rinsate from containers or spray-tank cleanout after, or in connection with, any use described in clause (a) of this definition, including applications incidental to such disposal (e.g., along a fence row, on a gravel road, etc.); provided, that the Vegetation Management Field shall not include the Range and Pasture Field, the Forestry Field, the Natural Recreation Areas Field or the Cereal Field. “Vegetation Management Territory” means, collectively, the United States of America, Canada, Mexico, Australia and New Zealand. “WARN Act” means the Worker Adjustment Retraining and Notification Act, 29 U.S.C. Section 2101 et seq., or any similar local, state or foreign Law, each as amended. Section 1.2 Defined Terms. The following terms shall have the meanings ascribed to them in the corresponding section of this Agreement: Term Section Accounting Period Start Date ............................................................................................ 36, 2.2(a) Acquired Ag Assets ............................................................................................................... 39, 2.3 Acquired Ag Data Package ...................................................................................................... 1, 1.1 Acquired Ag Leased Real Property ......................................................................................... 1, 1.1 Acquired Ag Owned Real Property ......................................................................................... 1, 1.1 Acquired H&N Assets ........................................................................................................... 48, 2.9 Acquired H&N Owned Real Property ..................................................................................... 1, 1.1 Acquisition Documents ............................................................................................................ 1, 1.1 Acquisitions ............................................................................................................................. 2, 1.1 Action ........................................................................................................................... 98, 5.1(b)(iv) Additional Ag Assets ................................................................................................ 100, 5.1(b)(vii) Affiliate .................................................................................................................................... 2, 1.1 Ag Accounting Principles .................................................................................................. 45, 2.7(a) Ag Acquisition ................................................................................................................. 1, Recitals Ag Acquisition Documents ...................................................................................................... 2, 1.1 Ag Active Registrations ........................................................................................................... 2, 1.1 Ag Adjustment Amount ........................................................................................................... 2, 1.1

-27- 1414958.12A-NYCSR03A - MSW Ag Allocation ......................................................................................................................... 48, 2.9 Ag Allocation Notice ............................................................................................................. 47, 2.9 Ag Benefit Plan ........................................................................................................................ 2, 1.1 Ag Business ............................................................................................................................. 2, 1.1 Ag Business Audited Financial Statements ................................................................... 147, 5.18(a) Ag Business Employee ............................................................................................................ 3, 1.1 Ag Business Environmental Permits ................................................................................... 69, 3.15 Ag Business Intellectual Property ...................................................................................... 39, 2.3(c) Ag Business Material Adverse Effect ...................................................................................... 3, 1.1 Ag Business Permits ........................................................................................................ 69, 3.14(c) Ag Business Stub Financial Statements ......................................................................... 148, 5.18(a) Ag Business Unaudited Interim Financial Statements................................................... 147, 5.18(a) Ag Carryback ................................................................................................................. 184, 6.12(c) Ag Closing Statement ........................................................................................................ 45, 2.7(b) Ag Cross Transition Services Agreement ................................................................................ 4, 1.1 Ag Customer Financing Program ............................................................................ 153, 5.21(a)(iii) Ag Dispute Resolution Period ........................................................................................... 45, 2.7(d) Ag Dormant Registrations ....................................................................................................... 4, 1.1 Ag Financial Data .................................................................................................................. 62, 3.6 Ag Foreign Closing Documents................................................................................... 37, 2.2(b)(iv) Ag Formulated Product Customers .................................................................................. 76, 3.21(c) Ag General Assignment and Bill of Sale ................................................................................. 4, 1.1 Ag Independent Accounting Firm ..................................................................................... 45, 2.7(d) Ag Ingredient Customers ................................................................................................. 75, 3.21(a) Ag Intercompany Agreements ................................................................................................. 4, 1.1 Ag Inventory ...................................................................................................................... 39, 2.3(f) Ag IP Cross License Agreement .............................................................................................. 4, 1.1 Ag IP Transfer Documents ........................................................................................... 37, 2.2(b)(v) Ag Labor Agreement ....................................................................................................... 72, 3.17(a) Ag Leased Real Property ......................................................................................................... 4, 1.1 Ag Manufacturing Agreements................................................................................................ 4, 1.1 Ag Material Contracts ...................................................................................................... 66, 3.13(a) Ag Material Suppliers ...................................................................................................... 75, 3.21(b) Ag Non-Transferable Permits ........................................................................................... 41, 2.4(m) Ag Owned Real Property ......................................................................................................... 4, 1.1 Ag Partial Assignments and Releases ........................................................................ 132, 5.10(a)(i) Ag Post-Closing Statement ................................................................................................ 45, 2.7(c) Ag Pre-Closing Separate Tax Return ............................................................................... 174, 6.4(a) Ag Prorated Payments........................................................................................................ 46, 2.8(a) Ag Proration Statement ...................................................................................................... 47, 2.8(b) Ag R&D Pipeline ..................................................................................................................... 4, 1.1 Ag R&D Platform .................................................................................................................... 5, 1.1 Ag Real Property Leases .................................................................................................. 65, 3.12(b) Ag Regulatory Approvals ........................................................................................................ 5, 1.1 Ag Regulatory License Agreement .......................................................................................... 5, 1.1 Ag Regulatory Transfer and Support Agreement .................................................................... 5, 1.1

-28- 1414958.12A-NYCSR03A - MSW Ag Repackaging Agreements .................................................................................................. 5, 1.1 Ag Retention Program ..................................................................................................... 118, 5.8(p) Ag Severance Recipient ......................................................................................................... 5.15(d) Ag Shared Contract .................................................................................................... 132, 5.10(a)(i) Ag Site Access Agreement/Lease/Services Agreement ................................................ 157, 5.23(a) Ag Step Plan .......................................................................................................................... 39, 2.3 Ag Subsidiary..................................................................................................................... 200, 10.2 Ag Title IV Plan ............................................................................................................... 72, 3.17(d) Ag Transferred IT Assets ................................................................................................... 40, 2.3(n) Agreement ...................................................................................................................... 1, Preamble AI Reverse Supply and Manufacturing Agreement ................................................................. 5, 1.1 Anti-Corruption Laws ...................................................................................................... 68, 3.14(b) Antitrust Laws .................................................................................................................... 61, 3.4(b) Appropriate Remediation Standards ................................................................................ 195, 9.6(e) Approvals ................................................................................................................................. 5, 1.1 Approved Employment Terms ................................................................................................. 5, 1.1 Aria .......................................................................................................................................... 6, 1.1 Aria Assignment and Assumption Agreement ........................................................................ 6, 1.1 Aria Rights ............................................................................................................................... 6, 1.1 Assigned Ag Contracts ...................................................................................................... 39, 2.3(b) Assigned H&N Contracts ................................................................................................ 48, 2.10(b) Assumed Ag Liabilities.......................................................................................................... 42, 2.5 Assumed H&N Liabilities.................................................................................................... 51, 2.12 Automatic Transfer Ag Business Employee ............................................................................ 6, 1.1 Automatic Transfer H&N Business Employee ........................................................................ 6, 1.1 Basket ........................................................................................................................... 191, 9.2(c)(i) Benefits Continuation Period ................................................................................................... 6, 1.1 Business Day ............................................................................................................................ 6, 1.1 Cash Amounts .......................................................................................................................... 6, 1.1 Cash Balancing Amount .......................................................................................................... 6, 1.1 Cereal Field .............................................................................................................................. 7, 1.1 Cereals...................................................................................................................................... 7, 1.1 Citibank Receivables Agreements ........................................................................................... 7, 1.1 Closing ............................................................................................................................... 36, 2.2(a) Closing Ag Inventory Amount................................................................................................. 7, 1.1 Closing Date....................................................................................................................... 36, 2.2(a) Closing H&N Working Capital Amount ................................................................................. 7, 1.1 Code ......................................................................................................................................... 7, 1.1 Competing Ag Business ................................................................................................. 143, 5.15(a) Competing H&N Business ............................................................................................. 144, 5.15(c) Compound Library ................................................................................................................... 7, 1.1 Concerto ................................................................................................................................... 7, 1.1 Concerto Assignment and Assumption Agreement ................................................................. 7, 1.1 Concerto Data .......................................................................................................................... 7, 1.1 Concerto Formulated Product Data ......................................................................................... 8, 1.1 Concerto Rights ....................................................................................................................... 8, 1.1

-29- 1414958.12A-NYCSR03A - MSW Concerto Technical Data.......................................................................................................... 8, 1.1 Contamination .......................................................................................................................... 8, 1.1 Contract .................................................................................................................................... 8, 1.1 controlled by ............................................................................................................................ 2, 1.1 Controlled Group Liability ...................................................................................................... 8, 1.1 Controlling Party .............................................................................................................. 179, 6.5(c) De Minimis Amount .................................................................................................... 191, 9.2(c)(i) Debt Commitment Letter ................................................................................................. 94, 4.24(a) Debt Financing ................................................................................................................. 94, 4.24(a) Delayed Ag Asset .......................................................................................................... 136, 5.11(a) Delayed Ag Business Employee Transfer Date ............................................................... 122, 5.8(x) Delayed H&N Asset ...................................................................................................... 136, 5.11(a) Delayed H&N Business Employee Transfer Date .......................................................... 131, 5.8(w) Delayed Site Agreements ............................................................................................... 139, 5.11(f) Delayed Site Term Sheet ............................................................................................... 139, 5.11(f) Delayed Sites ................................................................................................................. 139, 5.11(f) Delayed Transfer Ag Business Employee ............................................................................... 8, 1.1 Delayed Transfer H&N Business Employee ........................................................................... 8, 1.1 Descartes ........................................................................................................................ 1, Preamble Descartes 401(k) Plans .................................................................................................... 117, 5.8(m) Descartes Benefit Plans.................................................................................................... 125, 5.9(g) Descartes Bonus Programs .............................................................................................. 118, 5.8(o) Descartes Certificates............................................................................................................... 8, 1.1 Descartes Combined Tax Return ..................................................................................... 174, 6.4(a) Descartes Disclosure Schedule ................................................................................................ 8, 1.1 Descartes Dispute Notice ................................................................................................... 45, 2.7(d) Descartes Equity Award .................................................................................................. 118, 5.8(q) Descartes ESS Designees ............................................................................................ 170, 5.29(l)(i) Descartes Financial Statements Certificate .................................................................... 148, 5.18(a) Descartes FSA Accounts.................................................................................................. 127, 5.9(n) Descartes Fundamental Representations.......................................................................... 190, 9.1(a) Descartes Group ....................................................................................................................... 8, 1.1 Descartes Guarantees ................................................................................................. 152, 5.21(a)(i) Descartes H&N System Contributions ............................................................. 168, Section 5.29(g) Descartes Indemnified Parties.......................................................................................... 191, 9.3(a) Descartes Law Firms...................................................................................................... 156, 5.22(a) Descartes LCs .......................................................................................................... 153, 5.21(a)(iv) Descartes Names ............................................................................................................ 139, 5.12(a) Descartes New Contract ............................................................................................. 132, 5.10(a)(i) Descartes Non-U.S. Pension Assets......................................................................................... 8, 1.1 Descartes Non-U.S. Pension Funding Amount........................................................................ 9, 1.1 Descartes Non-U.S. Pension Liabilities ................................................................................... 9, 1.1 Descartes Non-U.S. Pension Plan ............................................................................................ 9, 1.1 Descartes Pension Funding Statement ......................................................................... 120, 5.8(v)(i) Descartes Prior Period Bonus .......................................................................................... 118, 5.8(o) Descartes Tax Indemnified Parties ...................................................................................... 172, 6.2

-30- 1414958.12A-NYCSR03A - MSW Descartes WARN List....................................................................................................... 116, 5.8(j) Dirac ......................................................................................................................................... 9, 1.1 Dirac/Descartes Merger ........................................................................................................... 9, 1.1 Dirac/Descartes Merger Agreement ........................................................................................ 9, 1.1 Drug Master Files .................................................................................................................... 9, 1.1 EC Commitments ..................................................................................................................... 9, 1.1 Effective Time ................................................................................................................... 36, 2.2(a) Environmental Laws ................................................................................................................ 9, 1.1 Environmental Permit .............................................................................................................. 9, 1.1 Environmental, Health and Safety Matters ...................................................................... 194, 9.6(a) ERISA ...................................................................................................................................... 9, 1.1 ERISA Affiliate ....................................................................................................................... 9, 1.1 ESS Committee ........................................................................................................... 170, 5.29(l)(i) ESS Designees ............................................................................................................ 170, 5.29(l)(i) Essential Ag Transition Matters ................................................................................. 166, 5.29(a)(i) Essential Ag Transition Services ............................................................................... 166, 5.29(a)(i) Essential Ag Transition Systems ............................................................................... 165, 5.29(a)(i) Essential H&N Transition Matters ................................................................................. 167, 5.29(f) Essential H&N Transition Services ............................................................................... 167, 5.29(f) Essential H&N Transition Systems ............................................................................... 167, 5.29(f) Estimated Ag Adjustment Amount .................................................................................... 45, 2.7(b) Estimated H&N Adjustment Amount .............................................................................. 53, 2.14(b) Excluded Ag Assets ............................................................................................................... 40, 2.4 Excluded Ag Formulations Assets ......................................................................................... 10, 1.1 Excluded Ag R&D Assets ..................................................................................................... 10, 1.1 Excluded Ag Taxes ................................................................................................................ 10, 1.1 Excluded Descartes Businesses ............................................................................................. 11, 1.1 Excluded Descartes Services ............................................................................................. 63, 3.9(a) Excluded Fermat Businesses.................................................................................................. 11, 1.1 Excluded Fermat Services.................................................................................................. 81, 4.9(a) Excluded H&N Assets ......................................................................................................... 49, 2.11 Excluded H&N Taxes ............................................................................................................ 11, 1.1 Excluded Products ................................................................................................................. 11, 1.1 Existing Excluded Herbicide Formulated Products ....................................................... 142, 5.15(a) Export Control Laws .............................................................................................................. 12, 1.1 Fermat ............................................................................................................................ 1, Preamble Fermat 401(k) Plan ......................................................................................................... 117, 5.8(m) Fermat Ag System Contributions................................................................................... 166, 5.29(b) Fermat Benefit Plans ........................................................................................................ 115, 5.8(g) Fermat Certificates ................................................................................................................. 12, 1.1 Fermat Combined Tax Return ......................................................................................... 175, 6.4(b) Fermat Disclosure Schedule .................................................................................................. 12, 1.1 Fermat Dispute Notice ..................................................................................................... 53, 2.14(d) Fermat Equity Award ....................................................................................................... 128, 5.9(q) Fermat ESS Designees ................................................................................................ 170, 5.29(l)(i) Fermat FSA Accounts ...................................................................................................... 117, 5.8(n)

-31- 1414958.12A-NYCSR03A - MSW Fermat Fundamental Representations .............................................................................. 190, 9.1(b) Fermat Group ......................................................................................................................... 12, 1.1 Fermat Guarantees ..................................................................................................... 154, 5.21(b)(i) Fermat Indemnified Parties .............................................................................................. 190, 9.2(a) Fermat Law Firms .......................................................................................................... 157, 5.22(b) Fermat LCs............................................................................................................... 156, 5.21(b)(iv) Fermat Names ................................................................................................................ 139, 5.12(c) Fermat New Contract ................................................................................................. 134, 5.10(b)(i) Fermat Non-U.S. Pension Assets ........................................................................................... 12, 1.1 Fermat Non-U.S. Pension Funding Amount .......................................................................... 12, 1.1 Fermat Non-U.S. Pension Liabilities ..................................................................................... 12, 1.1 Fermat Non-U.S. Pension Plan .............................................................................................. 12, 1.1 Fermat Tax Indemnified Parties........................................................................................... 172, 6.1 Fermat WARN List ........................................................................................................... 126, 5.9(j) FIFRA .................................................................................................................................... 12, 1.1 Finalization Process ....................................................................................................... 169, 5.29(k) Financing........................................................................................................................ 159, 5.25(a) Financing Source ................................................................................................................... 12, 1.1 Forestry Field ......................................................................................................................... 12, 1.1 Forestry Territory ................................................................................................................... 13, 1.1 France Acceptance Notice ............................................................................................... 57, 2.19(b) France Closing ................................................................................................................. 58, 2.19(d) Fraud ...................................................................................................................................... 13, 1.1 French Ag Assets ............................................................................................................. 56, 2.19(a) French Ag Business ......................................................................................................... 57, 2.19(a) French Ag Business Employee .............................................................................................. 13, 1.1 French Ag Consideration ................................................................................................. 57, 2.19(b) French Ag Liabilities ....................................................................................................... 57, 2.19(a) French Ag Offer ............................................................................................................... 57, 2.19(b) French Offer Letter .......................................................................................................... 57, 2.19(b) GAAP ..................................................................................................................................... 13, 1.1 General Enforceability Exceptions ........................................................................................ 13, 1.1 GLP Data ............................................................................................................................... 13, 1.1 Governmental Entity .............................................................................................................. 13, 1.1 H&N Accounting Principles ............................................................................................ 53, 2.14(a) H&N Acquisition ............................................................................................................. 1, Recitals H&N Acquisition Documents ................................................................................................ 13, 1.1 H&N Adjustment Amount ..................................................................................................... 13, 1.1 H&N Allocation ................................................................................................................... 56, 2.16 H&N Allocation Notice ....................................................................................................... 55, 2.16 H&N Balance Sheet Date ...................................................................................................... 81, 4.7 H&N Benefit Plan .................................................................................................................. 13, 1.1 H&N Business ....................................................................................................................... 14, 1.1 H&N Business Audited Financial Statements ............................................................... 149, 5.18(e) H&N Business Employee ...................................................................................................... 14, 1.1 H&N Business Environmental Permits ............................................................................... 87, 4.15

-32- 1414958.12A-NYCSR03A - MSW H&N Business Financial Statements ..................................................................................... 80, 4.6 H&N Business Intellectual Property ................................................................................ 48, 2.10(c) H&N Business Material Adverse Effect ................................................................................ 14, 1.1 H&N Business Permits .................................................................................................... 86, 4.14(c) H&N Carryback ............................................................................................................. 185, 6.12(d) H&N Closing Statement .................................................................................................. 53, 2.14(b) H&N Cross Transition Services Agreement .......................................................................... 15, 1.1 H&N Customer Financing Program ........................................................................ 155, 5.21(b)(iii) H&N Dispute Resolution Period ..................................................................................... 53, 2.14(d) H&N Divestiture Actions ............................................................................................ 99, 5.1(b)(vi) H&N Foreign Closing Documents............................................................................... 37, 2.2(b)(vi) H&N General Assignment and Bill of Sale ........................................................................... 15, 1.1 H&N Independent Accounting Firm ............................................................................... 54, 2.14(d) H&N Intercompany Agreements ........................................................................................... 15, 1.1 H&N IP Cross License Agreement ........................................................................................ 15, 1.1 H&N IP Transfer Documents .................................................................................... 38, 2.2(b)(viii) H&N Labor Agreement ................................................................................................... 90, 4.17(a) H&N Leased Real Property ........................................................................................ 1, 15, 1.1, 1.1 H&N Material Contracts .................................................................................................. 84, 4.13(a) H&N Material Customers ................................................................................................ 92, 4.21(a) H&N Material Distributors .............................................................................................. 93, 4.21(c) H&N Material Suppliers .................................................................................................. 93, 4.21(b) H&N New Business Contracts................................................................................... 134, 5.10(b)(i) H&N Non-Transferable Permits ....................................................................................... 50, 2.11(j) H&N Owned Real Property ................................................................................................... 15, 1.1 H&N Partial Assignments and Releases .................................................................... 134, 5.10(b)(i) H&N Post-Closing Statement .......................................................................................... 53, 2.14(c) H&N Pre-Closing Separate Tax Return ........................................................................... 175, 6.4(b) H&N Prorated Payments.................................................................................................. 54, 2.15(a) H&N Proration Statement ................................................................................................ 55, 2.15(b) H&N Real Property Leases .............................................................................................. 83, 4.12(b) H&N Regulatory Approvals .................................................................................................. 15, 1.1 H&N Requested Quarters .............................................................................................. 149, 5.18(e) H&N Retention Program ................................................................................................. 128, 5.9(p) H&N Sample Closing Statement ..................................................................................... 53, 2.14(a) H&N Severance Recipient ..................................................................................................... 5.15(b) H&N Shared Contract ................................................................................................ 134, 5.10(b)(i) H&N Site Access Agreement/Lease/Services Agreement ............................................ 158, 5.23(b) H&N Step Plan ...................................................................................................................... 48, 2.9 H&N Title IV Plan ........................................................................................................... 90, 4.17(d) H&N Transferred IT Assets ............................................................................................ 49, 2.10(m) H&N Working Capital ........................................................................................................... 15, 1.1 Haskell Lab ............................................................................................................................ 16, 1.1 Hazardous Substances ............................................................................................................ 16, 1.1 Healthcare Law ...................................................................................................................... 16, 1.1 Healthcare Regulatory Filings ............................................................................................. 94, 4.23

-33- 1414958.12A-NYCSR03A - MSW Inactive Ag Employee............................................................................................................ 16, 1.1 Inactive H&N Employee........................................................................................................ 16, 1.1 Indebtedness ........................................................................................................................... 16, 1.1 Indemnified Party............................................................................................................. 192, 9.4(a) Indemnifying Party .......................................................................................................... 192, 9.4(a) Independent Actuary ............................................................................................. 121, 5.8(v)(ii)(C) Intellectual Property ............................................................................................................... 17, 1.1 Intentional Breach .................................................................................................................. 17, 1.1 International Ag Benefit Plan ................................................................................................ 17, 1.1 International Ag Business Employee ..................................................................................... 17, 1.1 International H&N Benefit Plan ............................................................................................ 17, 1.1 International H&N Business Employee ................................................................................. 17, 1.1 IT Assets ................................................................................................................................ 18, 1.1 Joint Proxy Statement/Prospectus ...................................................................................... 200, 10.2 Judgment ................................................................................................................................ 18, 1.1 Know-How ............................................................................................................................. 18, 1.1 Knowledge ............................................................................................................................. 18, 1.1 Late Statements Fee ............................................................................................................... 18, 1.1 Late Statements Period .................................................................................................. 148, 5.18(c) Law ........................................................................................................................................ 18, 1.1 Lenders ............................................................................................................................. 94, 4.24(a) Liabilities ............................................................................................................................... 18, 1.1 Licensed Ag Registration Data .............................................................................................. 18, 1.1 Lien ........................................................................................................................................ 19, 1.1 Losses ..................................................................................................................................... 19, 1.1 Manufacturing Agreement (Descartes Retained Products) .................................................... 19, 1.1 Manufacturing Agreement (Retained Ag Sites) .................................................................... 19, 1.1 Material Ag Judgments .......................................................................................................... 61, 3.5 Material Ag Proceedings........................................................................................................ 62, 3.5 Material H&N Judgments ...................................................................................................... 80, 4.5 Material H&N Proceedings.................................................................................................... 80, 4.5 Metabolite Agreement ........................................................................................................... 19, 1.1 Multiemployer Plan ............................................................................................................... 19, 1.1 Natural Recreation Areas Field .............................................................................................. 19, 1.1 Natural Recreation Areas Territory ....................................................................................... 19, 1.1 New Ag Business Contracts....................................................................................... 132, 5.10(a)(i) Non-Automatic Transfer Ag Business Employee .................................................................. 19, 1.1 Non-Automatic Transfer H&N Business Employee .............................................................. 19, 1.1 Non-Controlling Party ..................................................................................................... 179, 6.5(c) Non-Disclosure Agreement ............................................................................................. 107, 5.4(a) OFAC ..................................................................................................................................... 19, 1.1 Omega-3 Business ................................................................................................................. 19, 1.1 Outside Date..................................................................................................................... 188, 8.1(d) Party A .............................................................................................................................. 198, 9.6(i) Party B .............................................................................................................................. 198, 9.6(i) Patents .................................................................................................................................... 20, 1.1

-34- 1414958.12A-NYCSR03A - MSW PBGC ............................................................................................................................... 73, 3.17(d) Pending Registrations ............................................................................................................ 20, 1.1 Pension Funding Adjustment Amount ................................................................................... 20, 1.1 Pension Funding Statements ........................................................................................ 120, 5.8(v)(i) Performance Period .......................................................................................................... 118, 5.8(o) Performing Party .............................................................................................................. 194, 9.6(b) Permits ................................................................................................................................... 20, 1.1 Permitted Liens ...................................................................................................................... 20, 1.1 Permitted Modifications............................................................................................. 165, 5.28(d)(i) Person ..................................................................................................................................... 21, 1.1 Personnel Records .................................................................................................................. 21, 1.1 PFOA ................................................................................................................................... 70, 3.15 Picoxystrobin Data Cost Sharing Agreement ........................................................................ 21, 1.1 Picoxystrobin License ............................................................................................................ 21, 1.1 Post-Closing Period ............................................................................................................... 21, 1.1 Potter Anderson ............................................................................................................. 156, 5.22(a) Pre-Closing Period ................................................................................................................. 21, 1.1 Privilege ................................................................................................................................. 21, 1.1 Proceeding.............................................................................................................................. 21, 1.1 Prohibited Person ................................................................................................................... 21, 1.1 Property & Use Tax Return ................................................................................................... 21, 1.1 Property Taxes ....................................................................................................................... 22, 1.1 Proposed Ag Allocation ......................................................................................................... 47, 2.9 Proposed H&N Allocation ................................................................................................... 55, 2.16 R&D Organization ................................................................................................................. 22, 1.1 Range and Pasture Field......................................................................................................... 22, 1.1 Range and Pasture Territory .................................................................................................. 22, 1.1 Recipient ............................................................................................................................ 183, 6.10 Registration Data ................................................................................................................... 22, 1.1 Registrations .......................................................................................................................... 22, 1.1 Related to the Ag Business .................................................................................................... 22, 1.1 Related to the H&N Business ................................................................................................ 22, 1.1 Release ................................................................................................................................... 23, 1.1 Representatives ...................................................................................................................... 23, 1.1 Required Quarters .................................................................................................................. 23, 1.1 Response Action .............................................................................................................. 194, 9.6(b) Retained Ag Liabilities .......................................................................................................... 44, 2.6 Retained Ag Prorated Payments Amount .......................................................................... 47, 2.8(b) Retained Ag Registration Data .............................................................................................. 23, 1.1 Retained Descartes Pipeline ................................................................................................... 23, 1.1 Retained Descartes Subsidiary ............................................................................................... 23, 1.1 Retained Fermat Subsidiary ................................................................................................... 23, 1.1 Retained H&N Liabilities .................................................................................................... 52, 2.13 Retained H&N Prorated Payments Amount .................................................................... 55, 2.15(b) SEC ............................................................................................................................. 59, Article III Section 5.28(d) Party ................................................................................................. 164, 5.28(d)(i)

-35- 1414958.12A-NYCSR03A - MSW Section 5.28(d)(i) Agreements ................................................................................... 164, 5.28(d)(i) Section 5.28(d)(ii) Agreements ................................................................................. 165, 5.28(d)(ii) Seed Treatment ...................................................................................................................... 23, 1.1 Skadden .......................................................................................................................... 156, 5.22(a) Specialty Subsidiary........................................................................................................... 200, 10.2 Specified Contracts .................................................................................................... 163, 5.28(c)(i) Specified Entity .......................................................................................................... 162, 5.28(c)(i) Specified Matters ....................................................................................................... 164, 5.28(c)(i) Specified Party ........................................................................................................... 162, 5.28(c)(i) Specified Pipeline Products ................................................................................................... 24, 1.1 Specified Sites ............................................................................................................ 163, 5.28(c)(i) Straddle Period ....................................................................................................................... 24, 1.1 Straddle Period Separate Tax Return ............................................................................... 176, 6.4(c) Subsidiary .............................................................................................................................. 24, 1.1 Substantial Detriment................................................................................................... 99, 5.1(b)(vi) Supplier .............................................................................................................................. 183, 6.10 Target Ag Inventory Amount................................................................................................. 24, 1.1 Target H&N Working Capital Amount ................................................................................. 24, 1.1 Tax ......................................................................................................................................... 24, 1.1 Tax Attribute .................................................................................................................. 184, 6.12(c) Tax Benefit..................................................................................................................... 183, 6.12(a) Tax Claim............................................................................................................................... 24, 1.1 Tax Proceeding ...................................................................................................................... 24, 1.1 Tax Return ............................................................................................................................. 24, 1.1 Taxing Authority .................................................................................................................... 24, 1.1 Third Party Claim ............................................................................................................ 192, 9.4(a) Trademarks ............................................................................................................................ 24, 1.1 Transfer Regulations .............................................................................................................. 24, 1.1 Transfer Taxes ....................................................................................................................... 25, 1.1 Transferred Ag Active Ingredients ........................................................................................ 25, 1.1 Transferred Ag Benefit Plan .................................................................................................. 25, 1.1 Transferred Ag Business Employee ................................................................................. 114, 5.8(c) Transferred Ag Formulated Products ..................................................................................... 25, 1.1 Transferred Ag Registration Data .......................................................................................... 25, 1.1 Transferred Ag Subsidiaries .................................................................................................. 25, 1.1 Transferred Ag Subsidiary Employee .................................................................................... 25, 1.1 Transferred Ag Subsidiary Securities ................................................................................ 60, 3.3(d) Transferred H&N Benefit Plan .............................................................................................. 25, 1.1 Transferred H&N Business Employee ............................................................................. 124, 5.9(c) Transferred H&N Subsidiaries .............................................................................................. 25, 1.1 Transferred H&N Subsidiary Employee ................................................................................ 25, 1.1 Transferred H&N Subsidiary Securities ............................................................................ 79, 4.3(d) U.S. Ag Benefit Plan .............................................................................................................. 25, 1.1 U.S. Ag Business Employee .................................................................................................. 25, 1.1 U.S. H&N Benefit Plan .......................................................................................................... 25, 1.1 U.S. H&N Business Employee .............................................................................................. 25, 1.1

-36- 1414958.12A-NYCSR03A - MSW under common control with ..................................................................................................... 2, 1.1 VAT ....................................................................................................................................... 26, 1.1 Vegetation Management Field ............................................................................................... 26, 1.1 Vegetation Management Territory ......................................................................................... 26, 1.1 WARN Act............................................................................................................................. 26, 1.1 ARTICLE II CLOSING Section 2.1 Closing. Subject to the terms and conditions of this Agreement, (a) Descartes shall transfer to Fermat the Acquired Ag Assets and Fermat shall assume the Assumed Ag Liabilities and (b) Fermat shall transfer to Descartes the Acquired H&N Assets and Descartes shall assume the Assumed H&N Liabilities, as described in more detail in this Article II. Section 2.2 Closing Date. (a) The closing of the Acquisitions (the “Closing”) shall take place at 9:00 a.m., New York City time, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, on the third Business Day following the date on which the last of the conditions set forth in Article VII (other than those conditions that are to be satisfied by action taken at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) have been satisfied (or, to the extent permitted, waived by the parties entitled to the benefits thereof) or at such other place, time and date as may be agreed in writing between Descartes and Fermat; provided that notwithstanding the satisfaction or waiver of the conditions set forth in Article VII, (i) the Closing Date shall not occur on any date prior to November 1, 2017, and (ii) either Descartes or Fermat, in its sole discretion, may postpone the Closing Date (as defined below) to the first Business Day following the last day of the calendar month in which the Closing would otherwise occur (the “Accounting Period Start Date”). In any instance in which Descartes or Fermat determines to postpone the Closing Date in accordance with the proviso in the immediately preceding sentence, such party shall provide written notice to the other party at least five (5) Business Days prior to the date on which the Closing would otherwise be scheduled to occur. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. Except to the extent expressly set forth in this Agreement to the contrary, and notwithstanding the actual occurrence of the Closing at any particular time, the Closing shall be deemed to occur and be effective (for accounting purposes only), in the United States, as of 11:59 p.m. (New York time) and, in any jurisdiction outside of the United States, as of the time at which the books of the Ag Business are normally closed in such jurisdiction, in each case, on the calendar day immediately preceding the Closing Date (the “Effective Time”); provided, that in the event the Closing Date shall be extended to the Accounting Period Start Date, for purposes of this Agreement, the “Closing” shall be deemed to occur (for accounting purposes only) and be effective, in the United States, as of 11:59 p.m. (New York time), and, in any jurisdiction outside of the United States, as of the time at which the books of the Ag Business are normally closed in such jurisdiction, in each case, on the last day of the calendar month immediately preceding the Accounting Period Start Date. All transactions taking place at the Closing shall be deemed to occur simultaneously.

-37- 1414958.12A-NYCSR03A - MSW (b) At the Closing, Fermat shall deliver, or cause to be delivered, to Descartes (or, at the option of Descartes, one or more Subsidiaries designated by Descartes) the following: (i) an amount equal to the Cash Balancing Amount plus the Estimated Ag Adjustment Amount if positive (and minus the absolute value of the Estimated Ag Adjustment Amount if negative) minus the Estimated H&N Adjustment Amount if positive (and plus the absolute value of the Estimated H&N Adjustment Amount if negative), by wire transfer(s) of immediately available funds into an account or accounts designated by Descartes in writing not fewer than two (2) Business Days prior to the Closing Date, (ii) the Fermat Certificates; (iii) each of the Ag Acquisition Documents, duly executed by Fermat and/or its applicable Subsidiaries, as applicable; (iv) with respect to jurisdictions outside the United States in which the Acquired Ag Assets or Assumed Ag Liabilities are located, such bills of sale, stock powers, certificates of title, deeds, assignments and other agreements or instruments of transfer (in a form that is consistent with the terms and conditions of this Agreement and otherwise customary in such jurisdictions) as and to the extent necessary to effect the transfer of the Acquired Ag Assets (other than the registrations and applications for Ag Business Intellectual Property, which is the subject of clause (v)) or the assumption of the Assumed Ag Liabilities pursuant to this Agreement and recordation of such transfer or assumption (collectively, the “Ag Foreign Closing Documents”), in each case duly executed by Fermat and/or its applicable Subsidiaries, as applicable; (v) such bills of sale, certificates of title, deeds, assignments and other agreements or instruments of transfer (in a form that is consistent with the terms and conditions of this Agreement and otherwise customary) as and to the extent necessary to effect the transfer of the registrations and applications for the Ag Business Intellectual Property (collectively, the “Ag IP Transfer Documents”), in each case duly executed by Fermat and/or its applicable Subsidiaries, as applicable; (vi) each of the H&N Acquisition Documents, duly executed by Fermat and/or its applicable Subsidiaries, as applicable; (vii) with respect to jurisdictions outside the United States in which the Acquired H&N Assets or Assumed H&N Liabilities are located, such bills of sale, stock powers, certificates of title, deeds, assignments and other agreements or instruments of transfer (in a form that is consistent with the terms and conditions of this Agreement and otherwise customary in such jurisdictions) as and to the extent necessary to effect the transfer of the Acquired H&N Assets (other than the registrations and applications for H&N Business Intellectual Property, which is the subject of clause (viii)) or the assumption of the Assumed H&N Liabilities pursuant to this Agreement and recordation of such transfer or assumption (collectively, the “H&N Foreign Closing Documents”), in each case duly executed by Fermat and/or its applicable Subsidiaries, as applicable;

-38- 1414958.12A-NYCSR03A - MSW (viii) such bills of sale, certificates of title, deeds, assignments and other agreements or instruments of transfer (in a form that is consistent with the terms and conditions of this Agreement and otherwise customary) as and to the extent necessary to effect the transfer of the registrations and applications for the H&N Business Intellectual Property (collectively, the “H&N IP Transfer Documents”), in each case duly executed by Fermat and/or its applicable Subsidiaries, as applicable; and (ix) (A) from Fermat, a duly executed certificate of non-foreign status, substantially in the form of the sample certification set forth in Treasury Regulation Section 1.1445-2(b)(2)(iv)(B), and (B) from each Subsidiary of Fermat that is treated as transferring any assets pursuant to this Agreement for U.S. federal income tax purposes and (x) that is a “United States person” for U.S. federal income tax purposes, a duly executed certificate of non-foreign status, substantially in the form of the sample certification set forth in Treasury Regulation Section 1.1445-2(b)(2)(iv)(B) and (y) that is not a “United States person” for U.S. federal income tax purposes, a duly executed certificate to the effect that no such asset is a “United States real property interest”; provided, that if any party fails to deliver a certificate required by this Section 2.2(b)(ix), the sole remedy of Descartes and its Affiliates for such failure shall be the entitlement to withhold any amounts required to be withheld (or to be reimbursed for amounts required to be withheld under Section 6.1) under Section 1445 of the Code and the Treasury Regulations thereunder on payments to such party. (c) At the Closing, Descartes shall deliver, or cause to be delivered, to Fermat (or, at the option of Fermat, one or more Subsidiaries designated by Fermat) the following: (i) the Descartes Certificates; (ii) each of the Ag Acquisition Documents, duly executed by Descartes and/or its applicable Subsidiaries, as applicable; (iii) the Ag Foreign Closing Documents, in each case duly executed by Descartes and/or its applicable Subsidiaries, as applicable; (iv) the Ag IP Transfer Documents, in each case duly executed by Descartes and/or its applicable Subsidiaries, as applicable; (v) each of the H&N Acquisition Documents, duly executed by Descartes and/or its applicable Subsidiaries, as applicable; (vi) the H&N Foreign Closing Documents, in each case duly executed by Descartes and/or its applicable Subsidiaries, as applicable; (vii) the H&N IP Transfer Documents, in each case duly executed by Descartes and/or its applicable Subsidiaries, as applicable; and (viii) (A) from Descartes, a duly executed certificate of non-foreign status, substantially in the form of the sample certification set forth in Treasury Regulation Section 1.1445-2(b)(2)(iv)(B), and (B) from each Subsidiary of Descartes that is treated as transferring any assets pursuant to this Agreement for U.S. federal income tax purposes and

-39- 1414958.12A-NYCSR03A - MSW (x) that is a “United States person” for U.S. federal income tax purposes, a duly executed certificate of non-foreign status, substantially in the form of the sample certification set forth in Treasury Regulation Section 1.1445-2(b)(2)(iv)(B) and (y) that is not a “United States person” for U.S. federal income tax purposes, a duly executed certificate to the effect that no such asset is a “United States real property interest”; provided, that if any party fails to deliver a certificate required by this Section 2.2(c)(viii), the sole remedy of Fermat and its Affiliates for such failure shall be the entitlement to withhold any amounts required to be withheld (or to be reimbursed for amounts required to be withheld under Section 6.2) under Section 1445 of the Code and the Treasury Regulations thereunder on payments to such party. Section 2.3 Acquired Ag Assets. Subject to the terms and conditions of this Agreement, on the Closing Date and at the Closing, Descartes shall (and/or shall cause one or more of its Subsidiaries to) sell, assign, transfer and convey to Fermat (or one or more of its designated Subsidiaries), and Fermat shall (and/or shall cause one or more of its designated Subsidiaries to) purchase, acquire and accept from Descartes or its Subsidiaries, in accordance with Exhibit G-1 (the “Ag Step Plan”), all of Descartes’s right, title and interest in and to all of the assets and properties Related to the Ag Business (but, for the avoidance of doubt, excluding the Excluded Ag Assets) (collectively, the “Acquired Ag Assets”), including the following: (a) All capital stock, options, warrants or other equity interests in the Transferred Ag Subsidiaries; (b) Any and all Contracts Related to the Ag Business, including any claims or causes of action arising thereunder or related thereto (the “Assigned Ag Contracts”), including the Contracts listed on Section 2.3(b) of the Descartes Disclosure Schedule; (c) Any and all Intellectual Property owned by Descartes or its Affiliates and Related to the Ag Business, including the Intellectual Property listed on Section 2.3(c) of the Descartes Disclosure Schedule (the “Ag Business Intellectual Property”); (d) Any and all tangible assets Related to the Ag Business, including such tangible assets Related to the Ag Business that are or relate to research and development activities, manufacturing equipment, tooling, fixed assets, personal property or office furniture; (e) Any and all prepaid expenses and security deposits arising out of the Assigned Ag Contracts, including those reflected in the Ag Financial Data or arising in the ordinary course of business of the Ag Business since December 31, 2016; (f) Any and all raw materials, work-in-process, finished goods, supplies and other inventories Related to the Ag Business, including any such raw materials, work-in-process, finished goods, supplies and other inventories being held by (i) customers of the Ag Business pursuant to consignment arrangements or (ii) suppliers of the Ag Business under tolling arrangements (provided that with respect to any of the foregoing that are located at or are in transit from or to any site that is a Delayed Ag Asset, only finished goods shall be included) (collectively, the “Ag Inventory”); (g) The Acquired Ag Owned Real Property and the Acquired Ag Leased Real Property;

-40- 1414958.12A-NYCSR03A - MSW (h) Any and all goodwill Related to the Ag Business as a going concern; (i) Any and all Ag Business Permits; (j) Any and all Ag Active Registrations, any and all Ag Dormant Registrations, and all Pending Registrations and the Acquired Ag Data Package; (k) Any and all rights to FIFRA data compensation (or compensation under other similar Law), royalties or other consideration related to the Transferred Ag Registration Data; (l) Any and all assets relating to International Ag Benefit Plans that transfer pursuant to Section 5.8(u) and any and all assets that correspond to the Liabilities of the Transferred Ag Benefit Plans; and (m) Any and all documents, instruments, papers, books, records, books of account, files and data (including customer and supplier lists, and repair and performance records, product performance or experimental data), catalogs, brochures, sales literature, promotional materials, documentation of costs related to generation of the Transferred Ag Registration Data, certificates and other documents to the extent Related to the Ag Business and in the possession of Descartes, in whatever format, other than (i) any books, records or other materials that Descartes is required by Law to retain (copies of which, to the extent permitted by Law, will be made available to Fermat upon Fermat’s reasonable request), and (ii) any documents, files, or records which cannot be disclosed under privacy, data protection-related or other applicable Law (in any event, including employee medical records and information); (n) All IT Assets of Descartes or any of its Subsidiaries that (i) are listed on Section 2.3(n) of the Descartes Disclosure Schedule or (ii) are exclusively used and exclusively held for use in the Ag Business (“Ag Transferred IT Assets”); (o) All of Descartes’s and its Subsidiaries’ rights under warranties, indemnities and all similar rights against third parties to the extent related to any Acquired Ag Assets; and (p) Subject to Section 5.5(a)(vi), any and all Personnel Records maintained by Descartes or its Affiliates for Transferred Ag Business Employees. Section 2.4 Excluded Ag Assets. Notwithstanding anything to the contrary contained herein, any and all of Descartes’s or any of its Affiliates’ right, title and interest in and to the following assets and properties (the “Excluded Ag Assets”) shall be specifically excluded from, and shall not constitute, the Acquired Ag Assets: (a) Except as set forth in Section 2.3(l) and Section 5.8, any and all assets related to the Ag Benefit Plans; (b) Any and all Cash Amounts, notes, loans and advances (including to customers), debentures, trade receivables (whether current or non-current) and other accounts

-41- 1414958.12A-NYCSR03A - MSW receivable Related to the Ag Business and all rights to any bank or other account of Descartes or its Subsidiaries; (c) Any and all Contracts other than the Assigned Ag Contracts; (d) Any and all Contracts related to Indebtedness or tax sharing; (e) Any and all Intellectual Property, other than the Ag Business Intellectual Property (including, as an Excluded Ag Asset covered by this Section 2.4(e), the Intellectual Property listed on Section 2.4(e) of the Descartes Disclosure Schedule) ; (f) Any and all Intellectual Property with respect to any compounds for which physical samples are contained in the Compound Library solely to the extent related to Descartes’s and its Subsidiaries’ current or previously marketed products (other than Transferred Ag Active Ingredients and Transferred Ag Formulated Products) or the Retained Descartes Pipeline; (g) Compounds covered by the Patents covering the active ingredients (technical products) of the formulations in the Retained Descartes Pipeline and the Excluded Products, other than herbicides; (h) The Descartes Names; (i) all current and prior insurance policies of, or agreements for, insurance and interests in insurance pools and programs of Descartes or any of its Subsidiaries and all rights of any nature with respect thereto, including all insurance recoveries thereunder and rights to assert claims with respect to any such insurance recoveries; (j) Any and all refunds of Excluded Ag Taxes; (k) Any and all Tax Returns and other books and records related to Taxes paid or payable by Descartes or any of its Subsidiaries (other than Tax Returns of the Transferred Ag Subsidiaries); (l) The Excluded Ag Formulations Assets and the Excluded Ag R&D Assets; (m) Any and all non-transferable Ag Business Permits (the “Ag Non- Transferable Permits”); (n) All tangible and intangible assets and properties that are not primarily or exclusively related to, owned, used, developed, in development or held for use in the conduct of, the Ag Business (other than as set forth in Section 2.3) including all capital stock, options, warrants or other equity interests in any Person that is not a Transferred Ag Subsidiary (or a Subsidiary thereof) and the Excluded Descartes Businesses; (o) Except in each case for the Acquired Ag Owned Real Property and Acquired Ag Leased Real Property, all of Descartes’s and its Subsidiaries’ right, title and interest in owned and leased real property and other interests in real property including all such right,

-42- 1414958.12A-NYCSR03A - MSW title and interest under each real property lease pursuant to which Descartes or any of its Subsidiaries leases, subleases (as sub-landlord or sub-tenant) or otherwise occupies any such leased real property, together in each case with Descartes’s and its Subsidiaries’ right, title and interest in, to and under all structures, facilities or improvements currently or as of the Closing Date located on any such real property and all easements, licenses, rights and appurtenances related to the foregoing; (p) Any and all causes of action, lawsuits, Judgments, claims and demands of any nature available to or being pursued by Descartes or any of its Subsidiaries (including counterclaims) and defenses (A) against third parties relating primarily to any of the Excluded Ag Assets or the Retained Ag Liabilities as well as any books, records and privileged information relating thereto or (B) to the extent relating to any period through the Closing; (q) Any and all interest of Descartes or any of its Subsidiaries under this Agreement, any Acquisition Document and any other agreement, document or instrument entered into in connection with the transactions contemplated by this Agreement; (r) Except as set forth in Section 2.3(p), any and all personnel and employment records for employees and former employees of Descartes and its Subsidiaries; (s) Any and all IT Assets of Descartes or any of its Subsidiaries other than the Ag Transferred IT Assets; and (t) Any and all raw materials, work-in-process, supplies and other inventories Related to the Ag Business, other than finished goods, that are located at or are in transit from or to any site that is a Delayed Ag Asset); (u) Any Ag Shared Contract, to the extent not assigned to Fermat or one of its Subsidiaries pursuant to an Ag Partial Assignment and Release under Section 5.10(a); and (v) Any and all Retained Ag Registration Data. The parties hereto acknowledge and agree that neither Fermat nor any of its Subsidiaries will acquire or be permitted to retain any direct or indirect right, title and interest in any Excluded Ag Assets, except as expressly set forth in any Acquisition Document. Section 2.5 Assumed Ag Liabilities. At the Closing, Fermat shall (and/or shall cause one or more designated Subsidiaries to) assume and agree to discharge or perform all of the following Liabilities of Descartes and its Subsidiaries arising from and after the Closing (or in the case of Section 2.5(e)(ii), at any time) out of the Acquired Ag Assets or the Ag Business (or in the case of Section 2.5(e)(ii), at any time), other than the Retained Ag Liabilities, in each case, whether such Retained Ag Liabilities accrue prior to, on or after Closing (the “Assumed Ag Liabilities”): (a) Subject to Section 2.8, any and all Liabilities arising under any of the Assigned Ag Contracts to the extent such Liabilities relate to any period beginning on or after, the Closing but only to the extent that they do not relate to any failure to perform or other breach,

-43- 1414958.12A-NYCSR03A - MSW default or violation by Descartes or any of its Subsidiaries under any such Assigned Ag Contract prior to the Closing; (b) Subject to Section 9.6, any and all Liabilities arising from and after the Closing to the extent arising out of the ownership, management, operation, use, maintenance, or occupancy of the Acquired Ag Assets or the Ag Business (including any Delayed Ag Assets), in each case from and after the Closing, including any such Liabilities relating to violations of or noncompliance with applicable Environmental Law or Environmental Permits, the Release of Hazardous Substances, Contamination and exposure to Hazardous Substances. For purposes of clarification, this assumption includes, subject to Section 9.6, (i) all Liabilities relating to exposure to Hazardous Substances at the properties of the Acquired Ag Assets or the Ag Business (including any Delayed Ag Assets) that occur from and after the Closing to the extent that such Hazardous Substances were Released into the environment after the Closing and (ii) fines and penalties for violation of or noncompliance with applicable Environmental Law to the extent occurring from and after the Closing, even if the violation of or noncompliance with applicable Environmental Law commenced prior to the Closing; (c) Any and all Liabilities with respect to any return, repair, warranty or similar Liabilities relating to products and services of the Ag Business arising from the sale of products by or on behalf of Fermat after the Closing; (d) Any and all Liabilities for Taxes imposed with respect to the Acquired Ag Assets, the Assumed Ag Liabilities, the Ag Business or the Transferred Ag Subsidiaries and, in each case, arising from and after the Closing, other than Excluded Ag Taxes; (e) Any and all Liabilities in respect of Transferred Ag Business Employees (i) arising from and after the Closing Date, subject to Section 5.8; or (ii) assumed by Fermat pursuant to Section 5.8; (f) Any Liability that (A) Fermat assumes pursuant to the Concerto Assignment and Assumption Agreement and/or the Aria Assignment and Assumption Agreement solely to the extent such Liability relates to any period beginning on or after the Closing (but only to the extent that they do not relate to any failure to perform or other breach, default or violation by Descartes or any of its Subsidiaries under any Contract underlying either such assignment and assumption agreements prior to the Closing) or (B) is incurred by Descartes and/or its Affiliates in connection with the failure of any of Fermat or its Affiliates or their respective assigns, sublicensees or direct or indirect successors in interest, or any of their respective Representatives to comply with or perform the obligations assumed by Fermat pursuant to the foregoing clause (A); provided, that the foregoing clause (A) and clause (B) shall not apply to any such Liability that would otherwise be assumed pursuant to this Section 2.5(h) to the extent it is a Retained Ag Liability under clauses (b)-(i) of the definition of Retained Ag Liabilities. (g) Except as set forth in Section 5.8, any and all Liabilities with respect to any Transferred Ag Benefit Plan arising from and after the Closing; and

-44- 1414958.12A-NYCSR03A - MSW Section 2.6 Retained Ag Liabilities. Descartes shall retain, and Fermat and its Affiliates shall not assume, any of the following Liabilities of Descartes and its Affiliates (the “Retained Ag Liabilities”): (a) Any and all Liabilities which are not Assumed Ag Liabilities pursuant to Section 2.5; (b) Any and all Liabilities arising out of or related to the Excluded Ag Assets; (c) Except as set forth in Section 2.5(f) and Section 5.8 or to the extent required by applicable Law, any and all Liabilities relating to or arising under any Ag Benefit Plan; (d) Except as set forth in Section 2.5(e) or Section 5.8 or to the extent required by applicable Law, any and all Liabilities in respect of Ag Business Employees or any other employees of Descartes or its Affiliates; (e) Any and all accounts payable Related to the Ag Business arising prior to the Closing; (f) Any and all Liabilities for Excluded Ag Taxes; (g) Any and all Liabilities for any Indebtedness of Descartes or any of its Subsidiaries; (h) The Environmental and Indemnity Agreement, dated May 18, 2001, regarding Mobile Site in Axis, Alabama (including all amendments thereto); and (i) Subject to Section 9.6, any and all Liabilities, whenever arising (whether before, on or after the Closing), to the extent arising out of the ownership, management, operation, use, maintenance, or occupancy of the Acquired Ag Assets or the Ag Business (including any Delayed Ag Assets), in each case before the Closing, including any such Liabilities relating to violations of or noncompliance with applicable Environmental Law or Environmental Permits, the Release of Hazardous Substances, Contamination and exposure to Hazardous Substances. For purposes of clarification, Retained Ag Liabilities do not include, subject to Section 9.6, (i) any Liabilities relating to exposure to Hazardous Substances at the properties of the Acquired Ag Assets or the Ag Business (including any Delayed Ag Assets) that occur from and after the Closing to the extent that such Hazardous Substances were Released into the environment from and after the Closing and (ii) fines and penalties for violation of or noncompliance with applicable Environmental Law to the extent occurring from and after the Closing, even if the violation of or noncompliance with applicable Environmental Law commenced prior to the Closing. The parties hereto acknowledge and agree that neither Fermat nor any of its Subsidiaries will be required to assume, discharge or perform any Retained Ag Liabilities.

-45- 1414958.12A-NYCSR03A - MSW Section 2.7 Ag Acquisition Inventory Adjustment. (a) Exhibit I-1 to this Agreement sets forth a calculation of the value of the Ag Inventory as of December 31, 2016, including the accounting principles used in such calculation (the “Ag Accounting Principles”). (b) At least five (5) Business Days prior to the Closing Date, Descartes shall cause to be prepared and delivered to Fermat a closing statement (the “Ag Closing Statement”) setting forth a good faith estimate of the Ag Adjustment Amount (such estimate, the “Estimated Ag Adjustment Amount”) and the calculation of such Estimated Ag Adjustment Amount, including an estimate of the Closing Ag Inventory Amount and shall consider in good faith any comments thereon by Fermat and revise the Ag Closing Statement and Estimated Ag Adjustment Amount to reflect any changes as may be agreed by Descartes and Fermat (and all such discussions related thereto shall be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar state rule and evidence of such discussions shall not be admissible in any future Proceedings between the parties). The Ag Closing Statement shall be prepared in accordance with the Ag Accounting Principles. (c) Within sixty (60) days after the Closing Date, Fermat shall cause to be prepared and delivered to Descartes a statement (the “Ag Post-Closing Statement”), setting forth the calculation of the Ag Adjustment Amount, including the Closing Ag Inventory Amount. The Ag Post-Closing Statement shall be prepared in accordance with the Ag Accounting Principles. (d) Within forty-five (45) days following receipt by Descartes of the Ag Post- Closing Statement, Descartes shall deliver written notice to Fermat of any dispute Descartes has with respect to the preparation or content of the Ag Post-Closing Statement (the “Descartes Dispute Notice”); provided that if Descartes does not deliver any Descartes Dispute Notice to Fermat within such forty-five (45)-day period, the Ag Post-Closing Statement will be final, conclusive and binding on the parties. The Descartes Dispute Notice shall set forth in reasonable detail the basis for any dispute included therein, the amounts involved and Descartes’s determination of the Ag Adjustment Amount, including the Closing Ag Inventory Amount. Upon receipt by Fermat of a Descartes Dispute Notice, Fermat and Descartes shall negotiate in good faith to resolve any dispute set forth therein (and all such discussions related thereto shall be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar state rule and evidence of such discussions shall not be admissible in any future Proceedings between the parties). If Fermat and Descartes, such good faith effort notwithstanding, fail to resolve any such dispute within thirty (30) days following receipt by Fermat of the Descartes Dispute Notice (the “Ag Dispute Resolution Period”), then Fermat and Descartes jointly shall engage, within ten (10) days following the expiration of the Ag Dispute Resolution Period, Duff & Phelps Corporation or, if Duff & Phelps Corporation is unavailable or conflicted, another nationally recognized major accounting firm selected jointly by Descartes and Fermat (the “Ag Independent Accounting Firm”) to resolve any such dispute. If Descartes and Fermat are unable to agree on the Ag Independent Accounting Firm, then each of Descartes and Fermat shall select a nationally recognized major accounting firm, and the two (2) firms will mutually select a third nationally recognized major accounting firm to serve as the Ag Independent Accounting Firm. As promptly as practicable, and in any event not more than fifteen (15) days following the engagement of the Ag Independent Accounting Firm, Fermat and Descartes shall

-46- 1414958.12A-NYCSR03A - MSW each prepare and submit a presentation detailing each party’s complete statement of proposed resolution of each issue still in dispute to the Ag Independent Accounting Firm. Fermat and Descartes shall cause the Ag Independent Accounting Firm to, as soon as practicable after the submission of the presentations described in the immediately preceding sentence and in any event not more than thirty (30) days following such presentations, make a final determination, binding on the parties to this Agreement, of the appropriate amount of each of the line items that remain in dispute as indicated in the Descartes Dispute Notice. With respect to each disputed line item, such determination, if not in accordance with the position of either Descartes or Fermat, shall not be in excess of the higher, nor less than the lower, of the amounts advocated by Descartes or Fermat, as applicable, in their respective presentations to the Ag Independent Accounting Firm described above. All fees and expenses relating to the work, if any, to be performed by the Ag Independent Accounting Firm shall be borne equally by Descartes and Fermat. All determinations made by the Ag Independent Accounting Firm, and the Ag Post- Closing Statement, as modified by the Ag Independent Accounting Firm, will be final, conclusive and binding on the parties hereto. (e) For purposes of complying with the terms set forth in this Section 2.7, Descartes and Fermat shall cooperate with and make available to each other and their respective Representatives all information, records, data and working papers, in each case, to the extent related to the Ag Inventory, and shall permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Ag Post-Closing Statement and the resolution of any disputes thereunder. (f) Within three (3) Business Days following the final determination of the Ag Adjustment Amount pursuant to Section 2.7(d), (i) if the Ag Adjustment Amount is greater than the Estimated Ag Adjustment Amount, Fermat shall pay or cause to be paid, by wire transfer of immediately available funds into an account designated by Descartes in writing, an amount equal to such excess and (ii) if the Ag Adjustment Amount is less than the Estimated Ag Adjustment Amount, Descartes shall pay or cause to be paid by wire transfer of immediately available funds into an account designated by Fermat in writing, an amount equal to such deficiency. Section 2.8 Certain Ag Business Prorations. (a) Fermat shall apportion (i) any rents and other occupancy charges or other time-based payments (including in respect of field studies) to be received or paid pursuant to any Assigned Ag Contract and (ii) any utility charges, in each case with respect to the Acquired Ag Assets and the Ag Business (the “Ag Prorated Payments”) for payment periods which begin prior to and end on or after the Closing Date, prorated upon the basis of number of days in such payment period before and after the Closing Date. For the avoidance of doubt, the Ag Prorated Payments shall not include rebates or other payments to be received or paid based on the value of goods shipped or received. (b) Not more than thirty (30) Business Days after the end of each of the first five (5) fiscal quarters ending after the Closing Date, Fermat shall deliver to Descartes a statement (without duplication of any amounts included in any prior Ag Proration Statement) of the proposed proration of any Ag Prorated Payments, including a calculation of the amount of

-47- 1414958.12A-NYCSR03A - MSW the Ag Prorated Payments for which Descartes is then liable or which are then due (each, a “Retained Ag Prorated Payments Amount”) and copies of all statements, invoices, bills and other documents used by it to determine the proposed proration (each, an “Ag Proration Statement”). Descartes shall have fifteen (15) days following delivery of each Ag Proration Statement to object to any amount set forth therein by delivering a written statement of its objections to Fermat. If Descartes does not object to any amount set forth in an Ag Proration Statement within such fifteen (15) day period, such Ag Proration Statement will be final, conclusive and binding on the parties. If Descartes objects to any amount set forth in such Ag Proration Statement within such fifteen (15) day period, Fermat and Descartes shall negotiate in good faith to resolve such objections and shall resolve such objections within thirty (30) days of the delivery of such Ag Proration Statement. (c) Within three (3) Business Days following the final determination of any Retained Ag Prorated Payments Amount for each fiscal quarter pursuant to Section 2.8(b), (i) if such Retained Ag Prorated Payments Amount is owed by Descartes, Descartes shall pay or cause to be paid, by wire transfer of immediately available funds into an account designated by Fermat in writing, an amount equal to such Retained Ag Prorated Payments Amount and (ii) if such Retained Ag Prorated Payments Amount is owed to Descartes, Fermat shall pay or cause to be paid by wire transfer of immediately available funds into an account designated by Descartes in writing, an amount equal to such Retained Ag Prorated Payments Amount. Section 2.9 Ag Allocation. As soon as reasonably practicable after the date hereof, and in any event within forty-five (45) days after the date hereof, Descartes shall deliver to Fermat (a) a proposed apportionment of all items that are treated as consideration to Descartes for Tax purposes as of the Closing Date among the members of the Descartes Group that transferred Acquired Ag Assets, Assumed Ag Liabilities, or Transferred Ag Subsidiaries, and (b) a proposed allocation, to the extent relevant, of the amounts so apportioned to each member of the Descartes Group among the assets transferred, in each case, in a manner consistent with Section 1060 of the Code and the Treasury Regulations promulgated thereunder (the apportionment and allocation delivered pursuant to this sentence, collectively, the “Proposed Ag Allocation”). The parties agree that, for purposes of this determination, the H&N Business shall be treated as having a fair market value equal to the amount set forth on Section 2.9 of the Fermat Disclosure Schedule (before taking into account any adjustment pursuant to Section 2.14). If Fermat disagrees with the Proposed Ag Allocation, Fermat may, within thirty (30) days after delivery of the Proposed Ag Allocation, deliver a notice (the “Ag Allocation Notice”) to Descartes to such effect, specifying those items as to which Fermat disagrees and setting forth Fermat’s proposed allocation. If the Ag Allocation Notice is duly delivered, Fermat and Descartes shall, during the twenty (20) days following such delivery, use commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine the allocation of all items that are treated as consideration to Descartes for Tax purposes. If Descartes and Fermat are unable to reach such agreement any disagreement shall be resolved, prior to the Closing Date, by the Ag Independent Accounting Firm or a nationally recognized appraisal firm selected jointly by Descartes and Fermat. The parties agree to make any adjustments to such allocation as may be necessary to reflect (x) the final determination of the Ag Adjustment Amount pursuant to Section 2.7 or the H&N Adjustment Amount pursuant to Section 2.14 and (y) any other adjustment to any amount treated as consideration to Descartes for Tax purposes, and any disagreement regarding such adjustment shall be resolved by the Ag

-48- 1414958.12A-NYCSR03A - MSW Independent Accounting Firm or a nationally recognized appraisal firm selected pursuant to the preceding sentence. The allocation, as prepared by Descartes if no Ag Allocation Notice has been given or as adjusted pursuant to any agreement between Descartes and Fermat or as resolved by the Ag Independent Accounting Firm or appraisal firm referenced in the preceding sentence (the “Ag Allocation”) shall be conclusive and binding on the parties hereto, and none of Descartes, Fermat or any of their respective Affiliates shall take any position inconsistent with the Ag Allocation on any Tax Return or in any Tax Proceeding, in each case, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of state, local or foreign law). Section 2.10 Acquired H&N Assets. Subject to the terms and conditions of this Agreement, on the Closing Date and at the Closing, Fermat shall (and/or shall cause one or more of its Subsidiaries to) sell, assign, transfer and convey to Descartes (and/or one or more of its designated Subsidiaries), and Descartes shall (and/or shall cause one or more of its designated Subsidiaries to) purchase, acquire and accept from Fermat or its Subsidiaries, in accordance with Exhibit G-2 (the “H&N Step Plan”), all of Fermat’s right, title and interest in and to all of the assets and properties Related to the H&N Business (but, for the avoidance of doubt, excluding the Excluded H&N Assets) (collectively, the “Acquired H&N Assets”), including the following: (a) All capital stock, options, warrants or other equity interests in the Transferred H&N Subsidiaries; (b) Any and all Contracts Related to the H&N Business, including any claims or causes of action arising thereunder or related thereto (the “Assigned H&N Contracts”), including the Contracts listed on Section 2.10(b) of the Fermat Disclosure Schedule; (c) Any and all Intellectual Property owned by Fermat or its Affiliates and Related to the H&N Business, including the Intellectual Property listed on Section 2.10(c) of the Fermat Disclosure Schedule (the “H&N Business Intellectual Property”); (d) Any and all tangible assets Related to the H&N Business, including such tangible assets Related to the H&N Business that are or relate to research and development activities, manufacturing equipment, tooling, fixed assets, personal property or office furniture; (e) Any and all prepaid expenses and security deposits arising out of the Assigned H&N Contracts, including those reflected on the H&N Business Financial Statements or arising in the ordinary course of business of the H&N Business since the H&N Balance Sheet Date; (f) Any and all raw materials, work-in-process, finished goods, supplies and other inventories Related to the H&N Business, including any such raw materials, work-in- process, finished goods, supplies and other inventories being held by (i) customers of the H&N Business pursuant to consignment arrangements or (ii) suppliers of the H&N Business under tolling arrangements; (g) The Acquired H&N Owned Real Property and the Acquired H&N Leased Real Property;

-49- 1414958.12A-NYCSR03A - MSW (h) Any and all goodwill Related to the H&N Business as a going concern; (i) Any and all H&N Business Permits (which, for the avoidance of doubt, includes Drug Master Files); (j) Any and all assets relating to International H&N Benefit Plans that transfer to Descartes pursuant to Section 5.9(u) and any and all assets that correspond to the Liabilities of the Transferred H&N Benefit Plans; (k) Any and all notes, debentures, trade receivables (whether current or non- current) and other accounts receivable Related to the H&N Business; (l) Any and all documents, instruments, papers, books, records, books of account, files and data (including customer and supplier lists, and repair and performance records, product performance or experimental data), catalogs, brochures, sales literature, promotional materials, certificates and other documents to the extent Related to the H&N Business and in the possession of Fermat, in whatever format, other than (i) any books, records or other materials that Fermat is required by Law to retain (copies of which, to the extent permitted by Law, will be made available to Descartes upon Descartes’s reasonable request), and (ii) any documents, files, or records which cannot be disclosed under privacy, data protection- related or other applicable Law (in any event, including employee medical records and information); (m) All IT Assets of Fermat or any of its Subsidiaries that (i) are listed on Section 2.10(m) of the Fermat Disclosure Schedule or (ii) are exclusively used and exclusively held for use in the H&N Business (“H&N Transferred IT Assets”); (n) All of Fermat’s and its Subsidiaries’ rights under warranties, indemnities and all similar rights against third parties to the extent related to any Acquired H&N Assets; (o) the seaweed harvest vessel being produced pursuant to the Shipbuilding Contract, dated June 23, 2016, by and between Fermat BioPolymer AS and Hellesoy Vergt AS and having Hellesoy Vergt AS Hull No. 153; and (p) Subject to Section 5.5(b)(vi), any and all Personnel Records maintained by Fermat or its Affiliates for Transferred H&N Business Employees. Section 2.11 Excluded H&N Assets. Notwithstanding anything to the contrary contained herein, any and all of Fermat’s or any of its Affiliates’ right, title and interest in and to the following assets and properties (the “Excluded H&N Assets”) shall be specifically excluded from, and shall not constitute, the Acquired H&N Assets: (a) Except as set forth in Section 2.10(j) and Section 5.9, any and all assets related to the H&N Benefit Plans; (b) Any and all Contracts other than the Assigned H&N Contracts; (c) Any and all Contracts related to Indebtedness or tax sharing;

-50- 1414958.12A-NYCSR03A - MSW (d) Any and all Intellectual Property, other than the H&N Business Intellectual Property (including, as an Excluded H&N Asset covered by this Section 2.11(d), the Intellectual Property listed on Section 2.11(d) of the Fermat Disclosure Schedule); (e) The Fermat Names; (f) all current and prior insurance policies of, or agreements for, insurance and interests in insurance pools and programs of Fermat or any of its Subsidiaries and all rights of any nature with respect thereto, including all insurance recoveries thereunder and rights to assert claims with respect to any such insurance recoveries; (g) Any and all refunds of Excluded H&N Taxes; (h) Any and all Tax Returns and other books and records related to Taxes paid or payable by Fermat or any of its Affiliates (other than Tax Returns of the Transferred H&N Subsidiaries); (i) Any and all Cash Amounts; (j) Any and all non-transferable H&N Business Permits (the “H&N Non- Transferable Permits”); (k) All tangible and intangible assets and properties that are not primarily or exclusively related to, owned, used, developed, in development or held for use in the conduct of, the H&N Business (other than as set forth in Section 2.10) including all capital stock, options, warrants or other equity interests in any Person that is not a Transferred H&N Subsidiary (or a Subsidiary thereof) and the Excluded Fermat Businesses; (l) Except in each case for the Acquired H&N Owned Real Property and Acquired H&N Leased Real Property, all of Fermat’s and its Subsidiaries’ right, title and interest in owned and leased real property and other interests in real property including all such right, title and interest under each real property lease pursuant to which Fermat or any of its Subsidiaries leases, subleases (as sub-landlord or sub-tenant) or otherwise occupies any such leased real property, together in each case with Fermat’s and its Subsidiaries’ right, title and interest in, to and under all structures, facilities or improvements currently or as of the Closing Date located on any such real property and all easements, licenses, rights and appurtenances related to the foregoing; (m) Any and all causes of action, lawsuits, Judgments, claims and demands of any nature available to or being pursued by Fermat or any of its Subsidiaries (including counterclaims) and defenses (A) against third parties relating primarily to any of the Excluded H&N Assets or the Retained H&N Liabilities as well as any books, records and privileged information relating thereto or (B) to the extent relating to any period through the Closing; (n) Any and all interest of Fermat or any of its Subsidiaries under this Agreement, any Acquisition Document and any other agreement, document or instrument entered into in connection with the transactions contemplated by this Agreement;

-51- 1414958.12A-NYCSR03A - MSW (o) Except as set forth in Section 2.10(p), any and all personnel and employment records for employees and former employees of Fermat and its Subsidiaries; (p) Any and all IT Assets of Fermat or any of its Subsidiaries other than the H&N Transferred IT Assets; and (q) Any H&N Shared Contract, to the extent not assigned to Descartes or one of its Subsidiaries pursuant to a H&N Partial Assignment and Release under Section 5.10(b). The parties hereto acknowledge and agree that neither Descartes nor any of its Subsidiaries will acquire or be permitted to retain any direct or indirect right, title and interest in any Excluded H&N Assets, except as expressly set forth in any Acquisition Document. Section 2.12 Assumed H&N Liabilities. At the Closing, Descartes shall (and/or shall cause one or more designated Subsidiaries to) assume and agree to discharge or perform all of the following Liabilities of Fermat and its Subsidiaries arising from and after the Closing (or with respect to Section 2.12(e)(ii), at any time) out of the Acquired H&N Assets or the H&N Business, other than the Retained H&N Liabilities, in each case, whether such Retained H&N Liabilities accrue prior to, on or after Closing (the “Assumed H&N Liabilities”): (a) Subject to Section 2.15, any and all Liabilities arising under any of the Assigned H&N Contracts to the extent such Liabilities relate to any period beginning on or after, the Closing but only to the extent that they do not relate to any failure to perform or other breach, default or violation by Fermat or any of its Subsidiaries under any such Assigned H&N Contract prior to the Closing; (b) Subject to Section 9.6, any and all Liabilities arising from and after the Closing to the extent arising out of the ownership, management, operation, use, maintenance, or occupancy of the Acquired H&N Assets or the H&N Business (including any Delayed H&N Assets), in each case from and after the Closing, including any such Liabilities relating to violations of or noncompliance with applicable Environmental Law or Environmental Permits, the Release of Hazardous Substances, Contamination and exposure to Hazardous Substances. For purposes of clarification, this assumption includes, subject to Section 9.6, (i) all Liabilities relating to exposure to Hazardous Substances at the properties of the Acquired H&N Assets or the H&N Business (including any Delayed H&N Assets) that occur from and after the Closing to the extent that such Hazardous Substances were Released into the environment after the Closing and (ii) fines and penalties for violation of or noncompliance with applicable Environmental Law to the extent occurring from and after the Closing, even if the violation of or noncompliance with applicable Environmental Law commenced prior to the Closing; (c) Any and all Liabilities with respect to any return, repair, warranty or similar Liabilities relating to products and services of the H&N Business arising from the sale of products by or on behalf of Descartes after the Closing; (d) Any and all Liabilities for Taxes imposed with respect to the Acquired H&N Assets, the Assumed H&N Liabilities, the H&N Business or the Transferred H&N Subsidiaries and, in each case, arising from and after the Closing, other than Excluded H&N Taxes;

-52- 1414958.12A-NYCSR03A - MSW (e) Any and all Liabilities in respect of Transferred H&N Business Employees (i) arising from and after the Closing Date, subject to Section 5.9; or (ii) assumed by Descartes pursuant to Section 5.9; (f) Except as set forth in Section 5.9, any and all Liabilities with respect to a Transferred H&N Benefit Plan arising from and after the Closing; and (g) Any and all accounts payable to the extent related to the H&N Business, arising prior to or on the Closing to the extent reflected in the Closing H&N Working Capital Amount or arising after the Closing. Section 2.13 Retained H&N Liabilities. Fermat shall retain, and Descartes and its Affiliates shall not assume, any of the following Liabilities of Fermat and its Affiliates (the “Retained H&N Liabilities”): (a) Any and all Liabilities which are not Assumed H&N Liabilities pursuant to Section 2.12; (b) Any and all Liabilities arising out of or related to the Excluded H&N Assets; (c) Except as set forth in Section 2.12(f) and Section 5.9 or to the extent required by applicable Law, any and all Liabilities relating to or arising under any H&N Benefit Plan; (d) Except as set forth in Section 2.12(e) or Section 5.9 or to the extent required by applicable Law, any and all Liabilities in respect of H&N Business Employees or any other employees of Fermat or its Affiliates; (e) Any and all Liabilities for Excluded H&N Taxes; (f) Any and all Liabilities for any Indebtedness of Fermat or any of its Subsidiaries, except as provided by Section 2.12(f) or Section 2.12(g); and (g) Subject to Section 9.6, any and all Liabilities, whenever arising (whether before, on or after the Closing), to the extent arising out of the ownership, management, operation, use, maintenance, or occupancy of the Acquired H&N Assets or the H&N Business (including any Delayed H&N Assets), in each case before the Closing, including any such Liabilities relating to violations of or noncompliance with applicable Environmental Law or Environmental Permits, the Release of Hazardous Substances, Contamination and exposure to Hazardous Substances. For purposes of clarification, Retained H&N Liabilities do not include, subject to Section 9.6, (i) any Liabilities relating to exposure to Hazardous Substances at the properties of the Acquired H&N Assets or the H&N Business (including any Delayed H&N Assets) that occur from and after the Closing to the extent that such Hazardous Substances were Released into the environment from and after the Closing, and (ii) fines and penalties for violation of or noncompliance with applicable Environmental Law to the extent occurring from and after the Closing, even if the violation of or noncompliance with applicable Environmental Law commenced prior to the Closing.

-53- 1414958.12A-NYCSR03A - MSW The parties hereto acknowledge and agree that neither Descartes nor any of its Subsidiaries will be required to assume, discharge or perform any Retained H&N Liabilities. Section 2.14 H&N Acquisition Working Capital Adjustment. (a) Exhibit I-2 to this Agreement sets forth a calculation of the net working capital of the H&N Business as of October 31, 2016 (the “H&N Sample Closing Statement”), including the asset and liability line items, general ledger accounts and accounting principles used in such calculation (the “H&N Accounting Principles”). (b) At least five (5) Business Days prior to the Closing Date, Fermat shall cause to be prepared and delivered to Descartes a closing statement (the “H&N Closing Statement”) setting forth a good faith estimate of the H&N Adjustment Amount (such estimate, the “Estimated H&N Adjustment Amount”) and the calculation of such Estimated H&N Adjustment Amount, including an estimate of the Closing H&N Working Capital Amount and shall consider in good faith any comments thereon by Descartes and revise the H&N Closing Statement and Estimated Ag Adjustment Amount to reflect any changes as may be agreed by Descartes and Fermat (and all such discussions related thereto shall be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar state rule and evidence of such discussions shall not be admissible in any future Proceedings between the parties). The H&N Closing Statement shall be prepared in accordance with the H&N Accounting Principles. (c) Within sixty (60) days after the Closing Date, Descartes shall cause to be prepared and delivered to Fermat a working capital statement (the “H&N Post-Closing Statement”), setting forth the H&N Adjustment Amount and the calculation of the H&N Adjustment Amount, including the Closing H&N Working Capital Amount. The H&N Post- Closing Statement shall be prepared in accordance with the H&N Accounting Principles. (d) Within forty-five (45) days following receipt by Fermat of the H&N Post- Closing Statement, Fermat shall deliver written notice to Descartes of any dispute Fermat has with respect to the preparation or content of the H&N Post-Closing Statement (the “Fermat Dispute Notice”); provided that if Fermat does not deliver any Fermat Dispute Notice to Descartes within such forty-five (45)-day period, the H&N Post-Closing Statement will be final, conclusive and binding on the parties. The Fermat Dispute Notice shall set forth in reasonable detail the basis for any dispute included therein, the amounts involved and Fermat’s determination of the H&N Adjustment Amount, including the Closing H&N Working Capital Amount. Upon receipt by Descartes of a Fermat Dispute Notice, Fermat and Descartes shall negotiate in good faith to resolve any dispute set forth therein (and all such discussions related thereto shall be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar state rule and evidence of such discussions shall not be admissible in any future Proceedings between the parties). If Fermat and Descartes, such good faith effort notwithstanding, fail to resolve any such dispute within thirty (30) days following receipt by Descartes of the Fermat Dispute Notice (the “H&N Dispute Resolution Period”), then Fermat and Descartes jointly shall engage, within ten (10) days following the expiration of the H&N Dispute Resolution Period, Duff & Phelps Corporation or, if Duff & Phelps Corporation is unavailable or conflicted, another nationally recognized major accounting firm selected jointly by Descartes and Fermat which, for the avoidance of doubt may be the same firm as the Ag

-54- 1414958.12A-NYCSR03A - MSW Independent Accounting Firm (the “H&N Independent Accounting Firm”) to resolve any such dispute. If Descartes and Fermat are unable to agree on the H&N Independent Accounting Firm, then each of Descartes and Fermat shall select a nationally recognized major accounting firm, and the two (2) firms will mutually select a third nationally recognized major accounting firm to serve as the H&N Independent Accounting Firm. As promptly as practicable, and in any event not more than fifteen (15) days following the engagement of the H&N Independent Accounting Firm, Fermat and Descartes shall each prepare and submit a presentation detailing each party’s complete statement of proposed resolution of each issue still in dispute to the H&N Independent Accounting Firm. Fermat and Descartes shall cause the H&N Independent Accounting Firm to, as soon as practicable after the submission of the presentations described in the immediately preceding sentence and in any event not more than thirty (30) days following such presentations, make a final determination, binding on the parties to this Agreement, of the appropriate amount of each of the line items that remain in dispute as indicated in the Fermat Dispute Notice. With respect to each disputed line item, such determination, if not in accordance with the position of either Descartes or Fermat, shall not be in excess of the higher, nor less than the lower, of the amounts advocated by Descartes or Fermat, as applicable, in their respective presentations to the H&N Independent Accounting Firm described above. All fees and expenses relating to the work, if any, to be performed by the H&N Independent Accounting Firm shall be borne equally by Descartes and Fermat. All determinations made by the H&N Independent Accounting Firm, and the H&N Post-Closing Statement, as modified by the H&N Independent Accounting Firm, will be final, conclusive and binding on the parties hereto. (e) For purposes of complying with the terms set forth in this Section 2.14, Descartes and Fermat shall cooperate with and make available to each other and their respective Representatives all information, records, data and working papers, in each case, to the extent related to the Acquired H&N Assets, Assumed H&N Liabilities or H&N Business, and shall permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the H&N Post-Closing Statement and the resolution of any disputes thereunder. (f) Within three (3) Business Days following the final determination of the H&N Adjustment Amount pursuant to Section 2.14(d), (i) if the H&N Adjustment Amount is greater than the Estimated H&N Adjustment Amount, Descartes shall pay or cause to be paid, by wire transfer of immediately available funds into an account designated by Fermat in writing, an amount equal to such excess and (ii) if the H&N Adjustment Amount is less than the Estimated H&N Adjustment Amount, Fermat shall pay or cause to be paid by wire transfer of immediately available funds into an account designated by Descartes in writing, an amount equal to such deficiency. Section 2.15 Certain H&N Business Prorations. (a) Descartes shall apportion (i) any rents and other occupancy charges or other time-based payments (including in respect of field studies) to be received or paid pursuant to any Assigned H&N Contract and (ii) any utility charges, in each case with respect to the Acquired H&N Assets and the H&N Business (the “H&N Prorated Payments”) for payment periods which begin prior to and end on or after the Closing Date, prorated upon the basis of number of days in such payment period before and after the Closing Date. For the avoidance of

-55- 1414958.12A-NYCSR03A - MSW doubt, the H&N Prorated Payments shall not include rebates or other payments to be received or paid based on the value of goods shipped or received. (b) Not more than thirty (30) Business Days after the end of each of the first five (5) fiscal quarters ending after the Closing Date, Descartes shall deliver to Fermat a statement (without duplication of any amounts included in any prior H&N Proration Statement) of the proposed proration of any H&N Prorated Payments, including a calculation of the amount of the H&N Prorated Payments for which Fermat is then liable or which are then due (each, a “Retained H&N Prorated Payments Amount”) and copies of all statements, invoices, bills and other documents used by it to determine the proposed proration (each, an “H&N Proration Statement”). Fermat shall have fifteen (15) days following delivery of each H&N Proration Statement to object to any amount set forth therein by delivering a written statement of its objections to Descartes. If Fermat does not object to any amount set forth in an H&N Proration Statement within such fifteen (15) day period, such H&N Proration Statement will be final, conclusive and binding on the parties. If Fermat objects to any amount set forth in such H&N Proration Statement within such fifteen (15) day period, Fermat and Descartes shall negotiate in good faith to resolve such objections and shall resolve such objections within thirty (30) days of the delivery of such H&N Proration Statement. (c) Within three (3) Business Days following the final determination of any Retained H&N Prorated Payments Amount for each fiscal quarter pursuant to Section 2.15(b), (i) if such Retained H&N Prorated Payments Amount is owed by Fermat, Fermat shall pay or cause to be paid, by wire transfer of immediately available funds into an account designated by Descartes in writing, an amount equal to such Retained H&N Prorated Payments Amount and (ii) if such Retained H&N Prorated Payments Amount is owed to Fermat, Descartes shall pay or cause to be paid by wire transfer of immediately available funds into an account designated by Fermat in writing, an amount equal to such Retained H&N Prorated Payments Amount. Section 2.16 H&N Allocation. As soon as reasonably practicable after the date hereof, and in any event within forty-five (45) days after the date hereof, Fermat shall deliver to Descartes (a) a proposed apportionment of all items that are treated as consideration to Fermat for Tax purposes as of the Closing Date among the members of the Fermat Group that transferred Acquired H&N Assets, Assumed H&N Liabilities, or Transferred H&N Subsidiaries, and (b) a proposed allocation, to the extent relevant, of the amounts so apportioned to each member of the Fermat Group among the assets transferred, in each case, in a manner consistent with Section 1060 of the Code and the Treasury Regulations promulgated thereunder (the apportionment and allocation delivered pursuant to this sentence, collectively, the “Proposed H&N Allocation”). The parties agree that, for purposes of this determination, the Ag Business shall be treated as having a fair market value equal to the amount set forth on Section 2.16 of the Descartes Disclosure Schedule (before taking into account any adjustment pursuant to Section 2.7). If Descartes disagrees with the Proposed H&N Allocation, Descartes may, within thirty (30) days after delivery of the Proposed H&N Allocation, deliver a notice (the “H&N Allocation Notice”) to Fermat to such effect, specifying those items as to which Descartes disagrees and setting forth Descartes’s proposed allocation. If the H&N Allocation Notice is duly delivered, Descartes and Fermat shall, during the twenty (20) days following such delivery, use commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine the allocation of all items that are treated as consideration to Fermat for Tax purposes.

-56- 1414958.12A-NYCSR03A - MSW If Descartes and Fermat are unable to reach such agreement, any disagreement shall be resolved, prior to the Closing Date, by the H&N Independent Accounting Firm or a nationally recognized appraisal firm selected jointly by Descartes and Fermat. The parties agree to make any adjustments to such allocation as may be necessary to reflect (x) the final determination of the H&N Adjustment Amount pursuant to Section 2.14 or the Ag Adjustment Amount pursuant to Section 2.7 and (y) any other adjustment to any amount treated as consideration to Descartes for Tax purposes, and any disagreement regarding such adjustment shall be resolved by the H&N Independent Accounting Firm or a nationally recognized appraisal firm selected pursuant to the preceding sentence. The allocation, as prepared by Fermat if no H&N Allocation Notice has been given or as adjusted pursuant to any agreement between Descartes and Fermat or as resolved by the H&N Independent Accounting Firm or appraisal firm referenced in the preceding sentence (the “H&N Allocation”) shall be conclusive and binding on the parties hereto, and none of Descartes, Fermat or any of their respective Affiliates shall take any position inconsistent with the H&N Allocation on any Tax Return or in any Tax Proceeding, in each case, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of state, local or foreign law). Section 2.17 Transferred Ag Subsidiaries. The parties intend that the transfer of the Transferred Ag Subsidiaries shall result in an indirect transfer of only those assets of the Transferred Ag Subsidiaries that would otherwise (that is, if the parties were transferring assets of the Transferred Ag Subsidiaries and not their equity interests) fall within the definition of “Acquired Ag Assets,” and in an indirect transfer of only those Liabilities of the Transferred Ag Subsidiaries that would otherwise fall within the definition of “Assumed Ag Liabilities.” Descartes shall use reasonable best efforts to transfer out of each of the Transferred Ag Subsidiaries prior to the Closing all assets and Liabilities required to be transferred so that the assets and Liabilities of each of the Transferred Ag Subsidiaries at the Closing are consistent with the agreement of the parties as set forth in the preceding sentence. Section 2.18 Transferred H&N Subsidiaries. The parties intend that the transfer of the Transferred H&N Subsidiaries shall result in an indirect transfer of only those assets of the Transferred H&N Subsidiaries that would otherwise (that is, if the parties were transferring assets of the Transferred H&N Subsidiaries and not their equity interests) fall within the definition of “Acquired H&N Assets,” and in an indirect transfer of only those Liabilities of the Transferred H&N Subsidiaries that would otherwise fall within the definition of “Assumed H&N Liabilities.” Fermat shall use reasonable best efforts to transfer out of each of the Transferred H&N Subsidiaries prior to the Closing all assets and Liabilities required to be transferred so that the assets and Liabilities of each of the Transferred H&N Subsidiaries at the Closing are consistent with the agreement of the parties as set forth in the preceding sentence. Section 2.19 Works Council Matters. (a) The parties acknowledge that, under French labor laws, one or more works councils of Descartes and/or one or more of its Subsidiaries that own French Ag Assets or directly conduct the French Ag Business will need to be informed and consulted with respect to the offer made by Fermat to acquire the assets meeting the criteria set forth in the definition of “Acquired Ag Assets” that are located in France and are owned by Descartes and/or its Subsidiaries (the “French Ag Assets”) and the Ag Business conducted in France (the “French

-57- 1414958.12A-NYCSR03A - MSW Ag Business”) and assume the liabilities meeting the criteria set forth in the definition of “Assumed Ag Liabilities” related to the French Ag Assets or French Ag Business (the “French Ag Liabilities”). Notwithstanding anything to the contrary in this Agreement, unless and until Descartes (or its relevant Subsidiaries) has executed and delivered to Fermat the France Acceptance Notice, the French Ag Assets, the French Ag Business and the French Ag Liabilities will not be considered to constitute Acquired Ag Assets, Ag Business or Assumed Ag Liabilities respectively, and, if no such France Acceptance Notice is delivered prior to the Closing, the Cash Balancing Amount shall be reduced by the French Ag Consideration (as such term is defined below). (b) On the terms and conditions set forth in the offer letter attached as Exhibit H hereto (the “French Offer Letter” and the offer set forth therein, the “French Ag Offer”), including the consideration specified therein (the “French Ag Consideration”), Fermat has irrevocably offered to acquire the French Ag Assets and French Ag Business and assume the French Ag Liabilities (within the time limit set forth therein) and to have the provisions of this Agreement apply to the French Ag Assets, French Ag Business and French Ag Liabilities upon the acceptance of the French Ag Offer by Descartes (or its relevant Subsidiaries). Subject to acceptance of the French Ag Offer by Descartes (or its relevant Subsidiaries) following the completion of the consultation process described in this Section 2.19, and upon delivery to Fermat of the executed acceptance notice attached as Schedule 2 to the French Offer Letter (the “France Acceptance Notice”), this Agreement shall apply to the French Ag Assets, French Ag Business and French Ag Liabilities, and the French Ag Assets, French Ag Business and French Ag Liabilities shall be included in the Acquired Ag Assets, Ag Business and Assumed Ag Liabilities respectively. If the France Closing (as such term is defined below occurs after the Closing, on the France Closing, Fermat shall deliver, or cause to be delivered, the French Ag Consideration to Descartes by wire transfer of immediately available funds to an account designated in writing by Descartes and the Ag Foreign Closing Documents relating to the French Ag Assets, French Ag Business and French Ag Liabilities in the manner set forth in Section 2.2(b) and Section 2.19(d), as applicable. (c) Descartes shall initiate or cause its relevant Subsidiaries to initiate the information/consultation process as promptly as practicable after the date hereof. Descartes shall conduct and cause its relevant Subsidiaries to conduct the information/consultation process in the most expedient way practicable. Descartes and Fermat shall, and shall cause their respective Subsidiaries to, reasonably cooperate with each other in connection with the applicable consultation process described in this Section 2.19, including (i) Fermat timely providing any required information relating to Fermat or its Affiliates, or to any measures envisaged by Fermat or its Affiliates or as otherwise reasonably requested by Descartes in respect of or for the purpose of such consultation process and (ii) Descartes keeping Fermat informed of the status of such consultation and any material developments so far as they relate to the French Ag Assets, French Ag Business or French Ag Liabilities. Without Fermat’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, Descartes (or its relevant Subsidiaries) shall not enter into any material agreement with, or make any material commitment to, the relevant works council which would bind or impose any material obligation on Fermat after the Closing; provided; however; for the avoidance of doubt, that Fermat’s consent shall not be required with respect to any matter affecting only employees of Descartes (or its relevant Affiliates) who are not Ag Business Employees. If, as a result of any such consultation process, changes to this

-58- 1414958.12A-NYCSR03A - MSW Agreement, or further arrangements in connection with the transactions contemplated by this Agreement, are considered necessary by Descartes, Descartes shall negotiate in good faith with Fermat on such changes (if any) to this Agreement or further arrangements (if any) in connection with such transactions that are appropriate, in accordance with the terms and conditions set forth in the French Offer Letter (as applicable). (d) The parties acknowledge and agree that (i) conditions to the transfer and assumption of the French Ag Assets, French Ag Business or French Ag Liabilities set forth in the French Offer Letter may be satisfied after the conditions to the transfer of other Acquired Ag Assets and Assumed Ag Liabilities and the Ag Business set forth in Article VII have been satisfied and in any such case the Closing shall take place with respect to all Acquired Ag Assets, Ag Business and Assumed Ag Liabilities other than the French Ag Assets, French Ag Business and French Ag Liabilities, and (ii) the consummation of the sale of the French Ag Assets, French Ag Business and French Ag Liabilities (the “France Closing”) shall occur in accordance with the terms of the French Offer Letter. The parties further acknowledge and agree that (A) all actions and documents relating to the transfer of the French Ag Assets, French Ag Business and French Ag Liabilities (including, for the avoidance of doubt, any Ag Foreign Closing Documents relating to the French Ag Assets, French Ag Business and French Ag Liabilities) shall not be required to be taken or delivered at the Closing but only at the France Closing and (B) all items taken into account in the Closing Ag Inventory Amount in accordance with this Agreement shall not be adjusted to reflect the exclusion of the French Ag Assets, French Ag Business and French Ag Liabilities at the Closing but shall be reflected as if the France Closing shall have occurred at the Closing; provided, that if no France Acceptance Notice is delivered prior to the Expiry Date (as defined in the French Offer Letter), the Target Ag Inventory Amount and Closing Ag Inventory Amount shall be adjusted to reflect the exclusion of the French Ag Assets, French Ag Business and French Ag Liabilities, which shall be determined and paid pursuant to the process set forth in Section 2.7, except provided that the date to provide an Ag Post-Closing Statement shall be as from the Expiry Date rather than as from the Closing Date. In the event the France Closing occurs on a different date than the Closing, the provisions of Article V and Article VI hereof (and any related definitions, including Excluded Ag Taxes, Straddle Period, Post-Closing Period, and Pre-Closing Period) shall, with respect to the French Ag Assets, French Ag Business and French Ag Liabilities be interpreted as if references to the Closing were references to the France Closing. To the extent that the France Closing shall not have occurred simultaneously with the Closing, the covenants set forth in Article V (other than Sections 5.2, 5.4, 5.5 (not including 5.5(a)(ii)), 5.7, 5.12, 5.21(a)(i) and 5.30, which shall apply with respect to the French Ag Assets, French Ag Business and French Ag Liabilities as from the date of this Agreement) shall apply with respect to the French Ag Assets, French Ag Business and French Ag Liabilities as from the date of the France Acceptance Notice; provided, that, notwithstanding the foregoing, in the event that the France Closing does occur, any breach by Descartes or its Affiliates of any provision of Article V from or after the date of this Agreement shall be subject to Article IX as if Article V had been applicable from and after the date of this Agreement; provided, further, that in no event shall any breach of such covenants during the period following the date hereof until the France Closing affect the requirement to effect the France Closing but shall only result, if applicable, in a claim for indemnification under Article IX.

-59- 1414958.12A-NYCSR03A - MSW ARTICLE III REPRESENTATIONS AND WARRANTIES OF DESCARTES Except as disclosed in (a) the filings of Descartes with the U.S. Securities and Exchange Commission (the “SEC”) filed since January 1, 2015 and not less than one (1) Business Day prior to the date of this Agreement (excluding (x) any documents incorporated by reference therein, and (y) any disclosures set forth in any “risk factor” or “forward-looking statements” sections or other similar disclosures, in each case, to the extent they are predictive, cautionary or forward-looking in nature) (provided that this clause (a) shall not be applicable to Sections 3.2, 3.6, 3.7, 3.8 and 3.22) or (b) the Descartes Disclosure Schedule (it being agreed that the disclosure of any matter in any section in the Descartes Disclosure Schedule shall be deemed to have been disclosed in any other section in the Descartes Disclosure Schedule to which the applicability of such disclosure is reasonably apparent on its face), Descartes hereby represents and warrants to Fermat as follows: Section 3.1 Organization, Standing and Power. Descartes is a corporation duly organized, validly existing and in good standing (except, as to Descartes’s good standing, as would not be material to the Ag Business) under the Laws of the State of Delaware and has all necessary organizational power and authority to carry on the Ag Business as presently conducted. Each of the Transferred Ag Subsidiaries and any other Subsidiary of Descartes that is a party to any Acquisition Document is a corporation, partnership or other legal entity duly organized, validly existing and in good standing (to the extent such concept or any similar concept is recognized) under the Laws of the jurisdiction of its incorporation, organization or formation, as applicable except where the failure to be in good standing or to be so organized and existing would not constitute an Ag Business Material Adverse Effect. Section 3.2 Authority; Execution and Delivery; Enforceability. Each of Descartes and its Subsidiaries party to any Acquisition Document has all requisite power and authority to execute and deliver this Agreement and each other Acquisition Document to which it is a party and to consummate the Acquisitions and the other transactions contemplated hereby and thereby. The execution and delivery by Descartes and/or its Subsidiaries of this Agreement and each other Acquisition Document to which it is a party, the performance by Descartes and its Subsidiaries of their obligations hereunder and thereunder and the consummation by Descartes and its Subsidiaries of the Acquisitions and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or other action of Descartes and its Subsidiaries. No other corporate proceedings on the part of Descartes or its Subsidiaries (and no action on the part of any stockholders, members, partners or equityholders of Descartes and its Subsidiaries) are necessary to authorize the execution, delivery and performance in accordance with their respective terms of this Agreement and the Acquisition Documents and the consummation of the transactions contemplated hereby or thereby. Descartes has duly executed and delivered this Agreement and at the Closing Descartes, as applicable, and its applicable Subsidiaries will have executed and delivered each other Acquisition Document to which it is a party, and assuming due authorization, execution and delivery by each other party thereto, this Agreement and each other Acquisition Document to which it is a party will constitute its valid and binding obligations, enforceable against Descartes and/or its Subsidiaries, as applicable, in accordance with their respective terms, subject to General Enforceability Exceptions.

-60- 1414958.12A-NYCSR03A - MSW Section 3.3 Transferred Ag Subsidiaries. (a) Each of the Transferred Ag Subsidiaries has the requisite power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets. None of the Transferred Ag Subsidiaries is in violation of its charter, bylaws or other similar organizational documents. None of the Transferred Ag Subsidiaries has operated any businesses other than the Ag Business other than in a de minimis or incidental manner. (b) Except for Subsidiaries and marketable securities held for passive investment or cash management purposes maintained in the ordinary course of business (which holdings do not represent a material amount of securities of, or other material voting or material equity interest in any Person), the Transferred Ag Subsidiaries do not own, directly or indirectly, any capital stock of, or other equity or voting interest in, any Person (or any security or other right, agreement or commitment convertible into or exercisable or exchangeable for, any equity or voting interest in any Person). The Transferred Ag Subsidiaries do not have any obligation to acquire any equity or voting interest, security, right, agreement or commitment or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person. (c) All of the outstanding shares of capital stock of, or other equity or voting interests in, each of the Transferred Ag Subsidiaries (i) have been duly authorized, validly issued and are fully paid and nonassessable (and no such shares of capital stock or any other equity or voting interest have been issued in violation of any preemptive or similar rights) and (ii) are owned, directly or indirectly, by Descartes, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) other than Permitted Liens. (d) There are no outstanding (i) securities of any Transferred Ag Subsidiaries convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in any Transferred Ag Subsidiaries, (ii) options, stock appreciation rights, warrants, restricted stock units, rights or other commitments or agreements to acquire from Descartes or any of the Transferred Ag Subsidiaries, or that obligate Descartes or any of the Transferred Ag Subsidiaries to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any of the Transferred Ag Subsidiaries, (iii) obligations of Descartes or any of the Transferred Ag Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (whether payable in equity, cash or otherwise) relating to any capital stock of, or other equity or voting interest (including any voting debt) in any of the Transferred Ag Subsidiaries, (iv) outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in any of the Transferred Ag Subsidiaries (the items in clauses (i), (ii), (iii) and (iv), together with the capital stock of the Transferred Ag Subsidiaries, being referred to collectively as “Transferred Ag Subsidiary Securities”), (v) voting trusts, proxies, voting agreements or similar arrangements or understandings to which Descartes or any of the

-61- 1414958.12A-NYCSR03A - MSW Transferred Ag Subsidiaries is a party or by which Descartes any of the Transferred Ag Subsidiaries is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in any of the Transferred Ag Subsidiaries, or (vi) Contracts of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in any of the Transferred Ag Subsidiaries to which any of the Transferred Ag Subsidiaries is a party or by which it is bound. There are no Contracts of any kind that obligate any of the Transferred Ag Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Transferred Ag Subsidiary Securities. Section 3.4 No Conflicts; Consents. (a) Neither the execution, delivery and performance of this Agreement by Descartes nor the execution, delivery and performance of the Acquisition Documents by Descartes and its applicable Subsidiaries party thereto, nor the consummation of the transactions contemplated hereby and thereby and compliance by Descartes and its applicable Subsidiaries with the terms hereof and thereof, will (i) violate any provision of the certificate of incorporation or bylaws (or other comparable governing documents) of such Person, (ii) conflict with, require consent or notification under, or result in any violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation, modification, notification or acceleration of any obligation under any Ag Material Contract, (iii) assuming the making of the filings and obtaining of the related approval referred to in clause (b)(i), (b)(ii) or (b)(iii) below, violate any Judgment or Law applicable to any of Descartes, its applicable Subsidiaries, the Acquired Ag Assets, the Ag Business or any Ag Business Permit or (iv) result in the creation of any Lien, other than Permitted Liens, upon any of the Acquired Ag Assets, except in the case of clauses (ii), (iii) and (iv) for conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses and Liens that would not constitute an Ag Business Material Adverse Effect. (b) No Approval of any Governmental Entity is required to be obtained or made by or with respect to Descartes or the Acquired Ag Assets in connection with the execution, delivery and performance of this Agreement or the consummation of the Ag Acquisition and the other transactions contemplated hereby, other than (i) in respect of any applicable Law or other legal restraint designed to govern competition, trade regulation or foreign investment or to prohibit, restrict or regulate actions with the purpose or effect of monopolization or restraint of trade (collectively, the “Antitrust Laws”), (ii) filings to transfer Permits and Environmental Permits required for the operation of the Ag Business and (iii) such consents, waivers, approvals, licenses, authorizations, Permits, filings or notifications which, if not obtained or made, would not constitute an Ag Business Material Adverse Effect. The consent of Dirac is not required, pursuant to the Dirac/Descartes Merger Agreement or otherwise, for the consummation of the Ag Acquisition or the other transactions contemplated hereby. Section 3.5 Proceedings. Except the EC Commitments, Descartes and its Subsidiaries are not (a) to the extent related to the Ag Business, subject to any outstanding Judgment (other than any Judgments where the remedy comprises solely monetary damages in an amount not in excess of $500,000 to the extent related to the Ag Business) (“Material Ag Judgments”) or (b) to the extent either (i) related to the Ag Business or (ii) questioning the validity of this

-62- 1414958.12A-NYCSR03A - MSW Agreement or the Acquisition Documents or the transactions contemplated hereby or thereby or any action taken or to be taken by Descartes or any of its Subsidiaries in connection with this Agreement or the Acquisition Documents or the transactions contemplated hereby or thereby, a party to or the subject of or, to the Knowledge of Descartes, threatened in writing to be made a party to or the subject of any Proceeding (other than any Proceedings (A) where the potential remedy comprises solely monetary damages in an amount not in excess of $500,000 to the extent related to the Ag Business or (B) solely by or relating to former employees or contractors of Descartes or its Affiliates to the extent any Liability arising therefrom is an Excluded Ag Asset or a Retained Ag Liability) (“Material Ag Proceedings”). Section 3.5 of the Descartes Disclosure Schedule sets forth all Material Ag Proceedings as of the date hereof and all Material Ag Judgments to which Descartes has been subject within the past three years prior to the date hereof. This Section 3.5 does not relate to matters with respect to Environmental Laws, such items being exclusively governed by Section 3.15. Section 3.6 Financial Statements. The financial data set forth in Section 3.6 of the Descartes Disclosure Schedule (collectively, the “Ag Financial Data”) (a) were derived from the financial data inputs into the audited financial statements of Descartes for the years 2015 and 2016, and the financial accounting and reporting systems of Descartes, (b) are unaudited, (c) do not conform with GAAP, (d) were prepared solely for the purpose of this Agreement, (e) were based on (i) the direct operating revenues and direct operating expenses of the Ag Business and (ii) allocations to the Ag Business, made based on reasonable assumptions and in good faith by management, of certain of the indirect costs previously allocated by the management of Descartes to Descartes’s crop protection business in the course of preparing Descartes’s publicly filed segment level financial information, and (f) do not include indirect costs that are not allocated to Descartes’s businesses in the course of preparing Descartes’s publicly filed segment level financial information. The Ag Financial Data fairly present in all material respects the results of the Ag Business during the applicable fiscal period presented therein, subject to (A) the fact that the Ag Business was not operated on a stand-alone basis during such periods and (B) the fact that the Ag Financial Data (and the allocations and estimations made by the management of Descartes in preparing such Ag Financial Data) (1) are not necessarily indicative of the costs that would have resulted if the Ag Business had been operated on a stand-alone basis during such periods and (2) may not be indicative of any such costs to Fermat and its Subsidiaries that will result following the Closing. Except for those representations and warranties contained in this Section 3.6, Descartes makes no other representations or warranties with regard to the Ag Financial Data. Section 3.7 Absence of Undisclosed Liabilities. The Ag Business does not have any Liabilities other than Liabilities that: (a) were incurred since December 31, 2016 in the ordinary course of business, (b) are Retained Ag Liabilities, (c) are incurred pursuant to this Agreement (including Section 5.8), (d) are set forth on Section 3.7 of the Descartes Disclosure Schedule or (e) would not constitute an Ag Business Material Adverse Effect. As of the Closing, there is no Indebtedness for borrowed money between or among any of the Transferred Ag Subsidiaries. Section 3.8 Absence of Changes or Events. (a) Except in connection with or in preparation for the Ag Acquisition and the other transactions contemplated by this Agreement, from and after December 31, 2016 until the

-63- 1414958.12A-NYCSR03A - MSW date of this Agreement, (i) the Ag Business has been operated in the ordinary course of business and (ii) there has not been, nor has there occurred, any event, circumstance, change, development or effect that constitutes an Ag Business Material Adverse Effect. (b) Since December 31, 2016 through the date of this Agreement, the Ag Business has been conducted in all material respects in the ordinary course of business, and neither Descartes nor any of its Subsidiaries has undertaken any action that if taken after the date of this Agreement would require Fermat’s consent pursuant to Section 5.2(b)(iii), (v), (ix), (xvii), or (xix) (solely as it relates to Section 5.2(b)(iii), (v), (ix), or (xvii)). Section 3.9 Sufficiency of Assets; Title. (a) As of the Closing, (i) the Acquired Ag Assets, taking into account the assets, services, products, real property, Intellectual Property and IT Assets provided, acquired, leased or licensed at the Closing (A) under the Ag Acquisition Documents and (B) pursuant to and in accordance with Section 5.10, Section 5.11, Section 5.12, Section 5.19(b) and Section 5.23, are sufficient in all material respects for, and constitute all of the assets (other than (A) the services of Governmental Entities or third party utility providers (and assets of Governmental Entities or third party utility providers related to the provision of such services) provided to the Ag Business in the ordinary course of business and of a type generally provided by Governmental Entities or third party utility providers to similarly situated Persons and (B) the services set forth on Section 3.9(a) of the Descartes Disclosure Schedule (the “Excluded Descartes Services”)) necessary to conduct the Ag Business in the manner currently conducted and as currently contemplated to be conducted and (ii) such assets are in reasonably good condition and repair, to the extent tangible (subject to normal wear and tear consistent with the age of the assets and properties) and shall be operational (except in any de minimis respect) (or shall be capable of being made operational after repair in the ordinary course of business consistent with past practice). (b) Except as would not be material to the Ag Business, taken as a whole, Descartes has, or will at or immediately prior to the Closing have, good and valid title or a valid leasehold interest in and to all of the assets and properties related to the Ag Business (whether real, personal, or mixed and whether tangible or intangible) that it purports to own or lease, as applicable, including (i) all of the assets and properties reflected as owned in the Ag Financial Data (except for personal property disposed of since December 31, 2016 in the ordinary course of business), and (ii) all of the properties and assets purchased or otherwise acquired by Descartes since December 31, 2016 (except for personal property acquired and sold since December 31, 2016 in the ordinary course of business), free and clear of all Liens other than Permitted Liens. (c) Upon consummation of the Ag Acquisition, Fermat will have acquired good and valid title to all of the assets and properties related to the Ag Business, free and clear of all Liens other than Permitted Liens, except as would not be material to the Ag Business, taken as a whole; provided, that the foregoing is subject to the limitation that certain transfers, assignments, licenses, sublicenses, provisions, leases and subleases (as the case may be) of Proceedings, assets, services, Contracts, Permits, Environmental Permits and any claim or right or benefit arising thereunder or resulting therefrom, may require the consent to transfer, assign,

-64- 1414958.12A-NYCSR03A - MSW license, sublicense, lease or sublease (as the case may be) of a third party which has not been obtained, and that such matters are addressed in the Acquisition Documents and Sections 5.10 and 5.11 of this Agreement. (d) The Compound Library is the only library of compounds that is owned or possessed by Descartes or any of its Subsidiaries in connection with Descartes’s or its Subsidiaries’ crop protection business for discovery. (e) EMN-08 is the only compound or R&D project within the Retained Descartes Pipeline identified as having Seed Treatment potential that is proprietary to Descartes outside of Seed Treatment. Section 3.10 Intellectual Property. (a) Section 3.10(a) of the Descartes Disclosure Schedule sets forth a true and complete (in all material respects) list as of January 4, 2017 of the following items of Intellectual Property included in the Ag Business Intellectual Property: (i) each issued Patent and each pending Patent application, (ii) each Trademark registration and application for registration, and (iii) each copyright registration and application for registration. (b) (i) None of the material Ag Business Intellectual Property is subject to any Judgment materially and adversely affecting the use thereof or rights thereto by Descartes and its Subsidiaries in the Ag Business; (ii) there is no opposition or cancellation Proceeding pending as of the date hereof against Descartes and its Subsidiaries concerning the ownership, validity, enforceability or infringement of any material Ag Business Intellectual Property; (iii) there is, to the Knowledge of Descartes, no infringement, misappropriation or other violation, or any written allegation thereof sent to a third party by Descartes or its Affiliates as of the date hereof, of any material Ag Business Intellectual Property; (iv) each item of material registered Ag Business Intellectual Property is as of the date hereof subsisting, has not been abandoned, and is, to the Knowledge of Descartes, valid and enforceable; (v) to the Knowledge of Descartes, no material aspect of the Ag Business as currently conducted infringes, misappropriates, or otherwise violates the Intellectual Property of any other Person; and (vi) neither Descartes nor any of its Subsidiaries has received any written notice prior to the date of this Agreement alleging that any aspect of the Ag Business as currently conducted infringes, misappropriates, or otherwise violates the Intellectual Property of any other Person. (c) To the Knowledge of Descartes, Descartes owns, is licensed or otherwise possesses rights to use or exploit all Ag Business Intellectual Property necessary to conduct the Ag Business as presently conducted. Any other representation or warranty in this Article III notwithstanding, the representations and warranties contained in this Section 3.10 constitute the sole representations and warranties of Descartes relating to infringement, misappropriation or other violations of Intellectual Property. Section 3.11 Registrations. (a) Section 3.11(a)(i) of the Descartes Disclosure Schedule contains a list as of January 4, 2017 of all Ag Active Registrations obtained, used or held for use by Descartes or its Subsidiaries in any country where Descartes or any of its Subsidiaries imports or sells any

-65- 1414958.12A-NYCSR03A - MSW products of the Ag Business. Section 3.11(a)(ii) of the Descartes Disclosure Schedule contains a list as of January 4, 2017 of all Registrations obtained, used or held for use by any third party distributor or other Person in any country where neither Descartes nor any of its Subsidiaries imports or sells any products of the Ag Business. The Ag Active Registrations and the Ag Dormant Registrations are the only material Registrations obtained, granted to, used or held for use by Descartes, any of its Subsidiaries or any other Person relating to the operation or conduct of the Ag Business. Section 3.11(a)(iii) of the Descartes Disclosure Schedule contains a list as of January 4, 2017 of all Pending Registrations. (b) The Ag Active Registrations constitute all of the material Registrations necessary for the conduct of the Ag Business as currently conducted. Each Ag Active Registration is free and clear of Liens and third party rights to access or reference such Registrations, in each case, other than non-transferrable rights to use Registrations granted pursuant to distributor agreements entered into in the ordinary course of business and limited to the term of such distributor agreement. The Ag Active Registrations are valid and in full force and effect and no Ag Active Registration is in need of maintenance fee or renewal within six (6) months of the Closing Date. (c) The Acquired Ag Data Package is sufficient to maintain the Ag Active Registrations in the manner such Registrations are maintained by Descartes in the ordinary course of business, and Descartes either owns, co-owns or licenses all such Registration Data. Section 3.11(c) of the Descartes Disclosure Schedule sets forth those data requirements not yet fulfilled (if any) which have been specifically requested by any Governmental Entity (as opposed to a regulatory announcement of general applicability), requiring Descartes or any of its Subsidiaries to submit data, studies or other information in order to maintain any Ag Active Registration. Neither Descartes nor any of its Subsidiaries has granted any letters of access, license or other form of citation rights to any of the Registration Data included in the Acquired Ag Data Package. (d) Section 3.11(d) of the Descartes Disclosure Schedule sets forth, as of January 4, 2017, with regard to the Transferred Ag Registration Data, all pending offers to pay data compensation under FIFRA, agreements resolving past offers (since January 1, 2014) to pay data compensation under FIFRA, and arbitration decisions related to past offers (since January 1, 2014) to pay data compensation under FIFRA. Section 3.12 Real Property. (a) Section 3.12(a) of the Descartes Disclosure Schedule sets forth a true and complete list of (i) all material Ag Leased Real Property and (ii) all Ag Owned Real Property. (b) Each of the leases and subleases pursuant to which Descartes or any of its Subsidiaries leases the Acquired Ag Leased Real Property (the “Acquired Ag Real Property Leases”) is valid, binding and in full force and effect, subject to General Enforceability Exceptions. Each of the Acquired Ag Real Property Leases is without default thereunder by the lessee and to the Knowledge of Descartes, there is no default thereunder by the lessor, and there are no outstanding defaults or circumstances which, upon the giving of notice or passage of time or both, would constitute a default or breach by either party under any Acquired Ag Real

-66- 1414958.12A-NYCSR03A - MSW Property Lease, except in each case where the failure to comply or the default would not constitute an Ag Business Material Adverse Effect. True and complete copies of all Acquired Ag Real Property Leases that are material to the Ag Business have been provided by Descartes to Fermat prior to the date of this Agreement, including all amendments or modifications thereof and all side letters or other instruments affecting the obligations of any party thereunder. None of the Transferred Ag Subsidiaries holds any leasehold or subleasehold estate in any land, buildings, structures, improvements or fixtures other than the Acquired Ag Real Property Leases. (c) Descartes has valid title to all Acquired Ag Owned Real Property, free and clear of all Liens, other than Permitted Liens. None of the Transferred Ag Subsidiaries owns any real property other than the Acquired Ag Owned Real Property. To the Knowledge of Descartes, neither Descartes nor any of its Subsidiaries has received within the three (3)-year period prior to the date of this Agreement written notice of any default under any restrictive covenants affecting the Acquired Ag Owned Real Property, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default under any such restrictive covenants, in each case except as would not reasonably be expected to be material to the Ag Business. Section 3.13 Contracts. (a) Section 3.13(a) of the Descartes Disclosure Schedule sets forth as of the date of this Agreement a true and complete list of the following Contracts (other than purchase orders and invoices entered into in the ordinary course of business) to which Descartes or any of its Subsidiaries is a party or by which Descartes or any of its Subsidiaries is bound to the extent related to the Ag Business (other than any Contract that is an Ag Benefit Plan, Excluded Ag Asset, any Contract listed on Section 3.17(a) of the Descartes Disclosure Schedule or any Contract constituting an Acquisition Document) (the “Ag Material Contracts”): (i) any Contract that (A) resulted in or is expected to result in a payment of more than $3,500,000 by the Ag Business during 2016 or 2017 or (B) resulted in or is expected to result in the receipt of more than $3,500,000 by the Ag Business during 2016 or 2017; (ii) any Contract containing any future capital expenditure obligations of the Ag Business in respect of any single project in excess of $3,500,000; (iii) any joint venture, partnership, limited liability company or strategic alliance agreement or other similar Contract with a third party; (iv) other than Contracts for the acquisition or sale of products or provision of services in the ordinary course of business, any Contract relating to the acquisition or disposition of any product, asset, business or product line (whether by merger, sale of stock, sale of assets or otherwise) under which, after the Closing, the Ag Business may have any “earn out,” contingent purchase price, indemnification or other contingent payment obligation; (v) any Contract containing covenants that would restrict or limit the ability of the Ag Business or Fermat or any of its Affiliates after the Closing to compete in any

-67- 1414958.12A-NYCSR03A - MSW material respect with any business, product or product line or with any Person or in any geographic area; (vi) any material capital lease, as determined in accordance with GAAP; (vii) any material sales representative or distribution Contract; (viii) any customer Contract that specifies the minimum pricing for products or services sold by the Ag Business for a period of longer than two years from the Closing Date and that resulted in or is expected to result in the receipt of more than $3,500,000 by the Ag Business during 2016 or 2017; (ix) any Contract with a customer of the Ag Business that is a requirements contract or contains exclusivity arrangements or a “most favored nation” pricing clause; (x) any Contract in the nature of a “take-or-pay” contract and that resulted in or is expected to result in the payment or receipt of more than $5,000,000 by the Ag Business during 2016 or 2017; (xi) any Contract relating to commodity swaps, involving derivative, swap, exchange option or similar commodity price hedging arrangements, or that are otherwise similarly designed to alter risks arising from fluctuations in commodity prices (in each case, other than any company-wide arrangements of the foregoing nature); (xii) any Contract that grants a material license with respect to any Intellectual Property or Registration Data, or that creates any material right to use or register or any material restriction upon any Ag Business Intellectual Property or Transferred Ag Registration Data (other than any license inherent in the sale of finished goods in the ordinary course of business or that otherwise are incidental to the applicable Contract); (xiii) any Contract that grants a material license to Ag Transferred IT Assets (other than for commercially available IT Assets having an annual license fee of less than $750,000); (xiv) any Contract (other than any confidentiality agreements or immaterial commercial agreements) with any Ag Material Supplier, Ag Ingredient Customer or Ag Formulated Product Customer not required to be disclosed by any other subsection of this Section 3.13(a); and (xv) any Contract that involves an option to purchase, right of first refusal or other preferential right to acquire any assets or property interest. (b) Each Ag Material Contract is valid, binding and enforceable against Descartes and/or its Subsidiaries party thereto and, to the Knowledge of Descartes, the other parties thereto in accordance with its terms, in each case, subject to General Enforceability Exceptions, and is in full force and effect, except where such failure to be so valid, binding,

-68- 1414958.12A-NYCSR03A - MSW enforceable or in full force and effect would not be material to the Ag Business. Neither Descartes (or its applicable Subsidiary) nor, to the Knowledge of Descartes, any other party to an Ag Material Contract is in material breach or violation of, or material default under, any Ag Material Contract and no event has occurred that with notice or lapse of time or both would constitute a material breach or default. As of the date of this Agreement, there exists no actual or threatened (in writing) termination, cancellation or material limitation of, or any material amendment, material modification or material change to, any Ag Material Contract, other than as set forth in Section 3.13(b) of the Descartes Disclosure Schedule. (c) Prior to the date hereof, Descartes has made available to Fermat an accurate and complete copy (or in the case of oral Contracts, description) of (i) each Ag Material Contract, (ii) each document required to be set forth on Section 3.13(a) of the Descartes Disclosure Schedule, (iii) the Environmental and Indemnity Agreement, dated May 18, 2001, regarding Mobile Site in Axis, Alabama (including all amendments thereto) (which shall be deemed an Ag Material Contract under this Agreement) and (iv) each Contract under which any right or Liability is contemplated to be assigned or assumed (whether in whole or in part) under the Concerto Assignment and Assumption Agreement and/or Aria Assignment and Assumption Agreement (each of which Contracts shall be deemed an Ag Material Contract under this Agreement). Section 3.14 Compliance with Applicable Laws; Permits. (a) Other than with respect to any Excluded Ag Asset or Retained Ag Liabilities, Descartes is not, and at no time since January 1, 2014 has been, in material violation of any Law applicable to the conduct of the Ag Business. As of the date of this Agreement, none of Descartes or its Subsidiaries (each in respect of the Ag Business) has, since January 1, 2014, received any written notification from any Governmental Entity that it is subject to any outstanding injunction, writ, Judgment, order or decree or asserting that Descartes is not in compliance with any Law, Permit or Judgment applicable to the Ag Business except as would not be material to the Ag Business. (b) Since January 1, 2012, none of Descartes or its Subsidiaries, or to the Knowledge of Descartes, any director, officer, employee, agent or other person acting on behalf of Descartes or any of its Subsidiaries has, directly or indirectly, violated or is in violation of, or is aware of any action taken that would result in a violation of, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the UK Bribery Act of 2010 or its predecessor laws, or any analogous anti-corruption Law (collectively, the “Anti-Corruption Laws”), nor, except as would not constitute an Ag Business Material Adverse Effect, (i) used any funds of Descartes or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Descartes or any of its Subsidiaries; (iii) established or maintained any unlawful fund of monies or other assets of Descartes or any of its Subsidiaries; (iv) made any fraudulent entry on the books or records of Descartes or any of its Subsidiaries; (v) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business

-69- 1414958.12A-NYCSR03A - MSW to obtain special concessions for Descartes or any of its Subsidiaries or to influence any act or decision of a foreign government official or other person; or (vi) engaged in any transaction or dealing in property or interests in property of, received from or made any contribution of funds, goods or services to or for the benefit of, provided any payments or material assistance to, or otherwise engage in or facilitated any transactions with a Prohibited Person. No proceeding by or before any Governmental Entity involving Descartes, any Subsidiary of Descartes or any Affiliate of Descartes, or any of their directors, officers, employees, agents or other persons acting on their behalf, with respect to any Anti-Corruption Law is pending or, to the knowledge of Descartes, threatened, nor have any disclosures been submitted to any Governmental Entity with respect to violations of any Anti-Corruption Law by any such Person. This Section 3.14(b) applies solely to activities undertaken in connection with the Ag Business and the Acquired Ag Assets. (c) Other than with respect to any Excluded Ag Asset or Retained Ag Liabilities, Descartes and/or the Ag Business hold all Permits and Environmental Permits primarily related to, or primarily used or primarily held for use in connection with, the Ag Business as presently conducted (the “Ag Business Permits”). All Ag Business Permits have been duly obtained and are valid and in full force and effect and are listed on Section 3.14(c) of the Descartes Disclosure Schedule. Descartes and its Subsidiaries (in respect of the Ag Business) (i) are in compliance with the terms of the Ag Business Permits and (ii) have not received written notice from any Governmental Entity within the twelve (12) months preceding the date of this Agreement indicating that any Ag Business Permit (A) will not be renewed or continued, (B) will be terminated or (C) requiring that additional information be provided to prevent the results in the preceding subsections (ii)(A) and (ii)(B) of this Section 3.14(c) from occurring (which requirement has not been waived by such Governmental Entity or satisfied) except, in the case of each of clause (i) and clause (ii), as would not constitute an Ag Business Material Adverse Effect. From and after the Closing Date, Descartes and its Affiliates shall not initiate or prosecute, directly or indirectly, any Proceedings challenging the Ag Business Permits to the extent relating to the operation of the Ag Business. (d) This Section 3.14 does not relate to matters with respect to Taxes, Ag Benefit Plans or, except for Section 3.14(c) with respect to Ag Business Environmental Permits, Environmental Laws, such items being exclusively governed by Sections 3.16, 3.17 and 3.15, respectively. Section 3.15 Environmental Matters. Other than with respect to any Excluded Ag Asset or as would not constitute an Ag Business Material Adverse Effect, (a) Descartes is, and at all times since January 1, 2014 has been, in compliance with all applicable Environmental Laws with respect to the Acquired Ag Assets and the Ag Business, (b) Descartes and the Ag Business have obtained and are in compliance with all Permits pursuant to Environmental Laws required for the operation of the Acquired Ag Assets and the Ag Business as presently conducted (“Ag Business Environmental Permits”), (c) the Ag Business Environmental Permits may be transferred or re-issued in the ordinary course to Fermat, (d) there are no Proceedings pending against Descartes alleging a violation of or Liability under Environmental Laws with respect to the Acquired Ag Assets or the Ag Business, (e) there are no outstanding Judgments pursuant to Environmental Law or with respect to Hazardous Substances relating to the Acquired Ag Assets or the Ag Business, (f) there has been no Release of Hazardous Substances at, under, on or from

-70- 1414958.12A-NYCSR03A - MSW any of the Acquired Ag Assets or the real properties that are currently owned, leased or operated in connection with the Ag Business, (g) neither Descartes nor any of its Subsidiaries has ever used in research, manufactured or processed Perfluorooctanoic acid (“PFOA”) or any other perfluorinated alkylated substances, or stored any products or manufacturing process ingredients that contain PFOA or any other perfluorinated alkylated substances, at any facility that is included in Acquired Ag Assets, (h) since January 1, 2014, Descartes has not received any written notice from any Person concerning any actual or alleged violation of Environmental Law or of any Liabilities or potential Liabilities (including any investigatory, remedial, or corrective obligations) relating to the operation of the Ag Business arising under or in connection with Environmental Law or otherwise relating to Contamination or Hazardous Substances, (i) Descartes has made available to Fermat relevant environmental sampling data and material environmental reports, to the extent in the possession of Descartes, with respect to Contamination relating to the Acquired Ag Assets or the Ag Business, provided that such representation only requires that Descartes make available such documentation in its possession that characterizes in all material respects the Contamination at the Acquired Ag Assets or the Ag Business, and (j) the Ag Business has, neither expressly nor by operation of Law, assumed or undertaken any Liability of any other Person pursuant to Environmental Law or otherwise relating to Contamination or Hazardous Substances. Any other representation or warranty contained in this Article III notwithstanding, the representations and warranties contained in Sections 3.4(b), Section 3.7 and 3.14(c) (to the extent applicable to environmental matters) and this Section 3.15 constitute the sole representations and warranties of Descartes relating to any Environmental Law. Section 3.16 Taxes. (a) (i) All material Tax Returns required to be filed with respect to the Transferred Ag Subsidiaries have been timely filed (taking into account extensions) and all such Tax Returns are correct and complete in all material respects; (ii) all material Property & Use Tax Returns required to be filed with respect to the Acquired Ag Assets or the Ag Business have been timely filed (taking into account extensions) and all such Tax Returns are correct and complete in all material respects; (iii) all material Taxes imposed on or required to be paid with respect to the Acquired Ag Assets, the Assumed Ag Liabilities, the Ag Business or the Transferred Ag Subsidiaries (whether or not shown to be due on such Tax Returns) have been paid or will be timely paid by the due date thereof; and (iv) there are no material Liens for Taxes upon any of the Acquired Ag Assets other than Permitted Liens. (b) Descartes and its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party with respect to the Ag Business or any of the Transferred Ag Subsidiaries. (c) No material Tax Proceeding is pending or threatened in writing with respect to any Transferred Ag Subsidiaries. No material deficiency for any Taxes has been asserted or assessed in writing by a Taxing Authority against or with respect to any Transferred Ag Subsidiaries that has not been satisfied by payment, settled or withdrawn.

-71- 1414958.12A-NYCSR03A - MSW (d) There are no outstanding extensions or waivers of statutes of limitations for the collection or assessment of material Taxes due from any Transferred Ag Subsidiaries, and no written request for such an extension or waiver is currently outstanding. (e) In the last three (3) years, no claim has been made in writing by a Taxing Authority with respect to any Transferred Ag Subsidiary in a jurisdiction where such entity does not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction. None of the Transferred Ag Subsidiaries has a permanent establishment or other taxable presence in any jurisdiction other than its jurisdiction of formation. (f) Since the date two (2) years prior to the date hereof, none of the Transferred Ag Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code. (g) None of the Transferred Ag Subsidiaries (i) is or has been a member of an affiliated group filing a consolidated U.S. federal income tax Return within the past five (5) years (other than the consolidated group of which Descartes or one of its Affiliates is or was the common parent), and (ii) has any material liability for Taxes of another Person (other than Descartes or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any comparable provision of state, local or foreign Law, or as a transferee or successor. (h) No election under Section 897(i) of the Code has been made with respect to any of the Transferred Ag Subsidiaries. (i) None of the Transferred Ag Subsidiaries is bound by a closing agreement with the IRS under Section 7121 of the Code (or any comparable provision of state, local or foreign Tax Law), advance pricing agreement or other written agreement with any Taxing Authority, and none of Transferred Ag Subsidiaries is subject to any private letter ruling of the IRS or comparable ruling by any other Taxing Authority, in each case, that would be binding on such Transferred Ag Subsidiary with respect to any Post-Closing Period. (j) None of the Transferred Ag Subsidiaries is a party to any Tax indemnification, allocation, or sharing agreement with any other Person for which any of the Transferred Ag Subsidiaries will have any obligations after the Closing except for (i) any such agreement solely among two or more Transferred Ag Subsidiaries and (ii) any Tax indemnification, allocation or sharing agreements entered into in the ordinary course of business and not primarily relating to taxes (including, without limitation, Tax indemnification, sharing, payment or gross-up provisions contained in leases, credit agreements, employment agreements or other commercial agreements). (k) None of the Transferred Ag Subsidiaries will be required to include in a Post-Closing Period a material amount of taxable income attributable to income that accrued in a Pre-Closing Period but was not recognized for income tax purposes in a Pre-Closing Period (or to exclude from the determination of taxable income in a Post-Closing Period any material deduction the recognition of which for income tax purposes was accelerated from such Post- Closing Period to a Pre-Closing Period) as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash

-72- 1414958.12A-NYCSR03A - MSW method of accounting, Section 481 of the Code or Section 108(i) of the Code (or any comparable provisions of state, local or foreign Tax law). (l) None of the Transferred Ag Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4, or any comparable provision of state, local or foreign Law. (m) Section 3.16(m) of the Descartes Disclosure Schedule sets forth with respect to each of the Transferred Ag Subsidiaries: (i) the type of legal entity, (ii) the jurisdiction of organization (and, if different, the jurisdiction of Tax residence), (iii) the number and classes of equity interests outstanding, (iv) the owner (or owners) of such equity interests, (v) the entity classification for U.S. federal income tax purposes, and (vi) whether an entity classification election pursuant to Treasury Regulation Section 301.7701-3 is in effect (and, if so, the classification elected and the effective date of such election). Except as otherwise set forth on Section 3.16(m) of the Descartes Disclosure Schedule or the Ag Step Plan, none of the Acquired Ag Assets is an interest in a joint venture, partnership or other arrangement treated as a partnership for Tax purposes. Section 3.17 Labor Relations; Employees and Employee Benefit Plans. (a) Section 3.17(a) of the Descartes Disclosure Schedule sets forth (i) all employee representative bodies, including all labor unions, labor organizations and works councils that represent Ag Business Employees and (ii) all collective bargaining agreements, union contracts and similar labor agreements with a labor union or labor organization in effect that cover any Ag Business Employees (including works council agreements) (each, an “Ag Labor Agreement”). Descartes has made available to Fermat correct and complete copies of each Ag Labor Agreement (other than national, trade or industry-wide agreements that are publicly available); provided, that to the extent a works council agreement covering International Ag Business Employees is not available prior to the date hereof, a copy of such works council agreement shall be made available to Fermat no later than fifteen (15) Business Days following the date hereof. To the Knowledge of Descartes, there are no current union organizing efforts with respect to Ag Business Employees. (b) Each material Ag Benefit Plan in effect as of the date of this Agreement is set forth on Section 3.17(b) of the Descartes Disclosure Schedule and as applicable is separately identified as a defined benefit pension plan or Transferred Ag Benefit Plan (or as both, as the case may be), and Descartes has made available to Fermat correct and complete copies or summaries of each material Ag Benefit Plan. (c) Each U.S. Ag Benefit Plan and each Transferred Ag Benefit Plan has been operated in all material respects in compliance with applicable Law and the applicable plan document. All contributions, premiums and expenses required to be made by Law to any U.S. Ag Benefit Plan or Transferred Ag Benefit Plan or by the terms of such plans or any agreement relating thereto have been timely made in all material respects. (d) With respect to each U.S. Ag Benefit Plan that is subject to Section 302 or Title IV or Section 412, 430 or 4971 of the Code (each, an “Ag Title IV Plan”), (i) there does not

-73- 1414958.12A-NYCSR03A - MSW exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (ii) no such Ag Title IV Plan is currently in “at risk” status within the meaning of Section 430 of the Code or Section 303(i) of ERISA, (iii) all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full, (iv) no material liability (other than for premiums to the PBGC) has been or, to the Knowledge of Descartes, is expected to be incurred by Descartes or any of its ERISA Affiliates and (v) the PBGC has not instituted proceedings to terminate any such Ag Title IV Plan. Neither Descartes nor any of its ERISA Affiliates has maintained, established or contributed to, or otherwise incurred any liability or obligation (including any contingent liability) under any Multiemployer Plan within the last six years. There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability following the Closing of Fermat, any of its Subsidiaries or any of their respective ERISA Affiliates. (e) Except as required by applicable Law, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code)), forgiveness of indebtedness or otherwise becoming due to any Ag Business Employee under any Ag Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Ag Benefit Plan or (iii) result in any acceleration of the time of payment, funding or vesting of any such benefits. (f) Except as would not be material to the Ag Business, since January 1, 2015, there have been no strikes, lockouts, slowdowns, work stoppages or material labor disputes against or affecting the Ag Business. Except as would not be material to the Ag Business, and solely with respect to the Ag Business or Ag Business Employees, neither Descartes nor any of its Affiliates is in violation of any applicable Law governing labor and employment, including without limitation, any applicable Law related to wages, hours, collective bargaining, classification of employees and contractors, occupational health and safety, plant closures and mass layoffs, affirmative action or discrimination by reason of age, gender, race, religion or other protected category under applicable Law. (g) Descartes has made available to Fermat, with respect to each Ag Business Employee as of the date of this Agreement, a list of each such employee’s (by employee identification number) (i) annual rate of base pay or base salary, (ii) target and maximum annual and long-term incentive compensation opportunities (including equity-based compensation) with respect to 2017 and actual payment amounts with respect to 2016 (or, if 2016 incentive compensation has not yet been paid, 2015), (iii) service recognized by Descartes or its Subsidiaries for purposes of the Ag Benefit Plans (including service with predecessor employers, if applicable), (iv) job title and grade level, (v) primary work location, (vi) inactive or active status, and (vii) full-time or part-time status (such list to be periodically updated between the date hereof and the Closing Date to reflect (A) hires, transfers and terminations, in each case, as permitted by Section 5.2(b)(vi) and Section 5.2(b)(vii); (B) any other additions prior to the Closing Date to the list of Ag Business Employees set forth on Section 1.1(c) of the Descartes Disclosure Schedule (in accordance with the definition of “Ag Business Employees”); and (C) any changes in compensation or benefits as permitted by Section 5.2(b)(iv)). Except as set forth

-74- 1414958.12A-NYCSR03A - MSW on Section 3.17(g) of the Descartes Disclosure Schedule, (1) Section 3.17(g)(1) of the Descartes Disclosure Schedule includes each employee of Descartes and its Affiliates who, as of the date of this Agreement, dedicates fifty (50%) or more of his or her business time to the Ag Business and (2) as of the date of this Agreement, no individual listed on Section 3.17(g)(2) of the Descartes Disclosure Schedule dedicates less than fifty (50%) of his or her business time to the Ag Business. (h) Except as would not be material to the Ag Business, there is no pending or threatened, and neither Descartes nor any of its Affiliates has received notice of any Proceeding against Descartes or its Affiliates before, or investigation of Descartes or its Affiliates by, any Governmental Entity responsible for the enforcement of labor, employment, wages and hours of work, immigration, or occupational health and safety Laws, in each case, with respect to the Ag Business (other than any such Proceedings or investigations solely by or relating to former employees or contractors of Descartes or its Affiliates to the extent any Liability arising therefrom is a Retained Ag Liability) or Ag Business Employees. (i) Each International Ag Benefit Plan that is a Transferred Ag Benefit Plan (i) has been maintained in accordance with all applicable requirements, (ii) that is intended to qualify for special tax treatment meets all requirements for such treatment and (iii) that is intended to be funded and/or book reserved is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions. (j) Any other representation or warranty contained in this Article III notwithstanding, the representations and warranties contained in this Section 3.17 constitute the sole representations and warranties of Descartes relating to Ag Benefit Plans. Section 3.18 Intercompany Arrangements. Except for any Contracts that are neither material in amount in relation to the Ag Business nor necessary for Fermat to conduct the Ag Business in all material respects as it is conducted as of the date of this Agreement, and other than the Ag Acquisition Documents and the Contracts contemplated thereby, Section 3.18 of the Descartes Disclosure Schedule lists all Contracts and all Liabilities between or among a Transferred Ag Subsidiary, on the one hand, and Descartes and/or its Subsidiaries and Affiliates, on the other hand, with respect to the conduct of the Ag Business or by which the Acquired Ag Assets are bound. Section 3.19 Import/Export Compliance. The Ag Business has not, since January 1, 2014, been the subject of any Proceeding, or, to the Knowledge of Descartes, any investigation or other inquiry, concerning imports, exports, re-exports, sanctions, embargoes or unlawful boycotts or subject to civil or criminal penalties imposed by a Governmental Entity as would constitute an Ag Business Material Adverse Effect. Descartes has made available to Fermat all voluntary disclosures with respect to violations or alleged violations of the Export Control Laws made in the last three years. Section 3.20 Product Liability and Product Warranty. (a) Descartes has no material Liability (and to the Knowledge of Descartes, there is no basis for any present or future Proceeding against it giving rise to any material

-75- 1414958.12A-NYCSR03A - MSW Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Ag Business during the last five (5) years. None of the products sold or services provided by the Ag Business has been the subject, voluntarily or involuntarily, of any product recall, market withdrawal, safety warning, service bulletin or similar notice during the last five (5) years nor, to the Knowledge of Descartes, is there any basis therefor. (b) During the last five (5) years, each product manufactured, sold, leased, or delivered by the Ag Business was at all times when such actions occurred in conformance with all applicable contractual obligations, including all applicable express and implied warranties, in all material respects. Descartes has no material liability for replacement or repair thereof or other damages in connection therewith. No product manufactured, leased, or delivered by the Ag Business is subject to any guarantee, warranty or other indemnity beyond the applicable terms and conditions of sale. Section 3.21 Customers and Suppliers. (a) Section 3.21(a) of the Descartes Disclosure Schedule sets forth a complete and accurate list of the top twenty (20) purchasers of Transferred Ag Active Ingredients based on sales revenue for the twelve-month period ended December 31, 2016 (collectively, the “Ag Ingredient Customers”), together with the amount received during such period. Other than Contracts with Ag Ingredient Customers that may expire in the ordinary course of business or may be terminated by such Ag Ingredient Customer without cause on less than ninety-one (91) days’ prior notice without material penalties imposed on the terminating Person in accordance with its terms, all Ag Ingredient Customers continue to be customers of the Ag Business. No Ag Ingredient Customer has materially reduced or disclosed to Descartes an intention to materially reduce its business with the Ag Business below the levels achieved during such period, and, to the Knowledge of Descartes, there is no reason to believe that any such material reduction is likely to occur. As of the date of this Agreement, no Ag Ingredient Customer has terminated its relationship with the Ag Business or threatened in writing to do so. Descartes is not involved in any claim, dispute or controversy with (i) any Ag Ingredient Customer or (ii) any of its other direct customers of the Ag Business that could be material to the Ag Business. (b) Section 3.21(b) of the Descartes Disclosure Schedule sets forth a complete and accurate list of (i) all of the top twenty (20) suppliers of the Ag Business based on the amount expended to purchase chemical intermediates or active ingredients during the year ended December 31, 2016, (ii) all suppliers of any chemical intermediate or active ingredient which are the sole source for the Ag Business and (A) are material for any Transferred Ag Active Ingredient or (B) have an annual purchase amount of such chemical intermediate or active ingredient greater than $3,500,000 during the year ended December 31, 2016, and (iii) the manufacturer which performs the final crystallization step for production of Cyantraniliprole (collectively, the “Ag Material Suppliers”), together with the amount paid during such period. Other than Contracts with Ag Material Suppliers that may expire in the ordinary course of business or may be terminated by such Ag Material Supplier without cause on less than ninety- one (91) days’ prior notice without material penalties imposed on the terminating Person in accordance with its terms, all Ag Material Suppliers continue to be suppliers of the Ag Business. No Ag Material Supplier has materially reduced or disclosed to Descartes an intention to

-76- 1414958.12A-NYCSR03A - MSW materially reduce its business with the Ag Business from the levels achieved during such period, and, to the Knowledge of Descartes, there is no reason to believe that any such material reduction is likely to occur. As of the date of this Agreement, no Ag Material Supplier has terminated its relationship with the Ag Business or threatened in writing to do so. Descartes is not involved in any claim, dispute or controversy with (i) any Ag Material Supplier or (ii) any of its other suppliers of the Ag Business that could be material to the Ag Business. To the Knowledge of Descartes, no Ag Material Supplier has given any indication that it will not be willing or able to continue supplying such goods or services to the Ag Business (or to Fermat following the Closing) in the future. (c) Section 3.21(c) of the Descartes Disclosure Schedule sets forth a complete and accurate list of the top ten (10) customers of the Ag Business in each of the United States, European Union, Brazil, India and China based on sales revenue for the twelve-month period ended December 31, 2016 (collectively, the “Ag Formulated Product Customers”), together with the amount received during such period. Other than Contracts with Ag Formulated Product Customers that may expire in the ordinary course of business or may be terminated by such Ag Formulated Product Customer without cause on less than ninety-one (91) days’ prior notice without material penalties imposed on the terminating Person in accordance with its terms, all Ag Formulated Product Customers continue to be distributors of the Ag Business. No Ag Formulated Product Customer has materially reduced or disclosed to Descartes an intention to materially reduce its business with the Ag Business below the levels achieved during such period, and, to the Knowledge of Descartes, there is no reason to believe that any such material reduction is likely to occur. As of the date of this Agreement, no Ag Formulated Product Customer has terminated its relationship with the Ag Business or threatened in writing to do so. Descartes is not involved in any claim, dispute or controversy with (i) any Ag Formulated Product Customer or (ii) any of its other distributors of the Ag Business that could be material to the Ag Business. Section 3.22 Brokers. Other than Goldman, Sachs & Co. and Evercore Group L.L.C., whose fees, costs and expenses, with respect to the transactions contemplated by this Agreement will be borne by Descartes, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Acquisitions and the other transactions contemplated by this Agreement or the other Acquisition Documents based upon arrangements made by or on behalf of Descartes. Section 3.23 No Other Representations or Warranties. (a) Except for the representations and warranties contained in this Article III, in the Descartes Certificates or in an Acquisition Document, none of Descartes or its Subsidiaries or any of their respective Affiliates or Representatives makes (and Descartes, on behalf of itself, its Subsidiaries, and their respective Affiliates and Representatives, hereby disclaims) any express or implied representation or warranty with respect to Descartes or its Subsidiaries, the Acquired Ag Assets, the Ag Business or with respect to the accuracy or completeness of any other information provided, or made available, to Fermat or any of its Subsidiaries or Representatives in connection with the transactions contemplated hereby. None of Descartes or its Subsidiaries or any other Person will have or be subject to any Liabilities to Fermat, its Affiliates, agents or representatives or any Person resulting from Fermat’s use of, or the use by

-77- 1414958.12A-NYCSR03A - MSW any of its Affiliates or Representatives of any such information, including information, documents, projections, forecasts or other material made available to Fermat, its Affiliates or Representatives in any “data rooms,” teaser, confidential information memorandum or management presentations in connection with the transactions contemplated by this Agreement, unless any such information is expressly and specifically included in a representation or warranty contained in this Article III, in the Descartes Certificates or in an Acquisition Document. Notwithstanding anything to the contrary contained in this Agreement and without limiting the foregoing, none of Descartes, its Subsidiaries or their respective Representatives makes any express or implied representation or warranty with respect to Excluded Ag Assets or Retained Ag Liabilities. (b) Descartes acknowledges and agrees that, except for the representations and warranties in Article IV, the Fermat Certificates and the Acquisition Documents, neither Fermat nor any of its Subsidiaries, nor any other Person, has made any express or implied representation or warranty with respect to the Acquired H&N Assets, the H&N Business or with respect to the accuracy or completeness of any other information provided, or made available, to Descartes or any of its Subsidiaries or Representatives in connection with the transactions contemplated hereby and Descartes has not relied on any representation or warranty other than those contained in Article IV, the Fermat Certificates and the Acquisition Documents. Without limiting the generality of the foregoing, Descartes acknowledges and agrees that neither Fermat nor any of its Subsidiaries or any other Person has made a representation or warranty (including as to completeness or accuracy) to Descartes with respect to, and neither Fermat nor any of its Subsidiaries or any other Person shall be subject to any liability to Descartes or any other Person resulting from, Fermat or its Subsidiaries or their respective Representatives making available to Descartes, (i) any projections, estimates or budgets for the H&N Business, or (ii) any materials, documents or information relating to Fermat or its Subsidiaries, the Acquired H&N Assets or the H&N Business made available to Descartes or its Representatives in any “data rooms,” teaser, confidential information memorandum, management presentations or otherwise, in each case, except as expressly covered by a representation or warranty set forth in Article IV of this Agreement, in the Fermat Certificates or in an Acquisition Document. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF FERMAT Except as disclosed in (a) the filings of Fermat with the SEC filed since January 1, 2015 and not less than one (1) Business Day prior to the date of this Agreement (excluding (x) any documents incorporated by reference therein, and (y) any disclosures set forth in any “risk factor” or “forward-looking statements” sections or other similar disclosures, in each case, to the extent they are predictive, cautionary or forward-looking in nature) (provided that this clause (a) shall not be applicable to Sections 4.2, 4.6, 4.7, 4.8 and 4.22) or (b) the Fermat Disclosure Schedule (it being agreed that the disclosure of any matter in any section in the Fermat Disclosure Schedule shall be deemed to have been disclosed in any other section in the Fermat Disclosure Schedule to which the applicability of such disclosure is reasonably apparent on its face), Fermat hereby represents and warrants to Descartes as follows: Section 4.1 Organization, Standing and Power. Fermat is a corporation duly organized, validly existing and in good standing (except, as to Fermat’s good standing, as would

-78- 1414958.12A-NYCSR03A - MSW not be material to the H&N Business) under the Laws of the State of Delaware and has all necessary organizational power and authority to carry on the H&N Business as presently conducted. Each of the Transferred H&N Subsidiaries and any other Subsidiary of Fermat that is a party to any Acquisition Document is a corporation, partnership or other legal entity duly organized, validly existing and in good standing (to the extent such concept or any similar concept is recognized) under the Laws of the jurisdiction of its incorporation, organization or formation, as applicable, except where the failure to be in good standing or to be so organized and existing would not constitute a H&N Business Material Adverse Effect. Section 4.2 Authority; Execution and Delivery; Enforceability. Each of Fermat and its Subsidiaries party to any Acquisition Document has all requisite power and authority to execute and deliver this Agreement and each other Acquisition Document to which it is a party and to consummate the Acquisitions and the other transactions contemplated hereby and thereby. The execution and delivery by Fermat and/or its Subsidiaries of this Agreement and each other Acquisition Document to which it is a party, the performance by Fermat and its Subsidiaries of their obligations hereunder and thereunder and the consummation by Fermat and its Subsidiaries of the Acquisitions and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or other action of Fermat and its Subsidiaries. No other corporate proceedings on the part of Fermat or its Subsidiaries (and no action on the part of any stockholders, members, partners or equityholders of Fermat and its Subsidiaries) are necessary to authorize the execution, delivery and performance in accordance with their respective terms of this Agreement and the Acquisition Documents and the consummation of the transactions contemplated hereby or thereby. Fermat has duly executed and delivered this Agreement and the French Offer Letter and at the Closing Fermat, as applicable, and its applicable Subsidiaries will have executed and delivered each other Acquisition Document to which it is a party, and assuming due authorization, execution and delivery by each other party thereto, this Agreement and each other Acquisition Document to which it is a party will constitute its valid and binding obligations, enforceable against Fermat and/or its Subsidiaries, as applicable, in accordance with their respective terms, subject to General Enforceability Exceptions. Section 4.3 Transferred H&N Subsidiaries. (a) Each of the Transferred H&N Subsidiaries has the requisite power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets. None of the Transferred H&N Subsidiaries is in violation of its charter, bylaws or other similar organizational documents. None of the Transferred H&N Subsidiaries has operated any businesses other than the H&N Business other than in a de minimis or incidental manner. (b) Except for Subsidiaries and marketable securities held for passive investment or cash management purposes maintained in the ordinary course of business (which holdings do not represent a material amount of securities of, or other material voting or material equity interest in any Person), the Transferred H&N Subsidiaries do not own, directly or indirectly, any capital stock of, or other equity or voting interest in, any Person (or any security or other right, agreement or commitment convertible into or exercisable or exchangeable for, any equity or voting interest in any Person). The Transferred H&N Subsidiaries do not have any obligation to acquire any equity or voting interest, security, right, agreement or commitment or

-79- 1414958.12A-NYCSR03A - MSW to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person. (c) All of the outstanding shares of capital stock of, or other equity or voting interests in, each of the Transferred H&N Subsidiaries (i) have been duly authorized, validly issued and are fully paid and nonassessable (and no such shares of capital stock or any other equity or voting interest have been issued in violation of any preemptive or similar rights) and (ii) are owned, directly or indirectly, by Fermat, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) other than Permitted Liens. (d) There are no outstanding (i) securities of any Transferred H&N Subsidiaries convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in any Transferred H&N Subsidiaries, (ii) options, stock appreciation rights, warrants, restricted stock units, rights or other commitments or agreements to acquire from Fermat or any of the Transferred H&N Subsidiaries, or that obligate Fermat or any of the Transferred H&N Subsidiaries to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any of the Transferred H&N Subsidiaries, (iii) obligations of Fermat or any of the Transferred H&N Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (whether payable in equity, cash or otherwise) relating to any capital stock of, or other equity or voting interest (including any voting debt) in any of the Transferred H&N Subsidiaries, (iv) outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in any of the Transferred H&N Subsidiaries (the items in clauses (i), (ii), (iii) and (iv), together with the capital stock of the Transferred H&N Subsidiaries, being referred to collectively as “Transferred H&N Subsidiary Securities”), (v) voting trusts, proxies, voting agreements or similar arrangements or understandings to which Fermat or any of the Transferred H&N Subsidiaries is a party or by which Fermat any of the Transferred H&N Subsidiaries is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in any of the Transferred H&N Subsidiaries, or (vi) Contracts of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in any of the Transferred H&N Subsidiaries to which any of the Transferred H&N Subsidiaries is a party or by which it is bound. There are no Contracts of any kind that obligate any of the Transferred H&N Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Transferred H&N Subsidiary Securities. Section 4.4 No Conflicts; Consents. (a) Neither the execution, delivery and performance of this Agreement by Fermat nor the execution, delivery and performance of the Acquisition Documents by Fermat and its applicable Subsidiaries party thereto, nor the consummation of the transactions contemplated hereby and thereby and compliance by Fermat and its applicable Subsidiaries with the terms hereof and thereof, will (i) violate any provision of the certificate of incorporation or bylaws (or other comparable governing documents) of such Person, (ii) conflict with, require

-80- 1414958.12A-NYCSR03A - MSW consent or notification under, or result in any violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation, modification, notification or acceleration of any obligation under any H&N Material Contract, (iii) assuming the making of the filings and obtaining of the related approval referred to in clause (b)(i), (b)(ii) or (b)(iii) below, violate any Judgment or Law applicable to any of Fermat, its applicable Subsidiaries, the Acquired H&N Assets, the H&N Business or any H&N Business Permit or (iv) result in the creation of any Lien, other than Permitted Liens, upon any of the Acquired H&N Assets, except in the case of clauses (ii), (iii) and (iv) for conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses and Liens that would not constitute a H&N Business Material Adverse Effect. (b) No Approval of any Governmental Entity is required to be obtained or made by or with respect to Fermat or the Acquired H&N Assets in connection with the execution, delivery and performance of this Agreement or the consummation of the H&N Acquisition and the other transactions contemplated hereby, other than (i) in respect of any applicable Antitrust Laws, (ii) filings to transfer Permits and Environmental Permits required for the operation of the H&N Business and (iii) such consents, waivers, approvals, licenses, authorizations, Permits, filings or notifications which, if not obtained or made, would not constitute a H&N Business Material Adverse Effect. Section 4.5 Proceedings. Fermat and its Subsidiaries are not (a) to the extent related to the H&N Business, subject to any outstanding Judgment (other than any Judgments where the remedy comprises solely monetary damages in an amount not in excess of $500,000 to the extent related to the H&N Business) (“Material H&N Judgments”) or (b) to the extent either (i) related to the H&N Business or (ii) questioning the validity of this Agreement or the Acquisition Documents or the transactions contemplated hereby or thereby or any action taken or to be taken by Fermat or any of its Subsidiaries in connection with this Agreement or the Acquisition Documents or the transactions contemplated hereby or thereby, a party to or the subject of or, to the Knowledge of Fermat, threatened in writing to be made a party to or the subject of any Proceeding (other than any Proceedings (A) where the potential remedy comprises solely monetary damages in an amount not in excess of $500,000 to the extent related to the H&N Business or (B) solely by or relating to former employees or contractors of Fermat or its Affiliates, to the extent any Liability arising therefrom is an Excluded H&N Asset or a Retained H&N Liability) (“Material H&N Proceedings”). Section 4.5 of the Fermat Disclosure Schedule sets forth all Material H&N Proceedings as of the date hereof and all Material H&N Judgments to which Fermat has been subject within the past three years prior to the date hereof. This Section 4.5 does not relate to matters with respect to Environmental Laws, such items being exclusively governed by Section 4.15. Section 4.6 Financial Statements. The segment information related to the H&N Business of Fermat included in the financial statements set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 (the “H&N Business Financial Statements”) have been prepared from the books and records of Fermat, comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in the H&N Business Financial

-81- 1414958.12A-NYCSR03A - MSW Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may conform to the SEC’s rules and instructions for reports on Form 10-Q) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of Fermat as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments in the ordinary course of business). Section 4.7 Absence of Undisclosed Liabilities. The H&N Business does not have any Liabilities other than Liabilities that: (a) are reflected or reserved against in the H&N Business Financial Statements or reflected in Closing H&N Working Capital Amount, (b) were incurred since December 31, 2016 (the “H&N Balance Sheet Date”) in the ordinary course of business, (c) are Retained H&N Liabilities, (d) are incurred pursuant to this Agreement (including Section 5.9), (e) are set forth on Section 4.7 of the Fermat Disclosure Schedule or (f) would not constitute a H&N Business Material Adverse Effect. As of the Closing, there is no Indebtedness for borrowed money between or among any of the Transferred H&N Subsidiaries. Section 4.8 Absence of Changes or Events. (a) Except in connection with or in preparation for the H&N Acquisition and the other transactions contemplated by this Agreement, from and after the H&N Balance Sheet Date until the date of this Agreement, (i) the H&N Business has been operated in the ordinary course of business and (ii) there has not been, nor has there occurred, any event, circumstance, change, development or effect that constitutes a H&N Business Material Adverse Effect. (b) Since the H&N Balance Sheet Date through the date of this Agreement, the H&N Business has been conducted in all material respects in the ordinary course of business, and neither Fermat nor any of its Subsidiaries has undertaken any action that if taken after the date of this Agreement would require Descartes’s consent pursuant to Section 5.3(b)(iii), (v), (ix), (xvii) or (xix) (solely as it relates to Section 5.3(b)(iii), (v), (ix) or (xvii)). Section 4.9 Sufficiency of Assets; Title. (a) As of the Closing, (i) the Acquired H&N Assets, taking into account the assets, services, products, real property, Intellectual Property and IT Assets provided, acquired, leased or licensed at the Closing (A) under the H&N Acquisition Documents and (B) pursuant to and in accordance with Section 5.10, Section 5.11, Section 5.12, Section 5.19(d) and Section 5.23, are sufficient in all material respects for, and constitute all of the assets (other than (A) the services of Governmental Entities or third party utility providers (and assets of Governmental Entities or third party utility providers related to the provision of such services) provided to the H&N Business in the ordinary course of business and of a type generally provided by Governmental Entities or third party utility providers to similarly situated Persons and (B) the services set forth on Section 4.9(a) of the Fermat Disclosure Schedule (the “Excluded Fermat Services”)) necessary to conduct the H&N Business in the manner currently conducted and as currently contemplated to be conducted and (ii) such assets are in reasonably good condition and repair, to the extent tangible (subject to normal wear and tear consistent with the age of the assets and properties) and shall be operational (except in any de minimis respect) (or shall be capable of

-82- 1414958.12A-NYCSR03A - MSW being made operational after repair in the ordinary course of business consistent with past practice). (b) Except as would not be material to the H&N Business, taken as a whole, Fermat has, or will at or immediately prior to the Closing have, good and valid title or a valid leasehold interest in and to all of the assets and properties related to the H&N Business (whether real, personal, or mixed and whether tangible or intangible) that it purports to own or lease, as applicable, including (i) all of the assets and properties reflected as owned on the H&N Business Financial Statements (except for personal property disposed of since the date of the H&N Balance Sheet Date in the ordinary course of business), and (ii) all of the properties and assets purchased or otherwise acquired by Fermat since the H&N Balance Sheet Date (except for personal property acquired and sold since the H&N Balance Sheet Date in the ordinary course of business), free and clear of all Liens other than Permitted Liens. (c) Upon consummation of the H&N Acquisition, Descartes will have acquired good and valid title to all of the assets and properties related to the H&N Business, free and clear of all Liens other than Permitted Liens, except as would not be material to the H&N Business, taken as a whole; provided, that the foregoing is subject to the limitation that certain transfers, assignments, licenses, sublicenses, provisions, leases and subleases (as the case may be) of Proceedings, assets, services, Contracts, Permits, Environmental Permits and any claim or right or benefit arising thereunder or resulting therefrom, may require the consent to transfer, assign, license, sublicense, lease or sublease (as the case may be) of a third party which has not been obtained, and that such matters are addressed in the Acquisition Documents and Sections 5.10 and 5.11 of this Agreement. Section 4.10 Intellectual Property. (a) Section 4.10(a) of the Fermat Disclosure Schedule sets forth a true and complete (in all material respects) list as of February 24, 2017 of the following items of Intellectual Property included in the H&N Business Intellectual Property: (i) each issued Patent and each pending Patent application, (ii) each Trademark registration and application for registration, and (iii) each copyright registration and application for registration. (b) (i) None of the material H&N Business Intellectual Property is subject to any Judgment materially and adversely affecting the use thereof or rights thereto by Fermat and its Subsidiaries in the H&N Business; (ii) there is no opposition or cancellation Proceeding pending as of the date hereof against Fermat and its Subsidiaries concerning the ownership, validity, enforceability or infringement of any material H&N Business Intellectual Property; (iii) there is, to the Knowledge of Fermat, no infringement, misappropriation or other violation, or any written allegation thereof sent to a third party by Fermat or its Affiliates as of the date hereof, of any material H&N Business Intellectual Property; (iv) each item of material registered H&N Business Intellectual Property is as of the date hereof subsisting, has not been abandoned, and is, to the Knowledge of Fermat, valid and enforceable; (v) to the Knowledge of Fermat, no material aspect of the H&N Business as currently conducted infringes, misappropriates, or otherwise violates the Intellectual Property of any other Person; and (vi) neither Fermat nor any of its Subsidiaries has received any written notice prior to the date of this Agreement alleging

-83- 1414958.12A-NYCSR03A - MSW that any aspect of the H&N Business as currently conducted infringes, misappropriates, or otherwise violates the Intellectual Property of any other Person. (c) To the Knowledge of Fermat, Fermat owns, is licensed or otherwise possesses rights to use or exploit all H&N Business Intellectual Property necessary to conduct the H&N Business as presently conducted. Any other representation or warranty in this Article IV notwithstanding, the representations and warranties contained in this Section 4.10 constitute the sole representations and warranties of Fermat relating to infringement, misappropriation or other violations of Intellectual Property. Section 4.11 Registrations. No material Registrations of or for any food additive, color, excipient or active pharmaceutical ingredient are required for the conduct of the H&N Business as currently conducted in any country where Fermat or any of its Subsidiaries has, within the five (5) year period ending on the Closing Date, manufactured, sold, imported, exported or distributed such food additive, color, excipient or active pharmaceutical ingredient. Section 4.12 Real Property. (a) Section 4.12(a) of the Fermat Disclosure Schedule sets forth a true and complete list of (i) all material H&N Leased Real Property and (ii) all H&N Owned Real Property. (b) Each of the leases and subleases pursuant to which Fermat or any of its Subsidiaries leases the Acquired H&N Leased Real Property (the “Acquired H&N Real Property Leases”) is valid, binding and in full force and effect, subject to General Enforceability Exceptions. Each of the Acquired H&N Real Property Leases is without default thereunder by the lessee and to the Knowledge of Fermat, there is no default thereunder by the lessor, and there are no outstanding defaults or circumstances which, upon the giving of notice or passage of time or both, would constitute a default or breach by either party under any Acquired H&N Real Property Lease, except in each case where the failure to comply or the default would not constitute a H&N Business Material Adverse Effect. True and complete copies of all Acquired H&N Real Property Leases that are material to the H&N Business have been provided by Fermat to Descartes prior to the date of this Agreement, including all amendments or modifications thereof and all side letters or other instruments affecting the obligations of any party thereunder. None of the Transferred H&N Subsidiaries holds any leasehold or subleasehold estate in any land, buildings, structures, improvements or fixtures other than the Acquired H&N Real Property Leases. (c) Fermat has valid title to all Acquired H&N Owned Real Property, free and clear of all Liens, other than Permitted Liens. None of the Transferred H&N Subsidiaries owns any real property other than the Acquired H&N Owned Real Property. To the Knowledge of Fermat, neither Fermat nor any of its Subsidiaries has received within the three (3)-year period prior to the date of this Agreement written notice of any default under any restrictive covenants affecting the Acquired H&N Owned Real Property, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default under any such restrictive covenants, in each case except as would not reasonably be expected to be material to the H&N Business.

-84- 1414958.12A-NYCSR03A - MSW Section 4.13 Contracts. (a) Section 4.13(a) of the Fermat Disclosure Schedule sets forth as of the date of this Agreement a true and complete list of the following Contracts (other than purchase orders and invoices entered into in the ordinary course of business) to which Fermat or any of its Subsidiaries is a party or by which Fermat or any of its Subsidiaries is bound to the extent related to the H&N Business (other than any Contract that is a H&N Benefit Plan, Excluded H&N Asset, any Contract listed on Section 4.17(a) of the Fermat Disclosure Schedule or any Contract constituting an Acquisition Document) (the “H&N Material Contracts”): (i) any Contract that (A) resulted in or is expected to result in a payment of more than $2,000,000 by the H&N Business during 2016 or 2017 or (B) resulted in or is expected to result in the receipt of more than $2,000,000 by the H&N Business during 2016 or 2017; (ii) any Contract containing any future capital expenditure obligations of the H&N Business in respect of any single project in excess of $2,000,000; (iii) any joint venture, partnership, limited liability company or strategic alliance agreement or other similar Contract with a third party; (iv) other than Contracts for the acquisition or sale of products or provision of services in the ordinary course of business, any Contract relating to the acquisition or disposition of any product, asset, business or product line (whether by merger, sale of stock, sale of assets or otherwise) under which, after the Closing, the H&N Business may have any “earn out,” contingent purchase price, indemnification or other contingent payment obligation; (v) any Contract containing covenants that would restrict or limit the ability of the H&N Business or Descartes or any of its Affiliates after the Closing to compete in any material respect with any business, product or product line or with any Person or in any geographic area; (vi) any material capital lease, as determined in accordance with GAAP; (vii) any material sales representative or distribution Contract; (viii) any customer Contract that specifies the minimum pricing for products or services sold by the H&N Business for a period of longer than two years from the Closing Date and that resulted in or is expected to result in the receipt of more than $2,000,000 by the H&N Business during 2016 or 2017; (ix) any Contract with a customer of the H&N Business that is a requirements contract or contains exclusivity arrangements or a “most favored nation” pricing clause;

-85- 1414958.12A-NYCSR03A - MSW (x) any Contract in the nature of a “take-or-pay” contract and that resulted in or is expected to result in the payment or receipt of more than $2,000,000 by the H&N Business during 2016 or 2017; (xi) any Contract relating to commodity swaps, involving derivative, swap, exchange option or similar commodity price hedging arrangements, or that are otherwise similarly designed to alter risks arising from fluctuations in commodity prices (in each case, other than any company-wide arrangements of the foregoing nature); (xii) any Contract that grants a material license with respect to any Intellectual Property or Registration Data, or that creates any material right to use or register or any material restriction upon any H&N Business Intellectual Property (other than any license inherent in the sale of finished goods in the ordinary course of business or that otherwise are incidental to the applicable Contract); (xiii) any Contract that grants a material license to H&N Transferred IT Assets (other than for commercially available IT Assets having an annual license fee of less than $750,000); (xiv) any Contract (other than any confidentiality agreements or immaterial commercial agreements) with any H&N Material Supplier, H&N Material Customer or H&N Material Distributor not required to be disclosed by any other subsection of this Section 4.13(a); and (xv) any Contract that involves an option to purchase, right of first refusal or other preferential right to acquire any assets or property interest. (b) Each H&N Material Contract is valid, binding and enforceable against Fermat and/or its Subsidiaries party thereto and, to the Knowledge of Fermat, the other parties thereto in accordance with its terms, in each case, subject to General Enforceability Exceptions, and is in full force and effect, except where such failure to be so valid, binding, enforceable or in full force and effect would not be material to the H&N Business. Neither Fermat (or its applicable Subsidiary) nor, to the Knowledge of Fermat, any other party to a H&N Material Contract is in material breach or violation of, or material default under, any H&N Material Contract and no event has occurred that with notice or lapse of time or both would constitute a material breach or default. As of the date of this Agreement, there exists no actual or threatened (in writing) termination, cancellation or material limitation of, or any material amendment, material modification or material change to, any H&N Material Contract, other than as set forth in Section 4.13(b) of the Fermat Disclosure Schedule. (c) Prior to the date hereof, Fermat has made available to Descartes an accurate and complete copy (or in the case of oral Contracts, description) of each H&N Material Contract and of each document required to be set forth on Section 4.13(a) of the Fermat Disclosure Schedule.

-86- 1414958.12A-NYCSR03A - MSW Section 4.14 Compliance with Applicable Laws; Permits. (a) Other than with respect to any Excluded H&N Asset or Retained H&N Liabilities, Fermat is not, and at no time since January 1, 2014 has been, in material violation of any Law applicable to the conduct of the H&N Business. As of the date of this Agreement, none of Fermat or its Subsidiaries (each in respect of the H&N Business) has, since January 1, 2014, received any written notification from any Governmental Entity that it is subject to any outstanding injunction, writ, Judgment, order or decree or asserting that Fermat is not in compliance with any Law, Permit or Judgment applicable to the H&N Business except as would not be material to the H&N Business. (b) Since January 1, 2014, none of Fermat or its Subsidiaries, or to the Knowledge of Fermat, any director, officer, employee, agent or other person acting on behalf of Fermat or any of its Subsidiaries has, directly or indirectly, violated or is in violation of, or is aware of any action taken that would result in a violation of any Anti-Corruption Laws, nor, except as would not constitute a H&N Business Material Adverse Effect, (i) used any funds of Fermat or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Fermat or any of its Subsidiaries; (iii) established or maintained any unlawful fund of monies or other assets of Fermat or any of its Subsidiaries; (iv) made any fraudulent entry on the books or records of Fermat or any of its Subsidiaries; (v) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Fermat or any of its Subsidiaries or to influence any act or decision of a foreign government official or other person; or (vi) engaged in any transaction or dealing in property or interests in property of, received from or made any contribution of funds, goods or services to or for the benefit of, provided any payments or material assistance to, or otherwise engage in or facilitated any transactions with a Prohibited Person. No proceeding by or before any Governmental Entity involving Fermat, any Subsidiary of Fermat or any Affiliate of Fermat, or any of their directors, officers, employees, agents or other persons acting on their behalf, with respect to any Anti-Corruption Law is pending or, to the knowledge of Fermat, threatened, nor have any disclosures been submitted to any Governmental Entity with respect to violations of any Anti-Corruption Law by any such Person. This Section 4.14(b) applies solely to activities undertaken in connection with the H&N Business and the Acquired H&N Assets. (c) Other than with respect to any Excluded H&N Asset or Retained H&N Liabilities, Fermat and/or the H&N Business hold all Permits and Environmental Permits primarily related to, or primarily used or primarily held for use in connection with, the H&N Business as presently conducted (which, for the avoidance of doubt, includes Drug Master Files) (the “H&N Business Permits”). All H&N Business Permits have been duly obtained and are valid and in full force and effect and are listed on Section 4.14(c) of the Fermat Disclosure Schedule. Fermat and its Subsidiaries (in respect of the H&N Business) (i) are in compliance with the terms of the H&N Business Permits and (ii) have not received written notice from any Governmental Entity within the twelve (12) months preceding the date of this Agreement indicating that any H&N Business Permit (A) will not be renewed or continued, (B) will be

-87- 1414958.12A-NYCSR03A - MSW terminated or (C) requiring that additional information be provided to prevent the results in the preceding subsections (ii)(A) and (ii)(B) of this Section 4.14(c) from occurring (which requirement has not been waived by such Governmental Entity or satisfied) except, in the case of each of clause (i) and clause (ii), as would not constitute a H&N Business Material Adverse Effect. From and after the Closing Date, Fermat and its Affiliates shall not initiate or prosecute, directly or indirectly, any Proceedings challenging the H&N Business Permits to the extent relating to the operation of the H&N Business. (d) This Section 4.14 does not relate to matters with respect to Taxes, H&N Benefit Plans or, except for Section 4.14(c) with respect to H&N Business Environmental Permits, Environmental Laws, such items being exclusively governed by Sections 4.16, 4.17, and 4.15, respectively. Section 4.15 Environmental Matters. Other than with respect to any Excluded H&N Asset or as would not constitute a H&N Business Material Adverse Effect, (a) Fermat is, and at all times since January 1, 2014 has been, in compliance with all applicable Environmental Laws with respect to the Acquired H&N Assets and the H&N Business, (b) Fermat and the H&N Business have obtained and are in compliance with all Permits pursuant to Environmental Laws required for the operation of the Acquired H&N Assets and the H&N Business as presently conducted (“H&N Business Environmental Permits”), (c) the H&N Business Environmental Permits may be transferred or re-issued in the ordinary course to Descartes, (d) there are no Proceedings pending against Fermat alleging a violation of or Liability under Environmental Laws with respect to the Acquired H&N Assets or the H&N Business, (e) there are no outstanding Judgments pursuant to Environmental Law or with respect to Hazardous Substances relating to the Acquired H&N Assets or the H&N Business, (f) there has been no Release of Hazardous Substances at, under, on or from any of the Acquired H&N Assets or the real properties that are currently owned, leased or operated in connection with the H&N Business, (g) neither Fermat nor any of its Subsidiaries has ever used in research, manufactured or processed PFOA or any other perfluorinated alkylated substances, or stored any products or manufacturing process ingredients that contain PFOA or any other perfluorinated alkylated substances at any facility that is included in the Acquired H&N Assets, (h) since January 1, 2014, Fermat has not received any written notice from any Person concerning any actual or alleged violation of Environmental Law or of any Liabilities or potential Liabilities (including any investigatory, remedial, or corrective obligations) relating to the operation of the H&N Business arising under or in connection with Environmental Law or otherwise relating to Contamination or Hazardous Substances, (i) Fermat has made available to Descartes all relevant environmental sampling data and material environmental reports, to the extent in the possession of Fermat, with respect to Contamination relating to the Acquired H&N Assets or the H&N Business, provided that such representation only requires that Fermat make available such documentation in its possession that characterizes in all material respects the Contamination at the Acquired H&N Assets or the H&N Business, and (j) the H&N Business has, neither expressly nor by operation of Law, assumed or undertaken any Liability of any other Person pursuant to Environmental Law or otherwise relating to Contamination or Hazardous Substances. Any other representation or warranty contained in this Article IV notwithstanding, the representations and warranties contained in Sections 4.4(b), Section 4.7 and 4.14(c) (to the extent applicable to environmental matters) and this Section 4.15 constitute the sole representations and warranties of Fermat relating to any Environmental Law.

-88- 1414958.12A-NYCSR03A - MSW Section 4.16 Taxes. (a) (i) All material Tax Returns required to be filed with respect to the Transferred H&N Subsidiaries have been timely filed (taking into account extensions) and all such Tax Returns are correct and complete in all material respects; (ii) all material Property & Use Tax Returns required to be filed with respect to the Acquired H&N Assets or the H&N Business have been timely filed (taking into account extensions) and all such Tax Returns are correct and complete in all material respects; (iii) all material Taxes imposed on or required to be paid with respect to the Acquired H&N Assets, the Assumed H&N Liabilities, the H&N Business or the Transferred H&N Subsidiaries (whether or not shown to be due on such Tax Returns) have been paid or will be timely paid by the due date thereof; and (iv) there are no material Liens for Taxes upon any of the Acquired H&N Assets other than Permitted Liens. (b) Fermat and its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party with respect to the H&N Business or any of the Transferred H&N Subsidiaries. (c) No material Tax Proceeding is pending or threatened in writing with respect to any Transferred H&N Subsidiaries. No material deficiency for any Taxes has been asserted or assessed in writing by a Taxing Authority against or with respect to any Transferred H&N Subsidiaries that has not been satisfied by payment, settled or withdrawn. (d) There are no outstanding extensions or waivers of statutes of limitations for the collection or assessment of material Taxes due from any Transferred H&N Subsidiaries, and no written request for such an extension or waiver is currently outstanding. (e) In the last three (3) years, no claim has been made in writing by a Taxing Authority with respect to any Transferred H&N Subsidiary in a jurisdiction where such entity does not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction. None of the Transferred H&N Subsidiaries has a permanent establishment or other taxable presence in any jurisdiction other than its jurisdiction of formation. (f) Since the date two (2) years prior to the date hereof, none of the Transferred H&N Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code. (g) None of the Transferred H&N Subsidiaries (i) is or has been a member of an affiliated group filing a consolidated U.S. federal income tax Return within the past five (5) years (other than the consolidated group of which Fermat or one of its Affiliates is or was the common parent), and (ii) has any material liability for Taxes of another Person (other than Fermat or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any comparable provision of state, local or foreign Law, or as a transferee or successor. (h) No election under Section 897(i) of the Code has been made with respect to any of the Transferred H&N Subsidiaries.

-89- 1414958.12A-NYCSR03A - MSW (i) None of the Transferred H&N Subsidiaries is bound by a closing agreement with the IRS under Section 7121 of the Code (or any comparable provision of state, local or foreign Tax Law), advance pricing agreement or other written agreement with any Taxing Authority, and none of Transferred H&N Subsidiaries is subject to any private letter ruling of the IRS or comparable ruling by any other Taxing Authority, in each case, that would be binding on such Transferred H&N Subsidiary with respect to any Post-Closing Period. (j) None of the Transferred H&N Subsidiaries is a party to any Tax indemnification, allocation, or sharing agreement with any other Person for which any of the Transferred H&N Subsidiaries will have any obligations after the Closing except for (i) any such agreement solely among two or more Transferred H&N Subsidiaries and (ii) any Tax indemnification, allocation or sharing agreements entered into in the ordinary course of business and not primarily relating to taxes (including, without limitation, Tax indemnification, sharing, payment or gross-up provisions contained in leases, credit agreements, employment agreements or other commercial agreements). (k) None of the Transferred H&N Subsidiaries will be required to include in a Post-Closing Period a material amount of taxable income attributable to income that accrued in a Pre-Closing Period but was not recognized for income tax purposes in a Pre-Closing Period (or to exclude from the determination of taxable income in a Post-Closing Period any material deduction the recognition of which for income tax purposes was accelerated from such Post- Closing Period to a Pre-Closing Period) as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting, Section 481 of the Code or Section 108(i) of the Code (or any comparable provisions of state, local or foreign Tax law). (l) None of the Transferred H&N Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4, or any comparable provision of state, local or foreign Law. (m) Section 4.16(m) of the Fermat Disclosure Schedule sets forth with respect to each of the Transferred H&N Subsidiaries: (i) the type of legal entity, (ii) the jurisdiction of organization (and, if different, the jurisdiction of Tax residence), (iii) the number and classes of equity interests outstanding, (iv) the owner (or owners) of such equity interests, (v) the entity classification for U.S. federal income tax purposes, and (vi) whether an entity classification election pursuant to Treasury Regulation Section 301.7701-3 is in effect (and, if so, the classification elected and the effective date of such election). Except as otherwise set forth on Section 4.16(m) of the Fermat Disclosure Schedule or the H&N Step Plan, none of the Acquired H&N Assets is an interest in a joint venture, partnership or other arrangement treated as a partnership for Tax purposes. Section 4.17 Labor Relations; Employees and Employee Benefit Plans. (a) Section 4.17(a) of the Fermat Disclosure Schedule sets forth (i) all employee representative bodies, including all labor unions, labor organizations and works councils that represent H&N Business Employees and (ii) all collective bargaining agreements, union contracts and similar labor agreements with a labor union or labor organization in effect

-90- 1414958.12A-NYCSR03A - MSW that cover any H&N Business Employees (including works council agreements) (each, an “H&N Labor Agreement”). Fermat has made available to Descartes correct and complete copies of each H&N Labor Agreement (other than national, trade or industry-wide agreements that are publicly available); provided, that to the extent a works council agreement covering International H&N Business Employees is not available prior to the date hereof, a copy of such works council agreement shall be made available to Descartes no later than fifteen (15) Business Days following the date hereof. To the Knowledge of Fermat, there are no current union organizing efforts with respect to H&N Business Employees. (b) Each material H&N Benefit Plan in effect as of the date of this Agreement is set forth on Section 4.17(b) of the Fermat Disclosure Schedule and as applicable is separately identified as a defined benefit pension plan or Transferred H&N Benefit Plan (or as both, as the case may be), and Fermat has made available to Descartes correct and complete copies or summaries of each material H&N Benefit Plan. (c) Each U.S. H&N Benefit Plan and each Transferred H&N Benefit Plan has been operated in all material respects in compliance with applicable Law and the applicable plan document. All contributions, premiums and expenses required to be made by Law to any U.S. H&N Benefit Plan or Transferred H&N Benefit Plan or by the terms of such plans or any agreement relating thereto have been timely made in all material respects. (d) With respect to each U.S. H&N Benefit Plan that is subject to Section 302 or Title IV or Section 412, 430 or 4971 of the Code (each, an “H&N Title IV Plan”), (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (ii) no such H&N Title IV Plan is currently in “at risk” status within the meaning of Section 430 of the Code or Section 303(i) of ERISA, (iii) all premiums to the PBGC have been timely paid in full, (iv) no material liability (other than for premiums to the PBGC) has been or, to the Knowledge of Fermat, is expected to be incurred by Fermat or any of its ERISA Affiliates and (v) the PBGC has not instituted proceedings to terminate any such H&N Title IV Plan. Neither Fermat nor any of its ERISA Affiliates has maintained, established or contributed to, or otherwise incurred any liability or obligation (including any contingent liability) under any Multiemployer Plan within the last six years. There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability following the Closing of Descartes, any of its Subsidiaries or any of their respective ERISA Affiliates. (e) Except as required by applicable Law, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code)), forgiveness of indebtedness or otherwise becoming due to any H&N Business Employee under any H&N Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any H&N Benefit Plan or (iii) result in any acceleration of the time of payment, funding or vesting of any such benefits. (f) Except as would not be material to the H&N Business, since January 1, 2015, there have been no strikes, lockouts, slowdowns, work stoppages or material labor disputes

-91- 1414958.12A-NYCSR03A - MSW against or affecting the H&N Business. Except as would not be material to the H&N Business, and solely with respect to the H&N Business or H&N Business Employees, neither Fermat nor any of its Affiliates is in violation of any applicable Law governing labor and employment, including without limitation, any applicable Law related to wages, hours, collective bargaining, classification of employees and contractors, occupational health and safety, plant closures and mass layoffs, affirmative action or discrimination by reason of age, gender, race, religion or other protected category under applicable Law. (g) Fermat has made available to Descartes with respect to each H&N Business Employee as of the date of this Agreement a list of each such employee’s (by employee identification number) (i) annual rate of base pay or base salary, (ii) target and maximum annual and long-term incentive compensation opportunities (including equity-based compensation) with respect to 2017 and actual payment amounts with respect to 2016 (or, if 2016 incentive compensation has not yet been paid, 2015), (iii) service recognized by Fermat or its Subsidiaries for purposes of the H&N Benefit Plans (including service with predecessor employers, if applicable), (iv) job title and grade level, (v) primary work location, (vi) inactive or active status, and (vii) full-time or part-time status (such list to be periodically updated between the date hereof and the Closing Date to reflect (A) hires, transfers and terminations, in each case, as permitted by Section 5.2(b)(vi) and Section 5.2(b)(vii); (B) any other additions prior to the Closing Date to the list of H&N Business Employees set forth on Section 1.1(•) of the Fermat Disclosure Schedule (in accordance with the definition of “H&N Business Employees”); and (C) any changes in compensation or benefits as permitted by Section 5.2(b)(iv)). (h) Except as would not be material to the H&N Business, there is no pending or threatened, and neither Fermat nor any of its Affiliates has received notice of any Proceeding against Fermat or its Affiliates before, or investigation of Fermat or its Affiliates by, any Governmental Entity responsible for the enforcement of labor, employment, wages and hours of work, immigration, or occupational health and safety Laws, in each case, with respect to the H&N Business (other than any such Proceedings or investigations solely by or relating to former employees or contractors of Fermat or its Affiliates to the extent any Liability arising therefrom is a Retained H&N Liability) or H&N Business Employees. (i) Each International H&N Benefit Plan that is a Transferred H&N Benefit Plan (i) has been maintained in accordance with all applicable requirements, (ii) that is intended to qualify for special tax treatment meets all requirements for such treatment and (iii) that is intended to be funded and/or book reserved is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions. (j) Any other representation or warranty contained in this Article IV notwithstanding, the representations and warranties contained in this Section 4.17 constitute the sole representations and warranties of Fermat relating to H&N Benefit Plans. Section 4.18 Intercompany Arrangements. Except for any Contracts that are neither material in amount in relation to the H&N Business nor necessary for Descartes to conduct the H&N Business in all material respects as it is conducted as of the date of this Agreement, and other than the H&N Acquisition Documents and the Contracts contemplated thereby, Section 4.18 of the Fermat Disclosure Schedule lists all Contracts and all Liabilities between or among a

-92- 1414958.12A-NYCSR03A - MSW Transferred H&N Subsidiary, on the one hand, and Fermat and/or its Subsidiaries and Affiliates, on the other hand, with respect to the conduct of the H&N Business or by which the Acquired H&N Assets are bound. Section 4.19 Import/Export Compliance. The H&N Business has not, since January 1, 2014, been the subject of any Proceeding, or, to the Knowledge of Fermat, any investigation or other inquiry, concerning imports, exports, re-exports, sanctions, embargoes or unlawful boycotts or subject to civil or criminal penalties imposed by a Governmental Entity as would constitute a H&N Business Material Adverse Effect. Fermat has made available to Descartes all voluntary disclosures with respect to violations or alleged violations of the Export Control Laws made in the last three years. Section 4.20 Product Liability and Product Warranty. (a) Fermat has no material Liability (and to the Knowledge of Fermat, there is no basis for any present or future Proceeding against it giving rise to any material Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the H&N Business during the last five (5) years. None of the products sold or services provided by the H&N Business has been the subject, voluntarily or involuntarily, of any product recall, market withdrawal, safety warning, service bulletin or similar notice (including with respect to any product that may have been adulterated or misbranded under the Federal Food, Drug and Cosmetic Act of 1938, as amended, and the rules and regulations promulgated thereunder, or any applicable comparable state or foreign Laws) during the last five (5) years nor, to the Knowledge of Fermat, is there any basis therefor. (b) During the last five (5) years, each product manufactured, sold, leased, or delivered by the H&N Business was at all times when such actions occurred in conformance with all applicable contractual obligations, including all applicable express and implied warranties, in all material respects. Descartes has no material liability for replacement or repair thereof or other damages in connection therewith. No product manufactured, leased, or delivered by the H&N Business is subject to any guarantee, warranty or other indemnity beyond the applicable terms and conditions of sale. Section 4.21 Customers, Suppliers and Distributors. (a) Section 4.21(a) of the Fermat Disclosure Schedule sets forth a complete and accurate list of the top ten (10) direct (i.e., non-distributor) customers of H&N Business in each of North America, South America, Asia and Europe/Middle East/Africa based on sales revenue for the twelve-month period ended December 31, 2016 (collectively, the “H&N Material Customers”), together with the amount received during such period. Other than Contracts with H&N Material Customers that may expire in the ordinary course of business or may be terminated by such H&N Material Customer without cause on less than ninety-one (91) days’ prior notice without material penalties imposed on the terminating Person in accordance with its terms, all H&N Material Customers continue to be customers of the H&N Business. No H&N Material Customer has materially reduced or disclosed to Fermat an intention to materially reduce its business with the H&N Business below the levels achieved during such period, and, to

-93- 1414958.12A-NYCSR03A - MSW the Knowledge of Fermat, there is no reason to believe that any such material reduction is likely to occur. As of the date of this Agreement, no H&N Material Customer has terminated its relationship with the H&N Business or threatened in writing to do so. Fermat is not involved in any claim, dispute or controversy with (i) any H&N Material Customer or (ii) any of its other direct customers of the H&N Business that could be material to the H&N Business. (b) Section 4.21(b) of the Fermat Disclosure Schedule sets forth a complete and accurate list of (i) all of the top twenty (20) suppliers of the H&N Business based on the amount expended to purchase goods or services during the year ended December 31, 2016 and (ii) all suppliers of any raw material or chemical intermediate which are the sole source for the H&N Business and (A) material to the H&N Business or (B) have an annual purchase amount greater than $2,000,000 during the year ended December 31, 2016 (collectively, the “H&N Material Suppliers”), together with the amount paid during such period. Other than Contracts with H&N Material Suppliers that may expire in the ordinary course of business or may be terminated by such H&N Material Supplier without cause on less than ninety-one (91) days’ prior notice without material penalties imposed on the terminating Person in accordance with its terms, all H&N Material Suppliers continue to be suppliers of the H&N Business. No H&N Material Supplier has materially reduced or disclosed to Fermat an intention to materially reduce its business with the H&N Business from the levels achieved during such period, and, to the Knowledge of Fermat, there is no reason to believe that any such material reduction is likely to occur. As of the date of this Agreement, no H&N Material Supplier has terminated its relationship with the H&N Business or threatened in writing to do so. Fermat is not involved in any claim, dispute or controversy with (i) any H&N Material Supplier or (ii) any of its other suppliers of the H&N Business that could be material to the H&N Business. To the Knowledge of Fermat, no H&N Material Supplier has given any indication that it will not be willing or able to continue supplying such goods or services to the H&N Business (or to Descartes following the Closing) in the future. (c) Section 4.21(c) of the Fermat Disclosure Schedule sets forth a complete and accurate list of the top ten (10) distributors of the H&N Business based on sales revenue for the twelve-month period ended December 31, 2016 (collectively, the “H&N Material Distributors”), together with the amount received during such period. Other than Contracts with H&N Material Distributors that may expire in the ordinary course of business or may be terminated by such H&N Material Distributor without cause on less than ninety-one (91) days’ prior notice without material penalties imposed on the terminating Person in accordance with its terms, all H&N Material Distributors continue to be distributors of the H&N Business. No H&N Material Distributor has materially reduced or disclosed to Fermat an intention to materially reduce its business with the H&N Business below the levels achieved during such period, and, to the Knowledge of Fermat, there is no reason to believe that any such material reduction is likely to occur. As of the date of this Agreement, no H&N Material Distributor has terminated its relationship with the H&N Business or threatened in writing to do so. Fermat is not involved in any claim, dispute or controversy with (i) any H&N Material Distributor or (ii) any of its other distributors of the H&N Business that could be material to the H&N Business. Section 4.22 Brokers. Other than Citigroup Global Markets Inc. and Dyal Co. LLC, whose fees, costs and expenses, with respect to the transactions contemplated by this Agreement will be borne by Fermat, no broker, investment banker, financial advisor or other Person is

-94- 1414958.12A-NYCSR03A - MSW entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Acquisitions and the other transactions contemplated by this Agreement or the other Acquisition Documents based upon arrangements made by or on behalf of Fermat. Section 4.23 Healthcare Regulatory Matters. To the Knowledge of Fermat, (a) Fermat is, and at all times since January 1, 2015 has been, in compliance with all applicable Healthcare Laws with respect to the Acquired H&N Assets and the H&N Business, (b) Fermat and the H&N Business have obtained and are in compliance with all Permits pursuant to Healthcare Laws required for the operation of the Acquired H&N Assets and the H&N Business as presently conducted, and that such permits may be transferred or re-issued in the ordinary course to Descartes without any material adverse impact on the business, (c) there are no Proceedings pending against Fermat alleging a violation of Healthcare Laws with respect to the Acquired H&N Assets or the H&N Business nor are there any ongoing obligations required from the prior resolution of any alleged violation of Healthcare Laws, (d) Fermat has not received any written notification or communication from any Governmental Entity (including any inspection reports on Form 483, FDA warning letters or FDA untitled letters) of noncompliance with any Healthcare Law, (e) since January 1, 2015, Fermat has not received any written notice from any Person concerning any actual or alleged violation of Healthcare Law or of any Liabilities or potential Liabilities (including any investigatory, remedial, or corrective obligations) relating to the operation of the H&N Business arising under or in connection with Healthcare Law; (f) prior to the date hereof, Fermat has made available to Descartes true and accurate copies of all material reports, audits, data, investigations, correspondence or other documents related to compliance with Healthcare Law that are in Fermat’s or its Affiliates’ possession or control, (g) since January 1, 2015, all reports, documents, Permits or notices required to be filed, maintained or furnished to the FDA or any other Governmental Entity (collectively, “Healthcare Regulatory Filings”) have been so filed, maintained or furnished in a timely manner, except where failure to file, maintain or furnish such reports, documents, Permits or notices would not constitute a H&N Business Material Adverse Effect, (h) all such Healthcare Regulatory Filings were complete and accurate in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing) and (i) neither Fermat nor any Fermat officer, employee, agent or distributor has made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Governmental Entity or failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity. Section 4.24 Financial Capability. (a) Fermat has delivered to Descartes a true, complete and correct copy of (i) the executed commitment letter from Citigroup Global Markets Inc. (the “Lenders”), dated the date hereof and (ii) the fee letter related thereto, dated as of the date hereof (provided, however, that the fee amounts, pricing caps and other economic terms, and the rates and amounts included in the “market flex” provisions (but not covenants), may be redacted, none of which redacted provisions could adversely affect the conditionality, enforceability, termination or aggregate principal amount of the Debt Financing (as defined below)), pursuant to which the Lenders have committed, subject to the terms and conditions set forth therein, to provide or cause to be provided debt financing (the “Debt Financing”) to Fermat and certain of its Subsidiaries in the amounts described therein (clauses (i) and (ii), collectively, the “Debt Commitment Letter”).

-95- 1414958.12A-NYCSR03A - MSW (b) As of the date of this Agreement, other than as expressly set forth in the Debt Commitment Letter, the financing contemplated by the Debt Commitment Letter is not subject to any condition precedent to the availability of such financing. As of the date of this Agreement, the Debt Commitment Letter (i) is in full force and effect, (ii) constitutes the legal, valid and binding obligations of Fermat and, to the Knowledge of Fermat, the other parties thereto and (iii) has not been modified, amended or supplemented in any respect and the commitments contained in the Debt Commitment Letter have not been withdrawn, rescinded, terminated or repudiated, and, to the Knowledge of Fermat, no such withdrawal, rescission, termination or repudiation is contemplated. As of the date of this Agreement, Fermat is not in breach of any of its covenants or other obligations set forth in, and is not in default under, the Debt Commitment Letter, nor does Fermat have Knowledge of any breach of the Debt Commitment Letter by any of the other parties thereto, and, to the Knowledge of Fermat, no event has occurred or circumstance exists that, with or without notice, lapse of time or both, would or would reasonably be likely to (A) constitute or result in a breach or default on the part of any Person under the Debt Commitment Letter, or (B) otherwise result in any portion of the Debt Financing not being available on the Closing Date. Assuming the accuracy of Descartes’s representations and warranties set forth in Article III and Descartes’s compliance with its agreements hereunder, in each case such that the conditions in Section 7.2 would be satisfied, Fermat, as of the date of this Agreement, has no reason to believe that it will be unable to satisfy any of the terms or conditions required to be satisfied by it in the Debt Commitment Letter on or prior to the Closing Date. As of the date of this Agreement, Fermat has fully paid any and all commitment fees or other fees required by the Debt Commitment Letter to be paid on or before the date of this Agreement. (c) The Debt Financing, when funded in accordance with the Debt Commitment Letter, would provide Fermat and certain of its Subsidiaries with cash proceeds on the Closing Date (after netting out applicable fees and expenses) that, when taken together with cash, cash equivalents and other current financial assets and other immediately available funds, will be sufficient for the satisfaction of Fermat’s payment obligations under this Agreement (including payment of the Cash Balancing Amount) that are due and payable as of such date. Section 4.25 No Other Representations or Warranties. (a) Except for the representations and warranties contained in this Article IV, in the Fermat Certificates or in an Acquisition Document, none of Fermat or its Subsidiaries or any of their respective Affiliates or Representatives makes (and Fermat, on behalf of itself, its Subsidiaries, and their respective Affiliates and Representatives, hereby disclaims) any express or implied representation or warranty with respect to Fermat or its Subsidiaries, the Acquired H&N Assets, the H&N Business or with respect to the accuracy or completeness of any other information provided, or made available, to Descartes or any of its Subsidiaries or Representatives in connection with the transactions contemplated hereby. None of Fermat or its Subsidiaries or any other Person will have or be subject to any Liabilities to Descartes, its Affiliates, agents or representatives or any Person resulting from Descartes’s use of, or the use by any of its Affiliates or Representatives of any such information, including information, documents, projections, forecasts or other material made available to Descartes, its Affiliates or Representatives in any “data rooms,” teaser, confidential information memorandum or management presentations in connection with the transactions contemplated by this Agreement,

-96- 1414958.12A-NYCSR03A - MSW unless any such information is expressly and specifically included in a representation or warranty contained in this Article IV, in the Fermat Certificates or in an Acquisition Document. Notwithstanding anything to the contrary contained in this Agreement and without limiting the foregoing, none of Fermat, its Subsidiaries or their respective Representatives makes any express or implied representation or warranty with respect to Excluded H&N Assets or Retained H&N Liabilities. (b) Fermat acknowledges and agrees that, except for the representations and warranties in Article III, the Descartes Certificates and the Acquisition Documents, neither Descartes nor any of its Subsidiaries, nor any other Person, has made any express or implied representation or warranty with respect to the Acquired Ag Assets, the Ag Business or with respect to the accuracy or completeness of any other information provided, or made available, to Fermat or any of its Subsidiaries or Representatives in connection with the transactions contemplated hereby and Fermat has not relied on any representation or warranty other than those contained in Article III, the Descartes Certificates and the Acquisition Documents. Without limiting the generality of the foregoing, Fermat acknowledges and agrees that neither Descartes nor any of its Subsidiaries or any other Person has made a representation or warranty (including as to completeness or accuracy) to Fermat with respect to, and neither Descartes nor any of its Subsidiaries or any other Person shall be subject to any liability to Fermat or any other Person resulting from, Descartes or its Subsidiaries or their respective Representatives making available to Fermat, (i) any projections, estimates or budgets for the Ag Business, or (ii) any materials, documents or information relating to Descartes or its Subsidiaries, the Acquired Ag Assets or the Ag Business made available to Fermat or its Representatives in any “data rooms,” teaser, confidential information memorandum, management presentations or otherwise, in each case, except as expressly covered by a representation or warranty set forth in Article III of this Agreement, in the Descartes Certificates or in an Acquisition Document. ARTICLE V COVENANTS Section 5.1 Certain Governmental Approvals. (a) Subject to the terms and conditions set forth in this Agreement and including Section 5.1(b)(vi) below, Fermat and Descartes shall use their respective reasonable best efforts (subject to, and in accordance with, Antitrust Laws) to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Antitrust Law to consummate and make effective in the most expeditious manner possible the Acquisitions and the other transactions contemplated by this Agreement, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Acquisitions and the other transactions contemplated by this Agreement, (ii) subject to Section 5.1(b)(vi), taking all actions necessary to obtain (and cooperating with each other in obtaining) any Approval of any third party, including any Governmental Entity (which actions shall include furnishing all information as may be required in connection with Approvals under Antitrust Laws) required to be obtained or made by Fermat or Descartes or any of their respective Subsidiaries in connection with the Acquisitions or the other transactions contemplated by this Agreement, and (iii) subject to Section 5.1(b)(vi), the execution and delivery of any additional instruments necessary to consummate the Acquisitions and the other

-97- 1414958.12A-NYCSR03A - MSW transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement. (b) Without limiting the generality of the undertaking pursuant to Section 5.1(a) above: (i) Fermat and Descartes shall each keep the other apprised of the status of matters relating to the completion of the Acquisitions and the other transactions contemplated by this Agreement and work cooperatively in connection with obtaining all required Ag Regulatory Approvals and H&N Regulatory Approvals. In that regard, subject to the Non-Disclosure Agreement and Section 5.4, each party shall promptly consult with the other party to this Agreement to provide any necessary information with respect to (and, in the case of correspondence, provide the other party (or their counsel) copies of) all filings made by such party with any Governmental Entity or any other information supplied by such party to, or correspondence with, a Governmental Entity in connection with this Agreement, the Acquisitions and the other transactions contemplated by this Agreement. Subject to the Non- Disclosure Agreement and Section 5.4 of this Agreement, each party shall promptly inform the other party, and if in writing, furnish the other party with copies of (or, in the case of oral communications, advise the other party orally and in writing of) any communication from or with any Governmental Entity regarding the Acquisitions and the other transactions contemplated by this Agreement, and permit the other party to review and discuss in advance, and consider in good faith the views of the other party in connection with, any proposed communication (whether written or oral) with any such Governmental Entity. If either party or any Representative of such party receives a request for additional information or documentary material from any Governmental Entity with respect to either of the Acquisitions or the other transactions contemplated by this Agreement, then such party will use its reasonable best efforts to make, or cause to be made, promptly and after consultation with the other party, an appropriate response in compliance with such request. Neither party hereto nor its Representatives shall participate in any substantive meeting or discussion with any Governmental Entity or representative thereof in connection with this Agreement, either of the Acquisitions or any of the other transactions contemplated by this Agreement (or make oral submissions at meetings or in telephone or other conversations) unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate thereat. Subject to the Non-Disclosure Agreement and Section 5.4, each party shall furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Entity with respect to this Agreement, either of the Acquisitions or any of the other transactions contemplated by this Agreement, and furnish the other party with such necessary information and reasonable assistance as the other party may reasonably request in connection with its preparation of filings or submissions of information to any such Governmental Entity. Fermat and Descartes may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.1 as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express permission is obtained in advance from the source of the materials (Fermat or Descartes, as the case may be); provided that materials provided pursuant to this Section 5.1(b) may be redacted (i) to remove

-98- 1414958.12A-NYCSR03A - MSW references concerning the valuation of or future plans for the Ag Business or the H&N Business, as applicable, (ii) as necessary to comply with contractual obligations, and (iii) as necessary to address reasonable privilege concerns. (ii) Fermat and Descartes shall, as promptly as practicable, but in no event later than (A) fifteen (15) Business Days after the date hereof, file the notification and report form pursuant to the HSR Act and (B) as promptly as reasonably practicable (and in any event within twenty (20) Business Days) after the date hereof, submit all other notifications (in final form or, where applicable, draft form) or registrations to obtain the Ag Regulatory Approvals and H&N Regulatory Approvals, in each case as required for the transactions contemplated hereby; (iii) Fermat and Descartes shall use reasonable best efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Entities under any other applicable Antitrust Law in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (including any post-Closing filings) and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals; (iv) Each of Fermat and Descartes shall use their respective reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Ag Acquisition, the H&N Acquisition, or any of the other transactions contemplated by this Agreement under any Antitrust Laws. In connection therewith, if any Proceeding, audit, review, inquiry, examination, or investigation (“Action”) is instituted (or threatened to be instituted) challenging any of the transactions contemplated by this Agreement as violative of any Antitrust Laws, each of Fermat and Descartes shall cooperate and use their respective reasonable best efforts to vigorously contest and resist any such Action, and to have vacated, lifted, reversed, or overturned any Judgment whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the Ag Acquisition, the H&N Acquisition, or any of the other transactions contemplated by this Agreement, including by vigorously pursuing all available avenues of administrative and judicial appeal. (v) Fermat shall, at Fermat’s sole cost, use its reasonable best efforts to take, or cause to be taken, any and all actions and do, or cause to be done, any and all things necessary, proper or advisable to avoid, eliminate and resolve each and every impediment and obtain all Ag Regulatory Approvals in connection with the consummation of the Ag Acquisition, as promptly as practicable, and all H&N Regulatory Approvals in connection with the consummation of the H&N Acquisition, as promptly as practicable. Notwithstanding the foregoing, Fermat shall proffer to, and shall, and shall cause its Subsidiaries to, (A) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of specific assets or categories of assets or businesses constituting the Acquired Ag Assets or any other assets or businesses now owned or presently or hereafter sought to be acquired by Fermat or its Subsidiaries; (B) terminate any existing relationships and contractual rights and obligations; (C) amend or terminate such existing licenses or other intellectual property agreements and enter into such new licenses or other intellectual property agreements (and, in each case, enter into

-99- 1414958.12A-NYCSR03A - MSW agreements with the relevant Governmental Entity giving effect thereto); (D) take any and all actions and make any and all behavioral commitments, whether or not they limit or modify Fermat’s or its Subsidiaries’ rights of ownership in, or ability to conduct the business of, one or more of its or their operations, divisions, businesses, product lines, customers or assets, including, after the Closing, the Ag Business or any of the Acquired Ag Assets; and (E) enter into agreements, including with the relevant Governmental Entity, giving effect to the foregoing clauses (A) through (D), in each case as promptly as practicable (but in any event prior to the Outside Date) after it is determined that such action is necessary to obtain approval for consummation of the transactions contemplated by this Agreement by any Governmental Entity. In furtherance of the foregoing, Fermat shall, and shall cause its Subsidiaries to, keep Descartes fully informed of all matters, discussions and activities relating to any of the matters described in or contemplated by clauses (A) through (E) of this Section 5.1(b)(v); (vi) Without limiting Section 5.1(b)(v) in any respect, subject to the proviso in the next succeeding sentence, Descartes shall, at Descartes’s sole cost, use its reasonable best efforts to take, or cause to be taken, any and all actions and do, or cause to be done, any and all things necessary, proper or advisable to avoid, eliminate and resolve each and every impediment and obtain all H&N Regulatory Approvals in connection with the consummation of the H&N Acquisition, as promptly as practicable, and all Ag Regulatory Approvals in connection with the consummation of the Ag Acquisition, as promptly as practicable. In furtherance of the foregoing, Descartes shall proffer to, and shall, and shall cause its Subsidiaries to, (A) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of specific assets or categories of assets or businesses constituting the Acquired H&N Assets or any other assets or businesses now owned or presently or hereafter sought to be acquired by Descartes or its Subsidiaries; (B) terminate any existing relationships and contractual rights and obligations; (C) amend or terminate such existing licenses or other intellectual property agreements and enter into such new licenses or other intellectual property agreements (and, in each case, enter into agreements with the relevant Governmental Entity giving effect thereto); (D) take any and all actions and make any and all behavioral commitments, whether or not they limit or modify Descartes’s or its Subsidiaries’ rights of ownership in, or ability to conduct the business of, one or more of its or their operations, divisions, businesses, product lines, customers or assets, including, after the Closing, the H&N Business or any of the Acquired H&N Assets; and (E) enter into agreements, including with the relevant Governmental Entity, giving effect to the foregoing clauses (A) through (D), in each case as promptly as practicable (but in any event prior to the Outside Date) after it is determined that such action is necessary to obtain approval for consummation of the transactions contemplated by this Agreement by any Governmental Entity (the actions described in clauses (A) through (E), collectively, the (“H&N Divestiture Actions”); provided, however, that in no event shall Descartes or any of its Subsidiaries be required to take any H&N Divestiture Action if such H&N Divestiture Action, taken together with all other H&N Divestiture Actions undertaken with respect to the matters contemplated by this Section 5.1(b)(vi) (and not undertaken with respect to the Ag Acquisition or in connection with obtaining any Ag Regulatory Approvals) would reasonably be likely to result in the one-year loss of revenues to Descartes, DowDuPont Inc., their respective Subsidiaries or the H&N Business (as measured by annual revenues in the fiscal year ended December 31, 2016) in excess of $350 million in the aggregate (such a result, a (“Substantial Detriment”). In furtherance of the foregoing, Descartes shall, and shall cause its Subsidiaries to, keep Fermat fully informed of all matters, discussions

-100- 1414958.12A-NYCSR03A - MSW and activities relating to any of the matters described in or contemplated by clauses (A) through (E) of this Section 5.1(b)(vi). (vii) If Descartes is required by any Governmental Entity to sell, divest or dispose of any assets or businesses relating to the crop protection business of Descartes (other than the Ag Business) in order to obtain any Required Consents (as defined in the Dirac/Descartes Merger Agreement) (any such assets or businesses, the “Additional Ag Assets”), Descartes shall notify Fermat of, and if requested by Fermat, include Fermat in, any process undertaken by Descartes to market such Additional Ag Assets for sale, divestiture or other disposition. Section 5.2 Covenants Relating to Conduct of Ag Business. (a) Except (i) as set forth in Section 5.2 of the Descartes Disclosure Schedule, (ii) as Fermat may otherwise consent to in writing (such consent not to be unreasonably withheld, conditioned or delayed), (iii) as required by applicable Law, (iv) as required by the European Commission under the EC Commitments (to the extent made available to Fermat in unredacted form) or by the monitoring trustee required under the EC Commitments, (v) as necessary to implement the Ag Step Plan or (vi) as otherwise required by the terms of this Agreement (including Section 5.1), from the date of this Agreement to the Closing, Descartes shall, and shall cause its Subsidiaries to, conduct the Ag Business in all material respects in the ordinary course of business and, to the extent consistent therewith, use reasonable best efforts to preserve intact the Ag Business’s organization and goodwill, keep available the services of the Ag Business’s senior officers and research and development personnel, maintain all Ag Business Permits and Ag Active Registrations in full force and effect and preserve the Ag Business’s business relationships with material customers and others having material business relationships with the Ag Business. (b) Except (i) as set forth in Section 5.2 of the Descartes Disclosure Schedule, (ii) as Fermat may otherwise consent to in writing (such consent not to be unreasonably withheld, conditioned or delayed), (iii) as required by applicable Law, (iv) as required by the European Commission under the EC Commitments (to the extent made available to Fermat in unredacted form) or by the monitoring trustee required under the EC Commitments, (v) as necessary to implement the Ag Step Plan or (vi) as otherwise required by the terms of this Agreement (including Section 5.1), solely with respect to the Ag Business, from the date of this Agreement to the Closing, Descartes shall not, and shall cause its Subsidiaries not to, do any of the following without the prior consent of Fermat (such consent not to be unreasonably withheld, conditioned or delayed): (i) (A) amend or propose to amend the certificate of incorporation or bylaws or equivalent organizational documents of any Transferred Ag Subsidiary, (B) split, combine or reclassify any outstanding capital stock or other equity interests in any Transferred Ag Subsidiary, (C) declare, set aside or pay any non-cash dividend or non-cash distribution from any Transferred Ag Subsidiary to any Person other than a wholly owned Transferred Ag Subsidiary or (D) purchase, redeem or otherwise acquire, directly or indirectly, any shares of the capital stock or other equity interests or securities of any Transferred Ag Subsidiary;

-101- 1414958.12A-NYCSR03A - MSW (ii) with respect to any Transferred Ag Subsidiary, issue, sell, pledge, transfer, encumber, assign, convey, surrender, relinquish or otherwise dispose of, or agree to issue, sell, pledge, transfer, encumber, assign, convey, surrender, relinquish or otherwise dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities (including those which are convertible into or exchangeable for such capital stock); (iii) subject any Transferred Ag Subsidiary to any bankruptcy, receivership, insolvency or similar proceeding; (iv) except (A) as may be required by applicable Law (including to avoid the imposition of any penalty taxes under Section 409A of the Code), (B) in the ordinary course of business consistent with past practice, (C) as may be required under any Ag Benefit Plan, Ag Labor Agreement or contemplated pursuant to Section 5.8, (D) as otherwise reflected in the Ag Financial Data, (E) in connection with any changes to compensation or benefits (other than severance benefits) that apply uniformly to Ag Business Employees and other similarly situated employees of Descartes or its Subsidiaries, or (F) for any grant for which Descartes or its Subsidiaries shall be solely obligated to pay and does not materially increase Fermat’s financial obligations with respect to such Ag Business Employees following the Closing, (I) grant to any Ag Business Employee any increase in compensation or benefits or (II) adopt, enter into, amend or terminate any Transferred Ag Benefit Plan; (v) enter into, adopt, extend, renew, terminate or materially amend any Ag Labor Agreement or other collective bargaining agreement, union contract or similar agreement with a labor union or labor organization covering Ag Business Employees, except, in each case, any such action in the ordinary course of business on terms consistent with past practice that does not materially increase aggregate costs with respect to the Ag Business Employees subject to such agreement or contract; (vi) (A) except in the ordinary course of business consistent with past practice, transfer the employment or services of any employee or independent contractor out of the Ag Business or any Transferred Ag Subsidiary or (B) transfer the employment or services of any employee or independent contractor into the Ag Business or any Transferred Ag Subsidiary, except (I) to replace any departed Ag Business Employee in the ordinary course of business consistent with past practice or (II) the transfer of any Ag Business Employee into any Transferred Ag Subsidiary; (vii) (A) except in the ordinary course of business consistent with past practice, hire or retain the services of any employee or independent contractor Related to the Ag Business with an annual base salary above $150,000; (B) other than termination for cause, terminate the employment or services of any employee or independent contractor Related to the Ag Business with an annual base salary above $150,000; or (C) engage in any “plant closing” or “mass layoff” (as those terms are defined in the WARN Act) that affects the Ag Business or Ag Business Employees; (viii) except for transactions among Descartes and its Affiliates in the ordinary course of business which do not result in or create any Assumed Ag Liabilities, issue

-102- 1414958.12A-NYCSR03A - MSW any note, bond or other debt security, or create, incur, assume or guarantee, any Indebtedness in excess of $1,000,000, in each case, other than (A) current liabilities, (B) intercompany loans and advances and (C) Retained Ag Liabilities; (ix) (A) acquire any corporation, partnership, limited liability company, other business organization or division thereof if a portion of the liabilities of such organization would constitute Assumed Ag Liabilities, (B) make any material acquisition of any assets or businesses which would be part of the Ag Business other than acquisitions of businesses or assets already contracted by Descartes or its Subsidiaries as of the date hereof, (C) enter into any joint venture, strategic alliance, exclusive dealing (except in the ordinary course of business), noncompetition or similar contract or arrangement that would relate primarily to the Ag Business, (D) sell, pledge or dispose of, or incur, create any Lien or otherwise encumber any assets or businesses (other than Permitted Liens) with respect to, any material Acquired Ag Assets, or (E) enter into any binding Contract with respect to any of the foregoing; (x) make any capital expenditures in excess of $2,000,000 in the aggregate or fail to make any material capital expenditures substantially in the ordinary course of business (including the timing of such payments); (xi) fail to pay or satisfy when due any material account payable or other material liability of the Ag Business in the ordinary course of business (including the timing of such payments), other than any such liability that is being contested in good faith by the Ag Business; (xii) enter into any Contract Related to the Ag Business for the purchase of real property in excess of $1,500,000 or lease (as lessee) of real property providing for annual base rentals in excess of $1,000,000 (provided, that with respect to any renewals or extensions of any such leases, Descartes shall consult with Fermat in good faith prior to entering into any such renewal or extension); (xiii) fail to keep current and in full force and effect, or to apply for or renew, any material Ag Business Permits; (xiv) amend, cancel, compromise or waive any material claim or right of the Ag Business, other than in the ordinary course of business, or settle or compromise any Proceeding, or enter into any consent decree or settlement agreement with any Governmental Entity, against or affecting the Ag Business other than settlements or compromises of any Proceeding that is a Retained Ag Liability or in the ordinary course of business consistent with past practice, where the amount paid in settlement or compromise does not exceed $500,000 individually or $1,000,000 in the aggregate and where such settlements do not impose future material restrictions or requirements on the Ag Business; (xv) (A) amend in any material respect, terminate (other than by expiration) or extend (other than by automatic extension or renewal) any Ag Material Contract or any Contract that grants any material rights under the Transferred Ag Registration Data or Ag Business Intellectual Property, other than in each case in the ordinary course of business consistent with past practice, or (B) enter into any Contract relating primarily to the Ag Business

-103- 1414958.12A-NYCSR03A - MSW (other than in each case in the ordinary course of business consistent with past practice) that (x) involves a future or potential liability (other than capital expenditures, which are governed by Section 5.2(b)(x)), as the case may be, in excess of $1,500,000 or (y) has a term greater than one year and cannot be cancelled by Descartes or its Subsidiaries without penalty or further payment and without more than ninety (90) days’ notice, in each case other than Ag Shared Contracts; provided that this Section 5.2(b)(xv) shall not apply to amendments, modifications, terminations or the entry into Ag Shared Contracts that are not primarily related to the Ag Business if such amendment, modification or termination would not reasonably be expected to be adverse and material to the Ag Business taken as a whole; (xvi) enter into any Contract which would have been an Ag Material Contract if entered into prior to the date hereof; (xvii) make any material change in any method of financial accounting or financial accounting practice or policy applicable to the Ag Business, other than such changes as are required by GAAP or applicable Law; (xviii) (A) make, change or revoke any Tax election, (B) change any annual Tax accounting period, (C) change any method of accounting for Tax purposes, (D) except in the ordinary course of business, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes, (E) enter into any closing agreement with any Taxing Authority in respect of any Tax, (F) surrender any right to claim a refund of any Tax or (G) settle any claim or assessment in respect of any Tax, in the case of each of clauses (A) through (G), except for any action that would not reasonably be expected to result in a material increase in the Tax liability of any of the Transferred Ag Subsidiaries or the Ag Business for any Post-Closing Period or of Fermat or any of its Subsidiaries; or (xix) authorize any of, or commit or agree to take, whether in writing or otherwise, or do any of, the foregoing actions. (c) Anything to the contrary in this Agreement notwithstanding, nothing in this Section 5.2 shall prohibit or otherwise restrict in any way the operation of the business of Descartes or its Subsidiaries, except solely with respect to the conduct of the Ag Business. For the avoidance of doubt, notwithstanding any provision herein to the contrary, prior to the Closing, without the consent of Fermat, Descartes and its Subsidiaries will be permitted to (i) declare and pay dividends and distributions of, or otherwise transfer or advance, to Descartes or any Subsidiary thereof, any Excluded Ag Assets (including in connection with any “cash sweep” or cash management practices) and (ii) make any payments under, or repay (in part or in full), refinance or replace any Indebtedness. Section 5.3 Covenants Relating to Conduct of H&N Business. (a) Except (i) as set forth in Section 5.3 of the Fermat Disclosure Schedule, (ii) as Descartes may otherwise consent to in writing (such consent not to be unreasonably withheld, conditioned or delayed), (iii) as required by applicable Law, (iv) as necessary to implement the H&N Step Plan or (v) as otherwise required by the terms of this Agreement (including Section 5.1), from the date of this Agreement to the Closing, Fermat shall, and shall

-104- 1414958.12A-NYCSR03A - MSW cause its Subsidiaries to, conduct the H&N Business in all material respects in the ordinary course of business and, to the extent consistent therewith, use reasonable best efforts to preserve intact the H&N Business’s organization and goodwill, keep available the services of the H&N Business’s senior officers and research and development personnel, maintain all H&N Business Permits in full force and effect and preserve the H&N Business’s business relationships with material customers and others having material business relationships with the H&N Business. (b) Except (i) as set forth in Section 5.3 of the Fermat Disclosure Schedule, (ii) as Descartes may otherwise consent to in writing (such consent not to be unreasonably withheld, conditioned or delayed), (iii) as required by applicable Law, (iv) as necessary to implement the H&N Step Plan or (v) as otherwise required by the terms of this Agreement (including Section 5.1), solely with respect to the H&N Business, from the date of this Agreement to the Closing, Fermat shall not, and shall cause its Subsidiaries not to, do any of the following without the prior consent of Descartes (such consent not to be unreasonably withheld, conditioned or delayed): (i) (A) amend or propose to amend the certificate of incorporation or bylaws or equivalent organizational documents of any Transferred H&N Subsidiary, (B) split, combine or reclassify any outstanding capital stock or other equity interests in any Transferred H&N Subsidiary, (C) declare, set aside or pay any non-cash dividend or non-cash distribution from any Transferred H&N Subsidiary to any Person other than a wholly owned Transferred H&N Subsidiary or (D) purchase, redeem or otherwise acquire, directly or indirectly, any shares of the capital stock or other equity interests or securities of any Transferred H&N Subsidiary; (ii) with respect to any Transferred H&N Subsidiary, issue, sell, pledge, transfer, encumber, assign, convey, surrender, relinquish or otherwise dispose of, or agree to issue, sell, pledge, transfer, encumber, assign, convey, surrender, relinquish or otherwise dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities (including those which are convertible into or exchangeable for such capital stock); (iii) subject any Transferred H&N Subsidiary to any bankruptcy, receivership, insolvency or similar proceeding; (iv) except (A) as may be required by applicable Law (including to avoid the imposition of any penalty taxes under Section 409A of the Code), (B) in the ordinary course of business consistent with past practice, (C) as may be required under any H&N Benefit Plan, H&N Labor Agreement or contemplated pursuant to Section 5.9, (D) as otherwise reflected in the H&N Business Financial Statements, (E) in connection with any changes to compensation or benefits (other than severance benefits) that apply uniformly to H&N Business Employees and other similarly situated employees of Fermat or its Subsidiaries, or (F) for any grant for which Fermat or its Subsidiaries shall be solely obligated to pay and does not materially increase Descartes’s financial obligations with respect to such H&N Business Employees following the Closing, (I) grant to any H&N Business Employee any increase in compensation or benefits or (II) adopt, enter into, amend or terminate any Transferred H&N Benefit Plan;

-105- 1414958.12A-NYCSR03A - MSW (v) enter into, adopt, extend, renew, terminate or materially amend any H&N Labor Agreement or other collective bargaining agreement, union contract or similar agreement with a labor union or labor organization covering H&N Business Employees, except, in each case, any such action in the ordinary course of business on terms consistent with past practice that does not materially increase aggregate costs with respect to the H&N Business Employees subject to such agreement or contract; (vi) (A) except in the ordinary course of business consistent with past practice, transfer the employment or services of any employee or independent contractor out of the H&N Business or any Transferred H&N Subsidiary or (B) transfer the employment or services of any employee or independent contractor into the H&N Business or any Transferred H&N Subsidiary, except (I) to replace any departed H&N Business Employee in the ordinary course of business consistent with past practice or (II) the transfer of any H&N Business Employee into any Transferred H&N Subsidiary; (vii) (A) except in the ordinary course of business consistent with past practice, hire or retain the services of any employee or independent contractor Related to the H&N Business with an annual base salary above $150,000; (B) other than termination for cause, terminate the employment or services of any employee or independent contractor Related to the H&N Business with an annual base salary above $150,000; or (C) engage in any “plant closing” or “mass layoff” (as those terms are defined in the WARN Act) that affects the H&N Business or H&N Business Employees; (viii) except for transactions among Fermat and its Affiliates in the ordinary course of business which do not result in or create any Assumed H&N Liabilities, issue any note, bond or other debt security, or create, incur, assume or guarantee, any Indebtedness in excess of $1,000,000, in each case, other than (A) current liabilities, (B) intercompany loans and advances and (C) Retained H&N Liabilities; (ix) (A) acquire any corporation, partnership, limited liability company, other business organization or division thereof if a portion of the liabilities of such organization would constitute Assumed H&N Liabilities, (B) make any material acquisition of any assets or businesses which would be part of the H&N Business other than acquisitions of businesses or assets already contracted by Fermat or its Subsidiaries as of the date hereof, (C) enter into any joint venture, strategic alliance, exclusive dealing (except in the ordinary course of business), noncompetition or similar contract or arrangement that would relate primarily to the H&N Business, (D) sell, pledge or dispose of, or incur, create any Lien or otherwise encumber any assets or businesses (other than Permitted Liens) with respect to, any material Acquired H&N Assets, or (E) enter into any binding Contract with respect to any of the foregoing; (x) make any capital expenditures in excess of $2,000,000 in the aggregate or fail to make any material capital expenditures substantially in the ordinary course of business (including the timing of such payments); (xi) fail to pay or satisfy when due any material account payable or other material liability of the H&N Business in the ordinary course of business (including the

-106- 1414958.12A-NYCSR03A - MSW timing of such payments), other than any such liability that is being contested in good faith by the H&N Business; (xii) enter into any Contract Related to the H&N Business for the purchase of real property in excess of $1,500,000 or lease (as lessee) of real property providing for annual base rentals in excess of $1,000,000 (provided, that with respect to any renewals or extensions of any such leases, Fermat shall consult with Descartes in good faith prior to entering into any such renewal or extension); (xiii) fail to keep current and in full force and effect, or to apply for or renew, any material H&N Business Permits; (xiv) amend, cancel, compromise or waive any material claim or right of the H&N Business, other than in the ordinary course of business, or settle or compromise any Proceeding, or enter into any consent decree or settlement agreement with any Governmental Entity, against or affecting the H&N Business other than settlements or compromises of any Proceeding that is a Retained H&N Liability or in the ordinary course of business consistent with past practice, where the amount paid in settlement or compromise does not exceed $500,000 individually or $1,000,000 in the aggregate and where such settlements do not impose future material restrictions or requirements on the H&N Business; (xv) (A) amend in any material respect, terminate (other than by expiration) or extend (other than by automatic extension or renewal) any H&N Material Contract or any Contract that grants any material rights under the H&N Business Intellectual Property, other than in each case in the ordinary course of business consistent with past practice, or (B) enter into any Contract relating primarily to the H&N Business (other than in each case in the ordinary course of business consistent with past practice) that (x) involves a future or potential liability (other than capital expenditures, which are governed by Section 5.2(b)(x)), as the case may be, in excess of $1,500,000 or (y) has a term greater than one year and cannot be cancelled by Fermat or its Subsidiaries without penalty or further payment and without more than ninety (90) days’ notice, in each case other than H&N Shared Contracts; provided that this Section 5.3(b)(xv) shall not apply to amendments, modifications, terminations or the entry into H&N Shared Contracts that are not primarily related to the H&N Business if such amendment, modification or termination would not reasonably be expected to be adverse and material to the H&N Business taken as a whole; (xvi) enter into any Contract which would have been a H&N Material Contract if entered into prior to the date hereof; (xvii) make any material change in any method of financial accounting or financial accounting practice or policy applicable to the H&N Business, other than such changes as are required by GAAP or applicable Law; (xviii) (A) make, change or revoke any Tax election, (B) change any annual Tax accounting period, (C) change any method of accounting for Tax purposes, (D) except in the ordinary course of business, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes, (E) enter into any closing

-107- 1414958.12A-NYCSR03A - MSW agreement with any Taxing Authority in respect of any Tax, (F) surrender any right to claim a refund of any Tax or (G) settle any claim or assessment in respect of any Tax, in the case of each of clauses (A) through (G), except for any action that would not reasonably be expected to result in a material increase in the Tax liability of any of the Transferred H&N Subsidiaries or the H&N Business for any Post-Closing Period or of Descartes or any of its Subsidiaries; or (xix) authorize any of, or commit or agree to take, whether in writing or otherwise, or do any of, the foregoing actions. (c) Anything to the contrary in this Agreement notwithstanding, nothing in this Section 5.3 shall prohibit or otherwise restrict in any way the operation of the business of Fermat or its Subsidiaries, except solely with respect to the conduct of the H&N Business. For the avoidance of doubt, notwithstanding any provision herein to the contrary, prior to the Closing, without the consent of Descartes, Fermat and its Subsidiaries will be permitted to (i) declare and pay dividends and distributions of, or otherwise transfer or advance, to Fermat or any Subsidiary thereof, any Excluded H&N Assets (including in connection with any “cash sweep” or cash management practices), and (ii) make any payments under, or repay (in part or in full), refinance or replace any Indebtedness. Section 5.4 Confidentiality. (a) Each of Descartes and Fermat acknowledges that the information being provided to it in connection with the Acquisitions and the other transactions contemplated hereby is subject to the terms of the Non-Disclosure Agreement between Fermat and Descartes, dated as of January 12, 2017 (the “Non-Disclosure Agreement”), the terms of which are incorporated herein by reference in their entirety; provided that actions taken by the parties hereunder to the extent necessary in order to comply with their respective obligations under Section 5.1 hereunder shall not be deemed to be in violation of this Section 5.4 or the Non-Disclosure Agreement; provided, further, that the foregoing shall not affect Section 5.1(a) to the extent that Section 5.1(a) specifies that it is subject to this Section 5.4 or the Non-Disclosure Agreement. Effective upon, and only upon, the Closing, the Non-Disclosure Agreement shall terminate with respect to information relating solely to the Ag Business, the Acquired Ag Assets or the Assumed Ag Liabilities; provided that Fermat acknowledges that its obligations of confidentiality and non- disclosure with respect to any and all other information provided to it by or on behalf of Descartes or any of its Subsidiaries or Representatives (other than solely with respect to the Ag Business) shall continue to remain subject to the terms and conditions of the Non-Disclosure Agreement. Effective upon, and only upon, the Closing, the Non-Disclosure Agreement shall terminate with respect to information relating solely to the H&N Business, the Acquired H&N Assets or the Assumed H&N Liabilities; provided that Descartes acknowledges that its obligations of confidentiality and non-disclosure with respect to any and all other information provided to it by or on behalf of Fermat or any of its Affiliates or Representatives (other than solely with respect to the H&N Business) shall continue to remain subject to the terms and conditions of the Non-Disclosure Agreement. (b) (i) For a period of seven (7) years from and after the Closing, Descartes shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence, and (ii) from and after the Closing until

-108- 1414958.12A-NYCSR03A - MSW the fifth (5th) anniversary of the Closing Descartes shall not, and shall cause each of its Affiliates not to, use for the benefit of Descartes or any of its Subsidiaries or to the detriment of Fermat or any of its Affiliates, any and all information, whether written or oral, to the extent exclusively relating to the Ag Business, the Acquired Ag Assets or the Assumed Ag Liabilities (including any Know-How to the extent included in the Acquired Ag Assets), except in the case of clause (i) and (ii), as permitted pursuant to the terms of any Acquisition Documents or any other agreement between the parties or to the extent that such information (A) is generally available to the public through no fault of Descartes, any of its Affiliates or their respective Representatives; (B) is lawfully acquired by Descartes, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation; (C) is independently derived by Descartes or any of its Subsidiaries from and after the Closing without reference to or use of information subject to the confidentiality obligations of this Section 5.4; or (D) is required to be disclosed by Law or to a Governmental Entity or otherwise in connection with compliance, tax or regulatory activity; provided that in the event that any demand or request for disclosure of such information is made pursuant to clause (D) above, Descartes shall promptly notify Fermat of the existence of such request or demand and shall provide Fermat a reasonable opportunity to seek an appropriate protective order or other remedy, which both parties will reasonably cooperate in obtaining (each at their own expense). In the event that such appropriate protective order or other remedy is not obtained, Descartes shall disclose only that portion of such information which Descartes is advised by its outside counsel is legally required to be disclosed. Notwithstanding the foregoing, with respect to the Transferred Ag Registration Data and any formulation Know-How included in the Ag Business Intellectual Property, the obligations of Descartes and its Affiliates set forth in this Section 5.4(b) shall continue in perpetuity, and, further, nothing in this Section 5.4(b) shall be deemed to grant to Descartes any license to any Ag Business Intellectual Property transferred to Fermat hereunder. (c) (i) For a period of seven (7) years from and after the Closing, Fermat shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence, and (ii) from and after the Closing until the fifth (5th) anniversary of the Closing Fermat shall not, and shall cause each of its Affiliates not to, use for the benefit of Fermat or any of its Affiliates or to the detriment of Descartes or any of its Subsidiaries, any and all information, whether written or oral, to the extent exclusively relating to the H&N Business, the Acquired H&N Assets or the Assumed H&N Liabilities (including any Know-How to the extent included in the Acquired H&N Assets), except in the case of clause (i) and (ii), as permitted pursuant to the terms of any Acquisition Documents or any other agreement between the parties or to the extent that such information (A) is generally available to the public through no fault of Fermat, any of its Affiliates or their respective Representatives; (B) is lawfully acquired by Fermat, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation; (C) is independently derived by Fermat or any of its Subsidiaries from and after the Closing without reference to or use of information subject to the confidentiality obligations of this Section 5.4; or (D) is required to be disclosed by Law or to a Governmental Entity or otherwise in connection with compliance, tax or regulatory activity; provided that in the event that any demand or request for disclosure of such information is made pursuant to clause (D) above, Fermat shall promptly notify Descartes of the existence of such request or demand and shall provide Descartes a reasonable opportunity

-109- 1414958.12A-NYCSR03A - MSW to seek an appropriate protective order or other remedy, which both parties will reasonably cooperate in obtaining (each at their own expense). In the event that such appropriate protective order or other remedy is not obtained, Fermat shall disclose only that portion of such information which Fermat is advised by its outside counsel is legally required to be disclosed. (d) Notwithstanding the foregoing in this Section 5.4, to the extent that an Acquisition Document or another Contract pursuant to which a party hereto is bound specifically provides that certain information covered under this Section 5.4 shall be held confidential on a basis that is more protective of such information or for a longer period of time than provided for in this Section 5.4, then the applicable provisions contained in such Acquisition Document or other Contract shall control with respect thereto. Section 5.5 Access to Information. (a) Ag Business Information. (i) Descartes shall afford to Fermat and its employees, accountants, consultants, internal and external legal counsel, financial advisors, tax advisors and other representatives reasonable access, upon reasonable notice during normal business hours, consistent with applicable Law, during the period prior to the Closing Date, to the properties, books, Contracts, records and personnel of Descartes and its Subsidiaries Related to the Ag Business, and shall and shall cause its Subsidiaries to make available to Fermat, during the period prior to the Closing Date, such other available information concerning its business, properties and personnel as Fermat may reasonably request, including such information as is necessary to understand (and, where required, to duplicate) the information technology and financial systems of Descartes and its Subsidiaries, in each case upon reasonable notice during normal business hours, consistent with applicable Law; provided that prior to the Closing Date, Fermat shall not conduct any Phase II Environmental Site Assessment or conduct any invasive testing or any sampling of soil, sediment, surface water, ground water or building material at, on, under or within any facility on the Ag Owned Real Property or any other property of Descartes or any of its Subsidiaries. (ii) Subject to Section 5.8(a), during the period prior to the Closing Date, Descartes shall make the Ag Business Employees available to Fermat for the purpose of collecting information necessary (A) to determine the scope of duties and responsibilities performed by each applicable Ag Business Employee and whether the Ag Business Employees satisfy Fermat’s generally applicable post-offer hiring requirements and (B) for employee compensation and benefit enrollment, provided that such practices and procedures comply with applicable Law; provided that a representative of Descartes shall have the right to be present at any such meeting with any Ag Business Employee. (iii) Fermat agrees that any investigation undertaken pursuant to the access granted under Section 5.5(a)(i) and the access pursuant to Section 5.5(a)(ii) shall be conducted in such a manner as not to unreasonably interfere with the operation of the Ag Business. Notwithstanding anything to the contrary in this Agreement, neither Descartes nor any of its Affiliates shall be required to disclose any information: (A) if doing so would violate any written obligation of confidentiality to which it or any of its Affiliates is subject or, upon the

-110- 1414958.12A-NYCSR03A - MSW advice of counsel, would jeopardize attorney-client privilege or contravene any Laws, (B) if Descartes or any of its Subsidiaries, on the one hand, and Fermat or any of its Subsidiaries, on the other hand, are adverse parties in a Proceeding and such information is reasonably pertinent thereto (other than a Proceeding with respect to a claim for indemnification under this Agreement) or (C) if such party reasonably determines in good faith that such information is competitively sensitive; provided, that in the case of clause (A) above, Descartes shall use its reasonable best efforts to obtain any required consents or take such other action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney client privilege) to permit such access or disclosure; provided, further, that in the case of clause (C) above, Descartes shall use its reasonable best efforts to disclose such information to Fermat through a “clean team” or other arrangement designed to protect the competitive sensitivity of such information. (iv) Notwithstanding the foregoing, Descartes and its Subsidiaries shall not be required to provide any such information as and to the extent it relates to the Excluded Descartes Businesses, the Excluded Ag Assets or the Retained Ag Liabilities. (v) For a period of seven (7) years after the Closing, Fermat shall, and shall cause its Affiliates to, afford Descartes, its Affiliates and their respective Representatives, during normal business hours, upon reasonable notice, reasonable access to the books and records, documents and other information solely to the extent relating to the Ag Business (solely for the purposes described in the last sentence of this clause (v) or to the extent reasonably necessary for the parties to complete the separation of assets as contemplated hereby (or for such other reasonable purposes as may be agreed by the parties)) or the H&N Business, Acquired H&N Assets, Assumed H&N Liabilities and Transferred H&N Business Employees. Notwithstanding the foregoing, neither Fermat nor any of its Affiliates shall be required to disclose any information: (A) if doing so would violate any written obligation of confidentiality to which it or any of its Affiliates is subject or, upon the advice of counsel, jeopardize attorney- client privilege or contravene any Laws, (B) if Descartes or any of its Subsidiaries, on the one hand, and Fermat or any of its Subsidiaries, on the other hand, are adverse parties in a Proceeding and such information is reasonably pertinent thereto (other than a Proceeding with respect to a claim for indemnification under this Agreement) or (C) if such party reasonably determines in good faith that such information is competitively sensitive; provided that, in the case of clause (A) above Fermat shall use its reasonable best efforts to obtain any required consents or take such other action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney client privilege) to permit such access or disclosure. Without limiting the generality of the foregoing, information may be requested under this Section 5.5(a)(v) for audit and accounting purposes and in connection with Proceedings, as well as for purposes of fulfilling disclosure and reporting obligations. (vi) No later than thirty (30) days following the Closing Date, Descartes and its Affiliates shall provide Fermat or its Affiliates with any Personnel Records they have maintained with respect to Transferred Ag Business Employees, except to the extent prohibited by applicable Law; provided that prior to providing such Personnel Records, Descartes and its Affiliates will satisfy any and all obligations and requirements to provide notice of transfer of such Personnel Records as required by applicable Law.

-111- 1414958.12A-NYCSR03A - MSW (vii) Fermat agrees to hold all the books and records of the Ag Business existing on the Closing Date and not to destroy or dispose of any thereof for a period of seven (7) years from the Closing Date. (b) H&N Business Information. (i) Fermat shall afford to Descartes and its employees, accountants, consultants, internal and external legal counsel, financial advisors, tax advisors and other representatives reasonable access, upon reasonable notice during normal business hours, consistent with applicable Law, during the period prior to the Closing Date, to the properties, books, Contracts, records and personnel of Fermat and its Subsidiaries Related to the H&N Business, and shall and shall cause its Subsidiaries to make available to Descartes, during the period prior to the Closing Date, such other available information concerning its business, properties and personnel as Descartes may reasonably request, including such information as is necessary to understand (and, where required, to duplicate) the information technology and financial systems of Fermat and its Subsidiaries, in each case upon reasonable notice during normal business hours, consistent with applicable Law; provided that prior to the Closing Date, Descartes shall not conduct any Phase II Environmental Site Assessment or conduct any invasive testing or any sampling of soil, sediment, surface water, ground water or building material at, on, under or within any facility on the H&N Owned Real Property or any other property of Fermat or any of its Subsidiaries. (ii) Subject to Section 5.9(a), during the period prior to the Closing Date, Fermat shall make the H&N Business Employees available to Descartes for the purpose of collecting information necessary (A) to determine the scope of duties and responsibilities performed by each applicable H&N Business Employee and whether the H&N Business Employees satisfy Descartes’s generally applicable post-offer hiring requirements and (B) for employee compensation and benefit enrollment, provided that such practices and procedures comply with applicable Law; provided that a representative of Fermat shall have the right to be present at any such meeting with any H&N Business Employee. (iii) Descartes agrees that any investigation undertaken pursuant to the access granted under Section 5.5(b)(i) and the access pursuant to Section 5.5(b)(ii) shall be conducted in such a manner as not to unreasonably interfere with the operation of the H&N Business. Notwithstanding anything to the contrary in this Agreement, neither Fermat nor any of its Affiliates shall be required to disclose any information: (A) if doing so would violate any written obligation of confidentiality to which it or any of its Affiliates is subject or, upon the advice of counsel, would jeopardize attorney-client privilege or contravene any Laws, (B) if Fermat or any of its Subsidiaries, on the one hand, and Descartes or any of its Subsidiaries, on the other hand, are adverse parties in a Proceeding and such information is reasonably pertinent thereto (other than a Proceeding with respect to a claim for indemnification under this Agreement) or (C) if such party reasonably determines in good faith that such information is competitively sensitive; provided, that in the case of clause (A) above, Fermat shall use its reasonable best efforts to obtain any required consents or take such other action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney client privilege) to permit such access or disclosure; provided, further, that in the case of clause (C) above, Fermat shall use its reasonable best efforts to disclose such information to Descartes

-112- 1414958.12A-NYCSR03A - MSW through a “clean team” or other arrangement designed to protect the competitive sensitivity of such information. (iv) Notwithstanding the foregoing, Fermat and its Subsidiaries shall not be required to provide any such information as and to the extent it relates to the Excluded Fermat Businesses, the Excluded H&N Assets or the Retained H&N Liabilities. (v) For a period of seven (7) years after the Closing, Descartes shall, and shall cause its Affiliates to, afford Fermat, its Affiliates and their respective Representatives, during normal business hours, upon reasonable notice, reasonable access to the books and records, documents and other information solely to the extent relating to the H&N Business (solely for the purposes described in the last sentence of this clause (v) or to the extent reasonably necessary for the parties to complete the separation of assets as contemplated hereby (or for such other reasonable purposes as may be agreed by the parties)) or the Ag Business, Acquired Ag Assets, Assumed Ag Liabilities and Transferred Ag Business Employees. Notwithstanding the foregoing, neither Descartes nor any of its Affiliates shall be required to disclose any information: (A) if doing so would violate any written obligation of confidentiality to which it or any of its Affiliates is subject or, upon the advice of counsel, jeopardize attorney- client privilege or contravene any Laws, (B) if Fermat or any of its Subsidiaries, on the one hand, and Descartes or any of its Subsidiaries, on the other hand, are adverse parties in a Proceeding and such information is reasonably pertinent thereto (other than a Proceeding with respect to a claim for indemnification under this Agreement) or (C) if such party reasonably determines in good faith that such information is competitively sensitive; provided that, in the case of clause (A) above, Descartes shall use its reasonable best efforts to obtain any required consents or take such other action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney client privilege) to permit such access or disclosure. Without limiting the generality of the foregoing, information may be requested under this Section 5.5(b)(v) for audit and accounting purposes and in connection with Proceedings, as well as for purposes of fulfilling disclosure and reporting obligations. (vi) No later than thirty (30) days following the Closing Date, Fermat and its Affiliates shall provide Descartes or its Affiliates with any Personnel Records they have maintained with respect to Transferred H&N Business Employees, except to the extent prohibited by applicable Law; provided that prior to providing such Personnel Records, Fermat and its Affiliates will satisfy any and all obligations and requirements to provide notice of transfer of such Personnel Records as required by applicable Law. (vii) Descartes agrees to hold all the books and records of the H&N Business existing on the Closing Date and not to destroy or dispose of any thereof for a period of seven (7) years from the Closing Date. (c) No information or knowledge obtained in any investigation made pursuant to this Section 5.5 shall affect or be deemed to modify any representation or warranty made hereunder by any party to this Agreement. Section 5.6 Production of Witnesses and Individuals. From and after the Closing Date, Descartes shall use and shall cause its Subsidiaries to use reasonable best efforts to make

-113- 1414958.12A-NYCSR03A - MSW available to Fermat, upon written request, their respective officers, directors, employees and agents for fact finding, consultation and interviews and as witnesses to the extent that any such person may reasonably be required in connection with any Proceedings in which the requesting party may from time to time be involved relating to the conduct of the Ag Business or the Excluded Descartes Businesses. From and after the Closing Date, Fermat shall use and shall cause its Subsidiaries to use reasonable best efforts to make available to Descartes, upon written request, their respective officers, directors, employees and agents for fact finding, consultation and interviews and as witnesses to the extent that any such person may reasonably be required in connection with any Proceedings in which the requesting party may from time to time be involved relating to the conduct of the H&N Business or the Excluded Fermat Businesses. Descartes and Fermat agree to reimburse each other for reasonable out-of-pocket expenses (other than officers’ or employees’ salaries) incurred by the other in connection with providing individuals and witnesses pursuant to this Section 5.6. Notwithstanding the foregoing, the provisions of this Section 5.6 shall not apply to Proceedings brought between Descartes and its Affiliates, on the one hand, and Fermat and its Affiliates on the other hand. Section 5.7 Publicity. Each of the parties to this Agreement hereby agrees with the other party hereto (a) to coordinate with the other party on the parties’ respective initial press releases with respect to the Acquisitions and (b) that no press release or similar public announcement or communication shall, if prior to, or after, the Closing, be made or be caused to be made (including by such party’s Affiliates) concerning the execution or performance of this Agreement until such party has consulted with the other party, and provided meaningful opportunity for review and given due consideration to reasonable comment by the other party; provided, that this Section 5.7 shall terminate and the parties shall have no further obligations with respect to the subject matter hereunder upon the earlier of (i) one (1) month after the date of the termination of this Agreement pursuant to Section 8.1 or (ii) such earlier date that Fermat or any of its Affiliates, on the one hand, and Descartes or any of its Affiliates, on the other hand, are adverse parties in a Proceeding relating to the subject matter of this Agreement. Notwithstanding the foregoing (A) either party may make or cause to be made any press release or similar public announcement or communication as may be required to comply with the requirements of any applicable Laws or the rules and regulations of each stock exchange upon which the securities of one of the parties (or its ultimate parent company) is listed and (B) Fermat and Descartes (and their respective Affiliates) may disclose any information concerning the transactions contemplated hereby which it deems appropriate in its reasonable judgment, in light of Fermat’s and Descartes’s status as publicly owned companies, including to securities analysts and institutional investors and in press interviews; provided, that in the case of Descartes with respect to the Ag Business (except to the extent it relates to Descartes’s activities with respect to the effect on Descartes of the separation or disposition of the Ag Business), to the extent practicable, Descartes will try in good faith to remain within the bounds of the parties’ prior disclosures and in the case of Fermat with respect to the H&N Business (except to the extent it relates to Fermat’s activities with respect to the effect on Fermat of the separation or disposition of the H&N Business), to the extent practicable, Fermat will try in good faith to remain within the bounds of the parties’ prior disclosures; provided, further, that in the case of clauses (A) and (B) above to the extent in the good faith judgment of such party it is reasonably practicable to do so, such party (1) provides the other party with a reasonable opportunity in light of the circumstances to review such party’s intended communication and (2) considers in good faith modifications to the intended communication that are requested by the other party.

-114- 1414958.12A-NYCSR03A - MSW Section 5.8 Ag Employee Matters. (a) Treatment of Ag Business Employees. Fermat shall (or shall cause its Subsidiaries to) (i) continue the employment at and after the Closing of each Transferred Ag Subsidiary Employee and each Automatic Transfer Ag Business Employee who does not object to their transfer pursuant to Section 5.8(b) and (ii) within a reasonable period of time (but not fewer than thirty (30) days) prior to the Closing Date, make an offer consistent with the Approved Employment Terms to employ each Non-Automatic Transfer Ag Business Employee commencing as of the Closing Date with Fermat or one of its Subsidiaries or a Transferred Ag Subsidiary on terms consistent with this Section 5.8 (provided, that any Ag Business Employee who is an Inactive Ag Employee on the date such employment offers are made by Fermat or its Subsidiaries shall receive an offer of employment in accordance with, and subject to the terms of, Section 5.8(e) below). Descartes shall cooperate in good faith to ensure that, not later than immediately prior to the Closing Date, no employee of Descartes and its Affiliates is employed by a Transferred Ag Subsidiary other than Ag Business Employees. Descartes shall use commercially reasonable efforts to cooperate with Fermat to, upon request by Fermat, enter, or cause its applicable Affiliate to enter, into a tri-partite agreement to memorialize the termination or resignation or assignment of the employment relationship of International Ag Business Employees with Fermat or its Affiliate. (b) The parties acknowledge and agree that the transactions contemplated by this Agreement insofar as they relate to Automatic Transfer Ag Business Employees will constitute the automatic transfer of such employees, their contracts of employment and all rights and obligations associated with such contracts of employment to Fermat or its Subsidiary or a Transferred Ag Subsidiary by operation of Law unless the applicable employee objects to the transfer. If it is found or alleged that any Automatic Transfer Ag Business Employee does not automatically transfer to Fermat or its relevant Subsidiary, Fermat or its relevant Subsidiary may (or may cause its relevant Subsidiary to) make an offer to such Automatic Transfer Ag Business Employee on the terms set forth in Section 5.8(a); provided that, offers of employment to such employees shall (notwithstanding anything to the contrary in Section 5.8(f)) be on terms that would have applied had such employee transferred by operation of Law pursuant to the Transfer Regulations. (c) As used herein, “Transferred Ag Business Employee” means (i) each Transferred Ag Subsidiary Employee whose employment is continued at and after the Closing pursuant to Section 5.8(a), (ii) each Non-Automatic Transfer Ag Business Employee, or if applicable, Automatic Transfer Ag Business Employee, who accepts Fermat’s offer of employment pursuant to Section 5.8(a) and (iii) each Automatic Transfer Ag Business Employee whose employment automatically transfers pursuant to Section 5.8(b). (d) As of the Closing, Descartes shall ensure that each Transferred Ag Business Employee is released from employment with Descartes or its Affiliates, and from any post-termination or employment restrictions that would prohibit or restrict such employee from performing his or her duties for Fermat, a Transferred Ag Subsidiary or a Subsidiary of any of them with effect from the Closing (or, in the case of Inactive Ag Employees, such later date of commencement of employment with Fermat, a Transferred Ag Subsidiary or a Subsidiary of any of them).

-115- 1414958.12A-NYCSR03A - MSW (e) Notwithstanding anything to the contrary herein, Descartes shall take any and all actions necessary to ensure that (i) the employment of Inactive Ag Employees does not transfer to Fermat as of the Closing, (ii) following the Closing, each Inactive Ag Employee remains eligible for any Descartes Benefit Plan in which he or she participates as of the Closing subject to the terms and conditions of such Descartes Benefit Plan, and (iii) Descartes and its Subsidiaries retain, and are solely responsible for, all Liabilities with respect to each such Inactive Ag Employee for the period prior to the date such individual becomes a Transferred Ag Business Employee in accordance with the terms hereof. Provided that an Inactive Ag Employee is willing and able to return to active service within one hundred and eighty (180) days following the Closing Date (or such longer period as required by applicable Law), Fermat shall (or shall cause its Subsidiary to), not later than ten (10) days prior to, and effective as of, such Inactive Ag Employee’s scheduled return date, make an offer to employ such Inactive Ag Employee on terms consistent with Section 5.8(a). Effective as of the date on which an Inactive Ag Employee commences employment with Fermat or its Subsidiary, such Inactive Ag Employee shall be treated as a Transferred Ag Business Employee for all purposes under this Agreement, and, as they relate to such Inactive Ag Employee (including the assets and Liabilities assumed in respect of such Inactive Ag Employee in accordance with Section 2.3, Section 2.4, Section 2.5, and Section 2.6), references in this Agreement to the “Closing” or the “Closing Date” (other than such references in Section 5.8(f)) shall be deemed to refer to the date on which such Inactive Ag Employee commences employment with Fermat or one of its Subsidiaries. (f) With respect to each Transferred Ag Business Employee, Fermat shall provide (or shall cause its applicable Subsidiary to provide), during the Benefit Continuation Period, for so long as such Transferred Ag Business Employee remains employed by Fermat or one of its Subsidiaries during the Benefit Continuation Period, compensation and benefits consistent with the Approved Employment Terms. For the avoidance of doubt, nothing herein shall be construed as a guarantee of employment for a certain period of time by Fermat or its Subsidiaries for Transferred Ag Business Employees. (g) Fermat will or will cause its applicable Subsidiary to recognize each Transferred Ag Business Employee’s seniority date with Descartes or its Affiliates under its compensation and fringe benefit programs (where such date is relevant) consistent with Fermat’s treatment of employees generally. As of and after the Closing, Fermat shall provide to each Transferred Ag Business Employee full service credit for all purposes under each employee benefit plan, policy or arrangement sponsored or maintained by Fermat or any of its Affiliates for such Transferred Ag Business Employee (the “Fermat Benefit Plans”) as of and after the Closing, for such Transferred Ag Business Employee’s service on and prior to the Closing with Descartes or any of its Subsidiaries, to the same extent such service is recognized by Fermat and its Affiliates under the Fermat Benefit Plans; provided that such service shall not be credited for purposes of benefit accrual under any Fermat Benefit Plan that is a defined benefit pension plan or retiree medical plan or that provides grandfathered benefits or to the extent such credit would result in any duplication of compensation or benefits or the funding thereof. (h) Health Coverages. Fermat shall cause each Transferred Ag Business Employee (and his or her “eligible dependents,” as defined in the Fermat Benefit Plans) to be covered as of the Closing by a group health plan or plans that (i) do not limit or exclude coverage on the basis of any pre-existing condition of such Transferred Ag Business Employee or

-116- 1414958.12A-NYCSR03A - MSW dependent (other than any limitation already in effect under the applicable group health Ag Benefit Plan) or on the basis of any other exclusion or waiting period not in effect under the applicable group health Ag Benefit Plan, and (ii) provide each Transferred Ag Business Employee full credit, for the year in which the Closing Date occurs, for any deductible or co- payment already incurred by the Transferred Ag Business Employee under the applicable group health Ag Benefit Plan and for any other out-of-pocket expenses that count against any maximum out-of-pocket expense provision of the applicable group health Ag Benefit Plan or Fermat’s group health plans. (i) Severance. Fermat shall be responsible, or reimburse Descartes or its applicable Subsidiary, for any severance, notice or other termination-related payments or benefits required by applicable Law or local custom, Contract, Ag Labor Agreement or Descartes Benefit Plan to be paid or provided to (i) any Non-Automatic Transfer Ag Business Employee who rejects an offer of employment from Fermat or one of its Subsidiaries or a Transferred Ag Subsidiary that does not meet the requirements of Section 5.8(a) (or, in the case of any U.S. Ag Business Employee, that offers employment more than fifty (50) miles from such individual’s employment location with the Descartes Group) or (ii) any Automatic Transfer Ag Business Employee who objects to the transfer of his or her employment to Fermat or one of its Subsidiaries or a Transferred Ag Subsidiary where such transfer would entail a material change to the Automatic Transfer Ag Business Employee’s working conditions to his or her detriment or where Fermat or its Subsidiary or a Transferred Ag Subsidiary fails to comply with the Transfer Regulations. Descartes shall be responsible for any severance, notice or other termination-related payments or benefits required by applicable Law or local custom, Contract, Ag Labor Agreement or Descartes Benefit Plan to be paid or provided by Descartes to any Non-Automatic Transfer Ag Business Employee who accepts or rejects an offer of employment from Fermat or one of its Subsidiaries or a Transferred Ag Subsidiary that meets the requirements of Section 5.8(a) (and, in the case of any U.S. Ag Business Employee, that offers employment within fifty (50) miles from such individual’s employment location with the Descartes Group). (j) WARN. On or before the Closing, for each jurisdiction where the WARN Act applies, Descartes shall provide a list, by site of employment, of any and all employees of Descartes or any of its Subsidiaries located at any site of employment where an Ag Business Employee is based who, within ninety (90) days prior to the Closing, have experienced, or will experience, an employment loss or layoff as defined by the WARN Act (the “Descartes WARN List”). Descartes shall update this list up to and including the Closing. Fermat shall assume and be solely responsible for any Liability under the WARN Act (including, but not limited to, with respect to any individual included on the Descartes WARN List) on or after the Closing Date as a result of Fermat’s or any of its Subsidiaries’ actions or omissions, including failure to serve sufficient notice pursuant to the WARN Act. (k) Accrued Vacation Time. For each U.S. Ag Business Employee who becomes a Transferred Ag Business Employee, Descartes (or its applicable Subsidiary) shall pay any accrued unused vacation time, as of the Closing, on or timely following the Closing Date. For each Automatic Transfer Ag Business Employee and each other International Ag Business Employee who becomes a Transferred Ag Business Employee, in addition to the requirements imposed by applicable Law and except where prohibited by applicable Law, Fermat will or will cause its applicable Subsidiary to recognize and assume the Liability with respect to accrued but

-117- 1414958.12A-NYCSR03A - MSW unused vacation time and Fermat (or its applicable Subsidiary) shall allow such Transferred Ag Business Employees to use such vacation time in accordance with the terms of Fermat’s (or its applicable Subsidiary’s) policies or programs; provided, that such vacation time shall be banked and not subject to forfeiture under such policies or programs. No later than thirty (30) days following the Closing Date, Descartes shall provide Fermat with a schedule of each Transferred Ag Business Employee’s accrued but unused vacation time that will transfer to Fermat pursuant to this Section 5.8(k). (l) Ag Benefit Plans. (i) Unless specifically provided for in this Agreement, Fermat shall not assume any obligations under or Liabilities with respect to, or receive any right or interest in any trusts relating to, any assets of or any insurance, administration or other contracts, or related obligations pertaining to, any Ag Benefit Plan other than any Transferred Ag Benefit Plan. As of and following the Closing, Fermat shall assume and honor each Transferred Ag Benefit Plan. (ii) Except as otherwise specifically provided in this Agreement, all Ag Business Employees as of the Closing Date and their eligible spouses and other eligible dependents will cease, effective as of the Closing Date, any participation in and any benefit accrual under each of the Ag Benefit Plans other than the Transferred Ag Benefit Plans, and Descartes and its Affiliates shall be authorized to take all necessary actions to effect such cessation. The preceding sentence of this paragraph notwithstanding, Ag Business Employees, their eligible spouses and other eligible dependents may continue after the Closing Date to participate in accordance with, and subject to, their eligibility under the terms of the applicable Ag Benefit Plans (for the avoidance of doubt, as terminated but vested employees or eligible spouses or dependents thereof) in effect from time to time. (m) 401(k) Plan. Effective as of the Closing, Fermat shall establish, and Descartes shall reasonably cooperate with Fermat to establish, participation by the Transferred Ag Business Employees in Fermat’s tax-qualified defined contribution plan or plans with a cash or deferred feature (the “Fermat 401(k) Plan”) for the benefit of each Transferred Ag Business Employee who, as of immediately prior to the Closing, was eligible to participate in a tax- qualified defined contribution plan with a cash or deferred feature maintained by Descartes or its Subsidiaries (collectively, the “Descartes 401(k) Plans”). As soon as practicable after the Closing Date, the Descartes 401(k) Plans shall, to the extent permitted by Section 401(k) of the Code, make distributions available to Transferred Ag Business Employees, and the Fermat 401(k) Plan shall accept any such distribution in cash as a rollover distribution if so directed by the Transferred Ag Business Employee. (n) Flexible Spending Accounts. Fermat shall, with respect to each Transferred Ag Business Employee, establish flexible spending accounts for medical and dependent care expenses (the “Fermat FSA Accounts”) and shall credit such accounts with the amount credited as of the Closing Date under comparable accounts maintained under Ag Benefit Plans from the beginning of the plan year to the Closing Date. Descartes shall, with respect to each Transferred Ag Business Employee, provide for the transfer of the account balances (whether positive or negative) under the Ag Benefit Plans that are medical and dependent care flexible spending accounts to the Fermat FSA Accounts effective as of the Closing Date. As

-118- 1414958.12A-NYCSR03A - MSW soon as practicable after the Closing Date, (i) Descartes shall pay, or cause to be paid, to Fermat in cash the amount, if any, by which aggregate contributions made by Transferred Ag Business Employees to Descartes’s or its Affiliates’ flexible spending accounts exceeded the aggregate benefits provided to the Transferred Ag Business Employees as of the Closing, or (ii) Fermat shall pay to Descartes in cash the amount, if any, by which aggregate benefits provided to Transferred Ag Business Employees under Descartes’s or its Affiliates’ flexible spending accounts exceeded the aggregate contributions made by Transferred Ag Business Employees as of the Closing. (o) Bonuses. Neither Fermat nor its Subsidiaries shall assume or be responsible for any Liabilities in relation to any incentive compensation plan maintained in respect of Transferred Ag Business Employees (“Descartes Bonus Programs”) to the extent such Liabilities relate to any annual, quarterly or other temporal period (any such period, a “Performance Period”) that has ended on or prior to the Closing Date (a “Descartes Prior Period Bonus”), and Descartes and its Affiliates shall be solely responsible for and shall pay all Liabilities in relation to Descartes Prior Period Bonuses in the ordinary course of business (but without regard to any continued service requirements, in respect of periods subsequent to the Closing Date) and as determined in a manner consistent with historical practice. With respect to any Performance Period during which the Closing Date occurs, at the sole discretion of Descartes, either (i) Descartes or its Subsidiaries shall be responsible for and shall pay as and when otherwise payable under the Descartes Bonus Programs all amounts accrued (and all related Liabilities) under the Descartes Bonus Programs in relation to the portion of such Performance Period that occurs before the Closing, which amounts shall be based on actual performance (or, in the case of individual performance metrics, at the target level of performance) and be otherwise determined reasonably and in a manner consistent with historical practice; or (ii) no later than the tenth (10th) Business Day following the Closing Date, Descartes or its applicable Affiliate shall pay any performance-based quarterly, annual or other temporal period bonus for the performance period in which the Closing occurs, prorated through the Closing, to each Transferred Ag Business Employee who is or would be eligible to receive such a bonus for such performance period under any Ag Benefit Plan pursuant to the terms thereof; provided that any applicable performance metrics shall be deemed satisfied as if target performance had been achieved. (p) Retention Program. Descartes shall establish a cash-based retention program for the benefit of Ag Business Employees to promote retention and to incentivize efforts to consummate the Closing (the “Ag Retention Program”) consistent with the terms set forth in Section 5.8(p) of the Descartes Disclosure Schedule. Descartes or its Subsidiaries shall be solely responsible for any Liability arising under the Ag Retention Program. (q) Descartes Equity Awards. From and after the Closing, Descartes and its Affiliates will assume or retain, as the case may be, and be solely responsible for and will fully perform, pay and discharge, in accordance with their terms, all Liabilities in respect of Transferred Ag Business Employees with respect to any stock option, restricted stock unit or other equity award granted to an Ag Business Employee under any Descartes Benefit Plan which is outstanding on the date of this Agreement (each, a “Descartes Equity Award”). Descartes may, in its sole discretion, permit Descartes Equity Awards held by Transferred Ag Business Employees to remain outstanding or vest, in full or in part, on an accelerated basis.

-119- 1414958.12A-NYCSR03A - MSW (r) Collective Bargaining Agreements with Respect to International Ag Business Employees. Fermat agrees that as of and following the Closing Date, only to the extent and during the period of time required by applicable Law, Fermat shall recognize the unions and works councils that are signatories to the Ag Labor Agreements covering International Ag Business Employees or represent any International Ag Business Employees as the representatives of the Ag Business Employees of the bargaining units described therein and only to the extent and during the period of time required by applicable Law or Ag Labor Agreement, assume or replicate and/or honor any Ag Labor Agreement, solely with respect to such International Ag Business Employees who become Transferred Ag Business Employees. Prior to the Closing, Descartes shall and shall cause its Subsidiaries to reasonably cooperate with efforts of Fermat or its Subsidiaries to engage in negotiations with any labor union, labor organization or works council representing any International Ag Business Employee concerning terms and conditions of employment of Transferred Ag Business Employees. (s) Notice and Consultation. Subject to Section 2.19 of this Agreement, prior to the Closing, Descartes and its Subsidiaries shall satisfy any and all obligations and requirements under the Ag Labor Agreements, Transfer Regulations and other applicable Laws to provide notice to, enter into any consultation procedure with, obtain an opinion from, or engage in bargaining (including, but not limited to, effects bargaining) with any group of Ag Business Employees or any labor union, labor organization, works council or other representative body that represents any Ag Business Employee, in connection with the transactions contemplated by this Agreement; provided that Fermat shall, and shall cause its Subsidiaries to, cooperate in good faith with respect to the foregoing, including, but not limited to, timely providing any required information relating to Fermat or its applicable Subsidiary, or to any measures envisaged by Fermat or its applicable Subsidiary with respect to the relevant Ag Business Employees or as otherwise reasonably requested by Descartes or any of its Subsidiaries in respect of or for the purpose of completing such consultation process. (t) Immigration. Descartes shall, or shall cause its Subsidiaries to, use their reasonable best efforts to ensure that any foreign national who requires a visa in order to work for Descartes or a Subsidiary in his or her current position may continue to work in such position as a Transferred Ag Business Employee following the Closing Date, or, as applicable, such later date that such Ag Business Employee’s employment transfers to Fermat or its applicable Subsidiary; provided that Fermat and its Subsidiaries shall cooperate in good faith and timely provide information as reasonably requested with respect to the foregoing. (u) Defined Benefit Pension Plan. (i) To the extent required under any Ag Labor Agreement covering International Ag Business Employees as in effect on the date hereof or applicable Law, Fermat shall take such actions as required to enable those Transferred Ag Business Employees who (A) participate in a Descartes Non-U.S. Pension Plan and (B) are required by applicable Law or Ag Labor Agreement to transfer as of the Closing their accrued benefits and vested rights into a defined benefit pension plan sponsored by Fermat or its Affiliates, to transfer as of the Closing their accrued benefits and vested rights (and the related assets) into such plan of Fermat or its Affiliates. Without limiting the provisions of the preceding sentence or Section 2.6(c), Descartes shall retain and be solely responsible for all Liabilities and obligations with respect to

-120- 1414958.12A-NYCSR03A - MSW Transferred Ag Business Employees under all United States defined benefit pension plans that are maintained by Descartes or any of its Affiliates, and accordingly there shall be no transfer of assets or liabilities among Descartes, Fermat, any of their Affiliates or their respective plans in respect of such defined benefit pension plans. (ii) To the extent required by applicable Law, Descartes shall, or shall cause its Affiliates to, (x) transfer in total the assets and liabilities of any Descartes Non-U.S. Pension Plan whose coverage is limited exclusively to Transferred Ag Business Employees and (y) divide the assets and liabilities of any Descartes Non-U.S. Pension Plan whose coverage is not limited exclusively to Transferred Ag Business Employees. The assets and liabilities of any such Descartes Non-U.S. Pension Plan with respect to Transferred Ag Business Employees will be transferred to those plans of Fermat or its Affiliates covering Transferred Ag Business Employees as such plans are created or identified by Fermat, to the extent such transfer is required by applicable Law. The determination of the assets and liabilities attributable to such Transferred Ag Business Employees will be determined by Descartes and its or its Affiliate’s actuaries, using assumptions and methods consistent with their prior practice in making such determinations and in accordance with applicable Law (it being understood that if Descartes and Fermat have each historically used materially different assumptions and methods with respect to similar facts in determining the value of assets and liabilities of Descartes Non-U.S. Pension Plans and Fermat Non-U.S. Pension Plans, respectively, the parties will cooperate in good faith to determine reasonable assumptions and methods for purposes of determining such assets and liabilities). Fermat will adopt (or cause to be adopted) those employee benefit plans covering such Transferred Ag Business Employees, or designate existing employee benefit plans maintained by Fermat or its Affiliates, into which the assets and liabilities attributable to such Transferred Ag Business Employees (in accordance with the foregoing provisions of this subsection (u)) will be transferred as soon as practicable after the Closing, and after any necessary approvals by any Governmental Entity have been obtained or, if no such approvals are required, after Descartes has received evidence from Fermat, reasonably satisfactory to Descartes, that the employee benefit plans adopted or designated by Fermat or its Affiliates satisfy all material requirements of applicable Law. Notwithstanding anything herein to the contrary, none of Descartes or any of its Affiliates shall be under the obligation to create new defined benefit plans in respect of Transferred Ag Business Employees, to then be assumed by Fermat or its Affiliates. (v) Pension Treatment Adjustment. (i) As promptly as practicable following the Closing Date, but in no event more than one hundred eighty (180) days after the Closing Date, (i) Descartes shall prepare and deliver to Fermat a statement (the “Descartes Pension Funding Statement”) that sets forth (together with information to demonstrate how it determined such amount) the Descartes Non- U.S. Pension Funding Amount, and (ii) Fermat shall prepare and deliver to Descartes a statement (together with the Descartes Pension Funding Statement, the “Pension Funding Statements”) that sets forth (together with information to demonstrate how it determined such amount) the Fermat Non-U.S. Pension Funding Amount. (ii) Each party hereto shall have a period of not more than sixty (60) days following delivery by the other party of its Pension Funding Statement and supporting

-121- 1414958.12A-NYCSR03A - MSW materials in accordance with subsection (i) above during which to review such Pension Funding Statement and supporting materials and to notify the other party if it believes the calculation of the Descartes Non-U.S. Pension Funding Amount or Fermat Non-U.S. Pension Funding Amount, as the case may be, contains mathematical errors or is based on actuarial or other assumptions inconsistent with the terms of this Agreement. (A) If both parties hereto shall fail to so notify the other respective party of any such dispute, then the Descartes Non-U.S. Pension Funding Amount and Fermat Non-U.S. Pension Funding Amount reflected in the respective Pension Funding Statements shall be deemed agreed for purposes of this Agreement. (B) If either party hereto shall so notify the other of any such dispute, Descartes and Fermat shall cooperate in good faith to resolve such dispute as promptly as possible, and upon resolution, the Descartes Non-U.S. Pension Funding Amount and Fermat Non-U.S. Pension Funding Amount reflected in the respective Pension Funding Statements (as adjusted to reflect the settlement of any dispute) shall be deemed agreed for purposes of this Agreement. (C) If Descartes and Fermat fail to resolve any such dispute with respect to any country within sixty (60) days after notice of the dispute, Descartes and Fermat shall choose an independent actuary (i.e., an actuarial firm that is nationally recognized in such country other than any actuary regularly used by Descartes or Fermat); provided that if Descartes and Fermat cannot mutually agree on the identity of the independent actuary within five (5) Business Days, then Descartes and Fermat shall on the next Business Day each identify an actuarial firm (other than one regularly used by Descartes or Fermat), and the independent actuary shall be selected by lot from these two firms by any actuaries regularly used by Descartes and Fermat, and provided further that if such actuary identified by lot shall not agree to serve within five (5) Business Days, then additional actuarial firms shall be identified in accordance with the foregoing procedures until one shall agree to serve (such independent actuary determined in accordance with this parenthetical, the “Independent Actuary”)). Descartes and Fermat shall require the Independent Actuary to determine whether any Pension Funding Statement in dispute contains mathematical errors or is based on actuarial or other assumptions inconsistent with the terms of this Agreement. Descartes and Fermat shall instruct the Independent Actuary to use every reasonable commercial effort to perform its services within thirty (30) days of submission of the applicable Pension Funding Statement and supporting materials to it and, in any case, as promptly as practicable after submission. The determination of the Independent Actuary shall be final and binding on Descartes and Fermat, and the Descartes Non-U.S. Pension Funding Amount and Fermat Non-U.S. Pension Funding Amount reflected in the respective Pension Funding Statements (as adjusted to reflect the settlement of any dispute) shall be deemed agreed for purposes of this Agreement. Descartes and Fermat shall each bear one-half of the costs of the Independent Actuary. (iii) No later than twenty (20) Business Days following the determination of the Pension Funding Adjustment Amount in accordance with Section 5.8(v)(ii) above:

-122- 1414958.12A-NYCSR03A - MSW (A) In the event that the Pension Funding Adjustment Amount is negative, Descartes shall make a cash payment to Fermat in an amount equal to the absolute tax-effected value (calculated using the highest marginal corporate U.S. federal income tax rate applicable as of the Closing and determined without regard to whether a tax deduction is actually available) of the Pension Funding Adjustment Amount; or (B) In the event that the Pension Funding Adjustment Amount is positive, Fermat shall make a cash payment to Descartes in an amount equal to the absolute tax-effected value (calculated using the highest marginal corporate U.S. federal income tax rate applicable as of the Closing and determined without regard to whether a tax deduction is actually available) of the Pension Funding Adjustment Amount. (w) Access to Ag Business Employees. Descartes shall cooperate in good faith with Fermat and its Subsidiaries to (i) make each Ag Business Employee reasonably accessible to Fermat and its Subsidiaries to assist in efforts to secure offers of employment with each such Ag Business Employee and (ii) encourage (without the payment of additional compensation) each Ag Business Employee whose employment does not continue by operation of Law with Fermat or a Subsidiary of Fermat, as applicable, to accept an offer of employment pursuant to Section 5.8(a). (x) Delayed Transfer Ag Business Employees. With respect to any Delayed Transfer Ag Business Employee, Descartes shall use commercially reasonable efforts to make such Delayed Transfer Ag Business Employee (other than French Ag Business Employees) available to Fermat to provide services to the Ag Business between the Closing Date and the date on which such Delayed Transfer Ag Business Employee transfers to Fermat (such date, the applicable “Delayed Ag Business Employee Transfer Date”). References in this Agreement to the “Closing” or the “Closing Date” as they relate to such Delayed Transfer Ag Business Employees (including such references with respect to the assumption of assets and Liabilities in respect of such Delayed Transfer Ag Business Employee in accordance with Section 2.3, Section 2.4, Section 2.5, and Section 2.6) shall be deemed to refer to the date on which such Delayed Transfer Ag Business Employee commences employment with Fermat or one of its Subsidiaries; provided, that in respect of any Delayed Transfer Ag Business Employee (a) during the period beginning at the Closing (determined without regard to the preceding provisions of this sentence) and ending on his or her Delayed Ag Business Employee Transfer Date, Descartes shall cause the terms and conditions of employment of the Delayed Transfer Ag Business Employee to satisfy the conditions set forth in the definition of Approved Employment Terms determined without regard to clause (c)(ii) thereof, and (b) the Benefit Continuation Period shall begin on the Closing Date as determined without regard to the preceding provisions of this sentence. (y) Access to Ag Business Independent Contractors. (i) During the period prior to the Closing Date, Descartes shall use commercially reasonable efforts to make individual natural person independent contractors Related to the Ag Business and directly engaged by Descartes or its Affiliates available to Fermat for the purpose of allowing Fermat to interview each such contractor and determine the nature and extent of each such person’s continuation with Fermat, if any. Descartes shall not make any offer of extension of a contract beyond the Closing Date with any such individual until

-123- 1414958.12A-NYCSR03A - MSW after Fermat has interviewed and identified in writing whether it wishes to engage such person (and shall cooperate in good faith with Fermat in connection with the extension of any such Contract expiring between the date hereof and the Closing Date in order to facilitate assumption of the applicable Contract by Fermat, if Fermat wishes so to engage such person). (ii) Descartes shall provide to Fermat contact information for third party service providers providing contingent personnel to the Ag Business and reasonably cooperate in identifying and transferring such contingent work force to the extent requested by Fermat. (iii) Fermat agrees that any investigation undertaken pursuant to the access set forth in Section 5.8(y)(i) shall be conducted in such a manner as not to unreasonably interfere with the operation of the Ag Business. Notwithstanding anything to the contrary in this Agreement, neither Descartes nor any of its Affiliates shall be required to disclose any information: (A) if doing so would violate any written obligation of confidentiality to which it or any of its Affiliates is subject or, upon the advice of counsel, would jeopardize attorney-client privilege or contravene any Laws, (B) if Descartes or any of its Subsidiaries, on the one hand, and Fermat or any of its Subsidiaries, on the other hand, are adverse parties in a Proceeding and such information is reasonably pertinent thereto (other than a litigation with respect to a claim for indemnification under this Agreement) or (C) if such party reasonably determines in good faith that such information is competitively sensitive; provided that, in the case of clause (A) above Descartes shall use its reasonable best efforts to obtain any required consents or take such other action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney client privilege) to permit such access or disclosure. (z) Without limiting the generality of Section 10.4, the provisions of this Section 5.8 are solely for the benefit of the parties to this Agreement and no current or former employee, director or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of this Agreement, and nothing herein shall be construed as an amendment to any Ag Benefit Plan or other employee benefit plan for any purpose. Section 5.9 H&N Employee Matters. (a) Treatment of H&N Business Employees. Descartes shall (or shall cause its Subsidiaries to) (i) continue the employment at and after the Closing of each Transferred H&N Subsidiary Employee and each Automatic Transfer H&N Business Employee who does not object to their transfer pursuant to Section 5.9(b) and (ii) within a reasonable period of time (but not fewer than thirty (30) days) prior to the Closing Date, make an offer consistent with the Approved Employment Terms to employ each Non-Automatic Transfer H&N Business Employee commencing as of the Closing Date with Descartes or one of its Subsidiaries or a Transferred H&N Subsidiary on terms consistent with this Section 5.9 (provided, that any H&N Business Employee who is an Inactive H&N Employee on the date such employment offers are made by Descartes or its Subsidiaries shall receive an offer of employment in accordance with, and subject to the terms of, Section 5.9(e) below). Fermat shall cooperate in good faith to ensure that, not later than immediately prior to the Closing Date, no employee of Fermat and its Affiliates is employed by a Transferred H&N Subsidiary other than H&N Business Employees.

-124- 1414958.12A-NYCSR03A - MSW Fermat shall use commercially reasonable efforts to cooperate with Descartes to, upon request by Descartes, enter, or cause its applicable Affiliate to enter, into a tri-partite agreement to memorialize the termination or resignation or assignment of the employment relationship of International H&N Business Employees with Descartes or its Affiliate. (b) The parties acknowledge and agree that the transactions contemplated by this Agreement insofar as they relate to Automatic Transfer H&N Business Employees will constitute the automatic transfer of such employees, their contracts of employment and all rights and obligations associated with such contracts of employment to Descartes or its Subsidiary or a Transferred H&N Subsidiary by operation of Law unless the applicable employee objects to the transfer. If it is found or alleged that any Automatic Transfer H&N Business Employee does not automatically transfer to Descartes or its relevant Subsidiary, Descartes or its relevant Subsidiary may (or may cause its relevant Subsidiary to) make an offer to such Automatic Transfer H&N Business Employee on the terms set forth in Section 5.9(a); provided that, offers of employment to such employees shall (notwithstanding anything to the contrary in Section 5.9(f)) be on terms that would have applied had such employee transferred by operation of Law pursuant to the Transfer Regulations. (c) As used herein, “Transferred H&N Business Employee” means (i) each Transferred H&N Subsidiary Employee whose employment is continued at and after the Closing pursuant to Section 5.9(a), (ii) each Non-Automatic Transfer H&N Business Employee, or if applicable, Automatic Transfer H&N Business Employee, who accepts Descartes’s offer of employment pursuant to Section 5.9(a) and (iii) each Automatic Transfer H&N Business Employee whose employment automatically transfers pursuant to Section 5.9(b). (d) As of the Closing, Fermat shall ensure that each Transferred H&N Business Employee is released from employment with Fermat or its Affiliates, and from any post-termination or employment restrictions that would prohibit or restrict such employee from performing his or her duties for Descartes, a Transferred H&N Subsidiary or a Subsidiary of any of them with effect from the Closing (or, in the case of Inactive H&N Employees, such later date of commencement of employment with Descartes, a Transferred H&N Subsidiary or a Subsidiary of any of them). (e) Notwithstanding anything to the contrary herein, Fermat shall take any and all actions necessary to ensure that (i) the employment of Inactive H&N Employees does not transfer to Descartes as of the Closing, (ii) following the Closing, each Inactive H&N Employee remains eligible for any Fermat Benefit Plan in which he or she participates as of the Closing subject to the terms and conditions of such H&N Benefit Plan, and (iii) Fermat and its Subsidiaries retain, and are solely responsible for, all Liabilities with respect to each such Inactive H&N Employee for the period prior to the date such individual becomes a Transferred H&N Business Employee in accordance with the terms hereof. Provided that an Inactive H&N Employee is willing and able to return to active service within one hundred and eighty (180) days following the Closing Date (or such longer period as required by applicable Law), Descartes shall (or shall cause its Subsidiary to), not later than ten (10) days prior to, and effective as of, such Inactive H&N Employee’s scheduled return date, make an offer to employ such Inactive H&N Employee on terms consistent with Section 5.9(a). Effective as of the date on which an Inactive H&N Employee commences employment with Descartes or its Subsidiary,

-125- 1414958.12A-NYCSR03A - MSW such Inactive H&N Employee shall be treated as a Transferred H&N Business Employee for all purposes under this Agreement, and, as they relate to such Inactive H&N Employee (including the assets and Liabilities assumed in respect of such Inactive H&N Employee in accordance with Section 2.9, Section 2.11, Section 2.12, and Section 2.13), references in this Agreement to the “Closing” or the “Closing Date” (other than such references in Section 5.9(f))shall be deemed to refer to the date on which such Inactive H&N Employee commences employment with Fermat or one of its Subsidiaries. (f) With respect to each Transferred H&N Business Employee, Descartes shall provide (or shall cause its applicable Subsidiary to provide), during the Benefit Continuation Period, for so long as such Transferred H&N Business Employee remains employed by Descartes or one of its Subsidiaries during the Benefit Continuation Period, compensation and benefits consistent with the Approved Employment Terms. For the avoidance of doubt, nothing herein shall be construed as a guarantee of employment for a certain period of time by Descartes or its Subsidiaries for Transferred H&N Business Employees. (g) Descartes will or will cause its applicable Subsidiary to recognize each Transferred H&N Business Employee’s seniority date with Fermat or its Affiliates under its compensation and fringe benefit programs (where such date is relevant) consistent with Descartes’s treatment of employees generally. As of and after the Closing, Descartes shall provide to each Transferred H&N Business Employee full service credit for all purposes under each employee benefit plan, policy or arrangement sponsored or maintained by Descartes or any of its Affiliates for such Transferred H&N Business Employee (the “Descartes Benefit Plans”) as of and after the Closing, for such Transferred H&N Business Employee’s service on and prior to the Closing with Fermat or any of its Subsidiaries, to the same extent such service is recognized by Descartes and its Affiliates under the Descartes Benefit Plans; provided that such service shall not be credited for purposes of benefit accrual under any Descartes Benefit Plan that is a defined benefit pension plan or retiree medical plan or that provides grandfathered benefits or to the extent such credit would result in any duplication of compensation or benefits or the funding thereof. (h) Health Coverages. Descartes shall cause each Transferred H&N Business Employee (and his or her “eligible dependents,” as defined in the Descartes Benefit Plans) to be covered as of the Closing by a group health plan or plans that (i) do not limit or exclude coverage on the basis of any pre-existing condition of such Transferred H&N Business Employee or dependent (other than any limitation already in effect under the applicable group health H&N Benefit Plan) or on the basis of any other exclusion or waiting period not in effect under the applicable group health H&N Benefit Plan, and (ii) provide each Transferred H&N Business Employee full credit, for the year in which the Closing Date occurs, for any deductible or co- payment already incurred by the Transferred H&N Business Employee under the applicable group health H&N Benefit Plan and for any other out-of-pocket expenses that count against any maximum out-of-pocket expense provision of the applicable group health H&N Benefit Plan or Descartes’s group health plans. (i) Severance. Descartes shall be responsible, or reimburse Fermat or its applicable Subsidiary, for any severance, notice or other termination-related payments or benefits required by applicable Law or local custom, Contract or Fermat Benefit Plan to be paid

-126- 1414958.12A-NYCSR03A - MSW or provided to (i) any Non-Automatic Transfer H&N Business Employee who rejects an offer of employment from Descartes or one of its Subsidiaries or a Transferred H&N Subsidiary that does not meet the requirements of Section 5.9(a) (or, in the case of any U.S. H&N Business Employee, that offers employment more than fifty (50) miles from such individual’s employment location with the Fermat Group) or (ii) any Automatic Transfer H&N Business Employee who objects to the transfer of his or her employment to Descartes or one of its Subsidiaries or a Transferred H&N Subsidiary where such transfer would entail a material change to the Automatic Transfer H&N Business Employee’s working conditions to his or her detriment or where Descartes or its Subsidiary or a Transferred H&N Subsidiary fails to comply with the Transfer Regulations. Fermat shall be responsible for any severance, notice or other termination-related payments or benefits required by applicable Law or local custom, Contract, H&N Labor Agreement or Fermat Benefit Plan to be paid or provided by Fermat to any Non- Automatic Transfer H&N Business Employee who accepts or rejects an offer of employment from Descartes or one of its Subsidiaries or a Transferred H&N Subsidiary that meets the requirements of Section 5.9(a) (and, in the case of any U.S. H&N Business Employee, that offers employment within fifty (50) miles from such individual’s employment location with the Fermat Group). (j) WARN. On or before the Closing, for each jurisdiction where the WARN Act applies, Fermat shall provide a list, by site of employment, of any and all employees of Fermat or any of its Subsidiaries located at any site of employment where a H&N Business Employee is based who, within ninety (90) days prior to the Closing, have experienced, or will experience, an employment loss or layoff as defined by the WARN Act (the “Fermat WARN List”). Fermat shall update this list up to and including the Closing. Descartes shall assume and be solely responsible for any Liability under the WARN Act (including, but not limited to, with respect to any individual included on the Fermat WARN List) on or after the Closing Date as a result of Descartes’s or any of its Subsidiaries’ actions or omissions, including failure to serve sufficient notice pursuant to the WARN Act. (k) Accrued Vacation Time. For each U.S. H&N Business Employee who becomes a Transferred H&N Business Employee, Fermat (or its applicable Subsidiary) shall pay any accrued unused vacation time, as of the Closing, on or timely following the Closing Date. For each Automatic Transfer H&N Business Employee and each other International H&N Business Employee who becomes a Transferred H&N Business Employee, in addition to the requirements imposed by applicable Law and except where prohibited by applicable Law, Descartes will or will cause its applicable Subsidiary to recognize and assume the Liability with respect to accrued but unused vacation time and Descartes (or its applicable Subsidiary) shall allow such Transferred H&N Business Employees to use such vacation time in accordance with the terms of Descartes’s (or its applicable Subsidiary’s) policies or programs; provided, that such vacation time shall be banked and not subject to forfeiture under such policies or programs. No later than thirty (30) days following the Closing Date, Fermat shall provide Descartes with a schedule of each Transferred H&N Business Employee’s accrued but unused vacation time that will transfer to Descartes pursuant to this Section 5.9(k).

-127- 1414958.12A-NYCSR03A - MSW (l) H&N Benefit Plans. (i) Unless specifically provided for in this Agreement, Descartes shall not assume any obligations under or Liabilities with respect to, or receive any right or interest in any trusts relating to, any assets of or any insurance, administration or other contracts, or related obligations pertaining to, any H&N Benefit Plan other than any Transferred H&N Benefit Plan. As of and following the Closing, Descartes shall assume and honor each Transferred H&N Benefit Plan. (ii) Except as otherwise specifically provided in this Agreement, all H&N Business Employees as of the Closing Date and their eligible spouses and other eligible dependents will cease, effective as of the Closing Date, any participation in and any benefit accrual under each of the H&N Benefit Plans other than the Transferred H&N Benefit Plans, and Fermat and its Affiliates shall be authorized to take all necessary actions to effect such cessation. The preceding sentence of this paragraph notwithstanding, H&N Business Employees, their eligible spouses and other eligible dependents may continue after the Closing Date to participate in accordance with, and subject to, their eligibility under the terms of the applicable H&N Benefit Plans (for the avoidance of doubt, as terminated but vested employees or eligible spouses or dependents thereof) in effect from time to time. (m) 401(k) Plan. Effective as of the Closing, Descartes shall establish, and Fermat shall reasonably cooperate with Descartes to establish, participation by the Transferred H&N Business Employees in a Descartes 401(k) Plan for the benefit of each Transferred H&N Business Employee who, as of immediately prior to the Closing, was eligible to participate in a Fermat 401(k) Plan. As soon as practicable after the Closing Date, the Fermat 401(k) Plans shall, to the extent permitted by Section 401(k) of the Code, make distributions available to Transferred H&N Business Employees, and the Descartes 401(k) Plan shall accept any such distribution in cash as a rollover distribution if so directed by the Transferred H&N Business Employee. (n) Flexible Spending Accounts. Descartes shall, with respect to each Transferred H&N Business Employee, establish flexible spending accounts for medical and dependent care expenses (the “Descartes FSA Accounts”), and shall credit such accounts with the amount credited as of the Closing Date under comparable accounts maintained under H&N Benefit Plans from the beginning of the plan year to the Closing Date. Fermat shall, with respect to each Transferred H&N Business Employee, provide for the transfer of the account balances (whether positive or negative) under the H&N Benefit Plans that are medical and dependent care flexible spending accounts to the Descartes FSA Accounts effective as of the Closing Date. As soon as practicable after the Closing Date, (i) Fermat shall pay, or cause to be paid, to Descartes in cash the amount, if any, by which aggregate contributions made by Transferred H&N Business Employees to Fermat’s or its Affiliates’ flexible spending accounts exceeded the aggregate benefits provided to the Transferred H&N Business Employees as of the Closing, or (ii) Descartes shall pay to Fermat in cash the amount, if any, by which aggregate benefits provided to Transferred H&N Business Employees under Fermat’s or its Affiliates’ flexible spending accounts exceeded the aggregate contributions made by Transferred H&N Business Employees as of the Closing.

-128- 1414958.12A-NYCSR03A - MSW (o) Bonuses. Neither Descartes nor its Subsidiaries shall assume or be responsible for any Liabilities in relation to any incentive compensation plan maintained in respect of Transferred H&N Business Employees (“Fermat Bonus Programs”) to the extent such Liabilities relate to any Performance Period that has ended on or prior to the Closing Date (a “Fermat Prior Period Bonus”), and Fermat and its Affiliates shall be solely responsible for and shall pay all Liabilities in relation to Fermat Prior Period Bonuses in the ordinary course of business (but without regard to any continued service requirements, in respect of periods subsequent to the Closing Date) and as determined in a manner consistent with historical practice. With respect to any Performance Period during which the Closing Date occurs, at the sole discretion of Fermat, either (i) Fermat or its Subsidiaries shall be responsible for and shall pay as and when otherwise payable under the Fermat Bonus Programs all amounts accrued (and all related Liabilities) under the Fermat Bonus Programs in relation to the portion of such Performance Period that occurs before the Closing, which amounts shall be based on actual performance (or, in the case of individual performance metrics, at the target level of performance) and be otherwise determined reasonably and in a manner consistent with historical practice; or (ii) no later than the tenth (10th) Business Day following the Closing Date, Fermat or its applicable Affiliate shall pay any performance-based quarterly, annual or other temporal period bonus for the performance period in which the Closing occurs, prorated through the Closing, to each Transferred H&N Business Employee who is or would be eligible to receive such a bonus for such performance period under any H&N Benefit Plan pursuant to the terms thereof; provided that any applicable performance metrics shall be deemed satisfied as if target performance had been achieved. (p) Retention Program. Fermat shall establish a cash-based retention program for the benefit of H&N Business Employees to promote retention and to incentivize efforts to consummate the Closing (the “H&N Retention Program”) consistent with the terms set forth in Section 5.9(p) of the Fermat Disclosure Schedule. Fermat or its Subsidiaries shall be solely responsible for any Liability arising under the H&N Retention Program. (q) Fermat Equity Awards. From and after the Closing, Fermat and its Affiliates will assume or retain, as the case may be, and be solely responsible for and will fully perform, pay and discharge, in accordance with their terms, all Liabilities in respect of Transferred H&N Business Employees with respect to any stock option, restricted stock unit or other equity award granted to a H&N Business Employee under any Fermat Benefit Plan which is outstanding on the date of this Agreement (each, a “Fermat Equity Award”). Fermat may, in its sole discretion, permit Fermat Equity Awards held by Transferred H&N Business Employees to remain outstanding or vest, in full or in part, on an accelerated basis. Until the sixth anniversary of the Closing Date, Descartes or its Subsidiaries shall promptly provide written notice to Fermat of the termination of the employment with Descartes or its Subsidiaries of any Transferred H&N Business Employee as Fermat may reasonably require for the administration of the Fermat Equity Awards following the Closing Date. (r) Collective Bargaining Agreements with Respect to H&N Business Employees. Descartes agrees that as of and following the Closing Date, only to the extent and during the period of time required by applicable Law, Descartes shall recognize the unions and works councils that are signatories to the H&N Labor Agreements covering International H&N Business Employees or represent any International H&N Business Employees as the

-129- 1414958.12A-NYCSR03A - MSW representatives of the H&N Business Employees of the bargaining units described therein and only to the extent and during the period of time required by applicable Law or H&N Labor Agreement, assume or replicate and/or honor any H&N Labor Agreement, solely with respect to such International H&N Business Employees who become Transferred H&N Business Employees. Descartes shall recognize the unions and works councils that are signatories to the H&N Labor Agreements covering U.S. H&N Business Employees, solely with respect to such U.S. H&N Business Employees who become Transferred H&N Business Employees. Prior to the Closing, Fermat shall and shall cause its Subsidiaries to reasonably cooperate with efforts of Descartes or its Subsidiaries to engage in negotiations with any labor union, labor organization or works council representing any H&N Business Employee concerning terms and conditions of employment of Transferred H&N Business Employees. (s) Notice and Consultation. Subject to Section 2.19 of this Agreement, prior to the transfer of any employee to or out of a Transferred H&N Subsidiary in connection with the implementation of the H&N Step Plan and prior to the Closing, Fermat and its Subsidiaries shall satisfy any and all obligations and requirements under the H&N Labor Agreements, Transfer Regulations and other applicable Laws to provide notice to, enter into any consultation procedure with, obtain an opinion from or engage in bargaining (including, but not limited to effects bargaining) with any group of H&N Business Employees or any labor union, labor organization, works council or other representative body that represents any H&N Business Employee, in connection with the transactions contemplated by this Agreement; provided that Descartes shall, and shall cause its Subsidiaries to, cooperate in good faith with respect to the foregoing, including, but not limited to, timely providing any required information relating to Descartes or the applicable Subsidiary, or to any measures envisaged by Descartes or the applicable Subsidiary with respect to the relevant H&N Business Employees or as otherwise reasonably requested by Fermat or any of its Subsidiaries in respect of or for the purpose of completing such consultation process. (t) Immigration. Fermat shall, or shall cause its Subsidiaries to, use their reasonable best efforts to ensure that any foreign national who requires a visa in order to work for Fermat or a Subsidiary in his or her current position may continue to work in such position as a Transferred H&N Business Employee following the Closing Date, or, as applicable, such later date that such H&N Business Employee’s employment transfers to Descartes or its applicable Subsidiary; provided that Descartes and its Subsidiaries shall cooperate in good faith and timely provide information as reasonably requested with respect to the foregoing. (u) Defined Benefit Pension Plan. (i) To the extent required under any H&N Labor Agreement covering International H&N Business Employees as in effect on the date hereof or applicable Law, Descartes shall take such actions as required to enable those Transferred H&N Business Employees who (A) participate in a Fermat Non-U.S. Pension Plan and (B) are required by applicable Law or H&N Labor Agreement to transfer as of the Closing their accrued benefits and vested rights into a defined benefit pension plan sponsored by Descartes or its Affiliates, to transfer as of the Closing their accrued benefits and vested rights (and the related assets) into such plan of Descartes or its Affiliates. Without limiting the provisions of the preceding sentence or Section 2.13(c), Fermat shall retain and be solely responsible for all Liabilities and

-130- 1414958.12A-NYCSR03A - MSW obligations with respect to Transferred H&N Business Employees under all United States defined benefit pension plans that are maintained by Fermat or any of its Affiliates, and accordingly there shall be no transfer of assets or liabilities among Fermat, Descartes, any of their Affiliates or their respective plans in respect of such defined benefit pension plans. (ii) To the extent required by applicable Law, Fermat shall, or shall cause its Affiliates to (x) transfer in total the assets and liabilities of any Fermat Non-U.S. Pension Plan whose coverage is limited exclusively to Transferred H&N Business Employees and (y) divide the assets and liabilities of any Fermat Non-U.S. Pension Plan whose coverage is not limited exclusively to Transferred H&N Business Employees. The assets and liabilities of any such Fermat Non-U.S. Pension Plan with respect to Transferred H&N Business Employees will be transferred to those plans of Descartes or its Affiliates covering Transferred H&N Business Employees as such plans are created or identified by Descartes, to the extent such transfer is required by applicable Law. The determination of the assets and liabilities attributable to such Transferred H&N Business Employees will be determined by Fermat and its or its Affiliate’s actuaries, using assumptions and methods consistent with their prior practice in making such determinations and in accordance with applicable Law (it being understood that if Descartes and Fermat have each historically used materially different assumptions and methods with respect to similar facts in determining the value of assets and liabilities of Descartes Non- U.S. Pension Plans and Fermat Non-U.S. Pension Plans, respectively, the parties will cooperate in good faith to determine reasonable assumptions and methods for purposes of determining such assets and liabilities). Descartes will adopt (or cause to be adopted) those employee benefit plans covering such Transferred H&N Business Employees, or designate existing employee benefit plans maintained by Descartes or its Affiliates, into which the assets and liabilities attributable to such Transferred H&N Business Employees (in accordance with the foregoing provisions of this subsection (u)(i)) will be transferred as soon as practicable after the Closing, and after any necessary approvals by any Governmental Entity have been obtained or, if no such approvals are required, after Fermat has received evidence from Descartes, reasonably satisfactory to Fermat, that the employee benefit plans adopted or designated by Descartes or its Affiliates satisfy all material requirements of applicable Law. Notwithstanding anything herein to the contrary, none of Fermat or any of its Affiliates shall be under the obligation to create new defined benefit plans in respect of Transferred H&N Business Employees, to then be assumed by Descartes or its Affiliates. (iii) Fermat and Descartes shall comply with the terms set forth on Section 5.9(u)(iii) of the Fermat Disclosure Schedule. (v) The provisions in Section 5.8(v) apply with respect to the transfer of the Liabilities described in Section 5.9(u). (w) Access to H&N Business Employees. Fermat shall cooperate in good faith with Descartes and its Subsidiaries to (i) make each H&N Business Employee reasonably accessible to Descartes and its Subsidiaries to assist in efforts to secure offers of employment with each such H&N Business Employee and (ii) encourage (without the payment of additional compensation) each H&N Business Employee whose employment does not continue by operation of Law with Descartes or a Subsidiary of Descartes, as applicable, to accept an offer of employment pursuant to Section 5.9(a).

-131- 1414958.12A-NYCSR03A - MSW (x) Delayed Transfer H&N Business Employees. With respect to any Delayed Transfer H&N Business Employee, Fermat shall use commercially reasonable efforts to make such Delayed Transfer H&N Business Employee available to Descartes to provide services to the H&N Business between the Closing Date and the date on which such Delayed Transfer H&N Business Employee transfers to Descartes (such date, the applicable “Delayed H&N Business Employee Transfer Date”). References in this Agreement to the “Closing” or the “Closing Date” as they relate to such Delayed Transfer H&N Business Employees (including such references with respect to the assumption of assets and Liabilities in respect of such Delayed Transfer H&N Business Employee in accordance with Section 2.9, Section 2.11, Section 2.12, and Section 2.13) shall be deemed to refer to the date on which such Delayed Transfer H&N Business Employee commences employment with Descartes or one of its Subsidiaries; provided, that in respect of any Delayed Transfer H&N Business Employee (a) during the period beginning at the Closing (determined without regard to the preceding provisions of this sentence) and ending on his or her Delayed H&N Business Employee Transfer Date, Fermat shall cause the terms and conditions of employment of the Delayed Transfer H&N Business Employee to satisfy the conditions set forth in the definition of Approved Employment Terms determined without regard to clause (c)(ii) thereof, and (b) the Benefit Continuation Period shall begin on the Closing Date as determined without regard to the preceding provisions of this sentence. (y) Access to H&N Business Independent Contractors. (i) During the period prior to the Closing Date, Fermat shall use commercially reasonable efforts to make individual natural person independent contractors Related to the H&N Business and directly engaged by Fermat or its Affiliates available to Descartes for the purpose of allowing Descartes to interview each such contractor and determine the nature and extent of each such person’s continuation with Descartes, if any. Fermat shall not make any offer of extension of any contract beyond the Closing Date with any such individual until after Descartes has interviewed and identified in writing whether it wishes to engage such person (and shall cooperate in good faith with Descartes in connection with the extension of any such Contract expiring between the date hereof and the Closing Date in order to facilitate assumption of the applicable Contract by Descartes, if Descartes wishes so to engage such person). (ii) Fermat shall provide to Descartes contact information for third party service providers providing contingent personnel to the H&N Business and reasonably cooperate in identifying and transferring such contingent work force to the extent requested by Descartes. (iii) Descartes agrees that any investigation undertaken pursuant to the access set forth in Section 5.9(y)(i) shall be conducted in such a manner as not to unreasonably interfere with the operation of the H&N Business. Notwithstanding anything to the contrary in this Agreement, neither Fermat nor any of its Affiliates shall be required to disclose any information: (A) if doing so would violate any written obligation of confidentiality to which it or any of its Affiliates is subject or, upon the advice of counsel, would jeopardize attorney-client privilege or contravene any Laws, (B) if Fermat or any of its Subsidiaries, on the one hand, and Descartes or any of its Subsidiaries, on the other hand, are adverse parties in a Proceeding and

-132- 1414958.12A-NYCSR03A - MSW such information is reasonably pertinent thereto (other than a litigation with respect to a claim for indemnification under this Agreement) or (C) if such party reasonably determines in good faith that such information is competitively sensitive; provided that, in the case of clause (A) above Fermat shall use its reasonable best efforts to obtain any required consents or take such other action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney client privilege) to permit such access or disclosure. (z) Without limiting the generality of Section 10.4, the provisions of this Section 5.9 are solely for the benefit of the parties to this Agreement and no current or former employee, director or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of this Agreement, and nothing herein shall be construed as an amendment to any H&N Benefit Plan or other employee benefit plan for any purpose. Section 5.10 Shared Contracts. (a) Ag Shared Contracts. (i) Fermat acknowledges that Descartes is a party to certain Contracts that relate both to the Ag Business and one or more of Descartes’s other businesses (each, including those listed on Section 5.10(a) of the Descartes Disclosure Schedule, but excluding the Ag Labor Agreements, Ag Benefit Plans and IT Assets, an “Ag Shared Contract”). Prior to the Closing, each of Descartes and Fermat shall, and shall cause their respective Subsidiaries to, use their respective reasonable best efforts to obtain from, and to cooperate in obtaining from, and shall, and shall cause their respective Subsidiaries to, enter into with, each third party to an Ag Shared Contract, either (i) a separate contract or agreement in a form reasonably acceptable to Descartes and Fermat (an “Descartes New Contract”) that allocates the rights and obligations of Descartes and its Subsidiaries under each such Ag Shared Contract as between the Ag Business, on the one hand, and the Excluded Descartes Businesses, on the other hand, and which are otherwise substantially similar in all material respects to such Ag Shared Contract, or (ii) a contract or agreement in a form reasonably acceptable to Descartes and Fermat effective as of the Closing (the “Ag Partial Assignments and Releases”) that (A) assigns the rights and obligations under such Ag Shared Contract solely to the extent related to the Ag Business and arising after the Closing to Fermat and its applicable Subsidiaries and (B) releases Descartes and its Subsidiaries from all liabilities or obligations with respect to the Ag Business that arise after the Closing. Any Descartes New Contracts that relate to the Ag Business (the “New Ag Business Contracts”) shall be entered into by Fermat or one of its Subsidiaries effective as of the Closing and shall allocate to Fermat or such Subsidiary (as applicable) all rights and obligations of Descartes and its Subsidiaries (as applicable) under the applicable Ag Shared Contract being replaced to the extent such rights and obligations relate to the Ag Business and arise after the Closing. All purchase commitments under the Ag Shared Contracts shall be allocated under the New Ag Business Contracts or the Ag Partial Assignments and Releases as between the Ag Business, on the one hand, and the Excluded Descartes Businesses, on the other hand, in an equitable manner that is mutually and reasonably agreed to by Descartes and Fermat. In connection with the entering into of New Ag Business Contracts, the parties shall use their reasonable best efforts to ensure that Descartes and its Subsidiaries are released by the third party

-133- 1414958.12A-NYCSR03A - MSW with respect to all liabilities and obligations relating to the Ag Business and arising after the Closing. (ii) In the event that any third party under an Ag Shared Contract does not agree to enter into a New Ag Business Contract or Ag Partial Assignment and Release consistent with this Section 5.10(a), the parties shall in good faith seek mutually acceptable alternative arrangements for purposes of allocating rights and liabilities and obligations under such Ag Shared Contract (provided that such arrangements shall not result in a breach or violation of such Ag Shared Contract by Descartes or its Subsidiaries). Such alternative arrangements may include a subcontracting, sublicensing or subleasing arrangement under which Fermat and its applicable Subsidiaries would, in compliance with Law, obtain the benefits under, and, to the extent first arising after the Closing, assume the obligations and bear the economic burdens associated with, such Ag Shared Contract solely to the extent related to the Ag Business (or applicable portion thereof) or under which Descartes and its Subsidiaries would, upon the request of Fermat, enforce for the benefit (and at the expense) of Fermat and its Subsidiaries any and all of Descartes and its Subsidiaries rights against such third party under such Ag Shared Contract solely to the extent related to the Ag Business (or applicable portion thereof), and Descartes and its Subsidiaries would promptly pay to Fermat and its applicable Subsidiaries when received all monies received by them (net of any applicable Taxes imposed on Descartes and its Subsidiaries) under such Ag Shared Contract solely to the extent related to the Ag Business (or applicable portion thereof). (iii) With respect to Liabilities pursuant to, under or relating to a given Ag Shared Contract relating to occurrences from and after the Closing, such Liabilities shall, unless otherwise allocated pursuant to this Agreement (including Section 2.6) or any Acquisition Document, be allocated between Descartes and Fermat as follows: (A) If a Liability is incurred exclusively in respect of the Ag Business or exclusively in respect of the Excluded Descartes Businesses, such Liability shall be allocated to Fermat or its applicable Subsidiary (in respect of the Ag Business) or Descartes or its applicable Subsidiary (in respect of the Excluded Descartes Businesses); (B) If a Liability cannot be so allocated under clause (1) above, such Liability shall be allocated to Descartes or Fermat, as the case may be, based on the relative proportions of total benefit received (over the term of the Ag Shared Contract remaining as of the Closing Date, measured as of the date of the allocation) by the Ag Business or the Excluded Descartes Businesses under the relevant Ag Shared Contract. Notwithstanding the foregoing, each of Descartes and Fermat shall be responsible for any or all Liabilities arising from its (or its Subsidiary’s) breach of the relevant Ag Shared Contract to which this Section 5.10(a) otherwise pertains. (iv) If Descartes or any of its Subsidiaries, on the one hand, or Fermat or any of its Subsidiaries, on the other hand, receives any benefit or payment which under any Ag Shared Contract was intended for the other, Descartes and Fermat will use their respective reasonable best efforts to, and to cause their respective Subsidiaries to, deliver such benefit or payment to the other party.

-134- 1414958.12A-NYCSR03A - MSW (v) Notwithstanding anything to the contrary herein, the parties agree that the Contracts listed on Section 5.10(a)(v) of the Descartes Disclosure Schedule shall not be deemed to be Acquired Ag Assets or Ag Shared Contracts hereunder. (b) H&N Shared Contracts. (i) Descartes acknowledges that Fermat is a party to certain Contracts that relate both to the H&N Business and one or more of Fermat’s other businesses (each, including those listed on Section 5.10(b) of the Fermat Disclosure Schedule, but excluding the H&N Labor Agreements, H&N Benefit Plans and IT Assets, an “H&N Shared Contract”). Prior to the Closing, each of Descartes and Fermat shall, and shall cause their respective Subsidiaries to, use their respective reasonable best efforts to obtain from, and to cooperate in obtaining from, and shall, and shall cause their respective Subsidiaries to, enter into with, each third party to a H&N Shared Contract, either (i) a separate contract or agreement in a form reasonably acceptable to Descartes and Fermat (a “Fermat New Contract”) that allocates the rights and obligations of Fermat and its Subsidiaries under each such H&N Shared Contract as between the H&N Business, on the one hand, and the Excluded Fermat Businesses, on the other hand, and which are otherwise substantially similar in all material respects to such H&N Shared Contract, or (ii) a contract or agreement in a form reasonably acceptable to Descartes and Fermat effective as of the Closing (the “H&N Partial Assignments and Releases”) that (A) assigns the rights and obligations under such H&N Shared Contract solely to the extent related to the H&N Business and arising after the Closing to Descartes and its applicable Subsidiaries and (B) releases Fermat and its Subsidiaries from all liabilities or obligations with respect to the H&N Business that arise after the Closing. Any Fermat New Contracts that relate to the H&N Business (the “H&N New Business Contracts”) shall be entered into by Descartes or one of its Subsidiaries effective as of the Closing and shall allocate to Descartes or such Subsidiary (as applicable) all rights and obligations of Fermat and its Subsidiaries (as applicable) under the applicable H&N Shared Contract being replaced to the extent such rights and obligations relate to the H&N Business and arise after the Closing. All purchase commitments under the H&N Shared Contracts shall be allocated under the H&N New Business Contracts or the H&N Partial Assignments and Releases as between the H&N Business, on the one hand, and the Excluded Fermat Businesses, on the other hand, in an equitable manner that is mutually and reasonably agreed to by Descartes and Fermat. In connection with the entering into of H&N New Business Contracts, the parties shall use their reasonable best efforts to ensure that Fermat and its Subsidiaries are released by the third party with respect to all liabilities and obligations relating to the H&N Business and arising after the Closing. (ii) In the event that any third party under a H&N Shared Contract does not agree to enter into a H&N New Business Contract or H&N Partial Assignment and Release consistent with this Section 5.10(b), the parties shall in good faith seek mutually acceptable alternative arrangements for purposes of allocating rights and liabilities and obligations under such H&N Shared Contract (provided that such arrangements shall not result in a breach or violation of such H&N Shared Contract by Fermat or its Subsidiaries). Such alternative arrangements may include a subcontracting, sublicensing or subleasing arrangement under which Descartes and its applicable Subsidiaries would, in compliance with Law, obtain the benefits under, and, to the extent first arising after the Closing, assume the obligations and bear the economic burdens associated with, such H&N Shared Contract solely to the extent related to

-135- 1414958.12A-NYCSR03A - MSW the H&N Business (or applicable portion thereof) or under which Fermat and its Subsidiaries would, upon the request of Descartes, enforce for the benefit (and at the expense) of Descartes and its Subsidiaries any and all of Fermat and its Subsidiaries rights against such third party under such H&N Shared Contract solely to the extent related to the H&N Business (or applicable portion thereof), and Fermat and its Subsidiaries would promptly pay to Descartes and its applicable Subsidiaries when received all monies received by them (net of any applicable Taxes imposed on Fermat and its Subsidiaries) under such H&N Shared Contract solely to the extent related to the H&N Business (or applicable portion thereof). (iii) With respect to Liabilities pursuant to, under or relating to a given H&N Shared Contract relating to occurrences from and after the Closing, such Liabilities shall, unless otherwise allocated pursuant to this Agreement (including Section 2.13) or any Acquisition Document, be allocated between Descartes and Fermat as follows: (A) If a Liability is incurred exclusively in respect of the H&N Business or exclusively in respect of the Excluded Fermat Businesses, such Liability shall be allocated to Descartes or its applicable Subsidiary (in respect of the H&N Business) or Fermat or its applicable Subsidiary (in respect of the Excluded Fermat Businesses); (B) If a Liability cannot be so allocated under clause (1) above, such Liability shall be allocated to Descartes or Fermat, as the case may be, based on the relative proportions of total benefit received (over the term of the H&N Shared Contract remaining as of the Closing Date, measured as of the date of the allocation) by the H&N Business or the Excluded Fermat Businesses under the relevant H&N Shared Contract. Notwithstanding the foregoing, each of Descartes and Fermat shall be responsible for any or all Liabilities arising from its (or its Subsidiary’s) breach of the relevant H&N Shared Contract to which this Section 5.10(b) otherwise pertains. (iv) If Fermat or any of its Subsidiaries, on the one hand, or Descartes or any of its Subsidiaries, on the other hand, receives any benefit or payment which under any H&N Shared Contract was intended for the other, Descartes and Fermat will use their respective reasonable best efforts to, and to cause their respective Subsidiaries to, deliver such benefit or payment to the other party. (v) Notwithstanding anything to the contrary herein, the parties agree that the Contracts listed on Section 5.10(b)(v) of the Fermat Disclosure Schedule shall not be deemed to be Acquired H&N Assets or H&N Shared Contracts hereunder. Section 5.11 Obligations Regarding Non-Assignable Assets. (a) Subject to clause (f), notwithstanding anything else in this Agreement to the contrary, unless and until such license, consent, approval or amendment described below is no longer required or has been obtained, this Agreement and the Acquisition Documents shall not constitute an agreement to assign, license, sublicense, lease, sublease, convey or transfer at the Closing any Acquired Ag Asset or Acquired H&N Asset or, in each case, any claim or right or any benefit arising thereunder or resulting therefrom as to which consent or approval from any

-136- 1414958.12A-NYCSR03A - MSW Person (including any and all licenses to be granted by, and any and all consents and approvals of, Governmental Entities) to assignment, license, sublicense, lease, sublease, conveyance or transfer thereof or amendment thereof is required but has not been obtained as of the Closing Date (such Acquired Ag Asset, a “Delayed Ag Asset” and such Acquired H&N Asset, a “Delayed H&N Asset”); provided that to the extent not inconsistent with the terms of any Delayed Ag Asset or Delayed H&N Asset, as applicable, or applicable Law, the parties shall treat Fermat, with respect to a Delayed Ag Asset, and Descartes, with respect to a Delayed H&N Asset, as the owner thereof for Tax purposes as of the Closing Date; provided, further, that, except as otherwise expressly provided herein, neither Descartes or any of its Affiliates nor Fermat or any of its Affiliates shall be required to commence any litigation or offer or pay any money or otherwise grant any accommodation (financial or otherwise) to any third party with respect to any Delayed Ag Asset or Delayed H&N Asset, as the case may be. Without limiting the generality of Section 5.1 and Section 5.30, Fermat and Descartes shall use, and cause each of their Subsidiaries to use, commercially reasonable efforts to obtain any such license, consent, approval or amendment, including after the Closing Date. Upon obtaining the requisite licenses, consents or approvals, unless otherwise provided in any Ag Acquisition Document, such Delayed Ag Asset shall be transferred and assigned to Fermat hereunder without additional consideration therefor and, unless otherwise provided in any H&N Acquisition Document, such Delayed H&N Asset shall be transferred to Descartes hereunder without additional consideration therefor. (b) In the event and to the extent that, prior to the Closing, Descartes or any of its Subsidiaries is unable to obtain a license, consent, approval or amendment required to assign, license, sublicense, lease, sublease, convey or transfer any Delayed Ag Asset to Fermat, then following the Closing (but in the case of any Delayed Site, subject to Section 5.11(f)), Descartes shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to, in each case, subject to the terms of the Ag Acquisition Documents, (A) continue to hold and (to the extent that Fermat or its designee is unable to operate such Delayed Ag Asset directly, which the parties agree shall be their mutual priority and preference) operate such Delayed Ag Asset in all material respects in the ordinary course of business consistent with past practice and taking into account the transactions contemplated by this Agreement (or otherwise pursuant to reasonable and equitable alternative arrangements designed to place (but in the case of any Delayed Site, subject to Section 5.11(f)) the parties in the same place as if such Delayed Ag Asset had been transferred at the Closing, which alternative arrangements the parties agree to use commercially reasonable efforts to develop prior to, and enter into as of, the Closing Date), (B) cooperate in any arrangement, reasonable and lawful as to Descartes and Fermat, designed to provide to Fermat or its Subsidiaries the benefits arising under such Delayed Ag Asset, including (1) accepting such reasonable direction as Fermat shall request of Descartes and (2) in the event that (x) as a result of there being a Delayed Ag Asset, the Automatic Transfer Ag Business Employees at a particular location do not transfer automatically to Fermat or its Subsidiaries at Closing by operation of Law pursuant to the applicable Transfer Regulations, and (y) any such employees refuse or otherwise do not accept Fermat’s or its Subsidiary’s offer of employment (made in accordance with Section 5.8(b)), using commercially reasonable efforts to make the services of such employees who have refused Fermat’s or its Subsidiary’s offer of employment available to Fermat or its Subsidiary at cost, in a manner and to the extent permitted by applicable Law and subject to any works council notice and consultation requirements; provided that, as long as Descartes is complying with its obligations under this clause (2) and the applicable employees

-137- 1414958.12A-NYCSR03A - MSW are providing services to Fermat as contemplated hereby, Fermat shall indemnify the Descartes Indemnified Parties for any Losses arising with respect to such services; provided, further, that any Ag Business Employee whose transfer to Fermat or its Subsidiaries is delayed in this connection shall be treated as a Transferred Ag Business Employee for purposes of Section 5.8 as of the date he or she transfers to Fermat or its Subsidiary; and (C) enforce at Fermat’s request, or allow Fermat and its Affiliates to enforce in a commercially reasonable manner, any rights of Descartes or its Subsidiaries under such Delayed Ag Asset against the other party or parties thereto; provided that the costs and expenses incurred by Descartes or its Affiliates at Fermat’s request shall be borne solely by Fermat. Subject to the terms of the Ag Acquisition Documents, Descartes shall, and shall cause its Subsidiaries to, without further consideration therefor, pay and remit to Fermat promptly all monies, rights and other consideration received in respect of such performance. Subject to the terms of the Ag Acquisition Documents, Fermat shall pay, perform and discharge fully, promptly when due, all of the obligations of Descartes or its Subsidiaries in respect of the performance of their obligations, pursuant to this Section 5.11(b), and Fermat shall be responsible for all Assumed Ag Liabilities related thereto and shall indemnify the Descartes Indemnified Parties for all Losses arising out of any actions (or omissions to act) (1) of Fermat and its Subsidiaries and of Descartes or any of its Affiliates arising out of such performance by Fermat and its Subsidiaries or any Descartes Indemnified Party, respectively, or (2) taken by any Descartes Indemnified Party at the direction of Fermat or any of its Subsidiaries, except, in the case of clause (1) and clause (2), to the extent arising out of or resulting from the gross negligence or willful misconduct in respect of such performance by such Descartes Indemnified Party (for which Descartes shall indemnify Fermat). (c) In the event and to the extent that, prior to the Closing, Fermat or any of its Subsidiaries is unable to obtain a license, consent, approval or amendment required to assign, license, sublicense, lease, sublease, convey or transfer any Delayed H&N Asset to Descartes, then following the Closing (but in the case of any Delayed Site, subject to Section 5.11(f)), Fermat shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to, in each case, subject to the terms of the H&N Acquisition Documents, (A) continue to hold and (to the extent that Descartes or its designee is unable to operate such Delayed H&N Asset directly, which the parties agree shall be their mutual priority and preference) operate such Delayed H&N Asset in all material respects in the ordinary course of business consistent with past practice and taking into account the transactions contemplated by this Agreement (or otherwise pursuant to reasonable and equitable alternative arrangements designed to place (but in the case of any Delayed Site, subject to Section 5.11(f)) the parties in the same place as if such Delayed H&N Asset had been transferred at the Closing, which alternative arrangements the parties agree to use commercially reasonable efforts to develop prior to, and enter into as of, the Closing Date), (B) cooperate in any arrangement, reasonable and lawful as to Fermat and Descartes, designed to provide to Descartes or its Subsidiaries the benefits arising under such Delayed H&N Asset, including (1) accepting such reasonable direction as Descartes shall request of Fermat and (2) in the event that (x) as a result of there being a Delayed H&N Asset, the Automatic Transfer H&N Business Employees at a particular location do not transfer automatically to Descartes or its Subsidiaries at Closing by operation of Law pursuant to the applicable Transfer Regulations, and (y) any such employees refuse or otherwise do not accept Descartes’s or its Subsidiary’s offer of employment (made in accordance with Section 5.9(b)), using commercially reasonable efforts to make the services of such employees who have refused Descartes’s or its Subsidiary’s offer of employment available to Descartes or its Subsidiary at cost, in a manner and to the extent

-138- 1414958.12A-NYCSR03A - MSW permitted by applicable Law and subject to any works council notice and consultation requirements; provided that, as long as Fermat is complying with its obligations under this clause (2) and the applicable employees are providing services to Descartes as contemplated hereby, Descartes shall indemnify the Fermat Indemnified Parties for any Losses arising with respect to such services; provided, further, that any H&N Business Employee whose transfer to Descartes or its Subsidiaries is delayed in this connection shall be treated as a Transferred H&N Business Employee for purposes of Section 5.9 as of the date he or she transfers to Descartes or its Subsidiary, and (C) enforce at Descartes’s request, or allow Descartes and its Affiliates to enforce in a commercially reasonable manner, any rights of Fermat or its Subsidiaries under such Delayed H&N Asset against the other party or parties thereto; provided that the costs and expenses incurred by Fermat or its Affiliates at Descartes’s request shall be borne solely by Descartes. Subject to the terms of the H&N Acquisition Documents, Fermat shall, and shall cause its Subsidiaries to, without further consideration therefor, pay and remit to Descartes promptly all monies, rights and other consideration received in respect of such performance. Subject to the terms of the H&N Acquisition Documents, Descartes shall pay, perform and discharge fully, promptly when due, all of the obligations of Fermat or its Subsidiaries in respect of the performance of their obligations pursuant to this Section 5.11(c), and Descartes shall be responsible for all Assumed H&N Liabilities related thereto and shall indemnify the Fermat Indemnified Parties for all Losses arising out of any actions (or omissions to act) (1) of Descartes and its Subsidiaries and of Fermat or any of its Affiliates arising out of such performance by Descartes and its Subsidiaries or any Fermat Indemnified Party, respectively, or (2) taken by any Fermat Indemnified Party at the direction of Descartes or any of its Subsidiaries, except, in the case of clause (1) and clause (2), to the extent arising out of or resulting from the gross negligence or willful misconduct in respect of such performance by such Fermat Indemnified Party (for which Fermat shall indemnify Descartes). (d) For the avoidance of doubt, the provisions of this Section 5.11 shall not be interpreted to derogate from, or create, any rights or obligations of the parties inconsistent with the rights and obligations of the parties or their respective Subsidiaries set forth in the Acquisition Documents. (e) Subject to clause (f), notwithstanding anything else set forth in this Section 5.11, (i) neither Descartes nor any other of its Subsidiaries shall be required by this Section 5.11 to take any action that may, in the good faith judgment of Descartes or such Subsidiary, (A) result in a violation of any obligation which Descartes or any such Subsidiary has to any third party or (B) violate applicable Law and (ii) neither Fermat nor any other of its Subsidiaries shall be required to take any action that may, in the good faith judgment of Fermat or such Subsidiary, (A) result in a violation of any obligation which Fermat or any such Subsidiary has to any third party or (B) violate applicable Law. (f) The parties hereto acknowledge that Registrations for Transferred Ag Active Ingredients and Transferred Ag Formulated Products, as well as for Excluded Ag Formulations Assets, often include references to the manufacturing source of the relevant active ingredient or formulated product. The parties hereto agree to designate as promptly as reasonably practicable after the date of this Agreement, expert regulatory representatives from each party to develop a coordinated plan for communicating with applicable Governmental Entities in relevant countries to inform them of the planned change of ownership and to agree on

-139- 1414958.12A-NYCSR03A - MSW a plan to file or record any changes necessary. Each party shall designate its regulatory representative within five (5) days after the date hereof, and the parties shall cooperate in good faith to develop a plan and initiate communications with Governmental Entities not later than forty-five (45) days after the date hereof. The regulatory representatives shall also, not later than fifteen (15) days after the date of this Agreement, cooperate in good faith to develop a plan to implement, the Regulatory Transfer and Support Agreement after the Closing Date. If the regulatory requirements of any specific country would result in a material disruption of supply following (x) a change of ownership of any Acquired Ag Owned Real Property or (y) a change of tenancy of any Acquired Ag Leased Real Property (any such sites, “Delayed Sites”) at Closing, the parties and/or their applicable Subsidiaries shall in good faith enter into agreements effective as of the Closing based on the Ag Manufacturing Agreements, modified as appropriate to take into account the terms set forth on Exhibit E-6 (the “Delayed Site Term Sheet”, and any such agreements, collectively, the “Delayed Site Agreements”) and any other terms appropriate to the particular Acquired Ag Owned Real Property or Acquired Ag Leased Real Property as may be mutually agreed by the parties, or, if agreed by the parties, ensure continuity of supply pursuant to alternative means such as positioning inventory before Closing or entering into a local distribution agreement, as applicable, and, in each case, otherwise consistent with the principles described in Section 5.11(a) and (b), as applicable. (g) The failure to obtain a consent or approval shall not in and of itself constitute a breach of this Section 5.11; provided, that the foregoing shall not preclude consideration of a party’s efforts in pursuing such consent or approval for purposes of determining compliance with this Section 5.11. Section 5.12 Names Following Closing. (a) Neither Fermat nor any of its Affiliates shall use, or have the right to use, any of the names set forth on Section 5.12(a) of the Descartes Disclosure Schedule or any confusingly similar variations or derivatives thereof as a Trademark (the “Descartes Names”), except as provided in Section 5.12(b) and (e). (b) The Ag Business may continue to use the Descartes Names following the Closing so long as Fermat uses and causes its Affiliates to use (i) commercially reasonable efforts to minimize use of the Descartes Names by the Ag Business from and after the Closing, and (ii) reasonable best efforts to, as soon as practicable after the Closing Date (and in any event within twenty-four (24) months thereafter or such longer time solely as and to the extent required by applicable Law, provided, that Fermat and its Affiliates have been diligently attempting to obtain all Approvals to be permitted to cease to use the Descartes Names in an expeditious manner), (A) cease and discontinue use of all Descartes Names and (B) complete the removal of the Descartes Names from all products, signage, vehicles, properties, technical information, websites, web pages, social media and promotional or other marketing materials and other publicly available or accessible assets. (c) Neither Descartes nor any of its Affiliates shall use, or have the right to use, any of the names set forth on Section 5.12(c) of the Fermat Disclosure Schedule or any confusingly similar variations or derivatives thereof as a Trademark (the “Fermat Names”), except as provided in Section 5.12(d) and (e).

-140- 1414958.12A-NYCSR03A - MSW (d) The H&N Business may continue to use the Fermat Names following the Closing so long as Descartes uses and causes its Affiliates to use (i) commercially reasonable efforts to minimize use of the Fermat Names by the H&N Business from and after the Closing, and (ii) reasonable best efforts to, as soon as practicable after the Closing Date (and in any event within nine (9) months thereafter or such longer time solely as and to the extent required by applicable Law, provided, that Descartes and its Affiliates have been diligently attempting to obtain all Approvals to be permitted to cease to use the Fermat Names in an expeditious manner), (A) cease and discontinue use of all Fermat Names and (B) complete the removal of the Fermat Names from all products, signage, vehicles, properties, technical information, websites, web pages, social media and promotional or other marketing materials and other publicly available or accessible assets. (e) Any use of the Descartes Names by Fermat and its Affiliates or any use of the Fermat Names by Descartes and its Affiliates, respectively, permitted by this Section 5.12 shall be subject to the following conditions: (i) use of either the Descartes Names or the Fermat Names shall be in the same form and manner, to no greater extent (without an increase in the extent or type of uses of the Descartes Names or Fermat Names), and subject to the same standards of quality, of that in effect for the Descartes Names or Fermat Names, respectively, as of the Closing; (ii) the Descartes Names or Fermat Names shall not be used in a manner that may reflect negatively on such name and marks or on Descartes or any of its Affiliates or Fermat or any of its Affiliates, respectively; (iii) Descartes and its Affiliates shall not apply to register or register any Trademarks for the Fermat Names, and Fermat and its Affiliates shall not apply to register or register any Trademarks for the Descartes Names; (iv) any press release or similar public announcement or communication that references any of the Descartes Names or Fermat Names, respectively, shall include a statement that Fermat or its Affiliates, as applicable, and Descartes or its Affiliates, as applicable, are not Affiliates or otherwise related to each other; and (v) Fermat and its Affiliates shall, in connection with all written uses of the Descartes Names, including on any packaging materials, displays, signs, promotional materials, forms, and websites, include a clear statement that the associated products or services are manufactured by or otherwise emanate from Fermat and not from Descartes, and Descartes and its Affiliates shall, in connection with all written uses of the Fermat Names, including on any packaging materials, displays, signs, promotional materials, forms, and websites, include a clear statement that the associated products or services are manufactured by or otherwise emanate from Descartes and not from Fermat. (f) Without limitation to any other remedies, if either party and its respective Affiliates fails to comply with the foregoing terms and conditions in relation to the use of the Descartes Names or Fermat Names, as applicable, such other party shall be entitled to a temporary, preliminary or permanent injunction or other equitable relief in accordance with

-141- 1414958.12A-NYCSR03A - MSW Section 10.6. Except as and to the extent otherwise provided by an indemnification obligation of a party owed to the other party hereunder, each party and its respective Affiliates shall indemnify, defend and hold harmless the other party and its respective Affiliates for any Losses arising from or relating to the use by such party or any of its respective Affiliates of the Descartes Names or Fermat Names, as applicable, under this Section 5.12. Section 5.13 Pre-Closing Restructuring. (a) Anything in this Agreement to the contrary notwithstanding, Descartes and its Subsidiaries may, prior to the Closing, take actions to implement the Ag Step Plan including, without limitation, (i) actions necessary to ensure that, upon the Closing, each Transferred Ag Subsidiary shall have the entity classification for U.S. federal income tax purposes shown for each Transferred Ag Subsidiary in the Ag Step Plan and (ii) transfers of equity interests in any of the Transferred Ag Subsidiaries to Descartes or any of its Subsidiaries. Neither the Ag Step Plan nor Section 1.1(q) of the Descartes Disclosure Schedule may be modified after the date hereof without the prior written consent of Fermat, which consent shall not be unreasonably withheld, conditioned or delayed. (b) Anything in this Agreement to the contrary notwithstanding, Fermat and its Subsidiaries may, prior to the Closing, take actions to implement the H&N Step Plan including, without limitation, (i) actions necessary to ensure that, upon the Closing, each Transferred H&N Subsidiary shall have the entity classification for U.S. federal income tax purposes shown for each Transferred H&N Subsidiary in the H&N Step Plan and (ii) transfers of equity interests in any of the Transferred H&N Subsidiaries to Fermat or any of its Subsidiaries. Neither the H&N Step Plan, nor Section 1.1(g) of the Fermat Disclosure Schedule may be modified after the date hereof without the prior written consent of Descartes, which consent shall not be unreasonably withheld, conditioned or delayed. Section 5.14 Mail and Other Communications; Payments. (a) After the Closing Date, Descartes and its Affiliates may receive mail, packages and other communications (including electronic communications) properly belonging to Fermat and its Affiliates. After the Closing Date, Fermat and its Affiliates may receive mail, packages and other communications (including electronic communications) properly belonging to Descartes and its Affiliates. Accordingly, at all times after the Closing Date, each of Descartes and Fermat authorizes the other and their respective Affiliates to receive and open all mail, packages and other communications received by it and not unambiguously intended for the other party (or its Affiliates) or any of the other party’s (or its Affiliates’) officers or directors, and to retain the same to the extent that they relate to the Ag Business or the Excluded Fermat Businesses (in the case of receipt by Fermat and its Affiliates) or the H&N Business or the Excluded Descartes Businesses (in the case of receipt by Descartes and its Affiliates), or to the extent that they do not relate to the Ag Business or the Excluded Fermat Businesses (in the case of receipt by Fermat and its Affiliates) or the H&N Business or the Excluded Descartes Businesses (in the case of receipt by Descartes and its Affiliates), the receiving party shall promptly after becoming aware thereof refer, forward or otherwise deliver such mail, packages or other communications (or, in case the same relate to both the Ag Business and the Excluded Descartes Businesses or the H&N Business and the Excluded Fermat Businesses, copies thereof)

-142- 1414958.12A-NYCSR03A - MSW to the other party. The provisions of this Section 5.14(a) are not intended to, and shall not be deemed to, constitute an authorization by either Descartes or Fermat (or any of their respective Affiliates) to permit the other (or its Affiliates) to accept service of process on its behalf, and neither party is or shall be deemed to be the agent of the other for service of process purposes. (b) Descartes shall, or shall cause its applicable Affiliate to, promptly pay or deliver to Fermat (or its designated Affiliates) any monies or checks that have been received by Descartes or any of its Affiliates after the Closing Date to the extent they are (or represent the proceeds of) an Acquired Ag Asset. (c) Fermat shall, or shall cause its applicable Affiliate to, promptly pay or deliver to Descartes (or its designated Affiliates) any monies or checks that have been received by Fermat or any of its Affiliates (including the Ag Business) after the Closing Date to the extent they are (or represent the proceeds of) an Excluded Ag Asset. (d) Fermat shall, or shall cause its applicable Affiliate to, promptly pay or deliver to Descartes (or its designated Affiliates) any monies or checks that have been received by Fermat or any of its Affiliates after the Closing Date to the extent they are (or represent the proceeds of) an Acquired H&N Asset. (e) Descartes shall, or shall cause its applicable Affiliate to, promptly pay or deliver to Fermat (or its designated Affiliates) any monies or checks that have been received by Descartes or any of its Affiliates (including the H&N Business) after the Closing Date to the extent they are (or represent the proceeds of) an Excluded H&N Asset. Section 5.15 Non-Competition; Non-Solicitation. (a) For a period of five (5) years from the Closing Date, neither Descartes nor any of its Affiliates (including, after the Closing, Dirac) shall, directly or indirectly (including by means of sublicensing to (or engaging in a similar arrangement with) another Person), own, manage, operate or engage in any business engaged in the manufacture for commercial sale, marketing or sale of any product that contains any of the Transferred Ag Active Ingredients, other than: (i) the Excluded Products (but with respect to clauses (b) and (c) of the definition of Excluded Products, only those listed on Section 5.15(a)(i) of the Descartes Disclosure Schedule (the “Existing Excluded Herbicide Formulated Products”)), (ii) any product manufactured, marketed, distributed, sold, used, discovered or under research or development by or on behalf of, or for which a registration is owned, co-owned, licensed by (or to which rights have otherwise been granted to) Dirac or any of its Affiliates (excluding Descartes or any of its Affiliates) as of the date hereof (A) without reliance on any of the Acquired Ag Data Package (other than as reflected in Contracts for supply of a Transferred Ag Active Ingredient or Transferred Ag Formulated Product from Descartes to Dirac entered into before the date hereof and made available to Fermat) and (B) without breach of any of the obligations of Descartes and its Subsidiaries under any other section of this Agreement or any of the Acquisition Documents) or

-143- 1414958.12A-NYCSR03A - MSW (iii) any new formulated products that modify the composition of any of the Existing Excluded Herbicide Formulated Products by changing the percentage of active ingredients or changing the inert ingredients in such formulations (so long as the crop field of use is not expanded to include cereals) and that do not contain any additional active ingredients. (a “Competing Ag Business”); provided, that: (A) Descartes and its Affiliates may acquire (x) any business or interests in or securities of any Person that derived 5% or less of its total annual revenues in its most recent fiscal year from activities that constitute a Competing Ag Business and any non- controlling interests in or securities of any Person that derived 5% or less of its total annual revenues in its most recent fiscal year from activities that constitute a Competing Ag Business and (y) any interests in or securities of any other Person so long as such Person, as soon as reasonably practicable (and in any event within twelve (12) months after the closing date of such acquisition) divests or winds down the Competing Ag Business of such Person such that the acquisition of such Person would be permitted pursuant to clause (1)(x) of this proviso; (B) this Section 5.15(a) shall not apply to (x) passive ownership, solely as an investment, of 5% or less of the securities of any Person and (y) any interest in any Person, regardless of the relative size of the ownership interest or revenues derived from a Competing Ag Business, through any pension trust or similar benefit plan investment vehicle (or agent thereof in their capacity as such) of Descartes or any of its Affiliates so long as such investments are passive investments in securities in the ordinary course of its business; and (C) at the request of Descartes, Fermat shall meet and negotiate in good faith with Descartes and its Affiliates (including Dirac) during such five (5) year period if Descartes or its Affiliates (including Dirac) desire to purchase any Transferred Ag Active Ingredients from Fermat or its Affiliates for applications other than cereal herbicides and insecticides (but including, for the avoidance of doubt, Seed Treatment). (b) For a period of three (3) years from the Closing Date, none of Descartes, its Affiliates nor any of their respective officers, directors or employees shall, directly or indirectly, solicit for employment (whether as an employee, consultant or otherwise), offer to hire, hire or enter into any employment or consulting agreement or arrangement with any (i) individual set forth on Section 5.15(b) of the Fermat Disclosure Schedule, (ii) employee of Fermat or its Subsidiaries with whom Descartes or any of its Affiliates first came in contact in connection with its consideration of the transactions contemplated by this Agreement, other than any H&N Business Employee, (iii) Transferred Ag Business Employee, (iv) Ag Business Employee who rejected an offer of employment made pursuant to Section 5.8 or (v) H&N Business Employee who rejected an offer of employment made by Descartes or its Subsidiaries and received severance, notice or other termination pay (“H&N Severance Recipient”); provided, that this prohibition shall not apply to (A) solicitation of any such individual who has been terminated by Fermat or its Subsidiaries (other than any H&N Severance Recipient), (B) solicitations made to the public or the industry generally through advertising or electronic listing which are not targeted at employees of Fermat or any of its Subsidiaries or (C) hirings of persons (other than any H&N Severance Recipient) either (1) in connection with solicitations

-144- 1414958.12A-NYCSR03A - MSW permitted under clause (A) or (B) or (2) who independently approach such party and, in each of subclauses (1) and (2), whom were not otherwise solicited in breach of this Section 5.15(b). (c) For a period of five (5) years from the Closing Date, neither Fermat nor any of its Affiliates shall, directly or indirectly, own, manage, operate or engage in any business engaged in the manufacture for commercial sale, marketing or sale of any product that contains any product currently developed, manufactured, marketed or sold by the H&N Business (other than any product sold or held for use by Fermat or its Subsidiaries as of the date of the Agreement that is part of the Excluded Fermat Businesses as of the date of this Agreement, and any extensions, modifications or derivatives thereof that, if sold as of the date of this Agreement, would not be part of the H&N Business) (a “Competing H&N Business”); provided, that (A) Fermat and its Affiliates may acquire any business or interests in or securities of (1) any Person that derived 5% or less of its total annual revenues in its most recent fiscal year from activities that constitute a Competing H&N Business and any non-controlling interests in or securities of any Person that derived 5% or less of its total annual revenues in its most recent fiscal year from activities that constitute a Competing H&N Business and (2) any interests in or securities of any other Person so long as such Person, as soon as reasonably practicable (and in any event within twelve (12) months after the closing date of such acquisition) divests or winds down the Competing H&N Business of such Person such that the acquisition of such Person would be permitted pursuant to clause (A)(1) of this proviso; and (B) this Section 5.15(c) shall not apply to (1) passive ownership, solely as an investment, of 5% or less of the securities of any Person and (2) any interest in any Person, regardless of the relative size of the ownership interest or revenues derived from a Competing H&N Business, through any pension trust, similar benefit plan investment vehicle (or agent thereof in their capacity as such) of Fermat or any of its Affiliates so long as such investments are passive investments in securities in the ordinary course of its business. (d) For a period of three (3) years from the Closing Date, none of Fermat, its Affiliates nor any of their respective officers, directors or employees shall, directly or indirectly, solicit for employment (whether as an employee, consultant or otherwise), offer to hire, hire or enter into any employment or consulting agreement or arrangement with any (i) individual employed by Descartes or its Subsidiaries in Descartes’s Agriculture segment, as described in Descartes’s periodic filings with the Securities and Exchange Commission, other than any Ag Business Employee, (ii) employee of Descartes or its Subsidiaries with whom Fermat or any of its Affiliates first came in contact in connection with its consideration of the transactions contemplated by this Agreement, other than any Ag Business Employee, (iii) Transferred H&N Business Employee, (iv) H&N Business Employee who rejected an offer of employment made pursuant to Section 5.9 or (v) Ag Business Employee who rejected an offer of employment made by Fermat or its Subsidiaries and received severance, notice or other termination pay (“Ag Severance Recipient”); provided that this prohibition shall not apply to (A) solicitation of any such individual who has been terminated by Descartes or its Subsidiaries (other than any Ag Severance Recipient), (B) solicitations made to the public or the industry generally through advertising or electronic listing which are not targeted at employees of Descartes or any of its Subsidiaries or (C) hirings of persons (other than any Ag Severance Recipient) either (1) in connection with solicitations permitted under clause (A) or (B) or (2) who independently approach such party and, in each of subclauses (1) and (2), whom were not otherwise solicited in breach of this Section 5.15(d).

-145- 1414958.12A-NYCSR03A - MSW (e) In recognition of the business objectives of the parties hereto in entering into this Agreement and the transactions contemplated hereby and the consideration paid therefor, each of the parties acknowledges and agrees that (i) the foregoing non-competition and non-solicitation provisions do not impose a greater restraint than is necessary to protect the legitimate business interests of the other party hereto and are reasonable under the circumstances and (ii) the parties hereto would not be willing to consummate the transactions contemplated by this Agreement without each of them entering into the restrictive covenants set forth herein. (f) If, at any time, the provisions of this Section 5.15 shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to duration, geographic area or scope, this Section 5.15 shall be considered divisible and shall be deemed amended to only such duration, geographic area or scope as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction. (g) The parties agree that, notwithstanding anything herein to the contrary, (i) the provisions of Section 5.15(a) and Section 5.15(b) shall not prohibit Descartes or any of its Subsidiaries from performing (A) its obligations under any Contract or Ag Shared Contract or owning or operating any other asset in each case that constitutes an Acquired Ag Asset which is not transferred, conveyed or assigned to Fermat or one of its Subsidiaries as of the Closing Date pursuant to Section 5.10(a) or Section 5.11 or (B) its obligations under this Agreement or any Acquisition Document, and (ii) the provisions of Section 5.15(c) and Section 5.15(d) shall not prohibit Fermat or any of its Subsidiaries from performing (A) its obligations under any Contract or H&N Shared Contract or owning or operating any other asset in each case that constitutes a Acquired H&N Asset which is not transferred, conveyed or assigned to Descartes or one of its Subsidiaries as of the Closing Date pursuant to Section 5.10(b) or Section 5.11 or (B) its obligations under this Agreement or any Acquisition Document. Section 5.16 Restriction on Use of Concerto Data. Beginning on the Closing Date and until December 1, 2019, except as required by Law or mandatory data cost sharing rules, Fermat shall not, and shall cause its Affiliates not to, use, or license or otherwise permit a third party to use, the Concerto Data in order to obtain or maintain Registrations for (a) Metsulfuron Methyl Technical minimum assay 96.7% or Chlorsulfuron Technical minimum assay 96.0% or (b) formulated end-use products containing Metsulfuron or Chlorsulfuron, in either case, (i) within the Vegetation Management Territory for use in the Vegetation Management Field, (ii) within the Range and Pasture Territory for use in the Range and Pasture Field, (iii) within the Forestry Territory for use in the Forestry Field or (iv) within the Natural Recreation Areas Territory for use in the Natural Recreation Areas Field. Section 5.17 Intercompany Agreements. (a) Except with respect to any Ag Intercompany Agreements (x) listed on Section 5.17(a) of the Descartes Disclosure Schedule (which may be amended by Descartes to include intercompany agreements expressly provided for pursuant to the Ag Step Plan, (y) as may be consented to in writing by Fermat (such consent not to be unreasonably withheld, conditioned or delayed) in relation to the Ag Step Plan or (z) as may otherwise be specifically consented to in writing by Fermat (such consent not to be unreasonably withheld, conditioned or delayed (it being agreed that withholding, delaying or conditioning any such consent is

-146- 1414958.12A-NYCSR03A - MSW reasonable if such Ag Intercompany Agreement could adversely impact Fermat or any of its Subsidiaries (including the Transferred Ag Subsidiaries after the Closing) in any manner), Descartes shall take such actions as are necessary to cause each Ag Intercompany Agreement to be terminated and of no force and effect after the Closing (for the avoidance of doubt, the foregoing does not apply to any agreement that, as of the Closing, is solely between members of the Descartes Group). Effective upon the Closing, except as otherwise specifically consented to in writing by Fermat (such consent not to be unreasonably withheld, conditioned or delayed (it being agreed that withholding, delaying or conditioning any such consent is reasonable if such intercompany account could adversely impact Fermat or any of its Subsidiaries (including the Transferred Ag Subsidiaries after the Closing) in any manner), all outstanding intercompany accounts, whether payables or receivables, between members of the Descartes Group, on the one hand, and any Transferred Ag Subsidiary, on the other hand, in respect of the Ag Business, shall be settled and/or cancelled and of no further force and effect (it being understood that such settlement or cancellation shall not in any way affect the Excluded Ag Assets, the Retained Ag Liabilities, the Ag Shared Contracts and the Ag Acquisition Documents or any amounts which may be payable pursuant to the Excluded Ag Assets, the Retained Ag Liabilities, the Ag Shared Contracts and the Ag Acquisition Documents). For the avoidance of doubt, none of Fermat or any of its Subsidiaries (including after the Closing, the Transferred Ag Subsidiaries) shall have any claim, action or other right against Descartes and/or any of its Subsidiaries with respect to any funds, accounts or other assets or proceeds thereof that were subject to or arose out of the settlement of any such account balances; provided, that any such Liability arising out of or relating to the termination or cancellation thereof remains a Retained Ag Liability. (b) Except with respect to any H&N Intercompany Agreements (x) listed on Section 5.17(b) of the Fermat Disclosure Schedule (which may be amended by Fermat to include intercompany agreements expressly provided for pursuant to the H&N Step Plan, (y) as may be consented to in writing by Descartes (such consent not to be unreasonably withheld, conditioned or delayed) in relation to the H&N Step Plan), or (z) as may otherwise be specifically consented to in writing by Descartes (such consent not to be unreasonably withheld, conditioned or delayed (it being agreed that withholding, delaying or conditioning any such consent is reasonable if such H&N Intercompany Agreement could adversely impact Descartes or any of its Subsidiaries (including the Transferred H&N Subsidiaries after the Closing) in any manner), Fermat shall take such actions as are necessary to cause each H&N Intercompany Agreement to be terminated and of no force and effect after the Closing (for the avoidance of doubt, the foregoing does not apply to any agreement that, as of the Closing, is solely between members of the Fermat Group). Effective upon the Closing, except as otherwise specifically consented to in writing by Descartes (such consent not to be unreasonably withheld, conditioned or delayed (it being agreed that withholding, delaying or conditioning any such consent is reasonable if such intercompany account could adversely impact Descartes or any of its Subsidiaries (including the Transferred H&N Subsidiaries after the Closing) in any manner), all outstanding intercompany accounts whether payables or receivables, between members of the Fermat Group, on the one hand, and any Transferred H&N Subsidiary, on the other hand, in respect of the H&N Business, shall be settled and/or cancelled and of no further force and effect (it being understood that such settlement or cancellation shall not in any way affect the Excluded H&N Assets, the Retained H&N Liabilities, the H&N Shared Contracts and the H&N Acquisition Documents or any amounts which may be payable pursuant to the Excluded H&N Assets, the Retained H&N Liabilities, the H&N Shared Contracts and the H&N Acquisition Documents). For the avoidance

-147- 1414958.12A-NYCSR03A - MSW of doubt, none of Descartes or any of its Subsidiaries (including after the Closing, the Transferred H&N Subsidiaries) shall have any claim, action or other right against Fermat and/or any of its Subsidiaries with respect to any funds, accounts or other assets or proceeds thereof that were subject to or arose out of the settlement of any such account balances; provided, that any such Liability arising out of or relating to the termination or cancellation thereof remains a Retained H&N Liability. (c) From and after the date hereof until the Closing, Fermat and Descartes shall cooperate in good faith to identify any intercompany accounts solely between or among (x) the Transferred Ag Subsidiaries or (y) the Transferred H&N Subsidiaries that would create at or immediately after the Closing a Liability (other than an intercompany Liability) of Fermat and its Subsidiaries or Descartes and its Subsidiaries, respectively, and in good faith work to minimize any such Liabilities (and share equally any costs (including any Taxes imposed on or payable by Descartes or any of its Subsidiaries or Fermat or any of its Subsidiaries, respectively) arising out of such efforts and actions taken to achieve such outcomes as may be mutually agreed). Each of Descartes and Fermat may also request that the other settle or cancel any other intercompany accounts solely between or among the Transferred H&N Subsidiaries or Transferred Ag Subsidiaries, as applicable, at the sole cost of the requesting party (which costs shall include any Taxes imposed on or payable by the non-requesting party or any of its Subsidiaries as a result of such settlement or cancellation). For the avoidance of doubt, the non-requesting party shall be entitled to deny any such request in its sole discretion. Section 5.18 Audited Financial Statements; Cooperation Regarding Pro Forma Financial Statements. (a) Descartes shall deliver to Fermat, as promptly as reasonably practicable after the Closing (and in any event within forty-five (45) days after the Closing) (a) audited combined statements of assets acquired and liabilities assumed of the Ag Business as at December 31, 2016, December 31, 2015 and December 31, 2014, and the related audited combined statements of revenues and direct expenses of the Ag Business for the years ended December 31, 2016, December 31, 2015 and December 31, 2014, together with all related notes and schedules thereto, accompanied by the reports thereon of the independent auditors of the Ag Business (the “Ag Business Audited Financial Statements”) and (b) unaudited combined statements of assets acquired and liabilities assumed of the Ag Business as at the end of each Required Quarter and the end of the corresponding fiscal quarter in the prior fiscal year and the related unaudited combined statements of statements of revenues and direct expenses of the Ag Business for each Required Quarter and for the corresponding fiscal quarter in the prior fiscal year, in each case prepared on the same basis as the Ag Business Audited Financial Statements (except that they contain the notes required by GAAP as applicable to interim financial statements and are subject to normal year-end adjustments) (collectively, the “Ag Business Unaudited Interim Financial Statements”), in each case ((a) and (b)) that meets the requirements of “abbreviated financial statements” as provided for in 2065.4-6 of the SEC Financial and Reporting Manual (giving effect to the waiver granted to Fermat by the SEC prior to the date hereof) and that would satisfy the requirements of Item 9.01 of Form 8-K with respect to financial statements of the business acquired if included on a Form 8-K/A filed by Fermat on the 75th day after the Closing to amend a Form 8-K filed by Fermat announcing the Closing on the Closing Date (assuming such filings are made on such dates, without regard to whether

-148- 1414958.12A-NYCSR03A - MSW actually made on such dates). As soon as reasonably practicable but in no event later than ninety-five (95) days after the Closing Date, Descartes shall deliver to Fermat unaudited combined statements of assets acquired and liabilities assumed of the Ag Business as at the end of any fiscal quarter ended after the final Required Quarter but prior to the Closing Date (and as at the end of the corresponding fiscal quarter in the prior fiscal year) and as at the Closing Date and the related unaudited combined statements of revenues and direct expenses of the Ag Business for any fiscal quarter ended after the final Required Quarter but prior to the Closing Date and for the fiscal period commencing after the end of, as applicable, (x) such fiscal quarter ended after the final Required Quarter but prior to the Closing Date or (y) the final Required Quarter, and ending on the Closing Date, in each case prepared on the same basis as the Ag Business Audited Financial Statements (except that they contain the notes required by GAAP as applicable to stub financial statements and are subject to normal year-end adjustments) and that meets the requirements of “abbreviated financial statements” as provided for in 2065.4-6 of the SEC Financial and Reporting Manual (giving effect to the waiver granted to Fermat by the SEC prior to the date hereof) (collectively, the “Ag Business Stub Financial Statements”). The Ag Business Audited Financial Statements, the Ag Business Unaudited Interim Financial Statements and the Ag Business Stub Financial Statements shall be accompanied by a certificate in the form attached hereto as Exhibit J, signed by a duly authorized officer of Descartes (the “Descartes Financial Statements Certificate”). (b) From and after the Closing until the 75th day after the Closing Date, Descartes shall, and shall use commercially reasonable efforts to cause its accountants, auditors and employees to, at Fermat’s sole expense, (i) discuss, cooperate and provide information reasonably requested by Fermat or its Representatives, that is reasonably necessary for Fermat to prepare unaudited pro forma financial statements of Fermat for the periods described in clause (a) above, and (ii) cooperate with Fermat with regards to responding to any comments from the SEC concerning such pro forma financial statements. (c) In the event that Descartes fails to deliver the Ag Business Audited Financial Statements and Ag Business Unaudited Interim Financial Statements prior to the 55th day after the Closing, for each day after the 45th day after the Closing that elapses prior to Descartes’s delivery of both the Ag Business Audited Financial Statements and Ag Business Unaudited Interim Financial Statements (the total number of such days, the “Late Statements Period”), Descartes shall pay to Fermat, on a weekly basis in arrears, with the first such payment to be made at the end of the week in which the 55th day after Closing occurs, a fee equal to the then-accrued Late Statements Fee less any amounts previously paid by Descartes pursuant to this Section 5.18(c), by wire transfer of same-day funds no later than the first Business Day following the end of such weekly period; provided, however, that if Descartes has not been able to timely file its financial statements with the SEC for any fiscal period covered by the Ag Business Unaudited Interim Financial Statements, such fee shall not accrue until the later of (x) the 45th day after the Closing Date and (y) such time as Descartes files its financial statements with the SEC for such fiscal periods covered by the Ag Business Audited Financial Statements and Ag Business Unaudited Interim Financial Statements (and shall not be payable until the first Business Day following the end of the first weekly period ending after such date). This Section 5.18(c) shall not impair the rights, if any, of Fermat or Descartes to seek and obtain equitable relief.

-149- 1414958.12A-NYCSR03A - MSW (d) Each of the parties hereto acknowledges that (i) the agreements contained in this Section 5.18 are an integral part of the transactions contemplated by this Agreement, (ii) the Late Statements Fee is not a penalty and constitutes liquidated damages, in a reasonable amount that will compensate Fermat in the circumstances in which such fee is payable for the opportunities foregone caused by such failure to timely deliver the Ag Business Audited Financial Statements and the Ag Business Unaudited Interim Financial Statements, which amount would otherwise be impossible to calculate with precision, and (iii) without these agreements, the parties would not enter into this Agreement. If Descartes fails to pay the Late Statements Fee pursuant to Section 5.18(c) when due, and, in order to obtain such payment, Fermat commences a suit that results in a judgment against Descartes for the Late Statements Fee, Descartes shall pay to Fermat its costs and expenses (including attorneys’ fees and expenses) incurred in connection with such suit, together with interest on the amount of the Late Statements Fee, as the case may be, from the date such payment was required to be made until the date of payment at the prime lending rate in the United States prevailing during such period as published in The Wall Street Journal in effect on the date such payment was required to be made. (e) If so requested in writing by Descartes, Fermat shall (at Descartes’s sole expense) cause to be prepared and delivered to Descartes, as soon as reasonably practicable (and in any event within one hundred and eighty (180) days after such request), (i) audited combined balance sheets of the H&N Business as at December 31, 2014, December 31, 2015, and December 31, 2016, and related audited combined statements of operations, comprehensive loss, cash flows and changes of equity of the H&N Business for the years ended December 31, 2014, December 31, 2015, and December 31, 2016, together with all related notes and schedules thereto, accompanied by reports thereon of the independent auditors of the H&N Business (the “H&N Business Audited Financial Statements”), (ii) unaudited combined balance sheets of the H&N Business as at the end of any fiscal quarter ending after December 31, 2016 (the “H&N Requested Quarters”), but prior to the Closing and the end of the corresponding fiscal quarter in the prior fiscal year and the related unaudited combined statements of operations, comprehensive loss, cash flows and changes of equity of the H&N Business for each such H&N Requested Quarter and the corresponding fiscal quarter in the prior fiscal year, in each case prepared on the same basis as the H&N Business Audited Financial Statements (except that they contain the notes required by GAAP as applicable to interim financial statements and are subject to normal year-end adjustments) and (iii) unaudited combined balance sheets of the H&N Business as at the Closing Date, and the related unaudited combined statements of operations, comprehensive loss, cash flows and changes of equity of the H&N Business for the period from the end of the last H&N Requested Quarter until the Closing Date, in each case prepared on the same basis as the H&N Business Audited Financial Statements (except that they contain the notes required by GAAP as applicable to stub financial statements and are subject to normal year-end adjustments). Fermat shall, and shall use commercially reasonable efforts to cause its accountants, auditors and employees to, at Descartes’s sole expense, (A) discuss, cooperate and provide information reasonably requested by Descartes or its Representatives, that is reasonably necessary for Descartes to prepare unaudited pro forma financial statements for the periods described in the preceding sentence and (B) cooperate with Descartes with regards to responding to any comments from the SEC concerning such pro forma financial statements. Descartes shall cooperate in good faith to allow Fermat to reasonably access the books and records of the H&N

-150- 1414958.12A-NYCSR03A - MSW Business and any Transferred H&N Business Employees as are reasonably required to prepare such financial statements described in the first sentence of this Section 5.18(e). (f) The parties agree to certain matters regarding internal controls as set forth on Section 5.18(f) of the Fermat Disclosure Schedules. Section 5.19 Transfer of Permits. (a) Fermat shall be responsible for preparing and submitting, on a timely basis, all filings required to effect the transfer or reissuance of all Ag Business Permits. Subject to Section 5.11, Descartes shall cooperate with Fermat with respect to the filing of such transfer or reissuance requests, including executing any necessary forms as required and providing information in Descartes’s possession to Fermat that is necessary for any such transfer or reissuance request. (b) Following the Closing, Descartes shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to, in each case, subject to the terms of the Ag Acquisition Documents, (A) assist Fermat and its Subsidiaries by providing any information necessary to allow Fermat and its Subsidiaries to apply to the applicable Governmental Entity for issuance of a new Permit to Fermat or its Affiliate in place of each Ag Non-Transferable Permit, (B) maintain each Ag Non-Transferable Permit in full force and effect in all material respects in the ordinary course of business consistent with past practice and taking into account the transactions contemplated by this Agreement, (C) cooperate in any arrangement, reasonable and lawful as to Descartes and Fermat, designed to provide to Fermat or its Subsidiaries the benefits (to the extent related to the Ag Business) arising under each Ag Non-Transferable Permit, including accepting such reasonable direction as Fermat shall request of Descartes, and (D) enforce at Fermat’s request, or allow Fermat and its Subsidiaries to enforce in a commercially reasonable manner, any rights (to the extent related to the Ag Business) of Descartes or its Subsidiaries under such Ag Non-Transferable Permit (to the extent related to the Ag Business); provided, that the costs and expenses incurred by Descartes or its Subsidiaries related to the foregoing clauses (A) – (D) at Fermat’s request shall be borne solely by Fermat. Subject to the terms of the Ag Acquisition Documents, Fermat shall pay, perform and discharge fully, promptly when due, all of the obligations of Descartes or its Subsidiaries in respect of such performance, and Fermat shall be responsible for all Assumed Ag Liabilities related thereto and shall indemnify the Descartes Indemnified Parties for all Losses arising out of any actions (or omissions to act) of Descartes or any of its Subsidiaries arising out of such performance or taken at the direction of Fermat or any of its Subsidiaries. (c) Descartes shall be responsible for preparing and submitting, on a timely basis, all filings required to effect the transfer or reissuance of all H&N Business Permits. Subject to Section 5.11, Fermat shall cooperate with Descartes with respect to the filing of such transfer or reissuance requests, including executing any necessary forms as required and providing information in Fermat’s possession to Descartes that is necessary for any such transfer or reissuance request. (d) Following the Closing, Fermat shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to, in each case, subject to the terms of the H&N

-151- 1414958.12A-NYCSR03A - MSW Acquisition Documents, (A) assist Descartes and its Subsidiaries by providing any information necessary to allow Descartes and its Subsidiaries to apply to the applicable Governmental Entity for issuance of a new Permit to Descartes or its Affiliate in place of each H&N Non-Transferable Permit, (B) maintain each H&N Non-Transferable Permit in full force and effect in all material respects in the ordinary course of business consistent with past practice and taking into account the transactions contemplated by this Agreement, (C) cooperate in any arrangement, reasonable and lawful as to Descartes and Fermat, designed to provide to Descartes or its Subsidiaries the benefits (to the extent related to the H&N Business) arising under each H&N Non-Transferable Permit, including accepting such reasonable direction as Descartes shall request of Fermat, and (D) enforce at Descartes’s request, or allow Descartes and its Subsidiaries to enforce in a commercially reasonable manner, any rights (to the extent related to the H&N Business) of Fermat or its Subsidiaries under such H&N Non-Transferable Permit (to the extent related to the H&N Business); provided, that the costs and expenses incurred by Fermat or its Subsidiaries related to the foregoing clauses (A) – (D) at Descartes’s request shall be borne solely by Descartes. Subject to the terms of the H&N Acquisition Documents, Descartes shall pay, perform and discharge fully, promptly when due, all of the obligations of Fermat or its Subsidiaries in respect of such performance, and Descartes shall be responsible for all Assumed H&N Liabilities related thereto and shall indemnify the Fermat Indemnified Parties for all Losses arising out of any actions (or omissions to act) of Fermat or any of its Subsidiaries arising out of such performance or taken at the direction of Descartes or any of its Subsidiaries. Section 5.20 Financial Assurance. Subject to Article IX, as required by applicable Law and as soon as practicable after Closing, but in any event no later than thirty (30) days after Closing unless otherwise allowed by applicable Law, (a) Fermat shall submit to the appropriate regulatory agencies documentation satisfactory to such agencies that it has procured financial assurance, in compliance with applicable Laws and Ag Business Permits, to replace the financial assurance provided by Descartes pursuant to such Laws and Ag Business Permits and (b) Descartes shall submit to the appropriate regulatory agencies documentation satisfactory to such agencies that it has procured financial assurance, in compliance with applicable Laws and H&N Business Permits, to replace the financial assurance provided by Fermat pursuant to such Laws and H&N Business Permits. A schedule of the financial assurance required to be obtained by each of Fermat and Descartes as of the date of this Agreement is set forth on Section 5.20 of the Fermat Disclosure Schedule and Section 5.20 of the Descartes Disclosure Schedule, respectively. Subject to Section 9.6, to the extent that a Liability is a Retained Ag Liability or a Retained H&N Liability, respectively, Descartes or Fermat, as applicable, shall remain liable for the costs and expenses associated with maintaining such financial assurance, even in circumstances where an Indemnified Party is required as a matter of applicable Law to obtain such financial assurance. Section 5.21 Guarantees. (a) Descartes Guarantees. (i) Section 5.21(a)(i) of the Descartes Disclosure Schedule contains a true and correct list of all guarantees, indemnities, surety bonds, bank guarantee, keepwell agreement, consumer financing arrangements, obligations under any Contract (other than Descartes LCs) or other similar commitment, understanding, agreement or obligation primarily

-152- 1414958.12A-NYCSR03A - MSW relating to the Assumed Ag Liabilities or the Ag Business for which Descartes or any Retained Descartes Subsidiary is or may be liable as a guarantor or for which Descartes or any Retained Descartes Subsidiary is required to provide financial support in any form whatsoever or by reason of performance of guarantees outstanding as of the date hereof, but excluding (x) obligations under Ag Shared Contracts and (y) obligations relating to Indebtedness for borrowed money of Descartes and its Subsidiaries that are not Assumed Ag Liabilities (the “Descartes Guarantees”), the maximum amount guaranteed thereunder and, as of the date set forth on such schedule, the amount of the third party guaranteed indebtedness with respect to such Descartes Guarantee that is outstanding as of such date (other than any Descartes Guarantees that will terminate or expire prior to the Effective Time). After the date hereof, Descartes shall not enter into any Descartes Guarantee without the consent of Fermat (not to be unreasonably withheld, conditioned or delayed), other than (i) any Descartes Guarantees that will terminate or expire prior to the Effective Time, (ii) new guarantees in connection with the Ag Customer Financing Program (provided that the outstanding Descartes Guarantees under the Ag Customer Financing Program shall not exceed $5,000,000 in the aggregate at any time) and (iii) any Descartes Guarantees (other than in connection with the Ag Customer Financing Program) provided in the ordinary course of business consistent with past practices that will remain in effect immediately following the Closing under which the maximum amount guaranteed, together with any Descartes Guarantees in existence as of the date hereof that remain outstanding as of the Closing Date, shall not exceed $5,000,000 in the aggregate. Prior to the Closing Date, Descartes and Fermat shall cooperate and shall use their respective commercially reasonable efforts to terminate, or, if the parties are unable to so terminate, cause Fermat or one of its Subsidiaries to be substituted in all respects for Descartes or the applicable Retained Descartes Subsidiary in respect of, all obligations of Descartes or any Retained Descartes Subsidiary under Descartes Guarantees on the Closing Date. (ii) With respect to any Descartes Guarantees that remain outstanding after the Closing Date, (i) Descartes and Fermat shall continue to cooperate and use their respective commercially reasonable efforts to terminate, or, if the parties are unable to so terminate, cause Fermat or one of its Subsidiaries to be substituted in all respects for Descartes or any Retained Descartes Subsidiary in respect of, all obligations under Descartes Guarantees, (ii) Fermat shall indemnify and hold harmless Descartes Indemnified Parties for amounts required to be paid under such Descartes Guarantees from and after the Closing, (iii) Fermat shall pay to Descartes a fee payable at the end of each calendar quarter, commencing with the first calendar quarter beginning after the first (1st) anniversary of the Closing, based on a rate of 6% per annum on the average outstanding amount of the third party indebtedness guaranteed by Descartes during such quarter under any outstanding Descartes Guarantees set forth on Section 5.21(a)(i) of the Descartes Disclosure Schedule or any additional Descartes Guarantees entered into pursuant to the second sentence of Section 5.21(a)(i) and (iv) Fermat shall not permit any of the Transferred Ag Subsidiaries or any of their Affiliates to (A) renew or extend the term of, (B) increase its obligations under, (C) amend in any manner, except as contemplated pursuant to clause (i) above or otherwise required by this Agreement or (D) transfer to another third party other than Fermat or its Subsidiaries any loan, Contract or other obligation for which Descartes or any Retained Descartes Subsidiary is or would reasonably be expected to be liable under such Descartes Guarantee. To the extent that Descartes or the Retained Descartes Subsidiaries have performance obligations under any Descartes Guarantee, Fermat will use commercially reasonable efforts to (x) perform such obligations on behalf of Descartes and the Retained

-153- 1414958.12A-NYCSR03A - MSW Descartes Subsidiaries or (y) otherwise take such action as reasonably requested by Descartes so as to put Descartes and the Retained Descartes Subsidiaries in the same position as if Fermat, and not Descartes or a Retained Descartes Subsidiary, had performed or were performing such obligations. (iii) Without limiting Section 5.21(a)(ii), following the Closing, Fermat shall not permit any of the Transferred Ag Subsidiaries to renew, extend the term of or admit any new customer into any financing program in respect of the Ag Business that is guaranteed by Descartes or any Retained Descartes Subsidiary (an “Ag Customer Financing Program”), and upon the earlier of (i) the failure by Fermat or any of its Subsidiaries to perform on a timely basis any obligation with respect to an Ag Customer Financing Program (including, for the avoidance of doubt, payment of any fee or indemnification obligation to Descartes pursuant to this Section 5.21(a)) or (ii) the date that is twelve (12) months following the Closing, then, in addition to any other right or remedy available to Descartes, Fermat shall, at Descartes’s request, take any and all actions necessary to terminate or accelerate the expiration of any Ag Customer Financing Program (or terminate or accelerate the expiration of any guarantees with respect to any customers under, or remove any customers from, any Ag Customer Financing Program), including by causing Fermat or one of its Subsidiaries to be substituted in all respects for Descartes or any Retained Descartes Subsidiary under any guarantees. In addition, it is understood that from and after the date of this Agreement, Descartes and its Subsidiaries shall not be obligated to admit any new customer into any Ag Customer Financing Program, offer any new Ag Customer Financing Program, renew or extend any existing Ag Customer Financing Program or renew or extend any guarantee (or offer any new guarantee) in respect of any customer under any existing Ag Customer Financing Program. For so long as Descartes or any Retained Descartes Subsidiary remains liable for any amounts outstanding under any Ag Customer Financing Program, Fermat shall provide monthly status reports on customers in such Ag Customer Financing Program, which shall include information on outstanding exposure by customer and in total for such Ag Customer Financing Program and customer compliance with payment terms. (iv) Section 5.21(a)(iv) of the Descartes Disclosure Schedule contains a true and correct list of the Descartes LCs outstanding as of the date set forth on such schedule and the amounts thereof, as well as their respective expiration dates (other than any Descartes LCs that will terminate or expire prior to the Effective Time). After the date hereof, Descartes shall not issue any Descartes LC without the consent of Fermat, other than any Descartes LCs (x) that will terminate or expire prior to the Effective Time or (y) that, as of immediately following the Closing, shall not exceed $1,000,000 in the aggregate. Prior to the Closing Date, Descartes and Fermat shall cooperate and Fermat shall use commercially reasonable efforts to replace all letters of credit issued by Descartes or the Retained Descartes Subsidiaries on behalf of or in favor of any of the Transferred Ag Subsidiaries or the Ag Business, including those listed on Section 5.21(a)(iv) of the Descartes Disclosure Schedule (the “Descartes LCs”), as promptly as practicable with letters of credit from Fermat or one of its Subsidiaries as of the Closing Date. With respect to any Descartes LCs that remain outstanding after the Closing Date, (i) Fermat shall indemnify and hold harmless Descartes Indemnified Parties for any drawing under any such letters of credit, (ii) Fermat shall pay to Descartes a fee payable at the end of each calendar quarter, commencing with the first calendar quarter beginning after the first (1st) anniversary of the Closing, based on a rate of 6% per annum on the average outstanding amount during such

-154- 1414958.12A-NYCSR03A - MSW quarter of any outstanding Descartes LCs, and (iii) without the prior written consent of Descartes, Fermat and its Subsidiaries shall not, and shall not permit any of the Transferred Ag Subsidiaries or any of their Affiliates to, enter into renew or extend the term of, amend so as to increase its obligations under, or transfer to a third party other than Fermat or its Subsidiaries, any loan, lease, Contract or other obligation in connection with which Descartes or any Retained Descartes Subsidiary has issued any letters of credit which remain outstanding. The parties hereto agree that neither Descartes nor any of the Retained Descartes Subsidiaries will have any obligation to renew any letters of credit issued on behalf of any Transferred Ag Subsidiary or the Ag Business after the expiration of any such letter of credit. (b) Fermat Guarantees. (i) Section 5.21(b)(i) of the Fermat Disclosure Schedule contains a true and correct list of all guarantees, indemnities, surety bonds, bank guarantee, keepwell agreement, consumer financing arrangements, obligations under any Contract (other than Fermat LCs) or other similar commitment, understanding, agreement or obligation primarily relating to the Assumed H&N Liabilities or the H&N Business for which Fermat or any Retained Fermat Subsidiary is or may be liable as a guarantor or for which Fermat or any Retained Fermat Subsidiary is required to provide financial support in any form whatsoever or by reason of performance of guarantees outstanding as of the date hereof, but excluding (x) obligations under H&N Shared Contracts and (y) obligations relating to Indebtedness for borrowed money of Fermat and its Subsidiaries that are not Assumed H&N Liabilities (the “Fermat Guarantees”), the maximum amount guaranteed thereunder and, as of the date set forth on such schedule, the amount of the third party guaranteed indebtedness with respect to such Fermat Guarantee that is outstanding as of such date (other than any Fermat Guarantees that will terminate or expire prior to the Effective Time). After the date hereof, Fermat shall not enter into any Fermat Guarantee without the consent of Descartes (not to be unreasonably withheld, conditioned or delayed), other than (i) any Fermat Guarantees that will terminate or expire prior to the Effective Time, (ii) new guarantees in connection with the H&N Customer Financing Program (provided that the outstanding Fermat Guarantees under the H&N Customer Financing Program shall not exceed $5,000,000 in the aggregate at any time) and (iii) any Fermat Guarantees (other than in connection with the H&N Customer Financing Program) provided in the ordinary course of business consistent with past practices that will remain in effect immediately following the Closing under which the maximum amount guaranteed, together with any Fermat Guarantees in existence as of the date hereof that remain outstanding as of the Closing Date, shall not exceed $5,000,000 in the aggregate. Prior to the Closing Date, Fermat and Descartes shall cooperate and shall use their respective commercially reasonable efforts to terminate, or, if the parties are unable to so terminate, cause Descartes or one of its Subsidiaries to be substituted in all respects for Fermat or the applicable Retained Fermat Subsidiary in respect of, all obligations of Fermat or any Retained Fermat Subsidiary under Fermat Guarantees on the Closing Date. (ii) With respect to any Fermat Guarantees that remain outstanding after the Closing Date, (i) Fermat and Descartes shall continue to cooperate and use their respective commercially reasonable efforts to terminate, or, if the parties are unable to so terminate, cause Descartes or one of its Subsidiaries to be substituted in all respects for Fermat or any Retained Fermat Subsidiary in respect of, all obligations under Fermat Guarantees, (ii) Descartes shall indemnify and hold harmless Fermat Indemnified Parties for amounts required to

-155- 1414958.12A-NYCSR03A - MSW be paid under such Fermat Guarantees from and after the Closing, (iii) Descartes shall pay to Fermat a fee payable at the end of each calendar quarter, commencing with the first calendar quarter beginning after the first (1st) anniversary of the Closing, based on a rate of 6% per annum on the average outstanding amount of the third party indebtedness guaranteed by Fermat during such quarter under any outstanding Fermat Guarantees set forth on Section 5.21(b)(i) of the Fermat Disclosure Schedule or any additional Fermat Guarantees entered into pursuant to the second sentence of Section 5.21(b)(i) and (iv) Descartes shall not permit any of the Transferred H&N Subsidiaries or any of their Affiliates to (A) renew or extend the term of, (B) increase its obligations under, (C) amend in any manner, except as contemplated pursuant to clause (i) above or otherwise required by this Agreement or (D) transfer to another third party other than Descartes or its Subsidiaries any loan, Contract or other obligation for which Fermat or any Retained Fermat Subsidiary is or would reasonably be expected to be liable under such Fermat Guarantee. To the extent that Fermat or the Retained Fermat Subsidiaries have performance obligations under any Fermat Guarantee, Descartes will use commercially reasonable efforts to (x) perform such obligations on behalf of Fermat and the Retained Fermat Subsidiaries or (y) otherwise take such action as reasonably requested by Fermat so as to put Fermat and the Retained Fermat Subsidiaries in the same position as if Descartes, and not Fermat or a Retained Fermat Subsidiary, had performed or were performing such obligations. (iii) Without limiting Section 5.21(b)(ii), following the Closing, Descartes shall not permit any of the Transferred H&N Subsidiaries to renew, extend the term of or admit any new customer into any financing program in respect of the H&N Business that is guaranteed by Fermat or any Retained Fermat Subsidiary (a “H&N Customer Financing Program”), and upon the earlier of (i) the failure by Descartes or any of its Subsidiaries to perform on a timely basis any obligation with respect to a H&N Customer Financing Program (including, for the avoidance of doubt, payment of any fee or indemnification obligation to Fermat pursuant to this Section 5.21(b)) or (ii) the date that is twelve (12) months following the Closing, then, in addition to any other right or remedy available to Fermat, Descartes shall, at Fermat’s request, take any and all actions necessary to terminate or accelerate the expiration of any H&N Customer Financing Program (or terminate or accelerate the expiration of any guarantees with respect to any customers under, or remove any customers from, any H&N Customer Financing Program), including by causing Descartes or one of its Subsidiaries to be substituted in all respects for Fermat or any Retained Fermat Subsidiary under any guarantees. In addition, it is understood that from and after the date of this Agreement, Fermat and its Subsidiaries shall not be obligated to admit any new customer into any H&N Customer Financing Program, offer any new H&N Customer Financing Program, renew or extend any existing H&N Customer Financing Program or renew or extend any guarantee (or offer any new guarantee) in respect of any customer under any existing H&N Customer Financing Program. For so long as Fermat or any Retained Fermat Subsidiary remains liable for any amounts outstanding under any H&N Customer Financing Program, Descartes shall provide monthly status reports on customers in such H&N Customer Financing Program, which shall include information on outstanding exposure by customer and in total for such H&N Customer Financing Program and customer compliance with payment terms. (iv) Section 5.21(b)(iv) of the Fermat Disclosure Schedule contains a true and correct list of the Fermat LCs outstanding as of the date set forth on such schedule and the amounts thereof, as well as their respective expiration dates (other than any Fermat LCs that

-156- 1414958.12A-NYCSR03A - MSW will terminate or expire prior to the Effective Time). After the date hereof, Fermat shall not issue any Fermat LC without the consent of Descartes, other than any Fermat LCs (x) that will terminate or expire prior to the Effective Time or (y) that, as of immediately following the Closing, shall not exceed $1,000,000 in the aggregate. Prior to the Closing Date, Fermat and Descartes shall cooperate and Descartes shall use commercially reasonable efforts to replace all letters of credit issued by Fermat or the Retained Fermat Subsidiaries on behalf of or in favor of any of the Transferred H&N Subsidiaries or the H&N Business, including those listed on Section 5.21(b)(iv) of the Fermat Disclosure Schedule (the “Fermat LCs”), as promptly as practicable with letters of credit from Descartes or one of its Subsidiaries as of the Closing Date. With respect to any Fermat LCs that remain outstanding after the Closing Date, (i) Descartes shall indemnify and hold harmless Fermat Indemnified Parties for any drawing under any such letters of credit, (ii) Descartes shall pay to Fermat a fee payable at the end of each calendar quarter, commencing with the first calendar quarter beginning after the first (1st) anniversary of the Closing, based on a rate of 6% per annum on the average outstanding amount during such quarter of any outstanding Fermat LCs, and (iii) without the prior written consent of Fermat, Descartes and its Subsidiaries shall not, and shall not permit any of the Transferred H&N Subsidiaries or any of their Affiliates to, enter into renew or extend the term of, amend so as to increase its obligations under, or transfer to a third party other than Descartes or its Subsidiaries, any loan, lease, Contract or other obligation in connection with which Fermat or any Retained Fermat Subsidiary has issued any letters of credit which remain outstanding. The parties hereto agree that neither Fermat nor any of the Retained Fermat Subsidiaries will have any obligation to renew any letters of credit issued on behalf of any Transferred H&N Subsidiary or the H&N Business after the expiration of any such letter of credit. (c) For purposes of this Section 5.21, “commercially reasonable efforts” shall not require Descartes or Fermat to, or to cause any of their respective Subsidiaries to, make or accelerate any payment under any loan, Contract or other obligation for which Descartes or its Subsidiaries (other than the Transferred Ag Subsidiaries and their Subsidiaries) or Fermat or its Subsidiaries (other than the Transferred H&N Subsidiaries and their Subsidiaries), respectively, is or may be liable under any Descartes Guarantee or Descartes LC or Fermat Guarantee or Fermat LC, respectively, or prior to the date such payment is due. Section 5.22 Conflicts; Privileges. (a) It is acknowledged by each of the parties that Descartes has retained each of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), Potter Anderson & Corroon LLP (“Potter Anderson”) and the firms set forth on Section 5.22(a) of the Descartes Disclosure Schedule (collectively, together with Skadden and Potter Anderson, the “Descartes Law Firms”) to act as its counsel in connection with the transactions contemplated hereby and that the Descartes Law Firms have not acted as counsel for any other Person in connection with the transactions contemplated hereby and that no other party or Person has the status of a client of the Descartes Law Firms for conflict of interest or any other purposes as a result thereof. Fermat hereby agrees that, in the event that a dispute arises between Fermat or any of its Affiliates and Descartes or any of its Affiliates, each of the Descartes Law Firms may represent Descartes or any such Affiliate in such dispute even though the interests of Descartes or such Affiliate may be directly adverse to Fermat or any of its Affiliates and even though the Descartes Law Firms, as applicable, may have represented the Ag Business or one of its Subsidiaries in a matter

-157- 1414958.12A-NYCSR03A - MSW substantially related to such dispute, or may be handling ongoing matters for Fermat or the Ag Business or one of its Subsidiaries, and Fermat and the Ag Business and its Subsidiaries hereby waive, on behalf of themselves and each of their Affiliates, any conflict of interest in connection with such representation by the Descartes Law Firms, as applicable. Fermat further agrees that, as to all communications, whether written or electronic, among the Descartes Law Firms, Descartes, the Ag Business and its Subsidiaries, and all files, attorney notes, drafts or other documents, that relate in any way to the transactions contemplated by this Agreement and that predate the Closing, the attorney-client privilege, the expectation of client confidence and all other rights to any evidentiary privilege belong to Descartes and may be controlled by Descartes and shall not pass to or be claimed by Fermat or the Ag Business or any of its Subsidiaries. Descartes and Fermat agree to take, and to cause their respective Affiliates to take, all steps necessary to implement the intent of this Section 5.22. Descartes and Fermat further agree that the Descartes Law Firms and their respective partners and employees are third party beneficiaries of this Section 5.22. (b) It is acknowledged by each of the parties that Fermat has retained each of the firms set forth on Section 5.22(b) of the Fermat Disclosure Schedule ( the “Fermat Law Firms”) to act as its counsel in connection with the transactions contemplated hereby and that the Fermat Law Firms have not acted as counsel for any other Person in connection with the transactions contemplated hereby and that no other party or Person has the status of a client of the Fermat Law Firms for conflict of interest or any other purposes as a result thereof. Descartes hereby agrees that, in the event that a dispute arises between Descartes or any of its Affiliates and Fermat or any of its Affiliates, each of the Fermat Law Firms may represent Fermat or any such Affiliate in such dispute even though the interests of Fermat or such Affiliate may be directly adverse to Descartes or any of its Affiliates and even though the Fermat Law Firms may have represented the H&N Business or one of its Subsidiaries in a matter substantially related to such dispute, or may be handling ongoing matters for Descartes or the H&N Business or one of its Subsidiaries, and Descartes and the H&N Business and its Subsidiaries hereby waive, on behalf of themselves and each of their Affiliates, any conflict of interest in connection with such representation by the Fermat Law Firms. Descartes further agrees that, as to all communications, whether written or electronic, among any of the Fermat Law Firms, the H&N Business and its Subsidiaries, and all files, attorney notes, drafts or other documents, that relate in any way to the transactions contemplated by this Agreement and that predate the Closing, the attorney-client privilege, the expectation of client confidence and all other rights to any evidentiary privilege belong to Fermat and may be controlled by Fermat and shall not pass to or be claimed by Descartes or the H&N Business or any of its Subsidiaries. Fermat and Descartes agree to take, and to cause their respective Affiliates to take, all steps necessary to implement the intent of this Section 5.22. Fermat and Descartes further agree that the Fermat Law Firms and their respective partners and employees are third party beneficiaries of this Section 5.22. Section 5.23 Site Access/Lease/Services Agreements. (a) As of the Closing Date, Descartes or one of its Subsidiaries and Fermat or one of its Subsidiaries shall enter into certain ground lease agreements, sub-lease agreement and/or site access agreements (individually and collectively, the “Ag Site Access Agreement/Lease/Services Agreement”), as more particularly set forth in Section 5.23(a) of the Descartes Disclosure Schedule, as well as certain services with respect to each Ag Owned Real

-158- 1414958.12A-NYCSR03A - MSW Property that shares physical services, including utilities, with any real property that is an Excluded Ag Asset, in each case on customary and reasonable terms and conditions (consistent with Section 5.23(a) of the Descartes Disclosure Schedule, Article II and Section 9.6) to be agreed by the parties, acting in good faith, as promptly as practicable after the date of this Agreement. (b) As of the Closing Date, Fermat or one of its Subsidiaries and Descartes or one of its Subsidiaries shall enter into certain ground lease agreements, sub-lease agreement and/or site access agreements (individually and collectively, the “H&N Site Access Agreement/Lease/Services Agreement”), as more particularly set forth in Section 5.23(b) of the Fermat Disclosure Schedule, as well as certain services with respect to each H&N Owned Real Property that shares physical services, including utilities, with any real property that is an Excluded H&N Asset, in each case on customary and reasonable terms and conditions (consistent with Section 5.23(b) of the Fermat Disclosure Schedule, Article II and Section 9.6) to be agreed by the parties, acting in good faith, as promptly as practicable after the date of this Agreement. (c) Fermat or its Subsidiaries, as applicable, shall use commercially reasonable efforts to take the actions set forth on Section 5.23(c) of the Fermat Disclosure Schedule. Section 5.24 Wrong Pockets. (a) (i) If at any time within forty-eight (48) months after the Closing either party discovers that any Acquired Ag Asset is held by Descartes or any of its Affiliates, Descartes will use reasonable best efforts to promptly procure the transfer of the relevant Acquired Ag Asset to Fermat or an Affiliate of Fermat nominated by Fermat for no additional consideration or (ii) if at any time within forty-eight (48) months after the Closing, either party discovers that any Acquired H&N Asset is held by Fermat or any of its Affiliates, Fermat will use reasonable best efforts to promptly procure the transfer of the relevant Acquired H&N Asset to Descartes or an Affiliate of Descartes nominated by Descartes for no additional consideration; provided that in the case of clause (i), neither Descartes or any of its Affiliates or, in the case of clause (ii), neither Fermat or any of its Affiliates, shall be required to commence any litigation or offer or pay any money or otherwise grant any accommodation (financial or otherwise) to any third party. (b) (i) If at any time within forty-eight (48) months after the Closing, either party discovers that any Excluded Ag Asset is held by Fermat or any of its Affiliates, Fermat will use reasonable best efforts to promptly procure the transfer of the relevant Excluded Ag Asset to Descartes or an Affiliate of Descartes nominated by Descartes for no additional consideration or (ii) if at any time within forty-eight (48) months after the Closing, either party discovers that any Excluded H&N Asset is held by Descartes or any of its Affiliates, Descartes will use reasonable best efforts to promptly procure the transfer of the relevant Excluded H&N Asset to Fermat or an Affiliate of Fermat nominated by Fermat for no additional consideration; provided that in the case of clause (i), neither Descartes or any of its Affiliates or, in the case of clause (ii), neither Fermat or any of its Affiliates, shall be required to commence any litigation or offer or pay any money or otherwise grant any accommodation (financial or otherwise) to any third party. In the

-159- 1414958.12A-NYCSR03A - MSW case of any trade accounts receivable (whether current or non-current) and trade accounts payable of the Transferred Ag Subsidiaries as of the Closing, Fermat shall, or cause its applicable Subsidiary to, use commercially reasonable efforts to collect such accounts receivable and pay such accounts payable as promptly as reasonably practicable and, upon such collection or payment, pay the funds received therefor to Descartes or its designee or submit an invoice to Descartes for any such payment made (which Descartes shall pay as promptly as reasonably practicable), as applicable. Section 5.25 Financing Cooperation. (a) From the date hereof until the Closing, Descartes shall provide, shall cause its Subsidiaries to provide, and shall use reasonable best efforts to cause each of their directors, officers, employees, consultants, advisors, counsel, accountants, auditors and other Representatives to provide, at Fermat’s sole cost and expense, all cooperation reasonably requested by Fermat to assist Fermat and its Affiliates with respect to the arrangement of any third-party debt financing for the purpose of funding all of the Fermat Group’s payment obligations under this Agreement and the payment of fees and expenses incurred in connection therewith or pursuant hereto (collectively, the “Financing”), including (i) reasonably assisting in the preparation for, and causing members of senior management of the Ag Business to participate in, a reasonable number of lender marketing meetings, road shows, presentations, drafting sessions, and calls and a reasonable number of other due diligence sessions with prospective lenders and sessions with ratings agencies, in each case, in connection with the Financing and with reasonable advance notice and during reasonable times, and otherwise providing cooperation that is customary and reasonable in connection with the marketing efforts of Fermat and the Financing Sources, (ii) (x) providing all information regarding Descartes and any of its Subsidiaries which conduct the Ag Business and the Ag Business as is customary or reasonably necessary for the completion of the Financing to the extent reasonably requested by Fermat or the Financing Sources, including under applicable “know your customer”, anti-money laundering rules and regulations and the USA Patriot Act of 2001, in each case, at least four (4) days prior to the Closing Date if requested at least nine (9) days prior to the Closing Date and, (y) subject to the first proviso of this paragraph set forth below, providing all pertinent financial information regarding the Ag Business that is in the possession of or reasonably obtainable by Descartes or such Subsidiaries as is required, or reasonably requested by a Financing Source, in connection with, the completion of the Financing to the extent requested by Fermat or the Financing Sources, (iii) providing reasonable assistance to Fermat and the Financing Sources in the preparation of customary lender and investor presentations, rating agency presentations, bank information memoranda and similar customary marketing material and similar documents for the Financing, as well as providing reasonable assistance to Fermat in connection with its preparation of financial projections, (iv) providing customary authorization letters to the Financing Sources authorizing the distribution of information to prospective lenders, (v) taking all reasonable and customary corporate action, limited liability company action or other organizational action, as applicable, subject to the occurrence of the Closing, necessary to permit and/or authorize the consummation of the Financing, (vi) reasonably facilitating (through providing and executing customary agreements, documents or certificates) the pledge and perfection of liens and security interests in connection with the Financing, as may be reasonably requested by Fermat (provided that no obligation under any such document or agreement will take effect until the Closing), and (vii) providing all cooperation that is reasonably necessary to

-160- 1414958.12A-NYCSR03A - MSW satisfy the conditions precedent to any documents relating to the Financing, but solely to the extent the satisfaction of such conditions requires the cooperation of, or is within the control of Descartes or its Subsidiaries; provided, that the foregoing cooperation obligations shall not create an obligation to provide any financial statements, and Descartes’s obligation to deliver such financial statements (including the timing of delivery thereof) shall be governed solely by Section 5.18(a); provided, further, that, in each case, (A) none of Descartes or its Subsidiaries or any of their respective officers, directors, managers, employees, advisors, accountants, consultants, auditors, agents and other representatives shall be required to pay (or agree to pay) any commitment or other fee, provide any indemnities or incur any liability or obligation, or pass any resolution or enter into any Contract, authorization or approval in connection with the Financing (other than (1) resolutions, Contracts, authorizations or approvals, or indemnities, liabilities or obligations, entered into or incurred by the Ag Business that only become effective upon the consummation of the Closing and (2) authorization letters), (B) no personal liability shall be imposed on the officers, directors, managers, employees, advisors, accountants, consultants, auditors, agents or other representatives of Descartes or its Subsidiaries and (C) neither Descartes nor its Subsidiaries nor their respective officers, directors, managers, employees, advisors, accountants, consultants, auditors, agents and other representatives shall be required to take any action that would unreasonably interfere with the operation of the business of Descartes or its Subsidiaries and the Ag Business or (ii) to provide any information the disclosure of which is prohibited or restricted under applicable Law or is legally privileged. (b) Descartes and its Subsidiaries hereby consent to the use of their logos in connection with the Financing; provided that such logos are used solely in a manner that is not intended or reasonably likely to (i) harm or disparage Descartes or its Subsidiaries or their reputation, goodwill or marks, (ii) otherwise materially adversely affect Descartes or any of its Subsidiaries or (iii) in any manner, violate any existing contractual obligations of Descartes or any of its Subsidiaries. (c) Notwithstanding any other provision set forth herein or in any other agreement between Descartes and Fermat (or their respective Affiliates), Descartes and its Subsidiaries agree that Fermat and its Affiliates may share any confidential information with respect to Descartes and its Subsidiaries which conduct the Ag Business and the Ag Business with any Financing Sources, and that Fermat and their respective Affiliates may share such information with potential Financing Sources in connection with any marketing efforts with respect to the Financing; provided, that the recipients of such information and any other confidential information contemplated to be provided by the Descartes and its Subsidiaries which conduct the Ag Business or any of their respective Affiliates pursuant to this Section 5.25, agree to customary confidentiality arrangements, including “click through” confidentiality agreements and confidentiality provisions contained in customary bank books and offering memoranda. Section 5.26 Financing Obligation. (a) Fermat shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the Financing in an amount that, when taken together with cash, cash equivalents and other current financial assets and other immediately available funds, would be sufficient for the satisfaction of the Fermat Group’s payment obligations under this Agreement (including

-161- 1414958.12A-NYCSR03A - MSW payment of the Cash Balancing Amount) that are due and payable on the Closing Date. Fermat shall not (without the prior written consent of Descartes, which consent shall not be unreasonably withheld, delayed or conditioned) consent or agree to any amendment or modification to, or any waiver of any provision under, or terminate or replace the Debt Commitment Letter or the definitive agreements relating to the Debt Financing, if such amendment, modification, waiver, termination or replacement (i) decreases the aggregate amount of the Debt Financing to an amount that, when taken together with any remaining commitments for the Debt Financing, any commitment for Financing with conditionality not materially less favorable to Fermat than the conditionality under the Debt Commitment Letter, cash, cash equivalents and other current financial assets and other immediately available funds, would be insufficient for the satisfaction of Fermat’s payment obligations under this Agreement (including payment of the Cash Balancing Amount) that are due and payable on the Closing Date or (ii) imposes new or additional material conditions or otherwise materially expands any of the conditions to the receipt of the Debt Financing or otherwise would or would reasonably be expected to prevent or materially delay the funding or financing described therein or the consummation of the transactions contemplated by this Agreement; provided, that, for the avoidance of doubt Fermat shall be permitted to consent or agree to any amendment or modification, or any waiver of any provision, under the Debt Commitment Letter if such amendment, modification or waiver solely adds lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letter as of the date hereof as parties thereto. Each of Fermat and Descartes acknowledges and agrees that Fermat’s obligation to consummate the transactions contemplated hereby is not subject to a financing condition under Article VII or otherwise. (b) Fermat shall keep Descartes reasonably and promptly informed with respect to all material developments concerning the Debt Financing pursuant to the Debt Commitment Letter. Without limiting the foregoing, Fermat agrees to notify Descartes promptly if (i) the Debt Commitment Letter shall expire or be terminated for any reason, (ii) any Financing Source that is a party to any Debt Commitment Letter notifies Fermat in writing that such source no longer intends to provide financing to Fermat on the terms set forth therein or (iii) Fermat receives any written notice, or other written communication with respect to, (A) any material breach, default, termination or repudiation by any party to the Debt Commitment Letter, (B) any material dispute or disagreement between or among parties to the Debt Commitment Letter with respect to the obligation to fund the Debt Financing or the amount of the Debt Financing to be funded at the Closing or (C) the occurrence of any other event or circumstance that would reasonably be expected to result in the inability of Fermat to have sufficient immediately available funds on the Closing Date to satisfy its payment obligations under this Agreement (including payment of the Cash Balancing Amount) that are due and payable on the Closing Date. Section 5.27 Recordation of Transfers of Certain Acquired Assets. (a) Fermat shall be responsible, at its sole cost and expense for all applicable recordations and perfection of the assignment of the Ag Business Intellectual Property from Descartes or one or more of its Subsidiaries to Fermat or one of more of its Subsidiaries, as determined by Fermat, and Descartes agrees to, and to cause its Subsidiaries to, use reasonable best efforts (at Fermat’s sole expense) to assist Fermat in completing any requisite recordation or

-162- 1414958.12A-NYCSR03A - MSW perfection of the assignment of the Ag Business Intellectual Property within six (6) months following the Closing Date. (b) Descartes shall be responsible, at its sole cost and expense for all applicable recordations and perfection of the assignment of the H&N Business Intellectual Property from Fermat or one or more of its Subsidiaries to Descartes or one or more of its Subsidiaries, as determined by Descartes, and Fermat agrees to, and to cause its Subsidiaries to, use reasonable best efforts (at Descartes’s sole expense) to assist Descartes in completing any requisite recordation or perfection of the assignment of the H&N Business Intellectual Property within six (6) months following the Closing Date. Section 5.28 Other Covenants. (a) Descartes and Fermat agree to cause representatives of the senior management of their respective crop protection businesses to meet and discuss in good faith: (a) cost-sharing and co-development arrangements with respect to EMN-08 and (b) other potential areas for collaboration in the development of compounds with potential applications in both Seed Treatment and non-Seed Treatment insecticides. (b) Fermat shall, and shall cause its Subsidiaries to, take all actions necessary, appropriate and required to (i) cancel “Auto-Discounting” under each of the Citibank Receivables Agreements as set forth in Section 2.1 of the Citibank Receivables Agreements effective as promptly as reasonably practicable after the date hereof (and in no event later than the tenth (10th) Business Day after the date hereof), (ii) refrain from voluntarily offering, selling, transferring or assigning any “Receivables” (as defined in the Citibank Receivables Agreements) from and after the date hereof, and (iii) terminate each of the Citibank Receivables Agreements pursuant to Section 5.7 of the Citibank Receivables Agreements effective as of the Closing (with a copy of any relevant notice of cancelation or termination being sent to Descartes substantially concurrently as it is sent to Citibank Europe plc or any other relevant entity under the Citibank Receivables Agreements). (c) Specified Matters. (i) (A) Descartes shall obtain, prior to the Closing, any Approvals from the party (the “Specified Party”) set forth on Section 5.28(c)(i) of the Descartes Disclosure Schedule necessary to, and at the Closing shall, effect the transfer, effective as of the Closing and in compliance with all Contracts in effect regarding governance of the entity listed on Section 5.28(c)(i) of the Descartes Disclosure Schedule (the “Specified Entity”), of all of Descartes’s and its Subsidiaries’ interests in the Specified Entity to Fermat or its designated Subsidiary, as well as in a manner consistent with all Ag Material Contracts with the Specified Party or Specified Entity without directly or indirectly (1) modifying, agreeing to modify or conditioning such Approval on modification of any terms of Contracts related to such Specified Entity or with the Specified Party (for the avoidance of doubt, whether by amendment, waiver, entry into a new Contract or otherwise) except to the extent constituting Excluded Ag Assets or

-163- 1414958.12A-NYCSR03A - MSW Retained Ag Liabilities and not related to the Ag Business (collectively, the “Specified Contracts”), or (2) adversely impacting the ability of Fermat or its Subsidiaries to exercise their ownership rights with respect to, or to operate as operated immediately prior to the date of this Agreement, the business of the Specified Entity, in the case of each of clause (1) and clause (2) unless (x) otherwise previously consented to in writing by Fermat (such consent not to be withheld, conditioned or delayed with respect to any modification that is commercially reasonable taking into account its economic impact on Fermat) or (y) in a manner expressly contemplated by the matters set forth on Section 5.28(c) of the Descartes Disclosure Schedule; (B) unless a Proceeding is pending to which Descartes or any of its Subsidiaries, including the Specified Entity, or Fermat or any of its Subsidiaries, is a party, that challenges or seeks to enjoin any proposed sale or other transfer of the Acquired Ag Assets of the Specified Entity or assignment of the Assumed Ag Liabilities of the Specified Entity to Fermat or any of its Subsidiaries effective at the Closing, Descartes shall cause the Specified Entity to sell or otherwise transfer all of the Acquired Ag Assets and assign the Assumed Ag Liabilities of the Specified Entity, in each case effective as of the Closing and in compliance with all Specified Contracts, and without (1) modifying or agreeing to modify or conditioning such transfer and assignment on modification of any terms of any Specified Contract (for the avoidance of doubt, whether by amendment, waiver, entry into a new Contract or otherwise) except to the extent constituting Excluded Ag Assets or Retained Ag Liabilities and not related to the Ag Business, or (2) adversely impacting the ability of Fermat or its Subsidiaries to exercise their ownership rights with respect to, or to operate as operated immediately prior to the date of this Agreement, the business of the Specified Entity, in the case of each of clause (1) and clause (2) unless (x) otherwise previously consented to in writing by Fermat (such consent not to be withheld, conditioned or delayed with respect to any modification that is commercially reasonable taking into account its economic impact on Fermat) or (y) in a manner expressly contemplated by the matters set forth on Section 5.28(c) of the Descartes Disclosure Schedule; (C) if (x) Descartes has not obtained, prior to the Closing, all required Approvals from the Specified Party of the type described by clause (A) and (y) a Proceeding is pending as contemplated by clause (B), then the Acquired Ag Leased Real Property and Acquired Ag Owned Real Property directly or indirectly held by the Specified Entity (the “Specified Sites”) shall be deemed to be Delayed Sites, and the parties shall enter into, and Descartes shall cause the Specified Entity to enter into, a Delayed Site Agreement with respect thereto (or, to the extent permitted by Law, any other arrangements as may be mutually agreed by the parties in accordance with Section 5.11) which Delayed Site Agreement or other arrangements will put Fermat in the same position with respect to the economics and other benefits and burdens in respect of the Specified Entity as if Descartes’s and its Subsidiaries’ interests in the Specified Entity had been conveyed to Fermat at the Closing Date in accordance with the foregoing clause (A), until such time as the transactions contemplated by the foregoing clauses (A) or (B) can be consummated in accordance with their terms (other than with respect to the timing contemplated by such foregoing clauses (A) or (B)); or

-164- 1414958.12A-NYCSR03A - MSW (D) if clause (C) would otherwise be applicable, but such course of action is prohibited by a Governmental Entity, Law or Judgment (or such clause (C) is applicable but becomes prohibited by a Governmental Entity, Law or Judgment), Descartes shall use best and all efforts to obtain an alternative source of supply for Fermat, build alternative facilities for Fermat or take any and all other steps at Descartes’s sole cost and expense as are required to put Fermat in the same position with respect to the economics and other benefits and burdens in respect of the Specified Entity as if Descartes’s and its Subsidiaries’ interests in the Specified Entity had been conveyed to Fermat at the Closing Date in accordance with the foregoing clause (A) and Descartes shall, at the election of Fermat, unless not permitted by Law or Contract or reasonably likely to have a material and adverse impact on Descartes or any of its Affiliates or a material and adverse impact on the level of financial exposure in any Proceeding related to the Specified Matters, cause the Specified Entity to sell to Fermat or its designated Subsidiary any or all of the Acquired Ag Assets including any equipment at the Specified Sites for $1.00; (the matters described in clauses (A), (B), (C), and (D), the “Specified Matters”); (ii) In connection with Descartes’s obligations pursuant to Section 5.28(c)(i), each of Descartes and Fermat shall cooperate in good faith and use their reasonable best efforts to obtain as promptly as practicable any Approvals from the Specified Party necessary to, and any Approvals of any Governmental Entity necessary to, effect, effective as of the Closing, the Specified Matters, including taking the actions set forth on Section 5.28(c) of the Descartes Disclosure Schedule, it being agreed that the parties’ mutually preferred and prioritized course of action is that described in clause (A) and the parties agree that solely such course of action shall be pursued until August 1, 2017 unless the parties otherwise agree, and from and after August 1, 2017, the parties shall primarily pursue such course of action described in clause (A) but concurrently, and in the priorities described as follows (unless otherwise agreed by the parties) pursue the secondarily preferred course of action described in clause (B), the tertiarily course of action described in clause (C), followed by the quaternarily preferred course of action described in clause (D). From and after the Closing, if the Specified Matter described in clause (A) or clause (B) of the definition of such term was not effectuated at or prior to the Closing, each of Descartes and Fermat shall operate in accordance with (i)(C) or (i)(D) above, as applicable, and shall continue to cooperate in good faith and use their reasonable best efforts to obtain any Approvals from the Specified Party necessary to, and any Approvals of any Governmental Entity necessary to, effect the Specified Matters described in clause (A) and (B) of the definition of such term, it being agreed that the parties’ mutually preferred and prioritized course of action is that described in clause (A). (d) Section 5.28 Agreements. (i) Descartes shall (A) obtain, at or prior to the Closing, a consent and waiver duly executed by the entity set forth on Section 5.28(d)(i)(A) of the Descartes Disclosure Schedule (the “Section 5.28(d) Party”) stating that such entity (on behalf of itself and any of its applicable Affiliates) irrevocably consents, without qualification, to the assignment, effective at the Closing, to Fermat or its Subsidiary designee of each of the Contracts set forth on Section 5.28(d)(i) of the Descartes Disclosure Schedules (the “Section 5.28(d)(i) Agreements”), as in effect as made available to Fermat prior to the date of this Agreement, without any modification

-165- 1414958.12A-NYCSR03A - MSW (for the avoidance of doubt, whether by amendment, waiver, entry into a new Contract or otherwise) to any of the terms thereof except as expressly set forth on Section 5.28(d)(i)(A) of the Descartes Disclosure Schedule (the “Permitted Modifications”) (and provided, that Descartes shall provide Fermat any proposed final versions of any proposed amendments or other documents intended to implement any Permitted Modifications reasonably in advance of providing them to the Section 5.28(d) Party or any of its representatives or any other Person in order to provide Fermat with a reasonable opportunity to review such documents and ensure their conformity with the terms of this Agreement) and (B) at the Closing, transfer and assign the Section 5.28(d)(i) Agreements to Fermat or its Subsidiary designee without modification (for the avoidance of doubt, whether by amendment, waiver, entry into a new Contract or otherwise) to any of the terms thereof, in each case except solely the Permitted Modifications or such other modifications made with the prior written consent of Fermat. (ii) Descartes hereby agrees and warrants that (A) prior to the date of this Agreement, it has provided Fermat true, correct and complete copies of all Contracts (in each case including all amendments thereto), as of the date of this Agreement, primarily relating to the Ag Business and between Descartes or any of its Subsidiaries (on the one hand) and the Section 5.28(d) Party or any of its Affiliates (on the other hand), including all of the Section 5.28(d)(i) Agreements (the “Section 5.28(d)(ii) Agreements”) and (B) notwithstanding anything to the contrary, other than as expressly contemplated by the Permitted Modifications, it shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Fermat, amend in any respect, terminate (other than by expiration) or extend (other than by automatic extension or renewal, or in the ordinary course of business consistent with past practice to extend an otherwise expiring Contract for an additional term of no more than one year without any other modification) any Section 5.28(d)(ii) Agreement, or enter into any Contract that would have been a Section 5.28(d)(ii) Agreement if entered into prior to the date hereof. (e) Notwithstanding anything to the contrary in this Agreement or any of the Acquisition Documents, (i) Descartes and Fermat (or their respective applicable subsidiary) shall each bear fifty percent (50%) of any shutdown costs or other Liabilities related to the shutdown of the Acquired Ag Leased Real Property set forth on Section 5.28(e) of the Descartes Disclosure Schedule (other than shutdown costs or other Liabilities related to the shutdown of such Acquired Ag Leased Real Property that are associated with personnel) up to $4,000,000 each, and (ii) Fermat (or its applicable subsidiary) shall bear all other shutdown costs and other Liabilities related to the shutdown (including those associated with personnel) of such Acquired Ag Leased Real Property. Section 5.29 Essential Systems and Services (a) From the date of this Agreement to the Closing, (i) Descartes shall, at Descartes’ sole cost except as otherwise expressly provided, use its reasonable best efforts to take, or cause to be taken, any and all actions, and do, or cause to be done, any and all things necessary, proper or advisable, including dedicating Descartes employees, hiring additional employees, engaging third party consultants and otherwise committing resources, to make available to Fermat at the Closing the systems and functions set forth on Section 5.29(a)(i) of the Descartes Disclosure Schedule (the “Essential Ag Transition Systems”), and the services set forth on Section 5.29(a)(ii) of the Descartes Disclosure Schedule (the “Essential Ag Transition

-166- 1414958.12A-NYCSR03A - MSW Services” and, together with the Essential Ag Transition Systems, the “Essential Ag Transition Matters”). (b) From the date of this Agreement to the Closing, Fermat shall, at Fermat’s sole cost except as otherwise expressly provided, use its reasonable best efforts to take, or cause to be taken, any and all actions and do, or cause to be done, any and all things necessary, proper or advisable, including dedicating Fermat employees, hiring additional employees, engaging third party consultants and otherwise committing resources, to make available to Descartes the information and other matters set forth on Section 5.29(b) of the Fermat Disclosure Schedule (the “Fermat Ag System Contributions”) as promptly as reasonably practicable and in no event later than the applicable date set forth on Section 5.29(b) of the Fermat Disclosure Schedule (unless any such delay is de minimis and does not adversely impact Descartes’s ability to fulfill its obligations hereunder). (c) The parties acknowledge and agree that (i) the Essential Ag Transition Services are starting points and are not the complete or final Essential Ag Transition Services (except that the complete and final version thereof shall in no event include the Excluded Descartes Services) and (ii) the mutual purpose and goal of the Essential Ag Transition Services are (A) for the Essential Ag Transition Matters, Ag Acquisition Documents and Sections 5.10, 5.11, 5.12, 5.19(b) and 5.23, to enable Fermat to operate the Ag Business from and after the Closing in all material respects as the Ag Business is being operated as of the date hereof without disruption or delays (other than due to the absence of Excluded Descartes Services) and (B) for the Fermat Ag System Contributions to provide for all information, cooperation and deliveries from Fermat to Descartes that are necessary for Descartes to be able to deliver and provide the Essential Ag Transition Systems at and as of the Closing as contemplated hereby in all material respects. The parties further acknowledge and agree that both the foregoing clauses (A) and (B) are intended to be collaborative, requiring joint efforts and cooperation. Without limiting the foregoing, (1) Descartes shall provide to Fermat all cooperation reasonably requested by Fermat in connection with planning, designing and implementing the Fermat Ag System Contributions as set forth on Section 5.29(b) of the Fermat Disclosure Schedule on a timely basis and (2) Fermat shall provide to Descartes all cooperation reasonably requested by Descartes in connection with planning, designing and implementing the Essential Ag Transition Systems on a timely basis. (d) If Descartes has reason to believe that the Essential Ag Transition Systems will not be ready as of the then-anticipated Closing Date, Descartes shall promptly notify Fermat and the parties shall meet to discuss in good faith any additional measures necessary to enable the Essential Ag Transition Systems to be available as of the Closing and any alternative measures that may allow Fermat to conduct the Ag Business from and after the Closing in the manner currently contemplated. If Fermat has reason to believe that any of the Fermat Ag System Contributions will not be ready as of the applicable date set forth on Section 5.29(b) of the Fermat Disclosure Schedule, Fermat shall promptly notify Descartes and the parties shall meet to discuss in good faith any additional measures necessary to enable the Fermat Ag System Contributions to be available as promptly as reasonably practicable thereafter (and to enable the Essential Ag Transition Systems to be ready as of the then-anticipated Closing Date) and any alternative measures that may allow Fermat to conduct the Ag Business from and after the Closing in the manner currently contemplated. If Descartes incurs any additional costs or

-167- 1414958.12A-NYCSR03A - MSW expenses to provide any additional systems, functions or services to Fermat as a result of Fermat’s failure to timely deliver the Fermat Ag System Contributions or Descartes’s reasonable expectation that Fermat would be unable to timely deliver the Fermat Ag System Contributions as of the applicable date set forth on Section 5.29(b) of the Fermat Disclosure Schedule (provided, that Descartes shall notify Fermat of any such expectation and provide Fermat with an opportunity to discuss in good faith any such expectation prior to incurring such additional costs or expenses), then Fermat shall promptly reimburse Descartes for any such costs and expenses by wire transfer of immediately available funds promptly upon delivery of an invoice to Fermat by Descartes. Notwithstanding anything to the contrary in this Agreement, the Essential Ag Transition Systems shall not be deemed to constitute Acquired Ag Assets and shall only be required to be made available to Fermat and its Subsidiaries pursuant to the Ag Cross Transition Services Agreement. Descartes shall, if requested by Fermat, consider in good faith any offer by Fermat to acquire any of the Essential Ag Transition Systems or any portion thereof after the Closing. (e) At the Closing, Descartes shall deliver to Fermat a certificate, dated as of such delivery and signed on behalf of Descartes by an executive officer of Descartes, stating that Descartes stands ready, willing and able to make available (other than, if applicable, any immaterial exceptions that are specifically identified in such notice) to Fermat, as of and following the Closing, the final Essential Ag Transition Matters, and, at the Closing, Fermat shall deliver to Descartes a certificate, dated as of such delivery and signed on behalf of Fermat by an executive officer of Fermat, stating that Fermat has provided to Descartes the Fermat Ag System Contributions (other than, if applicable, any immaterial exceptions that are specifically identified in such notice); provided, that the obligation of Descartes pursuant to this sentence with respect to an Essential Ag Transition System and/or an Essential Ag Transition Service shall be deemed satisfied for all purposes to the extent such Essential Ag Transition Matter cannot be made available due to the failure of Fermat to timely deliver any Fermat Ag System Contribution on the applicable date set forth on Section 5.29(b) of the Fermat Disclosure Schedule (except and to the extent caused by a material breach of Descartes of its obligations under Section 5.29(b) of the Fermat Disclosure Schedule, or subsections (c), (d) or (l)(i) of this Section 5.29). (f) From the date of this Agreement to the Closing, (i) Fermat shall, at Fermat’s sole cost except as otherwise expressly provided, use its reasonable best efforts to take, or cause to be taken, any and all actions, and do, or cause to be done, any and all things necessary, proper or advisable, including dedicating Fermat employees, hiring additional employees, engaging third party consultants and otherwise committing resources, to make available to Descartes at the Closing the systems and functions set forth on Section 5.29(f)(i) of the Fermat Disclosure Schedule (the “Essential H&N Transition Systems”) and (ii) the services set forth on Section 5.29(f)(ii) of the Fermat Disclosure Schedule (the “Essential H&N Transition Services” and, together with the Essential H&N Transition Systems, the “Essential H&N Transition Matters”). (g) From the date of this Agreement to the Closing, Descartes shall, at Descartes’s sole cost except as otherwise expressly provided, use its reasonable best efforts to take, or cause to be taken, any and all actions and do, or cause to be done, any and all things necessary, proper or advisable, including dedicating Descartes employees, hiring additional employees, engaging third party consultants and otherwise committing resources, to make

-168- 1414958.12A-NYCSR03A - MSW available to Fermat the information and other matters set forth on Section 5.29(g) of the Descartes Disclosure Schedule (the “Descartes H&N System Contributions”) as promptly as reasonably practicable and in no event later than the applicable date set forth on Section 5.29(g) of the Descartes Disclosure Schedule (unless any such delay is de minimis and does not adversely impact Fermat’s ability to fulfill its obligations hereunder). (h) The parties acknowledge and agree that (i) the Essential H&N Transition Services are starting points and are not the complete or final Essential H&N Transition Services (except that the complete and final version thereof shall in no event include the Excluded Fermat Services) and (ii) the mutual purpose and goal of the Essential H&N Transition Services are (A) for the Essential H&N Transition Matters, H&N Acquisition Documents and Sections 5.10, 5.11, 5.12, 5.19(b) and 5.23, to enable Descartes to operate the H&N Business from and after the Closing in all material respects as the H&N Business is being operated as of the date hereof without disruption or delays (other than due to the absence of Excluded Fermat Services) and (B) for the Descartes H&N System Contributions to provide for all information, cooperation and deliveries from Descartes to Fermat that are necessary for Fermat to be able to deliver and provide the Essential H&N Transition System at and as of the Closing as contemplated hereby in all material respects. The parties further acknowledge and agree that both the foregoing clauses (A) and (B) are intended to be collaborative, requiring joint efforts and cooperation. Without limiting the foregoing, (1) Fermat shall provide to Descartes all cooperation reasonably requested by Descartes in connection with planning, designing and implementing the Descartes H&N System Contributions as set forth on Section 5.29(g) of the Descartes Disclosure Schedule on a timely basis and (2) Descartes shall provide to Fermat all cooperation reasonably requested by Fermat in connection with planning, designing and implementing the Essential H&N Transition Systems on a timely basis. (i) If Fermat has reason to believe that the Essential H&N Transition Systems will not be ready as of the then-anticipated Closing Date, Fermat shall promptly notify Descartes and the parties shall meet to discuss in good faith any additional measures necessary to enable the Essential H&N Transition Systems to be available as of the Closing and any alternative measures that may allow Descartes to conduct the H&N Business from and after the Closing in the manner currently contemplated. If Descartes has reason to believe that any of the Descartes H&N System Contributions will not be ready as of the applicable date set forth on Section 5.29(g) of the Descartes Disclosure Schedule, Descartes shall promptly notify Fermat and the parties shall meet to discuss in good faith any additional measures necessary to enable the Descartes H&N System Contributions to be available as promptly as reasonably practicable thereafter (and to enable the Essential H&N Transition System to be ready as of the then- anticipated Closing Date) and any alternative measures that may allow Descartes to conduct the H&N Business from and after the Closing in the manner currently contemplated. If Fermat incurs any additional costs or expenses to provide any additional systems, functions or services to Descartes as a result of Descartes’s failure to timely deliver the Descartes H&N System Contributions or Fermat’s reasonable expectation that Descartes would be unable to timely deliver the Descartes H&N System Contributions as of the applicable date set forth on Section 5.29(g) of the Descartes Disclosure Schedule (provided, that Fermat shall notify Descartes of any such expectation and provide Descartes with an opportunity to discuss in good faith any such expectation prior to incurring such additional costs or expenses), then Descartes shall promptly reimburse Fermat for any such costs and expenses by wire transfer of immediately available

-169- 1414958.12A-NYCSR03A - MSW funds promptly upon delivery of an invoice to Descartes by Fermat. Notwithstanding anything to the contrary in this Agreement, the Essential H&N Transition Systems shall not be deemed to constitute Acquired H&N Assets and shall only be required to be made available to Descartes and its Subsidiaries pursuant to the H&N Cross Transition Services Agreement. Fermat shall, if requested by Descartes, consider in good faith any offer by Descartes to acquire any of the Essential H&N Transition Systems or any portion thereof after the Closing. (j) At the Closing, Fermat shall deliver to Descartes a certificate, dated as of such delivery and signed on behalf of Fermat by an executive officer of Fermat, stating that Fermat stands ready, willing and able to make available (other than, if applicable, any immaterial exceptions that are specifically identified in such notice) to Descartes, as of and following the Closing, the final Essential H&N Transition Matters, and, at the Closing, Descartes shall deliver to Fermat a certificate, dated as of such delivery and signed on behalf of Descartes by an executive officer of Descartes, stating that Descartes has provided to Fermat the Descartes H&N System Contributions (other than, if applicable, any immaterial exceptions that are specifically identified in such notice); provided, that the obligation of Fermat pursuant to this sentence with respect to an Essential H&N Transition Matter shall be deemed satisfied for all purposes to the extent such Essential H&N Transition Matter cannot be made available due to the failure of Descartes to timely deliver any Descartes H&N System Contribution on the applicable date set forth on Section 5.29(g) of the Descartes Disclosure Schedule (except and to the extent caused by a material breach of Fermat of its obligations under Section 5.29(g) of the Descartes Disclosure Schedule, or subsections (h), (i) or (l)(i) of this Section 5.29). (k) In furtherance of the foregoing, each of the parties shall use their respective reasonable best efforts, acting reasonably and in good faith, to revise as appropriate and finalize (including by providing for an appropriate level of detail and specificity in light of the purpose and goal set forth in Section 5.29(c) above and Section 5.29(h), as well as additional items where necessary or appropriate) and mutually agree on the final Essential Ag Transition Services and final Essential H&N Transition Services as promptly as possible, and in no event later than 60 days, after the date hereof, including by making available all appropriate functional and corporate employees, officers and other representatives (for conference calls and/or in- person meetings as reasonable and appropriate) and information on a timely basis (the “Finalization Process”). During the course of the Finalization Process (the completion of which shall be deemed to occur (i) with respect to the Essential Ag Transition Services when the final Essential Ag Transition Services have been mutually agreed and (ii) with respect to the Essential H&N Transition Services when the final Essential H&N Transition Services have been mutually agreed), should any dispute arise between the parties, including with respect to the appropriate form, content or substance of the final Essential Ag Transition Services and final Essential H&N Transition Services, such dispute shall be promptly elevated to senior officers within Descartes and Fermat, respectively, in each case with decision making authority over the matters in dispute and, if any such dispute remains unresolved within five (5) days, shall be immediately elevated to the chief executive officers of Descartes and Fermat, respectively, with the mutually acknowledged priority of resolving such dispute as promptly as possible in a manner consistent with the purpose and goals as described in Sections 5.29(c) and 5.29(h). The parties further agree that (A) the form of Ag Cross Transition Services Agreement shall be modified as appropriate to reflect the final Essential Ag Transition Services and (B) the form of the H&N

-170- 1414958.12A-NYCSR03A - MSW Cross Transition Services Agreement shall be modified as appropriate to reflect the final Essential H&N Transition Services. (l) Joint Essential Systems and Services Working Group. (i) A joint working committee comprised of the Representatives of Descartes and Fermat set forth on Section 5.29(l)(i) of the Descartes Disclosure Schedule and Fermat Disclosure Schedule, respectively (such Persons, the “Descartes ESS Designees” and the “Fermat ESS Designees”, respectively, and collectively, the “ESS Designees”), is hereby established (the “ESS Committee”). From and after the date of this Agreement, the ESS Committee shall meet on a regular basis, in person or by telephone, but no less than once per week (and Descartes and Fermat shall cause at least a majority of the Descartes ESS Designees and a majority of the Fermat ESS Designees, respectively, to attend each such meeting), without requirement for any quorum, at a time and place agreed by a majority of the ESS Designees or, in the absence of agreement, at 9:00 a.m. telephonically each Friday. None of the ESS Designees shall have decision-making authority with respect to either party, but shall be authorized to make the notifications contemplated by this Section 5.29(l). At each meeting, the ESS Designees in attendance shall discuss the actions taken since the last meeting toward providing, and the status generally of, the Fermat Ag System Contributions, the Descartes H&N System Contributions, the Essential Ag Transition Systems, the Essential H&N Transition Systems, the Essential Ag Transition Services (reflecting any changes pursuant to the Finalization Process) and the Essential H&N Transition Services (reflecting any changes pursuant to the Finalization Process), and in good faith work to assist the parties in complying with their obligations under this Section 5.29. At any such meeting, the Descartes ESS Designees may notify the Fermat ESS Designees of any failure by Fermat to timely deliver any Fermat Ag System Contribution, and the Fermat ESS Designees may notify the Descartes ESS Designees of any failure by Descartes to timely deliver any Descartes H&N System Contribution, and the ESS Designees shall discuss in good faith whether such failure is immaterial and whether any corrective action is available that would allow for the delivery of the Essential Ag Transition Systems and the Essential H&N Transition Systems on or prior to November 1, 2017. If the ESS Designees are unable to resolve whether each such failure is immaterial or agree to such a corrective action, the matter shall be referred to the chief executive officers of the parties. (ii) (A) If the Descartes ESS Designees have knowledge, after reasonable inquiry, of any failure by Fermat to timely deliver any Fermat Ag System Contribution, and fail to notify in writing the Fermat ESS Designees thereof for two meetings after gaining such knowledge, Descartes shall be deemed to have waived its right to assert that Fermat failed to timely deliver such Fermat Ag System Contribution, and (B) if the Fermat ESS Designees have knowledge, after reasonable inquiry, of any failure by Descartes to timely deliver any Descartes H&N System Contribution, and fail to notify in writing the Descartes ESS Designees thereof for two meetings after gaining such knowledge, Fermat shall be deemed to have waived its right to assert that Descartes failed to timely deliver such Descartes H&N System Contributions; provided, however, that if all of the Fermat ESS Designees or all of the Descartes ESS Designees fail to attend a meeting, such meeting shall not be counted toward such two meeting limitation with respect to the written notice requirement of the Descartes ESS Designees or the Fermat ESS Designees, as applicable, and Descartes or Fermat, as applicable, shall be entitled to deliver such written notice to the other party in writing or deliver such written

-171- 1414958.12A-NYCSR03A - MSW notice to the Fermat ESS Designees or the Descartes ESS Designees, as applicable, at either of the next two meetings that such absent ESS Designees attend (or if such absent ESS Designees fail to attend all further meetings, Descartes or Fermat, as applicable, shall be deemed to have delivered written notice of such failure at the time Fermat failed to timely deliver such Fermat Ag System Contribution or Descartes failed to timely deliver such Descartes H&N System Contribution). Section 5.30 Further Assurances. Except as otherwise provided in this Agreement and subject to Section 5.11, each of the parties agrees to use its reasonable best efforts before and after the Closing Date to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to, (a) the satisfaction of the conditions precedent to the obligations of any of the parties hereto; (b) the obtaining of all necessary consents, approvals or waivers from Governmental Entities required to be obtained by Descartes or Fermat, or their respective Affiliates, in connection with the transactions contemplated by this Agreement (other than with respect to Antitrust Laws which are the subject of Section 5.1); (c) to the extent consistent with the obligations of the parties set forth in Section 5.1, the defending of any Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby; and (d) the execution and delivery of such instruments, and the taking of such other actions, as the other party hereto may reasonably require in order to carry out the intent of this Agreement. Section 5.31 Acquisition Documents. Notwithstanding anything to the contrary, (a)(i) Descartes and Fermat shall cooperate to, as promptly as practicable and in good faith, finalize in definitive form each Acquisition Document that is in term sheet form as attached to this Agreement, such that the definitive form of each such Acquisition Document may be executed and delivered by the applicable parties at the Closing, (ii) each such Acquisition Document shall contain the terms set forth in the applicable term sheet and such other terms as mutually agreed by the parties, acting reasonably and in good faith, and as are customary (and not inconsistent with the terms set forth on the applicable term sheet) for agreements of the nature contemplated thereby, (iii) if the applicable parties are unable to reach agreement on any material term or condition of any such Acquisition Document (to the extent not already set forth in a term sheet attached hereto) such that a definitive agreement is not executed and delivered at the time of Closing, the Closing shall not be delayed but instead the applicable term sheet shall become a binding obligation as the applicable Acquisition Document contemplated hereunder and shall remain in effect until a definitive agreement replacing such term sheet has been mutually negotiated and executed by all parties thereto and (b) with respect to each other Acquisition Document (other than this Agreement), the applicable parties shall execute and deliver such agreement at the Closing in accordance with the terms hereof, with only such ministerial additions, deletions and modifications as necessary for the parties, acting in good faith and reasonably, to complete the missing terms contemplated by the form to be completed by the parties or to correct any scrivener’s errors, unless further changes are mutually agreed by the applicable parties (provided, that the parties shall act reasonably and in good faith in discussing further clarifications around any such other Acquisition Document if and to the extent reasonably requested by the other party; provided, that not agreeing to any such further clarifications shall

-172- 1414958.12A-NYCSR03A - MSW not, in and of itself, be deemed a breach hereof or impact the closing conditions set forth in Article VII or otherwise delay the Closing hereunder); provided, further that the parties agree that the schedules and exhibits to the Ag Cross Transition Services Agreement and H&N Cross Transition Services Agreement shall be completed by the parties, acting reasonably and in good faith, with such terms as are customary for agreements of the nature contemplated thereby and otherwise consistent with the terms hereof. ARTICLE VI CERTAIN TAX MATTERS Section 6.1 Tax Indemnification by Descartes. Effective as of and after the Closing Date, Descartes shall pay or cause to be paid, and shall indemnify Fermat and each of its Subsidiaries (including the Transferred Ag Subsidiaries after the Closing) (collectively, the “Fermat Tax Indemnified Parties”) and hold each Fermat Tax Indemnified Party harmless from and against any Excluded Ag Taxes and any costs and expenses, including reasonable legal fees and expenses attributable thereto. Effective as of and after the Closing Date, Descartes shall pay or cause to be paid, and shall indemnify and hold each Fermat Tax Indemnified Party harmless from and against (i) any Taxes that are Assumed H&N Liabilities, (ii) any Taxes arising from any action or transaction by Descartes or any of its Subsidiaries (including the Transferred H&N Subsidiaries after the Closing) outside the ordinary course of business on the Closing Date after the Closing, (iii) any Taxes for which Descartes is responsible pursuant to Section 5.17(c) and (iv) any costs and expenses, including reasonable legal fees and expenses attributable to the items described in clauses (i) through (iii); provided, that Taxes described in clause (i) or (ii) above shall not include any Taxes for which Fermat is responsible pursuant to Section 5.17(c). For purposes of this Article VI, Descartes shall have the obligation to pay or cause to be paid, and Fermat shall be entitled to indemnification (and payment under Section 6.4) for, only 80% (or such other percentage indicated on the Ag Step Plan as the ownership interest of the Descartes Group in DuPont Agricultural Chemicals Ltd. as of Closing, as the Ag Step Plan may be amended pursuant to this Agreement) of any Excluded Ag Taxes imposed on DuPont Agricultural Chemicals Ltd. Section 6.2 Tax Indemnification by Fermat. Effective as of and after the Closing Date, Fermat shall pay or cause to be paid, and shall indemnify Descartes and each of its Subsidiaries (including the Transferred H&N Subsidiaries after the Closing) (collectively, the “Descartes Tax Indemnified Parties”) and hold each Descartes Tax Indemnified Party harmless from and against any Excluded H&N Taxes and any costs and expenses, including reasonable legal fees and expenses attributable thereto. Effective as of and after the Closing Date, Fermat shall pay or cause to be paid, and shall indemnify and hold each Descartes Tax Indemnified Party harmless from and against any Taxes that are Assumed Ag Liabilities, (ii) any Taxes arising from any action or transaction by Fermat or any of its Subsidiaries (including the Transferred Ag Subsidiaries after the Closing) outside the ordinary course of business on the Closing Date after the Closing, (iii) any Taxes for which Fermat is responsible pursuant to Section 5.17(c) and (iv) any costs and expenses, including reasonable legal fees and expenses attributable to the items described in clauses (i) through (iii); provided, that Taxes described in clause (i) or (ii) above shall not include any Taxes for which Descartes is responsible pursuant to Section 5.17(c). For purposes of this Article VI, Fermat shall have the obligation to pay or cause to be paid, and Descartes shall be entitled to indemnification (and payment under Section 6.4) for

-173- 1414958.12A-NYCSR03A - MSW only 71.59% (or such other percentage indicated on the H&N Step Plan as the ownership interest of the Fermat Group in Thorungaverksmidjan HF as of Closing, as the H&N Step Plan may be amended pursuant to this Agreement) of any Excluded H&N Taxes imposed on Thorungaverksmidjan HF. Section 6.3 Straddle Periods. (a) To the extent permitted or required by applicable Law, the taxable year of each of the Transferred Ag Subsidiaries that includes the Closing Date shall be treated as closing on (and including) the Closing Date. To the extent not permitted or required by applicable Law, for purposes of this Agreement, in the case of any Straddle Period, (a) Property Taxes of the Transferred Ag Subsidiaries or imposed on the Ag Business allocable to the Pre-Closing Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days during the Straddle Period that are in the Pre-Closing Period and the denominator of which is the number of calendar days in the entire Straddle Period, and (b) Taxes (other than Property Taxes) of the Transferred Ag Subsidiaries allocable to the Pre-Closing Period shall be computed as if such taxable period ended as of the end of the day on the Closing Date and in a manner consistent with past practices of the Transferred Ag Subsidiaries (or of Descartes with respect to the Transferred Ag Subsidiaries); provided, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period. Each Transferred Ag Subsidiary that is classified as a partnership or other “flowthrough” entity for income Tax purposes shall be treated for purposes of this Agreement as if its taxable year ended as of the end of the Closing Date and Taxes attributable to taxable income or gain of each such entity through the close of business on the Closing Date shall be considered to be attributable to the Pre-Closing Period. (b) To the extent permitted or required by applicable Law, the taxable year of each of the Transferred H&N Subsidiaries that includes the Closing Date shall be treated as closing on (and including) the Closing Date. To the extent not permitted or required by applicable Law, for purposes of this Agreement, in the case of any Straddle Period, (a) Property Taxes of the Transferred H&N Subsidiaries or imposed on the H&N Business allocable to the Pre-Closing Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days during the Straddle Period that are in the Pre-Closing Period and the denominator of which is the number of calendar days in the entire Straddle Period, and (b) Taxes (other than Property Taxes) of the Transferred H&N Subsidiaries allocable to the Pre-Closing Period shall be computed as if such taxable period ended as of the end of the day on the Closing Date and in a manner consistent with past practices of the Transferred H&N Subsidiaries (or of Fermat with respect to the Transferred H&N Subsidiaries); provided, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period. Each Transferred H&N Subsidiary that is classified as a partnership or other “flowthrough” entity for income Tax purposes shall be treated for purposes of this Agreement as if its taxable year ended as of the end of the Closing Date and Taxes attributable to taxable income or gain of each such entity through

-174- 1414958.12A-NYCSR03A - MSW the close of business on the Closing Date shall be considered to be attributable to the Pre-Closing Period. Section 6.4 Tax Returns. (a) Descartes shall prepare or shall cause to be prepared (i) any combined, consolidated or unitary Tax Return that includes any member of the Descartes Group, on the one hand, and any of the Transferred Ag Subsidiaries, on the other hand (a “Descartes Combined Tax Return”), and (ii) any Tax Return (other than any Descartes Combined Tax Return) that is required to be filed by or with respect to any of the Transferred Ag Subsidiaries for any taxable period that ends on or before the Closing Date (an “Ag Pre-Closing Separate Tax Return”). Descartes shall prepare, or cause to be prepared, all Ag Pre-Closing Separate Tax Returns in a manner consistent with past practices of the Transferred Ag Subsidiaries (or of the Descartes Group with respect to the Transferred Ag Subsidiaries), except (i) as otherwise required by Law or (ii) as otherwise requested by Fermat if, with respect to clause (ii), Descartes, in its sole discretion, determines that such request is not reasonably likely to have an adverse impact on any member of the Descartes Group. Descartes shall timely file or cause to be timely filed any Descartes Combined Tax Return and any Ag Pre-Closing Separate Tax Return that is required to be filed on or before the Closing Date (taking into account any extensions). Descartes shall deliver, or cause to be delivered, to Fermat for its review and comment a draft copy of all Ag Pre-Closing Separate Tax Returns that are required to be filed after the Closing Date at least thirty (30) days prior to the due date thereof (taking into account any extensions). Fermat shall provide comments, if any, to Descartes on any such Ag Pre-Closing Separate Tax Return within ten (10) days after receipt of such draft Ag Pre-Closing Separate Tax Return and Descartes shall consider any such comments in good faith. Descartes shall revise such Ag Pre-Closing Separate Tax Returns to reflect any reasonable comments received from Fermat with which Descartes agrees and shall deliver, if applicable, a revised Ag Pre-Closing Separate Tax Return to Fermat not later than ten (10) days before the due date therefor (taking into account any extensions), and Fermat shall timely file or cause to be timely filed such Tax Returns; provided that Fermat shall not be required to file or cause to be filed any such Tax Return that reflects a material position for which the confidence level is less than “more likely than not” (or an equivalent standard under an applicable foreign Law). Descartes shall pay, or cause to be paid, to Fermat an amount equal to the amount of any Taxes shown to be due on any Ag Pre-Closing Separate Tax Return required to be filed after the Closing Date (taking into account extensions) for which Descartes is responsible pursuant to this Agreement within ten (10) days after Fermat makes, or causes to be made, written demand therefor, but in all cases at least five (5) days prior to the date on which the relevant Taxes are required to be paid to the applicable Taxing Authority. Such payment shall be made in immediately available funds by wire transfer to an account designated in writing by Fermat to Descartes. Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local, or foreign Law), Fermat shall not amend or revoke any Descartes Combined Tax Return or any Ag Pre-Closing Separate Tax Returns (or any notification or election relating thereto) without the prior written consent of Descartes (such consent not to be unreasonably withheld, conditioned or delayed). At Descartes’s reasonable request, Fermat shall file, or cause to be filed, amended Ag Pre-Closing Separate Tax Returns; provided that Fermat shall have the same rights to review and comment on such amended Ag Pre-Closing Separate Tax Returns as described in this paragraph for the original Ag Pre-Closing Separate Tax Returns and shall not be required to file or cause to

-175- 1414958.12A-NYCSR03A - MSW be filed any such amended Ag Pre-Closing Separate Tax Return that reflects a material position for which the confidence level is less than “more likely than not” (or an equivalent standard under an applicable foreign Law), and provided, further, that Descartes shall pay, or cause to be paid, to Fermat an amount equal to the amount of any Taxes shown to be due on any such amended Ag Pre-Closing Separate Tax Return for which Descartes is responsible pursuant to this Agreement within ten (10) days after Fermat makes, or causes to be made, written demand therefor, but in all cases at least five (5) days prior to the date on which the relevant Taxes are required to be paid to the applicable Taxing Authority. Such payment shall be made in immediately available funds by wire transfer to an account designated in writing by Fermat to Descartes. Fermat shall promptly provide (or cause to be provided) to Descartes any information reasonably requested by Descartes to facilitate the preparation and filing of any Tax Returns described in this Section 6.4(a) and Fermat shall use commercially reasonable efforts to prepare (or cause to be prepared) such information in a manner and on a timeline requested by Descartes. (b) Fermat shall prepare or shall cause to be prepared (i) any combined, consolidated or unitary Tax Return that includes any member of the Fermat Group, on the one hand, and any of the Transferred H&N Subsidiaries, on the other hand (a “Fermat Combined Tax Return”), and (ii) any Tax Return (other than any Fermat Combined Tax Return) that is required to be filed by or with respect to any of the Transferred H&N Subsidiaries for any taxable period that ends on or before the Closing Date (a “H&N Pre-Closing Separate Tax Return”). Fermat shall prepare, or cause to be prepared, all H&N Pre-Closing Separate Tax Returns in a manner consistent with past practices of the Transferred H&N Subsidiaries (or of the Fermat Group with respect to the Transferred H&N Subsidiaries), except (i) as otherwise required by Law or (ii) as otherwise requested by Descartes if, with respect to clause (ii), Fermat, in its sole discretion, determines that such request is not reasonably likely to have an adverse impact on any member of the Fermat Group. Fermat shall timely file or cause to be timely filed any Fermat Combined Tax Return and any H&N Pre-Closing Separate Tax Return that is required to be filed on or before the Closing Date (taking into account any extensions). Fermat shall deliver, or cause to be delivered, to Descartes for its review and comment a draft copy of all H&N Pre-Closing Separate Tax Returns that are required to be filed after the Closing Date at least thirty (30) days prior to the due date thereof (taking into account any extensions). Descartes shall provide comments, if any, to Fermat on any such H&N Pre-Closing Separate Tax Return within ten (10) days after receipt of such draft H&N Pre-Closing Separate Tax Return and Fermat shall consider any such comments in good faith. Fermat shall revise such H&N Pre- Closing Separate Tax Returns to reflect any reasonable comments received from Descartes with which Fermat agrees and shall deliver, if applicable, a revised H&N Pre-Closing Separate Tax Return to Descartes not later than ten (10) days before the due date therefor (taking into account any extensions), and Descartes shall timely file or cause to be timely filed such Tax Returns; provided that Descartes shall not be required to file or cause to be filed any such Tax Return that reflects a material position for which the confidence level is less than “more likely than not” (or an equivalent standard under an applicable foreign Law). Fermat shall pay, or cause to be paid, to Descartes an amount equal to the amount of any Taxes shown to be due on any H&N Pre- Closing Separate Tax Return required to be filed after the Closing Date (taking into account extensions) for which Fermat is responsible pursuant to this Agreement within ten (10) days after Descartes makes, or causes to be made, written demand therefor, but in all cases at least five (5) days prior to the date on which the relevant Taxes are required to be paid to the applicable Taxing Authority. Such payment shall be made in immediately available funds by wire transfer

-176- 1414958.12A-NYCSR03A - MSW to an account designated in writing by Descartes to Fermat. Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local, or foreign Law), Descartes shall not amend or revoke any Fermat Combined Tax Return or any H&N Pre-Closing Separate Tax Returns (or any notification or election relating thereto) without the prior written consent of Fermat (such consent not to be unreasonably withheld, conditioned or delayed). At Fermat’s reasonable request, Descartes shall file, or cause to be filed, amended H&N Pre-Closing Separate Tax Returns; provided that Descartes shall have the same rights to review and comment on such amended H&N Pre-Closing Separate Tax Returns as described in this paragraph for the original H&N Pre-Closing Separate Tax Returns and shall not be required to file or cause to be filed any such amended H&N Pre-Closing Separate Tax Return that reflects a material position for which the confidence level is less than “more likely than not” (or an equivalent standard under an applicable foreign Law), and provided, further, that Fermat shall pay, or cause to be paid, to Descartes an amount equal to the amount of any Taxes shown to be due on any such amended H&N Pre-Closing Separate Tax Return for which Fermat is responsible pursuant to this Agreement within ten (10) days after Descartes makes, or causes to be made, written demand therefor, but in all cases at least five (5) days prior to the date on which the relevant Taxes are required to be paid to the applicable Taxing Authority. Such payment shall be made in immediately available funds by wire transfer to an account designated in writing by Descartes to Fermat. Descartes shall promptly provide (or cause to be provided) to Fermat any information reasonably requested by Fermat to facilitate the preparation and filing of any Tax Returns described in this Section 6.4(b) and Descartes shall use commercially reasonable efforts to prepare (or cause to be prepared) such information in a manner and on a timeline requested by Fermat. (c) Except for any Tax Return required to be prepared by Descartes pursuant to Section 6.4(a), Fermat shall prepare and timely file or cause to be prepared and timely filed all Tax Returns with respect to the Transferred Ag Subsidiaries. In the case of any such Tax Return for a Straddle Period (an “Ag Straddle Period Separate Tax Return”), Fermat shall prepare or cause to be prepared such Tax Return in a manner consistent with past practices of the Transferred Ag Subsidiaries (or of Descartes with respect to the Transferred Ag Subsidiaries), except to the extent that (i) Fermat notifies Descartes in writing that it desires to prepare such Tax Return in a different manner and Descartes, in its sole discretion, determines that such request is not reasonably likely to have an adverse impact on any member of the Descartes Group and so notifies Fermat in writing, or (ii) such Tax Return would reflect a material position for which the confidence level is less than “more likely than not” (or an equivalent standard under an applicable foreign Law). Fermat shall deliver to Descartes for its review and comment a draft copy of such Ag Straddle Period Separate Tax Returns at least thirty (30) days prior to the due date therefor (taking into account any extensions). Descartes shall provide comments, if any, to Fermat on any such Ag Straddle Period Separate Tax Return within fifteen (15) days after receipt of such draft Ag Straddle Period Separate Tax Return. In the event Fermat disagrees with any comments received from Descartes, Fermat shall promptly notify Descartes of such disagreement and Descartes and Fermat shall cooperate in good faith to resolve any such disagreement prior to the due date for such Ag Straddle Period Separate Tax Return (taking into account extensions). If Descartes and Fermat are unable to reach resolution, they shall promptly cause the Ag Independent Accounting Firm to resolve any remaining disputes. Any determination of the Ag Independent Accounting Firm shall be consistent with the terms of this

-177- 1414958.12A-NYCSR03A - MSW Agreement and shall be final and binding on all parties. All fees and expenses relating to the work, if any, to be performed by the Ag Independent Accounting Firm in connection with this Section 6.4(c) shall be borne equally by Descartes and Fermat. Fermat shall revise each Ag Straddle Period Separate Tax Return to reflect any comments received from Descartes with which Fermat agrees, any agreement reached between Descartes and Fermat and the resolution of the Ag Independent Accounting Firm, shall deliver such revised Ag Straddle Period Separate Tax Return to Descartes prior to the due date therefor (taking into account extensions) and shall timely file or cause to be filed such Tax Return; provided that in the event any disagreement with respect to an Ag Straddle Period Separate Tax Return is not resolved by the Ag Independent Accounting Firm prior to the due date for such Tax Return (taking into account extensions), Fermat shall timely file or cause to be filed such Ag Straddle Period Separate Tax Return as originally prepared by Fermat and as revised to reflect any comments received from Descartes with which Fermat agrees and any agreement reached between Descartes and Fermat, and shall subsequently amend or cause to be amended such Ag Straddle Period Separate Tax Return to reflect the resolution of the Ag Independent Accounting Firm. Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local, or foreign Law) or as required pursuant to the proviso in the immediately preceding sentence, Fermat shall not amend or revoke any such Ag Straddle Period Separate Tax Returns (or any notification or election relating thereto) without the prior written consent of Descartes (which consent shall not be unreasonably withheld, conditioned or delayed). At Descartes’s reasonable request, Fermat shall file, or cause to be filed, amended Ag Straddle Period Separate Tax Returns; provided that any such amended Ag Straddle Period Separate Tax Returns shall be prepared in a manner consistent with this Section 6.4(c). Descartes shall pay, or cause to be paid, to Fermat an amount equal to the amount of any Taxes shown to be due on an Ag Straddle Period Separate Tax Return (or an amended version) for which Descartes is responsible pursuant to this Agreement, within ten (10) days after Fermat makes, or causes to be made, written demand therefor, but in all cases at least five (5) days prior to the date on which the relevant Taxes are required to be paid to the applicable Taxing Authority. (d) Except for any Tax Return required to be prepared by Fermat pursuant to Section 6.4(b), Descartes shall prepare and timely file or cause to be prepared and timely filed all Tax Returns with respect to the Transferred H&N Subsidiaries. In the case of any such Tax Return for a Straddle Period (a “H&N Straddle Period Separate Tax Return”), Descartes shall prepare or cause to be prepared a H&N Straddle Period Separate Tax Return in a manner consistent with past practices of the Transferred H&N Subsidiaries (or of Fermat with respect to the Transferred H&N Subsidiaries), except to the extent that (i) Descartes notifies Fermat in writing that it desires to prepare such Tax Return in a different manner and Fermat, in its sole discretion, determines that such request is not reasonably likely to have an adverse impact on any member of the Fermat Group and so notifies Descartes in writing, or (ii) such Tax Return would reflect a material position for which the confidence level is less than “more likely than not” (or an equivalent standard under an applicable foreign Law). Descartes shall deliver to Fermat for its review and comment a draft copy of such H&N Straddle Period Separate Tax Returns at least thirty (30) days prior to the due date therefor (taking into account any extensions). Fermat shall provide comments, if any, to Descartes on any such H&N Straddle Period Separate Tax Return within fifteen (15) days after receipt of such draft H&N Straddle Period Separate Tax Return. In the event Descartes disagrees with any comments received from Fermat, Descartes shall

-178- 1414958.12A-NYCSR03A - MSW promptly notify Fermat of such disagreement and Fermat and Descartes shall cooperate in good faith to resolve any such disagreement prior to the due date for such H&N Straddle Period Separate Tax Return (taking into account extensions). If Fermat and Descartes are unable to reach resolution, they shall promptly cause the H&N Independent Accounting Firm to resolve any remaining disputes. Any determination of the H&N Independent Accounting Firm shall be consistent with the terms of this Agreement and shall be final and binding on all parties. All fees and expenses relating to the work, if any, to be performed by the H&N Independent Accounting Firm in connection with this Section 6.4(d) shall be borne equally by Fermat and Descartes. Descartes shall revise each H&N Straddle Period Separate Tax Return to reflect any comments received from Fermat with which Descartes agrees, any agreement reached between Fermat and Descartes and the resolution of the H&N Independent Accounting Firm, shall deliver such revised H&N Straddle Period Separate Tax Return to Fermat prior to the due date therefor (taking into account extensions) and shall timely file or cause to be filed such Tax Return; provided that in the event any disagreement with respect to a H&N Straddle Period Separate Tax Return is not resolved by the H&N Independent Accounting Firm prior to the due date for such Tax Return (taking into account extensions), Descartes shall timely file or cause to be filed such H&N Straddle Period Separate Tax Return as originally prepared by Descartes and as revised to reflect any comments received from Fermat with which Descartes agrees and any agreement reached between Fermat and Descartes, and shall subsequently amend or cause to be amended such H&N Straddle Period Separate Tax Return to reflect the resolution of the H&N Independent Accounting Firm. Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local, or foreign Law) or as required pursuant to the proviso in the immediately preceding sentence, Descartes shall not amend or revoke any such H&N Straddle Period Separate Tax Returns (or any notification or election relating thereto) without the prior written consent of Fermat (which consent shall not be unreasonably withheld, conditioned or delayed). At Fermat’s reasonable request, Descartes shall file, or cause to be filed, amended H&N Straddle Period Separate Tax Returns; provided that any such amended H&N Straddle Period Separate Tax Returns shall be prepared in a manner consistent with this Section 6.4(d). Fermat shall pay, or cause to be paid, to Descartes an amount equal to the amount of any Taxes shown to be due on a H&N Straddle Period Separate Tax Return (or an amended version) for which Fermat is responsible pursuant to this Agreement, within ten (10) days after Descartes makes, or causes to be made, written demand therefor, but in all cases at least five (5) days prior to the date on which the relevant Taxes are required to be paid to the applicable Taxing Authority. Section 6.5 Tax Contests. (a) If any Taxing Authority asserts a Tax Claim, then the party to this Agreement first receiving notice of such Tax Claim promptly shall provide written notice thereof to the other party or parties to this Agreement; provided that the failure of such party to give such prompt notice shall not relieve the other party of any of its obligations under this Article VI, except to the extent that the other party is materially prejudiced by such failure. Such notice shall specify in reasonable detail the basis for such Tax Claim and shall include a copy of the relevant portion of any correspondence received from the Taxing Authority. (b) In the case of a Tax Proceeding of or with respect to any of the Transferred Ag Subsidiaries for any taxable period ending on or before the Closing Date (other

-179- 1414958.12A-NYCSR03A - MSW than a Tax Proceeding described in Section 6.5(d)), Descartes shall have the exclusive right to control such Tax Proceeding; provided that Descartes shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent of Fermat, which consent shall not be unreasonably withheld, conditioned or delayed, if such settlement, compromise, or abandonment could have a material adverse impact on Fermat or any of its Affiliates. If Descartes elects not to control the conduct and resolution of any Tax Proceeding that Descartes has the right to control pursuant to this Section 6.5(b), Descartes shall notify Fermat in writing, and Fermat shall have the right to control the conduct and resolution of such Tax Proceeding, or portion thereof, that is not controlled by Descartes; provided that, (x) the costs and expenses, including reasonable legal and accounting fees, incurred by Fermat in controlling such Tax Proceeding, or such portion thereof, shall be borne by Descartes and (y) Fermat shall not settle, compromise or abandon any such Tax Proceeding without the prior written consent of Descartes, which consent shall not be unreasonably withheld, conditioned or delayed, if such settlement, compromise, or abandonment could have a material adverse impact on Descartes or any of its Subsidiaries. (c) In the case of a Tax Proceeding of or with respect to any of the Transferred Ag Subsidiaries for any Straddle Period (other than a Tax Proceeding described in Section 6.5(d)), the Controlling Party shall have the right and obligation to conduct, at its own expense, such Tax Proceeding; provided that (i) the Controlling Party shall provide the Non- Controlling Party with a timely and reasonably detailed account of each stage of such Tax Proceeding, (ii) the Controlling Party shall consult with the Non-Controlling Party before taking any significant action in connection with such Tax Proceeding, (iii) the Controlling Party shall consult with the Non-Controlling Party and offer the Non-Controlling Party an opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Proceeding, (iv) the Controlling Party shall defend such Tax Proceeding diligently and in good faith as if it were the only party in interest in connection with such Tax Proceeding, (v) the Non-Controlling Party shall be entitled to participate in such Tax Proceeding and attend any meetings or conferences with the relevant Taxing Authority, and (vi) the Controlling Party shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent of the Non-Controlling Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, that the Controlling Party shall not have any obligations (and the Non-Controlling Party shall not have any rights) under clause (i), (ii), (iii) or (v) above with respect to any portion of such Tax Proceeding (and any actions, written materials, meetings or conferences relating exclusively thereto) that could not reasonably be expected to affect the liability of, or otherwise have an adverse effect on, the Non-Controlling Party or any of its Affiliates. For purposes of this Agreement, “Controlling Party” shall mean Descartes if Descartes and its Subsidiaries are reasonably expected to bear the greater Tax liability in connection with such Tax Proceeding, or Fermat if Fermat and its Affiliates are reasonably expected to bear the greater Tax liability in connection with such Tax Proceeding; and “Non- Controlling Party” means whichever of Descartes or Fermat is not the Controlling Party with respect to such Tax Proceeding. (d) Notwithstanding anything to the contrary in this Agreement, Descartes shall have the exclusive right to control in all respects, and neither Fermat nor any of its Affiliates shall be entitled to participate in, any Tax Proceeding with respect to (i) any Tax Return of Descartes or a member of the Descartes Group; and (ii) any Tax Return of a

-180- 1414958.12A-NYCSR03A - MSW consolidated, combined or unitary group that includes any member of the Descartes Group (including any Descartes Combined Tax Return). (e) In the case of a Tax Proceeding of or with respect to any of the Transferred H&N Subsidiaries for any taxable period ending on or before the Closing Date (other than a Tax Proceeding described in Section 6.5(g)), Fermat shall have the exclusive right to control such Tax Proceeding; provided, that Fermat shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent of Descartes, which consent shall not be unreasonably withheld, conditioned or delayed, if such settlement, compromise, or abandonment could have a material adverse impact on Descartes or any of its Subsidiaries. If Fermat elects not to control the conduct and resolution of any Tax Proceeding that Fermat has the right to control pursuant to this Section 6.5(e), Fermat shall notify Descartes in writing, and Descartes shall have the right to control the conduct and resolution of such Tax Proceeding, or portion thereof, that is not controlled by Fermat; provided that (x) the costs and expenses, including reasonable legal and accounting fees, incurred by Descartes in controlling such Tax Proceeding, or such portion thereof, shall be borne by Fermat and (y) Descartes shall not settle, compromise or abandon any such Tax Proceeding without the prior written consent of Fermat, which consent shall not be unreasonably withheld, conditioned or delayed, if such settlement, compromise, or abandonment could have a material adverse impact on Fermat or any of its Affiliates. (f) In the case of a Tax Proceeding of or with respect to any of the Transferred H&N Subsidiaries for any Straddle Period (other than a Tax Proceeding described in Section 6.5(g)), the Controlling Party shall have the right and obligation to conduct, at its own expense, such Tax Proceeding; provided that (i) the Controlling Party shall provide the Non- Controlling Party with a timely and reasonably detailed account of each stage of such Tax Proceeding, (ii) the Controlling Party shall consult with the Non-Controlling Party before taking any significant action in connection with such Tax Proceeding, (iii) the Controlling Party shall consult with the Non-Controlling Party and offer the Non-Controlling Party an opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Proceeding, (iv) the Controlling Party shall defend such Tax Proceeding diligently and in good faith as if it were the only party in interest in connection with such Tax Proceeding, (v) the Non-Controlling Party shall be entitled to participate in such Tax Proceeding and attend any meetings or conferences with the relevant Taxing Authority, and (vi) the Controlling Party shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent of the Non-Controlling Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, that the Controlling Party shall not have any obligations (and the Non-Controlling Party shall not have any rights) under clause (i), (ii), (iii) or (v) above with respect to any portion of such Tax Proceeding (and any actions, written materials, meetings or conferences relating exclusively thereto) that could not reasonably be expected to affect the liability of, or otherwise have an adverse effect on, the Non-Controlling Party or any of its Affiliates. (g) Notwithstanding anything to the contrary in this Agreement, Fermat shall have the exclusive right to control in all respects, and neither Descartes nor any of its Affiliates shall be entitled to participate in, any Tax Proceeding with respect to (i) any Tax Return of Fermat or a member of the Fermat Group; and (ii) any Tax Return of a consolidated, combined

-181- 1414958.12A-NYCSR03A - MSW or unitary group that includes any member of the Fermat Group (including any Fermat Combined Tax Return). Section 6.6 Cooperation and Exchange of Information. Each party to this Agreement shall, and shall cause its Affiliates to, provide to the other party to this Agreement such cooperation, documentation and information relating to the Acquired Ag Assets, the Assumed Ag Liabilities, the Ag Business, the Acquired H&N Assets, the Assumed H&N Liabilities and/or the H&N Business as either of them reasonably may request in (a) filing any Tax Return, amended Tax Return or claim for refund, (b) determining a liability for Taxes, an indemnity obligation under this Article VI, or a right to refund of Taxes, (c) conducting any Tax Proceeding, or (d) negotiating or renegotiating a ruling or agreement with any Taxing Authority. Each party shall make its employees reasonably available on a mutually convenient basis to provide an explanation of any documents or information so provided. Each party shall retain all Tax Returns, schedules and work papers, and all material records and other documents relating to Tax matters, of the relevant transferred entities for their respective Tax periods ending on or prior to the Closing Date until the later of (i) the expiration of the statute of limitations for the Tax periods to which the Tax Returns and other documents relate, or (ii) seven (7) years following the due date (without extension) for such Tax Returns. Thereafter, the party holding such Tax Returns or other documents may dispose of them after offering the other party reasonable notice and opportunity to take possession of such Tax Returns and other documents at such other party’s own expense (provided that any such notice must in any event be made in writing at least sixty (60) days prior to such disposition). Section 6.7 Tax Sharing Agreements. On or before the Closing Date, the rights and obligations of the Transferred Ag Subsidiaries pursuant to all Tax sharing agreements or arrangements (other than this Agreement), if any, to which any of the Transferred Ag Subsidiaries, on the one hand, and any member of the Descartes Group, on the other hand, are parties, shall terminate, and neither any member of the Descartes Group, on the one hand, nor any of the Transferred Ag Subsidiaries, on the other hand, shall have any rights or obligations to each other after the Closing in respect of such agreements or arrangements. On or before the Closing Date, the rights and obligations of the Transferred H&N Subsidiaries pursuant to all Tax sharing agreements or arrangements (other than this Agreement), if any, to which any of the Transferred H&N Subsidiaries, on the one hand, and any member of the Fermat Group, on the other hand, are parties, shall terminate, and neither any member of the Fermat Group, on the one hand, nor any of the Transferred H&N Subsidiaries, on the other hand, shall have any rights or obligations to each other after the Closing in respect of such agreements or arrangements. Section 6.8 Certain Tax Elections. (a) Notwithstanding anything herein to the contrary, and to the extent permitted by applicable Law, (i) Descartes may, in its sole discretion, make or cause to be made an election under Section 338(g) of the Code for any Transferred H&N Subsidiary (other than FMC A/S, an aktieselskab organized under the laws of Denmark, and FMC Philippines Inc., a corporation organized under the laws of the Philippines (together, the “Specified H&N Subsidiaries”)) and any Subsidiary of a Transferred H&N Subsidiary (other than a Specified H&N Subsidiary) and (ii) Fermat may, in its sole discretion, make or cause to be made an election under Section 338(g) for any Transferred Ag Subsidiary and any Subsidiary of a

-182- 1414958.12A-NYCSR03A - MSW Transferred Ag Subsidiary. Descartes shall notify Fermat promptly following the making of an election under Section 338(g) of the Code with respect to any Transferred H&N Subsidiary. Fermat shall notify Descartes promptly following the making of an election under Section 338(g) of the Code with respect to any Transferred Ag Subsidiary. (b) Except as otherwise provided in Section 6.8(a), (i) Fermat shall not make or revoke, and shall cause its Affiliates (including the Transferred Ag Subsidiaries) not to make or revoke any election with respect to any Transferred Ag Subsidiary (including any entity classification election pursuant to Treasury Regulations Section 301.7701-3), which election or revocation would be effective on or prior to the Closing Date, and (ii) Descartes shall not make or revoke, and shall cause its Affiliates (including the Transferred H&N Subsidiaries) not to make or revoke any election with respect to any Transferred H&N Subsidiary (including any entity classification election pursuant to Treasury Regulations Section 301.7701-3), which election or revocation would be effective on or prior to the Closing Date. Section 6.9 Additional Post-Closing Covenants. (a) With respect to any of the Transferred Ag Subsidiaries that is characterized as a foreign corporation for U.S. federal income Tax purposes (other than any Transferred Ag Subsidiary with respect to which an election under Section 338(g) of the Code has been made), from the date of the Closing through the end of the taxable period of such entity that includes the Closing Date, Fermat shall not, and shall cause its Affiliates (including the Transferred Ag Subsidiaries) not to, enter into any extraordinary transaction with respect to such Transferred Ag Subsidiaries or otherwise take any action or enter into any transaction that would be considered under the Code to constitute the payment of an actual or deemed dividend by such Transferred Ag Subsidiary, including pursuant to Section 304 of the Code, or that would otherwise result in a diminution of foreign tax credits that, absent such transaction, may be claimed by Descartes or any of its Affiliates. (b) With respect to any of the Transferred H&N Subsidiaries that is characterized as a foreign corporation for U.S. federal income Tax purposes (other than any Transferred H&N Subsidiary with respect to which an election under Section 338(g) of the Code has been made), from the date of the Closing through the end of the taxable period of such entity that includes the Closing Date, Descartes shall not, and shall cause its Affiliates (including the Transferred H&N Subsidiaries) not to, enter into any extraordinary transaction with respect to such Transferred H&N Subsidiaries or otherwise take any action or enter into any transaction that would be considered under the Code to constitute the payment of an actual or deemed dividend by such Transferred H&N Subsidiary, including pursuant to Section 304 of the Code, or that would otherwise result in a diminution of foreign tax credits that, absent such transaction, may be claimed by Fermat or any of its Affiliates. Section 6.10 Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, (a) Descartes shall bear and be responsible for any Transfer Taxes imposed upon the acquisition of the Acquired Ag Assets, the Transferred Ag Subsidiaries, the Assumed Ag Liabilities, and the Ag Business by the Fermat Group, and (b) Fermat shall bear and be responsible for any Transfer Taxes imposed upon the acquisition of the Acquired H&N Assets, the Assumed H&N Liabilities, the Transferred H&N Subsidiaries and the H&N Business by the

-183- 1414958.12A-NYCSR03A - MSW Descartes Group, in each case, as contemplated by this Agreement. The party responsible under applicable Law for filing the Tax Returns with respect to such Transfer Taxes shall prepare and timely file such Tax Returns and promptly provide a copy of such Tax Return to the other party. Descartes and Fermat shall, and shall cause their respective Affiliates to, cooperate to timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. Section 6.11 Value Added Taxes. Descartes and Fermat shall use commercially reasonable efforts to mitigate any VAT which might otherwise be chargeable in connection with the Ag Acquisition or the H&N Acquisition, including by taking commercially reasonable steps to ensure that the Acquisitions are treated as neither a supply of goods nor services pursuant to Article 19 of Council Directive 2006/112/EC or any other local VAT legislation that may be applicable to countries in scope. All sums payable by one party to another pursuant to this Agreement shall be exclusive of VAT. If one party (the “Supplier”) makes a taxable supply to another party (the “Recipient”) for VAT purposes pursuant to this Agreement, the Recipient shall pay to the Supplier (in addition to any consideration for that supply) a sum equal to the amount of VAT which is or becomes chargeable on that supply for which the Supplier has the liability to account to the relevant Taxing Authority (against delivery by the Supplier of an appropriate VAT invoice). If the Recipient has paid any amount in respect of VAT and it subsequently transpires that such amount was in excess of the amount of VAT properly chargeable on the relevant supply (including as a result of any adjustment to the relevant purchase price for Tax purposes), the Supplier shall repay to the Recipient an amount equal to the difference between such amount in respect of VAT and the amount of VAT properly chargeable in respect of the relevant supply within five (5) Business Days. Section 6.12 Certain Tax Benefits, Refunds, Credits and Carrybacks. (a) The amount of any Loss, Tax or expense for which indemnification is provided under this Article VI or Article IX shall be net of any Tax Benefit actually realized by the relevant Indemnified Party or any of its Affiliates in the taxable year in which such Loss, Tax or expense is paid or accrued, or in the three (3) succeeding tax years. In the event that any such Tax Benefit is realized after the relevant indemnification payment is made (such that such indemnification payment was not reduced by the amount of such Tax Benefit), the Indemnified Party shall pay to the Indemnifying Party the amount of such Tax Benefit no later than fifteen (15) days after such Tax Benefit is actually realized. For the avoidance of doubt, the realization of any such Tax Benefit by the Indemnified Party or any of its Affiliates shall in no way limit, diminish or waive any remedy of any Indemnified Party under this Agreement, subject to the Indemnifying Party’s right to receive the amount of such Tax Benefit pursuant to the immediately preceding sentence if, when, and to the extent such Tax Benefit is actually realized in accordance with this Section 6.12(a). “Tax Benefit” means, for any Tax year, the amount by which the cash Tax Liability of the relevant Person for such Tax year is actually reduced as a result of the relevant Loss, Tax, expense or amount, calculated by comparing (i) the Taxes payable by such Person in respect of such Tax year without giving effect to any deductions for the payment or accrual of the Loss, Tax or expense giving rise to the relevant indemnity payment and (ii) the Taxes payable by such Person in respect of such Tax year giving effect to such deduction allowed as a result of such payment or accrual of such Loss, Tax, or expense, and net of any Taxes and reasonable out-of-pocket expenses incurred by such Indemnified Party in

-184- 1414958.12A-NYCSR03A - MSW connection with obtaining, receiving or accruing such reduction in Tax Liability or the related indemnification payment. (b) Descartes shall be entitled to any refunds of or credits for any Taxes for which Descartes is responsible under Section 6.1. Fermat shall be entitled to any refunds of or credits for any Taxes of the Transferred Ag Subsidiaries other than refunds or credits to which Descartes is entitled pursuant to the foregoing sentence. Any refunds or credits of Taxes of the Transferred Ag Subsidiaries for any Straddle Period shall be equitably apportioned between Descartes and Fermat in accordance with the principles set forth in Section 6.3 and the first sentence of this Section 6.12(b). Fermat shall be entitled to any refunds of or credits for any Taxes for which Fermat is responsible under Section 6.2. Descartes shall be entitled to any refunds of or credits for any Taxes of the Transferred H&N Subsidiaries other than refunds or credits to which Fermat is entitled pursuant to the foregoing sentence. Any refunds or credits of Taxes of the Transferred H&N Subsidiaries for any Straddle Period shall be equitably apportioned between Descartes and Fermat in accordance with the principles set forth in Section 6.3 and the fourth sentence of this Section 6.12(b). (c) Unless Descartes otherwise consents in writing or as required by Law, neither Fermat nor any Transferred Ag Subsidiary shall (i) fail to waive any available elections to carryback to any Descartes Combined Tax Return any net operating loss, net capital loss, excess tax credit, or other similar Tax item of any of the Transferred Ag Subsidiaries (an “Ag Carryback”) arising in a Post-Closing Period or (ii) make any affirmative election to claim any such Ag Carryback with respect to any Descartes Combined Tax Return. In the event that Fermat or any of the Transferred Ag Subsidiaries are prohibited by applicable Law from waiving or otherwise forgoing an Ag Carryback or Descartes consents to an Ag Carryback, Descartes shall cooperate with Fermat and the relevant Transferred Ag Subsidiaries, at Fermat’s expense, in seeking from the appropriate Taxing Authority such refund, reimbursement, offset, credit, or other reduction in liability for Taxes as reasonably would result from such Ag Carryback, to the extent that such refund, reimbursement, offset, credit, or other reduction is directly attributable to such Ag Carryback, and the amount of such refund, reimbursement, offset, credit, or other reduction in liability for Taxes shall be paid to Fermat pursuant to Section 6.12(e). Fermat shall indemnify and hold Descartes and its Subsidiaries harmless from and against any and all collateral Tax consequences resulting from or caused by any such Ag Carryback, including, without limitation, the loss or postponement of any benefit from the use of Tax Attributes generated by Descartes or any of its Subsidiaries if (x) such Tax Attributes expire unused, but would have been utilized but for such Ag Carryback or (y) the use of such Tax Attributes is postponed to a later tax period than the tax period in which such Tax Attributes would have been used but for such Ag Carryback. “Tax Attribute” means a net operating loss, net capital loss, unused investment credit, unused foreign tax credit, excess charitable contribution, general business credit, research and development credit, earnings and profits, basis or any other item of loss, deduction, or credit that could reduce a Tax or create a refund, reimbursement, offset, credit, or other reduction in liability for Taxes. (d) Unless Fermat otherwise consents in writing or as required by Law, neither Descartes nor any Transferred H&N Subsidiary shall (i) fail to waive any available elections to carryback to any Fermat Combined Tax Return any net operating loss, net capital loss, excess tax credit, or other similar Tax item of any of the Transferred H&N Subsidiaries (an

-185- 1414958.12A-NYCSR03A - MSW “H&N Carryback”) arising in a Post-Closing Period or (ii) make any affirmative election to claim any such H&N Carryback with respect to any Fermat Combined Tax Return. In the event that Descartes or any of the Transferred H&N Subsidiaries are prohibited by applicable Law from waiving or otherwise forgoing a H&N Carryback or Fermat consents to a H&N Carryback, Fermat shall cooperate with Descartes and the relevant Transferred H&N Subsidiaries, at Descartes’s expense, in seeking from the appropriate Taxing Authority such refund, reimbursement, offset, credit, or other reduction in liability for Taxes as reasonably would result from such H&N Carryback, to the extent that such refund, reimbursement, offset, credit, or other reduction is directly attributable to such H&N Carryback, and the amount of such refund, reimbursement, offset, credit, or other reduction in liability for Taxes shall be paid to Descartes pursuant to Section 6.12(e). Descartes shall indemnify and hold Fermat and its Subsidiaries harmless from and against any and all collateral Tax consequences resulting from or caused by any such H&N Carryback, including, without limitation, the loss or postponement of any benefit from the use of Tax Attributes generated by Fermat or any of its Subsidiaries if (x) such Tax Attributes expire unused, but would have been utilized but for such H&N Carryback or (y) the use of such Tax Attributes is postponed to a later tax period than the tax period in which such Tax Attributes would have been used but for such H&N Carryback. (e) Each party shall pay, or cause its Affiliates to pay, to the party entitled to a refund or credit of Taxes under this Section 6.12, the amount of such refund or credit (including any interest paid thereon and net of any reasonable out-of-pocket expenses (including any Taxes) to the party receiving such refund or credit in respect of the receipt or accrual of such refund or credit) in readily available funds within fifteen (15) days of the actual receipt of the refund or credit or the application of such refund or credit against amounts otherwise payable. Section 6.13 Timing of Payments. Any indemnity payment required to be made pursuant to this Article VI shall be made within ten (10) days after the Indemnified Party makes written demand therefor upon the Indemnifying Party, but in all cases at least five (5) days prior to the date on which the relevant Taxes or other amounts are required to be paid to the applicable Taxing Authority. Such payments shall be made in immediately available funds by wire transfer to an account designated in writing by the Indemnified Party to the Indemnifying Party. Section 6.14 Tax Matters Coordination. Notwithstanding anything to the contrary in this Agreement, indemnification with respect to Taxes and the procedures relating thereto shall be governed exclusively by this Article VI and the provisions of Article IX (other than Sections 9.1(a), 9.1(b), 9.1(c), 9.8 and 9.9) shall not apply. ARTICLE VII CONDITIONS PRECEDENT TO THE CLOSING Section 7.1 Conditions to Each Party’s Obligations to Close. The respective obligations of Descartes and Fermat to effect the Closing are subject to the satisfaction (or written waiver by Descartes and Fermat to the extent permitted by Law) at or prior to the Closing of the following conditions: (a) Antitrust Approvals. All Ag Regulatory Approvals under the Antitrust Laws set forth in Section 7.1(a) of the Descartes Disclosure Schedule and all H&N Regulatory

-186- 1414958.12A-NYCSR03A - MSW Approvals under the Antitrust Laws set forth in Section 7.1(a) of the Fermat Disclosure Schedule shall have been obtained, waived or made, as applicable, and the respective waiting periods (including any extension thereof) shall have expired or been terminated. (b) Approval of Fermat as Buyer of the Ag Business. The European Commission, U.S. Department of Justice and, if applicable, the Governmental Entities set forth on Section 7.1(b) of the Descartes Disclosure Schedule, shall have approved Fermat as an acceptable purchaser of the Ag Business pursuant to the EC Commitments, and the U.S. Department of Justice’s consent decree relating to the Dirac/Descartes Merger (and, if applicable, pursuant to the applicable corresponding measures of the Governmental Entities set forth on Section 7.1(b) of the Descartes Disclosure Schedule), respectively. (c) No Injunctions or Restraints. No statute, rule, regulation, injunction or other Judgment shall have been enacted, entered, promulgated, issued or enforced by any court of competent jurisdiction which prevents the consummation of the Ag Acquisition or the H&N Acquisition nor shall any Proceeding by any Governmental Entity seeking the foregoing be pending under any Antitrust Law set forth in Section 7.1(a) of the Descartes Disclosure Schedule or Section 7.1(a) of the Fermat Disclosure Schedule. (d) Dirac/Descartes Merger. The Dirac/Descartes Merger shall have been consummated or shall be consummated substantially concurrently with the Closing. Section 7.2 Conditions to Obligations of Fermat to Close. The obligation of Fermat to effect the Closing is subject to the satisfaction (or written waiver by Fermat to the extent permitted by Law) at or prior to the Closing of the following additional conditions: (a) Representations and Warranties. The representations and warranties of Descartes (i) contained in Section 3.22 shall be true and correct in all material respects (disregarding all materiality and “Ag Business Material Adverse Effect” qualifications set forth therein) at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing, (ii) contained in Section 3.1 (first sentence only), Section 3.2 and Section 3.8(a)(ii) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing and (iii) contained in Article III (other than those that are the subject of clause (i) or (ii)) shall be true and correct in all respects (disregarding all materiality and “Ag Business Material Adverse Effect” qualifications set forth therein) at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing, except where such inaccuracy of a representation or warranty (individually or when aggregated with other such inaccuracies of representations or warranties) would not constitute an Ag Business Material Adverse Effect; provided that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (i), (ii) or (iii), as applicable) only as of such date or period. (b) Performance of Obligations of Descartes. The covenants and agreements of Descartes to be performed on or before the Closing Date in accordance with this Agreement (other than those contained in Section 2.2(c)(viii), Section 5.28(c)(i) and Section 5.28(d) shall have been performed in all material respects, and the covenants and agreements of Descartes to

-187- 1414958.12A-NYCSR03A - MSW be performed on or before the Closing Date in accordance with Section 5.28(c)(i) and Section 5.28(d) shall have been performed in all respects. (c) Officer’s Certificate. Fermat shall have received a certificate, dated as of the Closing Date and signed on behalf of Descartes by an executive officer of Descartes, stating that the conditions specified in Section 7.2(a) and Section 7.2(b) have been satisfied. (d) No Ag Business Material Adverse Effect. Between the date of this Agreement and the Closing Date, no change or event shall have occurred that has had or would constitute an Ag Business Material Adverse Effect. Section 7.3 Conditions to Obligations of Descartes to Close. The obligation of Descartes to effect the Closing is subject to the satisfaction (or written waiver by Descartes to the extent permitted by Law) at or prior to the Closing of the following additional conditions: (a) Representations and Warranties. The representations and warranties of Fermat (i) contained in Section 4.22 shall be true and correct in all material respects (disregarding all materiality and “H&N Business Material Adverse Effect” qualifications set forth therein) at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing, (ii) contained in Section 4.1 (first sentence only), Section 4.2, and Section 4.8(a)(ii) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing and (iii) contained in Article IV (other than those that are the subject of clause (i) or (ii)) shall be true and correct in all respects (disregarding all materiality and “H&N Business Material Adverse Effect” qualifications set forth therein) at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing, except where such inaccuracy of a representation or warranty (individually or when aggregated with other such inaccuracies of representations or warranties) would not constitute a H&N Business Material Adverse Effect; provided that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (i), (ii) or (iii), as applicable) only as of such date or period. (b) Performance of Obligations of Fermat. The covenants and agreements of Fermat to be performed on or before the Closing Date in accordance with this Agreement (other than those contained in Section 2.2(b)(ix)) shall have been performed in all material respects. (c) Officer’s Certificate. Descartes shall have received a certificate, dated as of the Closing Date and signed on behalf of Fermat by an executive officer of Fermat, stating that the conditions specified in Section 7.3(a) and Section 7.3(b) have been satisfied. (d) No H&N Business Material Adverse Effect. Between the date of this Agreement and the Closing Date, no change or event shall have occurred that has had or would constitute a H&N Business Material Adverse Effect. (e) Governmental Consents. All H&N Regulatory Approvals under the Antitrust Laws set forth in Section 7.1(a) of the Fermat Disclosure Schedule shall have been obtained, waived or made, as applicable, and the respective waiting periods (including any extension thereof) shall have expired or been terminated without the imposition of terms or conditions that would result in a Substantial Detriment.

-188- 1414958.12A-NYCSR03A - MSW Section 7.4 Frustration of Closing Conditions. Neither Fermat nor Descartes may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of this Agreement or failure to use the efforts to cause the Closing to occur required by this Agreement, including Section 5.1. ARTICLE VIII TERMINATION; EFFECT OF TERMINATION Section 8.1 Termination. Anything to the contrary in this Agreement notwithstanding, this Agreement may be terminated and the Acquisitions and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing: (a) by mutual written consent of Descartes and Fermat; (b) by Descartes, if any of Fermat’s representations and warranties contained in Article IV of this Agreement shall fail to be true and correct or Fermat shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, and such failure or breach would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and has not been cured by the earlier of (i) the date that is ninety (90) days after the date that Descartes has notified Fermat in writing of such failure or breach and (ii) the Outside Date; provided that Descartes is not then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would fail to be satisfied; (c) by Fermat, if any of Descartes’s representations and warranties contained in Article III of this Agreement shall fail to be true and correct or Descartes shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, and such failure or breach would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and has not been cured by the earlier of (i) the date that is ninety (90) days after the date that Fermat has notified Descartes in writing of such failure or breach and (ii) the Outside Date; provided that Fermat is not then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would fail to be satisfied; (d) by Descartes or by Fermat, if the Closing shall not have occurred on or prior to 11:59 p.m. (New York City time) on the date that is nine (9) months from the date hereof; provided that if the conditions set forth in Section 7.1(a), Section 7.1(b), Section 7.1(c) (to the extent relating to Antitrust Laws), Section 7.1(d) or Section 7.3(e) have not been satisfied by such date but all other conditions to the Closing have been satisfied or shall be capable of being satisfied at such time, either Descartes or Fermat may extend such date to 11:59 p.m. (New York City time) on the date that is twelve (12) months from the date hereof (such date, as may be so extended, the “Outside Date”); provided, further, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

-189- 1414958.12A-NYCSR03A - MSW (e) by Descartes or by Fermat, if (i) any Governmental Entity in the jurisdictions set forth in Section 7.1(a) of the Descartes Disclosure Schedule that must grant an Approval required by Section 7.1(a) shall have denied such Approval and such denial shall have become final and nonappealable or (ii) a permanent injunction or other permanent Judgment issued by a court of competent jurisdiction shall have become final and nonappealable, preventing the consummation of the Ag Acquisition; provided that the party seeking to terminate this Agreement pursuant to this Section 8.1(e) shall have used its reasonable best efforts to, in the case of clause (i), obtain such Approval, or, in the case of clause (ii), to prevent the entry of such permanent injunction or other permanent Judgment, in each case, to the extent required by Section 5.1; (f) by Descartes or by Fermat, if (i) any Governmental Entity in the jurisdictions set forth in Section 7.1(a) of the Fermat Disclosure Schedule that must grant an Approval required by Section 7.1(a) shall have denied such Approval and such denial shall have become final and non-appealable or (ii) a permanent injunction or other permanent Judgment issued by a court of competent jurisdiction shall have become final and nonappealable, preventing the consummation of the H&N Acquisition; provided that the party seeking to terminate this Agreement pursuant to this Section 8.1(f) shall have used its reasonable best efforts to, in the case of clause (i), obtain such Approval, or, in the case of clause (ii), to prevent the entry of such permanent injunction or other permanent Judgment, in each case, to the extent required by Section 5.1; (g) by Descartes or by Fermat, if the European Commission, U.S. Department of Justice and, if applicable, the Governmental Entities set forth on Section 7.1(b) of the Descartes Disclosure Schedule shall have determined that Fermat is not an acceptable purchaser of the Ag Business; or (h) by Descartes or by Fermat, if the Dirac/Descartes Merger Agreement has been terminated in accordance with its terms. Section 8.2 Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall become null and void and of no further force and effect, except for the provisions of Section 5.4 (Confidentiality), this Section 8.2 and Article X (General Provisions). (b) Nothing in this Article VIII shall be deemed to release any party from any liability with respect to Fraud or for Intentional Breach by such party of the terms and provisions of this Agreement or any Acquisition Document. Section 8.3 Notice of Termination. In the event of termination by Descartes or Fermat pursuant to Section 8.1, written notice of such termination shall be given by the terminating party to the other party to this Agreement.

-190- 1414958.12A-NYCSR03A - MSW ARTICLE IX INDEMNIFICATION Section 9.1 Survival. (a) The representations and warranties of Descartes contained in this Agreement shall survive the Closing until the date that is twenty-four (24) months after the Closing; provided that the representations and warranties contained in Sections 3.1 (Organization, Standing and Power), 3.2 (Authority; Execution and Delivery; Enforceability) and 3.22 (Brokers) (the “Descartes Fundamental Representations”) shall survive until the end of the applicable statute of limitations period; the representations and warranties contained in Section 3.9(a) (Sufficiency) shall survive until the date that is forty eight (48) months after the Closing; and the representations and warranties contained in Section 3.16 (Taxes) shall survive until 11:59 P.M. (New York City time) on the date that is thirty (30) days after the end of the applicable statute of limitations period. (b) The representations and warranties of Fermat contained in this Agreement shall survive the Closing until the date that is twenty-four (24) months after the Closing; provided that the representations and warranties contained in Sections 4.1 (Organization, Standing and Power), 4.2 (Authority; Execution and Delivery; Enforceability) and 4.22 (Brokers) (the “Fermat Fundamental Representations”) shall survive until the end of the applicable statute of limitations period; the representations and warranties contained in Section 4.9(a) (Sufficiency) shall survive until the date that is forty eight (48) months after the Closing; and the representations and warranties contained in Section 4.16 (Taxes) shall survive until 11:59 P.M. (New York City time) on the date that is thirty (30) days after the end of the applicable statute of limitations period. (c) Unless otherwise expressly agreed by the parties, no covenant or agreement contained herein that is to be performed on or prior to the Closing shall survive the Closing. Any covenant and agreement to be performed, in whole or in part, after the Closing shall survive the Closing in accordance with its terms. (d) Written notice of a claim must be given in accordance with the provisions of Section 9.4 prior to the expiration of the applicable survival period; provided that if such written notice is so given in good faith prior to such expiration, the claims set forth in such notice shall survive until fully resolved. Section 9.2 Indemnification by Descartes. (a) Subject to the provisions of this Article IX, effective as of and after the Closing, Descartes shall indemnify, defend and hold harmless Fermat and its directors, officer, agents, successors and Affiliates (collectively, the “Fermat Indemnified Parties”) from and against any and all Losses incurred or suffered by any of the Fermat Indemnified Parties, to the extent arising out of, relating to or resulting from: (i) any breach of any representation or warranty of Descartes contained in this Agreement (other than any representation or warranty contained in Section 3.16) as of the Closing; (ii) any breach of any covenant or agreement of Descartes contained in this Agreement; (iii) any Excluded Ag Assets; (iv) any Retained Ag

-191- 1414958.12A-NYCSR03A - MSW Liabilities; (v) the ownership, conduct or condition of the Ag Business prior to the Closing; (vi) the ownership, conduct or condition of the Excluded Descartes Businesses; and (vii) any Proceedings arising out of the Specified Matters. (b) Subject to the provisions of this Article IX, effective as of and after the Closing, Descartes shall indemnify, defend and hold harmless the Fermat Indemnified Parties from and against any and all Losses incurred or suffered by any of the Fermat Indemnified Parties, to the extent arising out of, relating to or resulting from any Assumed H&N Liabilities. (c) Notwithstanding any other provision to the contrary: (i) Descartes shall not be required to indemnify, defend or hold harmless any Fermat Indemnified Party against, or reimburse any Fermat Indemnified Party for, (A) any Losses pursuant to Section 9.2(a) to the extent such Losses are reflected, recorded or included in any Ag Proration Statement as finally determined or (B) any Losses pursuant to Section 9.2(a)(i) (1) unless such claim involves Losses in excess of $100,000 (the “De Minimis Amount”) and (2) until the aggregate amount of the Fermat Indemnified Parties’ Losses under Section 9.2(a)(i) exceeds $15,000,000 (the “Basket”), after which Descartes shall be obligated for all the Fermat Indemnified Parties’ Losses under Section 9.2(a)(i) from the first dollar, regardless of the Basket, subject to Section 9.2(c)(ii); provided, that neither the De Minimis Amount limitation nor the Basket limitation shall apply to Losses related to the breach of any of the Descartes Fundamental Representations; provided, further, that the Basket limitation shall not apply to Losses related to the breach of any of the representations in Section 3.9(a); and (ii) the cumulative indemnification obligation of Descartes under Section 9.2(a)(i) shall in no event exceed $250,000,000. Section 9.3 Indemnification by Fermat. (a) Subject to the provisions of this Article IX, effective as of and after the Closing, Fermat shall indemnify, defend and hold harmless Descartes and its directors, officer, agents, successors and Affiliates (collectively, the “Descartes Indemnified Parties”) from and against any and all Losses incurred or suffered by any of the Descartes Indemnified Parties, to the extent arising out of, relating to or resulting from: (i) any breach of any representation or warranty of Fermat contained in this Agreement (other than any representation or warranty contained in Section 4.16) as of the Closing; (ii) any breach of any covenant or agreement of Fermat contained in this Agreement; (iii) any Excluded H&N Assets; (iv) any Retained H&N Liabilities; (v) the ownership, conduct or condition of the H&N Business prior to the Closing; and (vi) the ownership, conduct or condition of the Excluded Fermat Businesses. (b) Subject to the provisions of this Article IX, effective as of and after the Closing, Fermat shall indemnify, defend and hold harmless the Descartes Indemnified Parties from and against any and all Losses incurred or suffered by any of the Descartes Indemnified Parties, to the extent arising out of, relating to or resulting from any Assumed Ag Liabilities.

-192- 1414958.12A-NYCSR03A - MSW (c) Notwithstanding any other provision to the contrary: (i) Fermat shall not be required to indemnify, defend or hold harmless any Descartes Indemnified Party against, or reimburse any Descartes Indemnified Party for, (A) any Losses pursuant to Section 9.3(a) to the extent such Losses are reflected, recorded or included in Closing H&N Working Capital Amount on the H&N Post-Closing Statement or in any H&N Proration Statement as finally determined or (B) any Losses pursuant to Section 9.3(a)(i) (1) unless such claim involves Losses in excess of the De Minimis Amount and (2) until the aggregate amount of the Descartes Indemnified Parties’ Losses under Section 9.3(a)(i) exceeds the Basket, after which Fermat shall be obligated for all the Descartes Indemnified Parties’ Losses under Section 9.3(a)(i) from the first dollar, regardless of the Basket, subject to Section 9.3(c)(ii); provided, that neither the De Minimis Amount limitation nor the Basket limitation shall apply to Losses related to the breach of any of the Fermat Fundamental Representations; provided, further, that the Basket limitation shall not apply to Losses related to the breach of any of the representations in Section 4.9(a); and (ii) the cumulative indemnification obligation of Fermat under Section 9.3(a)(i) shall in no event exceed $250,000,000. Section 9.4 Procedures. (a) A Person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”), shall promptly notify the party or parties liable for such indemnification (the “Indemnifying Party”) in writing of any pending or threatened claim or demand that the Indemnified Party has determined has given or would reasonably be expected to give rise to such right of indemnification (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party, such claim being a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand (to the extent then known); provided that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article IX except to the extent the Indemnifying Party is actually prejudiced by such failure, it being agreed that notices for claims in respect of a breach of a representation, warranty, covenant or agreement must be delivered prior to the expiration of any applicable survival period specified in Section 9.1 for such representation, warranty, covenant or agreement. (b) Subject to the provisions of this Section 9.4, the Indemnifying Party shall have the right, at its sole expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the Indemnified Party and to defend against, negotiate, settle or otherwise deal with any Third Party Claim, or otherwise assume the defense of any Third Party Claim, which relates to any Losses alleged to be indemnifiable by it hereunder. If the Indemnifying Party elects to defend against, negotiate, settle or otherwise deal with any Third Party Claim, or otherwise assume the defense of any Third Party Claim, which relates to any Losses alleged to be indemnifiable by it hereunder, it shall, within twenty (20) days of the Indemnified Party’s written notice of the assertion of such Third Party Claim pursuant to Section 9.4(a), notify the Indemnified Party of its intent to do so; provided that the Indemnifying Party must conduct its defense of the Third Party Claim reasonably diligently thereafter in order to preserve its rights in this regard. If the Indemnifying Party elects not to defend against,

-193- 1414958.12A-NYCSR03A - MSW negotiate, settle or otherwise deal with any Third Party Claim, or otherwise assume the defense of any Third Party Claim, which relates to any Losses alleged to be indemnifiable by it hereunder or fails to notify the Indemnified Party of its election as herein provided (or fails to conduct its defense of the Third Party Claim reasonably diligently), the Indemnified Party may defend against, negotiate, settle or otherwise deal with such Third Party Claim with counsel of its own choosing (at the Indemnifying Party’s expense; provided, that the Indemnifying Party shall not be required to pay for more than one such counsel (plus any appropriate local counsel)) and the Indemnifying Party shall have the right to participate in any such defense with separate counsel. If the Indemnifying Party shall assume the defense of any Third Party Claim, the Indemnified Party may participate, at its own expense, in the defense of such Third Party Claim; provided that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if (i) so requested by the Indemnifying Party to participate or (ii) in the reasonable opinion of counsel to the Indemnified Party a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable; provided, further, that the Indemnifying Party shall not be required to pay for more than one such counsel (plus any appropriate local counsel) for all Indemnified Parties in connection with any Third Party Claim. Each party hereto agrees to provide reasonable access to each other party to such documents and information as may reasonably be requested in connection with the defense, negotiation or settlement of any such Third Party Claim. Notwithstanding anything in this Section 9.4 to the contrary, no Indemnified Party shall, without the prior written consent of the Indemnifying Party, settle or compromise any Third Party Claim or permit a default or consent to entry of any Judgment with respect to any Third Party Claim. If the Indemnifying Party has assumed the defense and control of a Third Party Claim, it shall not to consent to a settlement or compromise of, or the entry of Judgment arising from, any Third Party Claim without the consent of any Indemnified Party unless (A) the sole relief provided is monetary damages, (B) there is no finding or admission of any violation of Law or any violation of the rights of any Person, and (C) the Indemnified Party is granted an unconditional release from all Liability with respect to such claim. Section 9.5 Exclusive Remedy and Release. Fermat and Descartes acknowledge and agree that, except with respect to Fraud, following the Closing, (a) the payment by Descartes of the Late Statements Fee and the provisions of Section 10.6 shall be the sole and exclusive remedies of the Fermat Indemnified Parties for any Losses (including any Losses from claims for breach of contract, warranty, tortious conduct (including negligence) or otherwise and whether predicated on common law, statute, strict liability, or otherwise) that the Fermat Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with the failure of Descartes to timely deliver the Ag Business Audited Financial Statements or the Ag Business Unaudited Interim Financial Statements and (b) the indemnification provisions of Article VI, and Article IX and Section 10.6 shall be the sole and exclusive remedies of the Descartes Indemnified Parties and the Fermat Indemnified Parties, respectively, for any Losses (including any Losses from claims for breach of contract, warranty, tortious conduct (including negligence) or otherwise and whether predicated on common law, statute, strict liability, or otherwise) that each party may at any time suffer or incur, or become subject to, as a result of or in connection with this Agreement, the Acquisitions or the other transaction contemplated by this Agreement, including any breach of any representation or warranty in this Agreement by any party, or any failure by any party to perform or comply with any covenant or agreement that, by its terms, was to have been performed, or complied with, under this Agreement and the other

-194- 1414958.12A-NYCSR03A - MSW Acquisition Documents (other than any indemnification obligations set forth in such other Acquisition Document). Without limiting the generality of the foregoing, the parties hereto hereby irrevocably waive any right of rescission they may otherwise have or to which they may become entitled. Section 9.6 Environmental, Health and Safety Procedures. (a) Except as provided below, the parties shall follow the general procedures for indemnification set forth in Section 9.4 with respect to any claim for indemnification under this Article IX relating to environmental matters, worker health and safety matters, compliance with Environmental Laws and worker health and safety Laws, and Contamination (“Environmental, Health and Safety Matters”). (b) In the event that any investigation, remediation or other response action addressing Environmental, Health and Safety Matters (a “Response Action”) is required to be conducted in connection with a claim for indemnification under this Article IX with respect to any real property or worker health and safety matter, the terms of this Section 9.6 shall govern the Response Action. For matters related to Contamination, the Indemnifying Party shall, if it acknowledges in writing that it is obligated to provide indemnification pursuant to this Article IX with respect to such claim for indemnification, be entitled (but shall not be required) to perform such Response Action. The party performing the Response Action shall be referred to as the “Performing Party.” For all other Environmental, Health and Safety Matters, the party that is the owner/operator of the real property shall be the Performing Party. (c) If the Performing Party is neither the owner nor operator of the real property, the following conditions shall apply to the performance of any Response Action at or affecting any real property or with respect to worker health and safety: (i) The Performing Party shall take reasonable precautions to minimize any interference with or disruption of the owner’s/operator’s operations and business, including obtaining the owner’s prior written approval of any Response Action that could reasonably be expected to substantially interfere with or disrupt the operation of the affected real property, which approval shall not be unreasonably withheld, conditioned or delayed; and (ii) The owner/operator shall provide reasonable access to, and reasonably cooperate with, the Performing Party in its performance of such Response Action, it being understood that such cooperation shall in no event require the owner/operator to incur any out-of-pocket expenses. Such access may be memorialized by the parties hereto in a written access agreement, the terms of which shall not be inconsistent with this Agreement. (d) The following conditions shall apply to the performance of any Response Action at or affecting any real property or with respect to worker health and safety regardless of which party is the Performing Party: (i) The Performing Party shall use reasonable efforts to avoid and minimize any harm to any persons or damage to real or personal property, and shall be responsible for any harm or damages resulting from the performance of any such Response

-195- 1414958.12A-NYCSR03A - MSW Action, except to the extent such harm or damage results from the negligence of the other party or any representative thereof; and (ii) All required Response Actions shall be diligently and expeditiously performed in compliance with all applicable Environmental Laws and worker health and safety Laws. (e) The Performing Party shall (i) notify the other party prior to commencing or performing any Response Actions, (ii) keep the other party reasonably informed of the progress of any Response Actions and provide copies of any final, proposed response, remediation, investigation or sampling plans and the results of sampling and analysis (including any final status reports of work in progress or other final reports), in each case required to be submitted to any Governmental Entity or third party, (iii) provide the other party, at its sole cost and expense, with a reasonable opportunity to review and comment on any material proposed response in final form, remediation, investigation or sampling plans prior to submission to a Governmental Entity, (iv) provided that the Governmental Entity does not object, provide the other party with the opportunity to attend, at its sole cost and expense, any planned meeting with any Governmental Entity regarding a Response Action, and (v) provide the other party an opportunity to observe, at its sole cost and expense, any Response Action (other than Response Actions consisting of routine sampling, monitoring, maintenance or similar activities performed in the ordinary course) and to obtain, at its sole cost and expense, splits of any samples obtained in the course of conducting any Response Action. (f) Subject to Section 9.6(d)(i), all Response Actions at any real property shall meet the least stringent applicable standards, regulations, or requirements of applicable Law, including applicable Environmental Law or, where an applicable Governmental Entity with or asserting jurisdiction is supervising such Response Action, required by such Governmental Entity (or, where there is no applicable Law and no Governmental Entity is supervising the Response Action, by a voluntary program applicable to such Response Actions), and be consistent with the use of the property as of the Closing Date and in addition with respect to any Ag Leased Real Property or H&N Leased Real Property any applicable terms of the relevant lease as such terms are in effect as of the Closing Date (the “Appropriate Remediation Standards”). In furtherance of and to the extent consistent with the foregoing, the parties agree to utilize institutional controls and engineering controls (including, without limitation, capping, signs, fences and deed restrictions on the use of real property, soils or groundwater) to satisfy the Appropriate Remediation Standard and to cooperate in obtaining all necessary approvals of the use of such controls; provided, that such controls do not prevent or materially interfere with the continued operation or reasonable future expansion of the operations on such real property. Once a notice of no further action or equivalent determination (including, where an action is not conducted under the auspices of a Governmental Entity, a determination issued by a qualified environmental consultant) with respect to an Environmental, Health and Safety Matter has been issued, the Indemnifying Party shall have no further obligations with respect to such Environmental, Health and Safety Matter (other than with respect to any Losses arising out of any Third Party Claims in connection with such matter) if such matter is located at a property or asset that has been transferred to the Indemnified Party pursuant to this Agreement. In such instance, the Indemnified Party shall be responsible for any ongoing operation and maintenance costs, if any, required with respect to the Response Action, including inspections, repair of any

-196- 1414958.12A-NYCSR03A - MSW engineering controls, ongoing groundwater monitoring, and related reporting and provision of financial assurance, that is required after the issuance of the no further action notice or equivalent determination, provided, however, that the costs of pumping and treating impacted groundwater (including any material equipment or system repairs, replacements or required upgrades) and financial assurance shall be borne by the Indemnifying Party. Notwithstanding the foregoing, in the event that (i) any Governmental Entity, or (ii) the qualified environmental consultant that issued the no further action notice or equivalent determination, reopens or otherwise modifies any determination related to the no further action notice or equivalent determination such that additional investigation or remediation is required, the Indemnifying Party shall indemnify the Indemnified Party for any Losses associated with the reopening or modification of such determination. (g) With respect to Environmental, Health and Safety Matters that are not related to Contamination and for which the Performing Party is the owner/operator of the real property, the Indemnifying Party shall not be liable for any expenditures (i) that are not commercially reasonable taking into account the obligation to come into compliance with Environmental Laws or worker health and safety Laws, (ii) that improve the real property in a manner that goes beyond what is legally required to bring the real property into compliance with applicable Environmental Laws or worker health and safety Laws for the purpose of providing an economic benefit to the Indemnified Party, unless the Indemnified Party obtains the express written consent of the Indemnifying Party at the Indemnifying Party’s sole discretion, or (iii) relating to the ongoing business operations of the Ag Business or the H&N Business, as the case may be, after completion of the Response Action. (h) The Indemnifying Party shall not be responsible or liable to the Indemnified Party for any Losses associated with any Response Action at any real property or with respect to a worker health and safety matter to the extent: (i) incurred by or on behalf of the Indemnified Party to achieve standards in excess of the Appropriate Remediation Standards; (ii) incurred for Response Actions not required under or to achieve compliance with applicable Laws, including Environmental Laws and worker health and safety Laws, nor required by a Governmental Entity with or asserting jurisdiction, unless undertaken as a result of a reasonable belief that there exists a condition that, if unabated, poses a risk of reasonable possibility of substantial harm to human health and safety, or to property of any unrelated Person; (iii) resulting or arising as a result of a voluntary environmental investigation of any environmental media performed by or on behalf of the Indemnified Party, other than (A) any voluntary investigation undertaken by the Indemnified Party in connection with the expansion or shutdown of a facility that will require subsurface work or expose workers to subsurface conditions, provided that (1) such expansion is for use in the Ag Business or the H&N Business, as the case may be, (2) written notice of such investigation is provided to the Indemnifying Party prior to such investigation to allow the Indemnifying Party a reasonable opportunity to notify the owner or operator of any potential concerns related to Hazardous Substances associated with such investigation or planned work, and, (3) if the results of such

-197- 1414958.12A-NYCSR03A - MSW investigation confirm that the proposed expansion or shutdown would reasonably be expected to disturb Hazardous Substances, written notice of the results of such investigation are provided to the Indemnifying Party, and the Indemnifying Party is provided with a reasonable opportunity to consult in good faith with the Indemnified Party within thirty (30) days after such written notice is provided regarding the scope and implementation of the planned expansion or shutdown, (B) any voluntary investigation undertaken to prepare a defense of an actual claim or to mitigate the reasonable risk of a future claim, damage or injury to any Person, provided that the Indemnified Party obtains the written consent of the Indemnifying Party with respect to such investigation, such consent not to be unreasonably withheld, conditioned or delayed, or (C) any voluntary investigation undertaken with the written consent of the Indemnifying Party (such consent not to be unreasonably withheld, conditioned or delayed); provided, that (in each of cases (A), (B) and (C)) if as a result of a voluntary investigation, Contamination is identified that is subject to indemnification hereunder, the Indemnifying Party may elect to be the Performing Party in accordance with the terms of this Agreement; (iv) resulting or arising as a result of a change, after the Closing, in Laws (including Environmental Laws), including any change in any official, final and published guidance of general application issued by a Governmental Entity interpreting such Laws, provided that (A) this limitation shall apply only to Retained Ag Liabilities and Retained H&N Liabilities, respectively and (B) in any event, any change in Laws (including Environmental Laws) in effect during the performance of any Response Action with respect to Contamination subject to indemnity hereunder shall apply to such Response Action; (v) resulting from costs incurred in connection with the matter addressed by such Response Action after the issuance of a no further action notice or equivalent determination as described in Section 9.6(f) (other than with respect to any Losses arising out of any Third Party Claim in connection such matter), provided that such no further action notice or equivalent determination has not been reopened or modified such that additional investigation or remediation is required; (vi) arising as a result of Liabilities incurred with respect to a matter to the extent resulting from actions taken by a Governmental Entity in response to the Indemnified Party’s voluntary disclosure relating to such matter, unless (A) the Indemnified Party reasonably believes that such disclosure was required under applicable Environmental Laws or required by a Governmental Entity, (B) such disclosure is made in good faith by the Indemnified Party in connection with a valid third party claim or (C) such disclosure is made with the consent of the Indemnifying Party (such consent not to be unreasonably withheld, conditioned or delayed), including for a disclosure made to mitigate a potential environmental Liability; or (vii) to the extent resulting from the exacerbation after the Closing of any Release or threat of Release of or exposure to Hazardous Substances which first occurred prior to the Closing; provided, that this clause (vii) shall in no way relieve the Indemnifying Party of any Liability for Losses associated with a Response Action at any real property or with respect to a worker health and safety matter if the exacerbation of a Release that occurred on or prior to the Closing arises as a result of any action or inaction on the part of the Indemnified Party that does not rise to the level of negligence.

-198- 1414958.12A-NYCSR03A - MSW (viii) Notwithstanding anything to the contrary in this Agreement, (i) Fermat shall not be liable for Losses at any Delayed Ag Asset that would otherwise be an Assumed Ag Liability if such Losses result from the recklessness or gross negligence of a Descartes employee (except arising out of an action taken or forbearance to act, in each case, at the direction of Fermat), and Descartes shall indemnify, defend and hold harmless Fermat with respect to such Losses, and (ii) Descartes shall not be liable for Losses at any Delayed H&N Asset that would otherwise be an Assumed H&N Liability if such Losses result from the recklessness or gross negligence of a Fermat employee (except arising out of an action taken or forbearance to act, in each case, at the direction of Descartes), and Fermat shall indemnify, defend and hold harmless Descartes with respect to such Losses. (i) Notwithstanding anything to the contrary in this Article IX, (i) no party shall be entitled to reimbursement with respect to, and each party shall bear its own, attorney’s fees and expenses in connection with any dispute between the parties regarding any party’s alleged obligation to provide indemnification regarding environmental Liabilities that are Retained Ag Liabilities or Retained H&N Liabilities and (ii) to the extent an Indemnified Party (“Party A”) loses its right to indemnification with respect to Losses that would otherwise have been a Retained H&N Liability or Retained Ag Liability from an Indemnifying Party (“Party B”) due to its failure to comply with the procedures set forth in this Section 9.6, then, to the extent Party B becomes directly liable to any third party for such Losses, Party A shall indemnify Party B for such Losses in accordance with the otherwise applicable provisions of this Section 9.6. (j) Notwithstanding anything to the contrary set forth in this Agreement, if any party hereto discovers a Liability related to an Environmental, Health and Safety Matter that is either (i) both an Assumed Ag Liability and a Retained Ag Liability or (ii) both an Assumed H&N Liability and a Retained H&N Liability, such Liability will be allocated between Descartes and Fermat based on their respective responsibility for such matter in accordance with the following provisions: (i) With respect to any Environmental, Health and Safety Matter that is not related to Contamination, each party’s share of the fines and penalties (but not costs associated with the corrective action, which shall be a Retained Ag Liability or Retained H&N Liability, as the case may be) with respect to such matter shall be based on the relative length of time each party owned or operated the facility over the period of the violation or non-compliance at issue. (ii) With respect to any Environmental, Health and Safety Matter that is related to Contamination, there shall be a rebuttable presumption that each party’s share of Liability shall be based on the respective years that each party owned or operated the facility in question, adjusted based on available information, including (x) with respect to the date on which the Contamination at issue commenced, the date that the operation that is the source of the Contamination commenced at a site, or the date that a site began to use the Hazardous Substance that has been Released into the environment, or such other relevant information that is available to identify the period of time that the Contamination has been in existence, and (y) the date the Contamination was discovered and all Releases contributing to the Contamination halted. The burden of rebutting the presumption with respect to when Contamination commenced shall be on the party responsible for the Retained Ag Liability or Retained H&N Liability, as applicable, and

-199- 1414958.12A-NYCSR03A - MSW the burden of rebutting the presumption with respect to when Contamination was discovered and Releases contributing to such Contamination halted shall be on the party responsible for the Assumed Ag Liability or Assumed H&N Liability, as applicable. For purposes of clarification, any Delayed Ag Asset shall be deemed to be owned by Fermat, and any Delayed H&N Asset shall be deemed to be owned by Descartes, in each case as of the Closing for all purposes of allocating Liabilities among the parties under this Agreement and the Acquisition Documents (including, for purposes of clarity, Article II and this Article X). With respect to an Environmental, Health and Safety Matter related to Contamination, the party with the larger percentage of the allocation may elect to become the Performing Party and both parties shall comply with the duties and obligations set forth in this Section 9.6. Section 9.7 Additional Indemnification Provisions. (a) For purposes of determining the failure of any representations or warranties to be true and correct and calculating Losses hereunder as a result of a failure of any representations or warranties to be true and correct, in each case solely for purposes of this Article IX, any materiality, Ag Business Material Adverse Effect or H&N Business Material Adverse Effect qualifications in the representations and warranties (other than in the representations and warranties set forth in Section 3.6, Section 3.8(a)(ii), Section 4.6 and Section 4.8(a)(ii)) shall be disregarded. (b) Upon making any payment to the Indemnified Party for any indemnification claim pursuant to this Article IX, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights which the Indemnified Party may have against any third parties with respect to the subject matter underlying such indemnification claim, and the Indemnified Party shall assign any such rights to the Indemnifying Party. Section 9.8 Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement (including this Article IX), neither party shall be liable to the other party or its Affiliates, whether in contract, tort (including negligence and strict liability) or otherwise, at law or in equity, and “Losses” shall not include any amounts for any special, incidental, consequential or punitive damages (except, in the case of incidental and consequential damages only, to the extent such damages are a reasonably foreseeable consequence of the matter giving rise to the applicable Loss); provided, that nothing herein shall prevent any Fermat Indemnified Party or Descartes Indemnified Party from being indemnified pursuant to this Article IX for all components of awards against them in any Third Party Claim, including components of such Third Party Claim relating to special, incidental, consequential or punitive damages, fines, penalties and attorneys’ fees. Section 9.9 Indemnity Payments. Except to the extent otherwise required pursuant to a “determination” (within the meaning of Section 1313(a) of the Code or any similar provision of state, local or foreign Law), Descartes, Fermat and their respective Affiliates shall treat any and all payments pursuant to Section 2.7, Section 2.8, Section 2.14, Section 2.15, Section 5.8(v), Section 5.9(v), Article VI or this Article IX as an adjustment to the purchase price for the Ag Business or the H&N Business, as applicable, for Tax purposes.

-200- 1414958.12A-NYCSR03A - MSW ARTICLE X GENERAL PROVISIONS Section 10.1 Entire Agreement. This Agreement and the other Acquisition Documents, and the Schedules and Exhibits hereto and thereto, and the Non-Disclosure Agreement, along with the Descartes Disclosure Schedule and Fermat Disclosure Schedule, constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to the other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein and therein and none shall be deemed to exist or be inferred with respect to the subject matter hereof. Section 10.2 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by either of the parties without the prior written consent of the other party; hereto; provided that (a) Descartes may, upon prior written notice to Fermat, transfer or assign, in whole or from time to time in part, its rights under this Agreement to any Subsidiary of Descartes but any such transfer or assignment will not relieve Descartes of its obligations hereunder, and (b) Fermat may, upon prior written notice to Descartes, transfer or assign, in whole or from time to time in part, its rights under this Agreement to any Subsidiary of Fermat but any such transfer or assignment will not relieve Fermat of its obligations hereunder; provided, further, that, after the “Closing” (as defined in the Dirac/Descartes Merger Agreement) shall have occurred, Descartes and its Subsidiaries may, upon written notice delivered to Fermat not less than ten (10) Business Days prior to such assignment, assign (i) any of their rights and obligations hereunder or under the Acquisition Documents to any Subsidiary of Diamond-Orion Holdco Inc. (n/k/a DowDuPont Inc.) that holds all or substantially all of Descartes’s agriculture business and Dirac’s agricultural sciences business, as described in the Joint Proxy Statement/Prospectus of Descartes and Dirac, dated June 10, 2016 (the “Joint Proxy Statement/Prospectus”), as then- conducted (the “Ag Subsidiary”) and/or (ii) any of their rights hereunder or under the Acquisition Documents to (A) any Subsidiary of the Ag Subsidiary and/or (B) a Subsidiary of Diamond-Orion Holdco Inc. (n/k/a DowDuPont Inc.) that holds all or substantially all of Descartes’s electronics and communications, nutrition and health, industrial biosciences and safety and protection businesses and Dirac’s electronic materials portion of its consumer solutions business and the electronics portion of the silicones business of Dirac Corning Corporation as described in the Joint Proxy Statement/Prospectus, as then-conducted (“Specialty Subsidiary”) or any Subsidiary of the Specialty Subsidiary and shall be expressly permitted to distribute the capital stock of the Ag Subsidiary and/or Specialty Subsidiary to its or its then- Affiliates’ shareholders (including a distribution of shares in any such Person in exchange for such shareholders’ interests in Descartes or such Affiliate). Any purported assignment in violation of the preceding sentence shall be void ab initio; provided, that no failure to provide notice pursuant to the preceding sentence shall render an otherwise valid assignment void. Subject to the two preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns including the Ag Subsidiary and the Specialty Subsidiary or any Subsidiary thereof (as applicable).

-201- 1414958.12A-NYCSR03A - MSW Section 10.3 Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Only by an instrument in writing may Fermat, on the one hand, or Descartes, on the other hand, waive compliance by the other with any term or provision of this Agreement that the other party was or is obligated to comply with or perform. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or covenant herein, nor shall any single or partial exercise of such right preclude other or further exercise thereof or any other right. Notwithstanding the foregoing, in the event that any party seeks an amendment, modification, consent or waiver to any of (a) this sentence, (b) the proviso to Section 10.4, (c) Section 10.7, (d) Section 10.13 or (e) the definition of “Financing Source” herein, in each case, that directly and adversely affects the Financing Sources, the prior written consent of the Financing Sources shall be required before any such amendment, modification, consent or waiver may become effective. Section 10.4 No Third Party Beneficiaries. Except for Section 5.22, Section 9.2 and Section 9.3, which are intended to benefit, and to be enforceable by, the parties specified therein, this Agreement, together with the other Acquisition Documents and the Exhibits and Schedules hereto and thereto are for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein (express or implied) is intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof; provided, that the Financing Sources shall be express third party beneficiaries of and have the right to enforce this proviso to Section 10.4, the last sentence of Section 10.3, Section 10.7(b), Section 10.8 and Section 10.13 (in each case to the extent relating directly to such Financing Sources). Section 10.5 Notices. All notices and other communications to be given to any party under this Agreement shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or five (5) days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or electronically mailed (with a response confirming receipt), and shall be directed to the address set forth below (or at such other address or facsimile number as such party shall designate by like notice): (a) if to Descartes, E. I. du Pont de Nemours and Company Chestnut Run Plaza, 974 Centre Road P.O. Box 2915 Wilmington, Delaware 19805 Attention: Stacy L. Fox Facsimile: 302-999-5094

-202- 1414958.12A-NYCSR03A - MSW with a copy (which shall not constitute notice) to: Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Attention: Brandon Van Dyke, Esq. Email: Brandon.VanDyke@skadden.com (b) if to Fermat, Fermat Corporation 2929 Walnut Street Philadelphia, Pennsylvania 19104 Attention: General Counsel Facsimile: 215-299-6728 with a copy (which shall not constitute notice) to: Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 Attention: Daniel A. Neff Gordon S. Moodie Email: DANeff@wlrk.com GSMoodie@wlrk.com Section 10.6 Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the parties hereto do not perform any provision of this Agreement in accordance with its specified terms or otherwise breach the Agreement. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled in Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Each of the parties hereto hereby waives any defenses in any action for specific performance, including the defense that a remedy at law would be adequate, and any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction. Section 10.7 Governing Law and Jurisdiction. (a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would

-203- 1414958.12A-NYCSR03A - MSW cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto (i) submits to the personal jurisdiction of the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such dispute, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such dispute, any Delaware State court sitting in New Castle County, in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the Acquisitions or the other transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any Proceeding relating to this Agreement or the Acquisitions or the other transactions contemplated hereby in any court other than the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such Action, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such Action, any Delaware State court sitting in New Castle County; provided, that the foregoing shall not limit (A) Descartes’s or any of its Subsidiaries’ ability or right to join, implead or otherwise bring any third party claim against Fermat or any of its Subsidiaries in an action against Descartes or any of its Subsidiaries by a third party in a jurisdiction outside of the State of Delaware and Fermat agrees that, pursuant to Section 10.7(a)(i), it (and its Subsidiaries, as applicable) will submit to such jurisdiction or (B) Fermat’s or any of its Subsidiaries’ ability or right to join, implead or otherwise bring any third party claim against Descartes or any of its Subsidiaries in an action brought against Fermat or any of its Subsidiaries by a third party in a jurisdiction outside of the State of Delaware and Descartes agrees that, pursuant to Section 10.7(a)(i), it (and its Subsidiaries, as applicable) will submit to such jurisdiction. Service of process, summons, notice or document to any party’s address and in the manner set forth in Section 10.5 shall be effective service of process for any such action. The parties hereto further agree, to the extent permitted by Law, that a final and unappealable Judgment against a party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the Judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such Judgment. (b) Notwithstanding the foregoing and without limiting Section 10.7(a), each of the parties hereto (other than Fermat and its Subsidiaries) (i) agrees that it will not bring or support any action, cause of action, claim, cross-claim or third party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby, including but not limited to any dispute arising out of or relating in any way to the Debt Commitment Letter or any other letter or agreement related to the Debt Financing or the performance thereof, in any forum other than any State or Federal court sitting in the Borough of Manhattan in the City of New York, (ii) waives any right to trial by jury in respect of any such action, cause of action, claim, cross-claim or third party claim and (iii) agrees that any such action, cause of action, claim, cross-claim or third party claim shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.

-204- 1414958.12A-NYCSR03A - MSW Section 10.8 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR THE TRANSACTION OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 10.8. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 10.8 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. Section 10.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon a determination that any term, provision, covenant or restriction is invalid, illegal, void or unenforceable, the parties shall negotiate in good faith to modify to the fullest extent permitted by applicable Law this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. Section 10.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more such counterparts have been signed by each party and delivered (by facsimile, e-mail, or otherwise) to the other party. Section 10.11 Expenses. Whether or not the Closing takes place, and except as set forth otherwise in this Agreement, all costs and expenses (including legal fees, accounting fees, investment banking fees and filing fees) incurred in connection with this Agreement, the Ag Acquisition and the H&N Acquisition and the other transactions contemplated hereby shall be paid by the party incurring such expense. Section 10.12 Interpretation; Absence of Presumption. The specification of any dollar amount in the representations and warranties or covenants contained in this Agreement or the inclusion of any specific item in the Descartes Disclosure Schedule or Fermat Disclosure Schedule does not imply that such amounts or higher or lower amounts, or the items so included

-205- 1414958.12A-NYCSR03A - MSW or other items, are or are not material, and no party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Descartes Disclosure Schedule or Fermat Disclosure Schedule in any dispute or controversy between the parties as to whether any obligation, item or matter not described in this Agreement or included in the Descartes Disclosure Schedule or Fermat Disclosure Schedule is or is not material for purposes of this Agreement. Any information, item or other disclosure set forth in any section or subsection of the Descartes Disclosure Schedule or Fermat Disclosure Schedule shall be deemed to have been set forth in any other section or subsection thereof, if the relevance of such disclosure to another section or subsection thereof is reasonably apparent on the face of such disclosure. Nothing herein (for the avoidance of doubt, including the Descartes Disclosure Schedule or the Fermat Disclosure Schedule) shall be deemed an admission by either party or any of its Affiliates, in any Proceeding or Action, that such party or any such Affiliate, or any third party, is or is not in breach or violation of, or in default in, the performance or observance of any term or provisions of any Contract. For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph, Exhibit and Schedule are references to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement and the other Acquisition Documents shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) provisions shall apply, when appropriate, to successive events and transactions; (i) the headings contained in this Agreement and the other Acquisition Documents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement and the other Acquisition Documents; (j) Descartes and Fermat have each participated in the negotiation and drafting of this Agreement and the other Acquisition Documents and if an ambiguity or question of interpretation should arise, this Agreement and the other Acquisition Documents shall be construed as if drafted jointly by the parties thereto and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement or the other Acquisition Documents; (k) a reference to any Person includes such Person’s successors and permitted assigns; (l) any reference to “days” means calendar days unless Business Days are expressly specified; (m) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; (n) any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, unless otherwise specifically indicated (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date); (o) the use of the phrases “the date of this Agreement”, “the date hereof”, “of even date herewith” and terms of similar import shall be deemed to refer to the date set forth in the preamble to this Agreement; (p) the phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” whether or not such words actually follow

-206- 1414958.12A-NYCSR03A - MSW such phrase; (q) the words “made available to Descartes” or “delivered to Descartes” or words of similar import refer to documents posted to the virtual data room hosted by Intralinks under the title “Project Y” on or prior to the third (3rd) day prior to the date of this Agreement and which remain accessible to Descartes through and including the third (3rd) Business Day following the date of this Agreement; (r) the words “made available to Fermat” or “delivered to Fermat” or words of similar import refer to documents posted to the virtual data room hosted by Intralinks under the title “Project Liberty” on or prior to the third (3rd) day prior to the date of this Agreement and which remain accessible to Fermat through and including the third (3rd) Business Day following the date of this Agreement; (s) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; and (t) any consent given by any party hereto pursuant to this Agreement shall be valid only if contained in a written instrument signed by such party. In the case of any ambiguity or conflict between the terms and conditions of this Agreement and the terms and conditions contained in Exhibits, Schedules or Acquisition Documents (unless in such Acquisition Document, any such conflicting provision is specifically and expressly agreed by the parties thereto to take precedence for the limited purposes of such Acquisition Document) the terms and conditions of this Agreement shall take precedence. Section 10.13 No Recourse. Notwithstanding anything to the contrary contained in this Agreement, (A) none of the parties (other than Fermat and its Subsidiaries) shall have any rights or claims against any Financing Source, in any way relating to this Agreement or any of the transactions contemplated by this Agreement, or in respect of any, or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise and (B) no Financing Source shall have any liability (whether in contract, in tort or otherwise) to any party hereto (other than Fermat and its Subsidiaries) for any obligations or liabilities under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise; provided the foregoing shall not limit Descartes’s rights to enforce the terms of this Agreement against any other party hereto; provided, further, that, following consummation of the transactions contemplated by this Agreement, the foregoing will not limit the rights of the parties to the Debt Financing under the definitive agreements with respect thereto. [Remainder of page intentionally left blank]

[Signature Page to Transaction Agreement] 1414958.12A-NYCSR03A - MSW IN WITNESS WHEREOF, Descartes and Fermat have duly executed this Agreement as of the date first written above. E. I. DU PONT DE NEMOURS AND COMPANY By: /s/ Edward D. Breen Name: Edward D. Breen Title: Chairman of the Board & CEO FMC CORPORATION By: /s/ Pierre R. Brondeau Name: Pierre R. Brondeau Title: President, Chief Executive Officer and Chairman of the Board